Table of Contents

As filed with the United States Securities and Exchange Commission on November 14, 2025.

Registration No. 333-287849

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4/A

(Amendment 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YHNA MS I LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 2701, Building 6, Oumei Financial City

Cangqian Street, Yuhang District

Hangzhou City, Zhejiang Province

The People’s Republic of China

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

For co-registrant, see “Table of Co-Registrant” on the following page.

Copies of communications to:

Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4 (i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant and co-registrant are emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†-The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant and Co-Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Mingde Technology Limited	Cayman Islands	7389	Not Applicable

(1)	The Co-Registrant has the following principal executive office:

Room 2701, Building 6, Oumei Financial City

Cangqian Street, Yuhang District

Hangzhou City, Zhejiang Province

The People’s Republic of China

(2)	The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 14, 2025

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

YHN ACQUISITION I LIMITED

AND PROSPECTUS FOR ORDINARY SHARES AND RIGHTS

OF YHNA MS I LIMITED

Proxy Statement/Prospectus dated [    ], 2025

and first mailed to the shareholders of YHN Acquisition I Limited on or about [    ], 2025

To the Shareholders of YHN Acquisition I Limited:

You are cordially invited to attend the extraordinary general meeting of the Shareholders of YHN Acquisition I Limited (“YHN,” “YHNA,” “we”, “our”, or “us”), which will be held at [    ], on [    ], 2025 (the “Extraordinary General Meeting”) and virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interests of continuing to protect the health and well-being of our shareholders, the board of directors of YHN (the “YHN Board” or “YHNA Board”) has determined to utilize virtual shareholder meeting technology. We encourage shareholders to attend the Extraordinary General Meeting.

YHN is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” The business combination will be completed through a two-step process consisting of the Reincorporation Merger (as defined below) and the Acquisition Merger (as defined below). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

On April 3, 2025, YHN has entered into a business combination agreement with Mingde Technology Limited, a Cayman Islands company (“Mingde”), (as amended and restated on June 3, 2025 and as further amended by Amendment No. 1 thereto and may be further amended from time to time, the “Business Combination Agreement”), which provides for a Business Combination between YHN and Mingde. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) subject to the approval of the Reincorporation Merger and the relevant plan and articles of merger by the shareholders of YHN, YHN will merge with and into YHNA MS I LIMITED, a Cayman Islands exempted company incorporated as a wholly owned subsidiary of YHN (such company before the Business Combination is referred to as “NewCo” or “Purchaser” and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with NewCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) as soon as practicable promptly after the Reincorporation Merger, YHNA MS II Limited (“Merger Sub”), a Cayman Islands exempted company incorporated as a wholly owned subsidiary of NewCo, will be merged with and into Mingde, with Mingde remaining as the surviving entity, resulting in Mingde being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $200,000,000 plus up to $80,000,000 worth of Earnout Consideration Shares (as defined below). The Merger Consideration will be paid in the form of (1) 20,000,000 newly issued ordinary shares, par value of $0.001 each, of PubCo (“PubCo Ordinary Shares) valued at $10.00 per share, which is comprised of (A) 19,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,000,000 PubCo Ordinary Shares (the “Holdback Shares”) which shall be issued at the Closing and are subject to surrender and forfeiture for indemnification obligations under the Business Combination Agreement; and (2) an addition of up to 8,000,000 PubCo Ordinary Shares, for a total of $80,000,000 as additional contingent consideration (“Earnout Consideration Shares”, together with the Closing Payment Shares and the Holdback Shares, the “Merger Consideration Shares”).

On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares.

On November 7, 2025, the parties to the amended and restated Business Combination Agreement entered into Amendment No. 1 to the amended and restated Business Combination Agreement to further adjust the aggregate consideration for the Acquisition Merger and to adjust mechanisms for the Earnout Consideration Shares. The business combination agreement, as so amended to date, is referred to herein as the “Business Combination Agreement”).

ii

On April 29, 2025, each of NewCo and Merger Sub was incorporated under the laws of the Cayman Islands as an exempted company. On May 8, 2025, each of NewCo, Merger Sub, YHN and Mingde executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of NewCo and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto.

In addition, a number of PubCo Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the [PubCo New Name] 2025 Equity Incentive Plan upon Closing (the “Incentive Plan”).

PIPE Investment

In connection with the transactions contemplated by the Business Combination Agreement, it is expected that YHN will use commercially reasonable efforts to enter into subscription agreements, in the form and substance as reasonably agreed upon by YHN and Mingde (the “Subscription Agreements”), with certain investors providing for aggregate investments in of YHNA Shares through private placement, and/or backstop or redemption waiver arrangements with potential investors, in an aggregate amount to exceed Ten Million Dollars ($10,000,000) at a price per share not less than $9.00, in each case on terms mutually agreeable to the YHN and Mingde (the “PIPE Investment”). Mingde shall, and shall cause its affiliates to, use commercially reasonable efforts to cause their respective representatives to, cooperate with YHN and their respective representatives in connection with such PIPE Investment. Holders of YHNA Shares who do not exercise their redemption rights will experience dilution as a consequence of the issuance of YHNA Shares as consideration in any such PIPE Investment, including:

At the Extraordinary General Meeting, YHN shareholders will be asked to consider and vote upon the following proposals:

1.	approval of the Reincorporation Merger and the Plan and Articles of Merger (as defined below), which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1;”

2.	approval of the Acquisition Merger, which we refer to as the “Acquisition Merger Proposal” or “Proposal No. 2;”

3.	approval, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 39,600,000 PubCo Ordinary Shares in connection with the Business Combination and related financings, which we refer to as the “Nasdaq Proposal” or “Proposal No. 3”;

4.	approval of the Governance Proposal, which we refer to as the “Governance Proposal” or “Proposal No. 4”;

5.	approval of PubCo’s 2025 Equity Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 5.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex C;

6.	approval to approve the appointments of five (5) directors of PubCo, namely Liu Lirong, Liu Minghui, Gan Jianhua, Pan Jing and [*], assuming the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the Nasdaq Proposal are all approved, effective immediately after the effective time of the Reincorporation Merger, which we refer to as the “Director Appointment Proposal” or “Proposal No. 6”; and

7.	approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or “Proposal No. 7” and, together with the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal,

collectively, the “Proposals.”

iii

If YHN shareholders approve the Reincorporation Merger Proposal and the Acquisition Merger Proposal, then, immediately prior to the consummation of the Business Combination, all outstanding units of YHN (each of which consists of one YHNA Ordinary Share and one YHNA Right) (the “YHNA Units”) will separate into their individual components of YHNA Ordinary Shares and YHNA Rights and then YHNA Units will cease separate existence and trading. Upon the consummation of the Reincorporation Merger, the current equity holdings of the YHN shareholders shall be exchanged as follows:

(i)	Each ordinary share of YHN (“YHNA Ordinary Share”), issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares, excluded shares and dissenting shares), will automatically be cancelled and cease to exist and for each such YHNA Ordinary Share, PubCo shall issue to each YHN shareholder (other than YHN shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Ordinary Share, which shall be fully paid; and

(iii)	Every ten (10) rights of YHN (each exchangeable into one-tenth of one YHNA Ordinary Share) (“YHNA Right”) issued and outstanding immediately prior to the effective time of the Reincorporation Merger will receive one PubCo Ordinary Share in exchange for the cancellation of such ten (10) YHNA Rights; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

It is anticipated that, upon consummation of the Business Combination, YHN’s existing shareholders, including the Sponsor (as defined below), will own approximately 22.77% of the issued PubCo Ordinary Shares, and the Mingde Shareholders will own approximately 76.14% of the issued PubCo Ordinary Shares; and that YHN’s existing shareholders, including the Sponsor, will have approximately 22.77% of the aggregate voting power of all issued PubCo Ordinary Shares, and the Mingde Shareholders will have approximately 76.14% of the aggregate voting power of all issued PubCo Ordinary Shares.

These relative percentages assume that none of YHN’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein. If any of YHN’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of YHN’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” and “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

The YHNA Units, YHNA Ordinary Shares and YHNA Rights are currently listed on the NASDAQ Global Market under the symbols “YHNAU,” “YHNA,” and “YHNAR,” respectively. Each YHNA Unit consists of one YHN Ordinary Share and one YHNA Right. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq Stock Market under the symbol “[_____]” in connection with the closing of the Business Combination. It is a condition to the closing of the Business Combination that PubCo shall remain listed on Nasdaq and the additional listing application for the Merger Consideration Shares shall have been approved by Nasdaq. Therefore, the Business Combination is contingent upon the final approval of such Nasdaq listing application.

YHN cannot assure you that the PubCo Ordinary Shares will be approved for listing on Nasdaq.

Investing in PubCo securities involves a high degree of risk. See “Risk Factors” beginning on page 41 for a discussion of information that should be considered in connection with an investment in PubCo securities.

As of [*], 2025, there was approximately $[*] in YHN’s trust account (the “Trust Account”). On [    ], 2025, the last sale price of YHNA Ordinary Shares was $[    ].

The Mingde shareholders will beneficially own 76.14% of the issued PubCo Ordinary Shares and will be able to exercise 76.14% of the total voting power of the issued and outstanding share capital of PubCo immediately following the completion of the Business Combination, assuming that (i) none of YHN’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein; and (ii) no Earnout Consideration Shares have been issued.

iv

Pursuant to YHN’s current amended and restated memorandum and articles of association, YHN is providing its public shareholders with the opportunity to redeem all or a portion of their YHNA Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in YHN’s Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding YHNA Ordinary Shares that were sold as part of the YHNA Units in YHN’s initial public offering (“IPO”), subject to the limitations described herein. YHN estimates that the per-share price at which YHNA Ordinary Shares held by the public (the “Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $[    ] at the time of the Extraordinary General Meeting. YHN’s public shareholders may elect to redeem their shares even if they vote for the Reincorporation Merger or do not vote at all. YHN has no specified maximum redemption threshold under the YHN’s current amended and restated memorandum and articles of association. YHN has no specified maximum redemption threshold under the Current Charter. YHN will consummate our initial business combination only if it has net tangible assets of at least $5,000,001 upon such consummation; provided, however, that the foregoing restriction will not apply if the NTA Requirement Amendment Proposal is approved by the shareholders. According to the Current Charter, no single shareholder of YHN acting together with any affiliate of his or any other person with whom he is acting in concert as a "group" (as such term is defined under Section 13 of the Exchange Act) may exercise this redemption right with respect to more than 15% of the Public Shares without prior consent of YHN.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares upon Closing of the Business Combination, including Ordinary Shares underlying Units, PubCo Ordinary Shares following the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario:

	No Redemption Scenario(1)		Interim Redemption Scenario(2)		Max Redemption Scenario(3)
Equity Capitalization Summary	# of Shares	%	# of Shares	%	# of Shares	%
Mingde Shareholders	28,000,000	76.14	28,000,000	82.90	28,000,000	90.98
YHN Initial Public Shareholders	6,600,000	17.95	3,600,000	10.66	600,000	1.95
YHN Initial Shareholders	1,775,000	4.82	1,775,000	5.26	1,775,000	5.77
Finder	400,000	1.09	400,000	1.18	400,000	1.30
Total Ordinary Shares	36,775,000	100.00	33,775,000	100.00	30,775,000	100.00

(1)	Under No Redemption Scenario, assumes redemptions of zero YHNA Ordinary Shares.
(2)	Under Interim Redemption Scenario, assumes a 50% redemption of 3,000,000 YHNA Ordinary Shares for aggregate redemption payments of $31.2 million using a per-share redemption price of $10.40.
(3)	Under Max Redemption Scenario, assumes a 100% redemption of 6,000,000 YHNA Ordinary Shares for aggregate redemption payments of $62.4 million using a per-share redemption price of $10.40.

v

Compensation Received by the Sponsor

Set forth below is a summary of the terms and amount of the compensation received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by YHN to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

	Interest in Securities	Other Compensation
Sponsor	In December 2023 and April 2024, an aggregate of 1,725,000 insider shares, or the Founder Shares, were issued to the Initial Shareholders for an aggregate purchase price of $25,000. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 Founder Shares are forfeited in February 2025. As of the date hereof, the Sponsor beneficially owns 1,375,000 insider shares and 250,000 private units.	YHN has agreed to reimburse the Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. As of June 30, 2025, there were $36,059 out-of-pocket unpaid reimbursable expenses for which the Initial Shareholders, including the Sponsor and its affiliates, are awaiting reimbursement.

	Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by a shareholder of YHN at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such shareholder of YHN experiences a negative rate of return on the shares such shareholder of YHN purchased. The securities currently owned by the Initial Shareholders will have a significantly higher value at the time of the Business Combination than at the time of purchase. For purpose of illustration, given that as of the date of this prospectus, the Initial Shareholders collectively hold 1,750,000 YHNA Ordinary Shares, including 1,500,000 insider shares and 250,000 shares included in the Private Units, based on an estimated market price of $[ ] per PubCo Ordinary Share (i.e. being YHNA Ordinary Share’s closing price on [ ], 2025, the most recent practicable date prior to the date of this proxy statement/prospectus) immediately after Closing, the aggregate value of PubCo Ordinary Shares owned by the Initial Shareholders would be $[ ] and the Initial Shareholders would have a potential aggregate profit of $[ ], representing a profit of $[ ] per PubCo Ordinary Share, whereas other public shareholders of YHN would only have a profit of $[ ] per PubCo Ordinary Share;	YHN has agreed to pay the affiliate of the Sponsor $10,000 per month certain general and administrative services, including office space, administrative and support services commencing on the closing date of the IPO until the earlier of the consummation by YHN of an initial business combination or the liquidation of YHN. For the six months ended June 30, 2025, year ended December 31, 2024 and period from December 18, 2023 (inception) to December 31, 2023, the Company incurred $60,000, $30,000 and $nil, respectively, in such fees.

The retention of shares by Sponsor and the reimbursements payable to Sponsor at Closing will not result in a material dilution of the equity interests of non-redeeming public shareholders of YHN. See “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

vi

Conflicts of Interest

Directors and officers of YHN may have interests in the Business Combination that are different from your interests as a shareholder. In December 2023 and April 2024, an aggregate of 1,725,000 insider shares were issued to the Initial Shareholders for an aggregate contribution of $25,000. Simultaneously with the closing of the IPO, YHN consummated the private placement (the “Private Placement”) with the Sponsor of 250,000 YHNA Units (the “Private Unit(s)”), generating total proceeds of $2,500,000. The following table sets forth information regarding directors and officers of YHN and the Sponsor’s beneficial interests in securities of YHN as at [  ], 2025:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
YHN Partners I Limited(2)	1,625,000	20.97%
Poon Man Ka, Christy	15,000	*%
Yangyujia An	30,000	*%
Zhengming Feng	25,000	*%
Donghui Xu	20,000	*%
Min Zhang	20,000	*%
All directors and executive officers (five individuals) as a group	125,000	1.61%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o YHN Acquisition I Limited, 2/F, Hang Seng Building, 200 Hennessy Road, Wanchai, Hong Kong.

(2)	Represents shares held by YHN Partners I Limited, our sponsor. Includes 250,000 Ordinary Shares comprising the private units purchased by the sponsor. Pui Chun Wong is the controlling shareholder of our sponsor by virtue of having 100% voting power in the sponsor. The registered address for our sponsor is 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands.

If YHN does not consummate an initial business combination by December 18, 2025, it will be required to dissolve and liquidate and the securities held by the Initial Shareholders will be worthless because the Initial Shareholders have agreed to waive their rights to any liquidation distributions. The 1,750,000 PubCo Ordinary Shares into which the 1,750,000 Ordinary Shares held by the directors of YHN (including 15,000 Ordinary Shares held by Satoshi Tominaga, YHN’s former Chief Executive Officer and director) and the Sponsor (including the YHNA Ordinary Shares included in the YHNA Units) will automatically convert in connection with the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $[    ] million and $[     ] million respectively, based upon the closing price of $[     ] per share on Nasdaq on [  ], 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. As a result of the interests of the Sponsor and the directors and officers of YHN in securities of YHN, the Sponsor and the directors and officers of YHN have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect the initial business combination of YHN.

Moreover, prior to the IPO, YHN issued an aggregate of 1,725,000 Insider Shares to the Initial Shareholders for an aggregate purchase price of $25,000. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 Founder Shares are forfeited in February 2025. As of the date of this prospectus, the Initial Shareholders hold an aggregate of 1,500,000 Insider Shares the purchase price of which was $25,000, or approximately $0.017 per share. As a result, Sponsor and the directors and officers of YHN will have rates of return on their respective investments which differ from the rate of return of shareholders of YHN who purchased YHNA Ordinary Shares at various other prices, including YHNA Ordinary Shares included in YHNA Units that were sold at $10.00 per unit in the IPO. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by a shareholder of YHN at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such shareholder of YHN experiences a negative rate of return on the shares such shareholder of YHN purchased. The securities currently owned by the Initial Shareholders will have a significantly higher value at the time of the Business Combination than at the time of purchase. For purpose of illustration, given that as of the date hereof, the Initial Shareholders collectively hold 1,750,000 YHNA Ordinary Shares, including 1,500,000 Insider Shares and 250,000 shares included in the Private Units, based on an estimated market price of $[  ] per PubCo Ordinary Share (i.e. being the YHNA Ordinary Shares closing price on [  ], 2025, the most recent practicable date prior to the date of this proxy statement/prospectus) immediately after Closing, the aggregate value of PubCo Ordinary Shares owned by the Initial Shareholders would be $[  ] and the Initial Shareholders would have a potential aggregate profit of $[  ], representing a profit of $[  ] per PubCo Ordinary Share, whereas other public shareholders of YHN would only have a profit of $[  ] per PubCo Ordinary Share.

vii

As a result of the interests of the Initial Shareholders in securities of YHN, the Initial Shareholders will benefit from the completion of the Business Combination and therefore may be incentivized to complete the Business Combination even if it is with a less favorable target company or on terms less favorable to shareholders of YHN, rather than liquidate. They may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect the initial business combination of YHN.  See “Summary of the Proxy Statement/Prospectus - Interests of Certain Persons in the Business Combination.”

YHN does not believe that there exists any material conflict of interest arising from the manner in which it compensates the Sponsor or YHN’s officers and directors or the manner in which the Sponsor compensates its officers and directors, between: on one hand, the Sponsor, YHN’s officers and direcrtors, promoters, Mingde’s officers and directors; and, on the other hand, unaffiliated security holders of the SPAC.

The YHN Board believed that the officers and directors of YHN have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination.

As of the date of this prospectus/proxy statement, YHN has not entered into any agreement, arrangement, or understanding, including any payments, between the Sponsor and unaffiliated security holders of YHN regarding the redemption of outstanding securities of YHN.

Risks Related to Doing Business in China

Mingde is a holding company with no material operations of its own, and conducts substantially all of its operations through its subsidiaries, variable interest entity (“VIE”), and subsidiaries and affiliates of VIE. The PubCo Ordinary Shares to be issued in connection with the Business Combination are shares of PubCo, the Cayman Islands holding company, instead of shares of any PRC operating entities. Investors in PubCo Ordinary Shares should be aware that they may never hold equity interests in any PRC operating entities.

Upon consummation of the Business Combination, PubCo will directly hold 100% of Mingde, which will in turn hold 100% Mingde Technology Hong Kong International Limited (“Mingde HK”), Mingde’s Hong Kong subsidiary. Mingde HK will hold 100% of Jiujiang Rongganghui Technology Co., Ltd., a wholly foreign-owned enterprise (the “WFOE”), which conducts its business in China through a series of contractual agreements entered into by the WFOE with the VIEs based in China. Each of the VIEs was organized in the PRC and their operations are governed by the PRC laws.

The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effect on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall file with the CSRC within 10 working days after signing its first engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. Our PRC counsel has advised us that, based on its understanding of the current PRC laws and regulations, the Business Combination will be identified as an indirect overseas issuance and listing under the New Administrative Rules Regarding Overseas Listings. We are therefore subject to the approval, filing or other requirements of the CSRC in connection with this offering. We have timely submitted the filing with the CSRC within 3 working days after the relevant application was submitted overseas as per requirement of the New Administrative Rules Regarding Overseas Listings, and we received comments from the CSRC on October 11, 2025, to which we expect to submit our responses to the first round of CSRC comments on November 21, 2025. However, if the filing procedures with the CSRC under the Trial Administrative Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and the Business Combination will be contingent upon the completion of the filing procedures.

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On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions provide, among others, that domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and shall file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. While we believe we do not involve leaking any state secret and working secret of government agencies, or harming national security and public interest in connection with provision of documents, materials and accounting archives, we may be required to perform additional procedures in connection with the provision of accounting archives. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to consummate the Business Combination, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause YHNA Ordinary Shares or PubCo Ordinary Shares to significantly decline in value or become worthless.

PubCo Ordinary Shares may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Mingde’s auditor, Assentsure PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Assentsure PAC is not headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Assentsure PAC to provide audit workpapers to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of Mingde’s operations in mainland China.” on page 67 of this proxy statement/prospectus.

Neither Mingde nor its subsidiaries have maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends, and distributions with other entities. As a holding company, Mingde may rely on transfer of funds, dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. If any of Mingde’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends and our cash and financing requirement may not be fully satisfied.

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As of the date of this proxy statement/prospectus, there has been no cash flows, including dividends, transfers, and distributions, between Mingde and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, will be transferred by Mingde to its subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus, none of Mingde’s subsidiaries have made any dividends or distributions to Mingde, and no dividends or distributions have been made to any investors by Mingde or any of its subsidiaries. Mingde intends to keep any future earnings to re-invest in and finance the expansion of the business of its PRC subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of the Business Combination. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In order for us to pay dividends to our shareholders, we may rely on the distribution of profits of the PRC operating entities to the Hong Kong subsidiary. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to the interventions in or the imposition of restrictions and limitations by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution. In addition, the PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Mingde from makinge loans or additional capital contributions to its PRC subsidiary in China, which could materially and adversely affect Mingde’s liquidity and our ability to fund and expand its business.” on page 66 of this prospectus. Furthermore, if Mingde’s subsidiaries in mainland China incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. Furthermore, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Notwithstanding the foregoing, we cannot assure that there will not be any changes in the future in the economic, political and legal environment in Hong Kong and that the PRC government will not in the future exert influence over changes to laws and regulations of Hong Kong to impose restrictions on the transfer of capital within, into and out of Hong Kong. Based on our understanding of the BVI laws and regulations, as of the date of this prospectus, there is no restriction on the transfer of capital within, into and out of BVI.

PubCo is a Cayman Islands company and will, upon consummation of the Business Combination, conduct substantially all of its operations in China and substantially all of its assets will be located in China. In addition, all of PubCo’s directors and officers after the Business Combination are nationals or residents of countries other than the United States whose assets are all located outside the United States. As a result, service of process required under foreign laws cannot guarantee that you will ultimately be able to serve legal proceedings on these individuals within the United States. Enforcement required under foreign laws cannot guarantee that you will ultimately be able to enforce judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not nationals or residents of the United States. See “Risk Factors — Risks Related to PubCo — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.” on page 87 of this prospectus.

Other major potential risks specific to doing business in China include, among others, the following:

•	PRC regulatory authorities could disallow Mingde’s holding company structure. Mingde conducted its business in the PRC through a series of contractual agreements entered into by the WFOE with the VIE based in China. Under this holding company structure, investors in the Ordinary Shares are purchasing equity interests in the Cayman Islands holding company. This holding company structure involves unique risks to investors and investors may never hold equity interests in the Chinese operating companies. Chinese regulatory authorities could disallow Mingde’s structure which, in turn, would likely result in a material change in its operations or the value of our Ordinary Shares. In such an event, the value of PubCo Ordinary Shares could significantly decline or become worthless.

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•	The PRC government has significant oversight and discretion over the conduct of Mingde’s business, and it may intervene or influence Mingde’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material adverse change in its operations and/or the value of our Ordinary Shares.

•	The PRC government’s significant oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Mingde’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on Mingde’s business, financial conditions and results of operations.

•	The approval of PRC government authorities may be required in connection with this offering under PRC law, and if required, Mingde cannot predict whether or for how long it will be able to obtain such approval.

•	Any failure by Mingde to meet with the continue developing PRC legal system could adversely affect Mingde.

•	Mingde may be adversely affected by the complexity, uncertainties and changes in PRC regulation governing manufacturing businesses and companies, and any lack of requisite approvals, licenses or permits applicable to Mingde’s business may have material adverse effect on its business and results of operations.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against Mingde or its management named in the prospectus based on foreign laws.

•	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

•	If PubCo is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	Mingde faces uncertainties with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

•	If Mingde’s preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, Mingde may be required to pay tax, interest and penalties in excess of Mingde’s tax provisions. Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect Mingde’s financial condition and results of operations.

•	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject Mingde to penalties.

•	The enforcement of the PRC Labor Contract Law and other labor-related regulations in China may subject Mingde to penalties or liabilities.

•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject Mingde’s PRC resident beneficial owners or Mingde’s PRC subsidiaries to liability or penalties, limit Mingde’s ability to inject capital into Mingde’s PRC subsidiaries, limit Mingde’s PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

•	Mingde may be materially adversely affected if Mingde’s shareholders and beneficial owners who are PRC entities fail to comply with the PRC overseas investment regulations.

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•	Mingde may rely on dividends and other distributions on equity paid by its PRC subsidiaries to fund any cash and financing requirements Mingde may have, and any limitation on the ability of its PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Mingde from using the proceeds of this offering to make loans or additional capital contributions to its PRC subsidiary in China, which could materially and adversely affect Mingde’s liquidity and our ability to fund and expand its business.

•	Governmental control of currency conversion may limit our ability to utilize Mingde’s income effectively and affect the value of your investment.

•	Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of PubCo Ordinary Shares.

•	Mingde’s operations in China, governed by PRC laws, require various licenses, permits, and approvals, and any failure to obtain or maintain these in a timely manner could materially adversely affect Mingde’s business, financial condition, and the value of our securities.

•	The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of Mingde’s operations in mainland China.

See “Risk Factors — Risks Related to Doing Business in China” for more details.

Both YHN’s and Mingde’s auditors, Adeptus Partners, LLC and Assentsure PAC, respectively, are headquartered in the U.S. and Singapore, and have been inspected by the Public Company Accounting Oversight Board (the “PCAOB”) on a regular basis, and are subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. We do not expect that the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations will be applicable to PubCo. You should read “Risks Related to PubCo — The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor” for further information.

YHN is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. The Sponsor, which owns approximately 20.97% of the issued and outstanding YHNA Ordinary Shares as of the record date, has agreed to vote its YHNA Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, which transactions comprise the Business Combination, and intends to vote in favor of the Nasdaq Proposal, Governance Proposal, Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those latter proposals.

YHN obtained a third party fairness opinion in determining whether or not to proceed with the Business Combination. See the section titled “Proposal No. 2: The Acquisition Merger Proposal – Background of the Business Combination – Opinion of King Kee Appraisal and Advisory Limited.”

Each shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person (including by virtual presence), please submit your proxy card without delay. YHN’s shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person (including by virtual presence) if such shareholder subsequently chooses to attend the Extraordinary General Meeting. If you are a holder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting and broker non-votes will have no effect on any of the Proposals.

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If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person (including by virtual presence), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting of shareholders. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person (including by virtual presence).

This proxy statement/prospectus provides you with detailed information about the Business Combination Agreement and other matters to be considered at the Extraordinary General Meeting. We encourage you to read this entire proxy statement/prospectus, including the annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 41 of this proxy statement/prospectus.

YHN’s board of directors has unanimously approved the Business Combination Agreement and the Plan and Articles of Merger, and unanimously recommends that YHN’s shareholders vote “FOR” approval of each of the Proposals. When you consider the YHN board of directors’ recommendation of these Proposals, you should keep in mind that YHN’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Summary of the Proxy Statement/Prospectus — Interests of Certain Persons in the Business Combination.”

YHN’s board of directors has concluded that the Business Combination is fair to and in the best interests of YHN and its shareholders. As part of its consideration of the Business Combination, YHN’s board of directors received an Opinion (as defined below) prepared by King Kee Appraisal and Advisory Limited (“KKG”).

On behalf of YHN’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

Poon Man Ka, Christy
Chief Executive Officer
YHN Acquisition I Limited
[ ], 2025

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

PubCo is a “foreign private issuer” under the Exchange Act and therefore is exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Accordingly, after the Business Combination, PubCo shareholders may receive less or different information about PubCo than they would receive about a U.S. domestic public company. See “Risk Factors—Risks Related to Ownership of PubCo’s Securities—As a “foreign private issuer” under the rules and regulations of the SEC, PubCo will be, permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and may follow certain home country corporate governance practices in lieu of certain NASDAQ requirements applicable to U.S. issuers.”

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HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by YHN with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about YHN, PubCo and Mingde. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of YHN, PubCo and Mingde has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

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USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus:

•	References to “BVI Companies Act” refer to BVI Business Companies Act (Revised);

•	References to “CAC” refer to the Cyberspace Administration of China;

•	References to “CAGR” refer to compound annual growth rate;

•	References to “Cayman Companies Act” or “Companies Act” refer to the Companies Act (Revised) of the Cayman Islands;

•	References to “Closing Date” refer to the date on which the Business Combination is consummated;

•	References to “Combined Company” refer to YHN and Mingde as of the Effective Time;

•	References to “CSRC” refer to the China Securities Regulatory Commission;

•	References to “Current Charter” refer to YHN’s third amended and restated memorandum and articles of association adopted by a resolution of member dated September 13, 2024 and filed on September 16, 2024;

•	References to “EBITDA” refer to earnings before interest, taxes, depreciation and amortization;

•	References to “Effective Time” refer to the time when the Plan of Merger for the Acquisition Merger is accepted by the Registrar of Companies in the Cayman Islands in accordance with the Cayman Companies Act, or such other time as specified in such Plan of Merger;

•	References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

•	References to “Finder” or “Apex” refer to Apex Twinkle Limited;

•	References to “HKD” refer to Hong Kong Dollars;

•	References to “Incentive Plan” refer to the [PubCo New Name] 2025 Equity Incentive Plan, attached to this proxy statement/prospectus as Annex C;

•	References to “Initial Shareholders” refer to all of YHN’s shareholders immediately prior to the IPO, including all of YHN’s officers and directors to the extent they hold YHNA Ordinary Shares;

•	References to “IPO” refer to the initial public offering of 6,000,000 units of YHN consummated on September 19, 2024;

•	References to “Loeb” refer to Loeb & Loeb LLP;

•	References to “LOI” refer to a letter of intent;

•	References to “M&A Rules” refer to The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, adopted by the Chinese government;

•	References to “Business Combination Agreement” refer to the business combination agreement between YHN and Mingde dated as of April 3, 2025, as modified by the Joinder Agreement on May 8, 2025, as amended and restated on June 3, 2025, and as further amended by Amendment No. 1 thereto dated November 7, 2025;

•	References to “YHNA Ordinary Shares” refer to the ordinary shares, no par value, of YHN;

•	References to “PCAOB” refer to the U.S. Public Company Accounting Oversight Board;

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•	References to “Plan and Articles of Merger” refer to the articles of merger and the plan of merger to be filed with the British Virgin Islands Registrar of Corporate Affairs in connection with the Reincorporation Merger;

•	References to “Plan of Merger” or “Plans of Merger” refer to, in the case of the Reincorporation Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, and in the case of the Acquisition Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, as the case may be;

•	References to “proxy solicitor” refer to Advantage Proxy, Inc., YHN’s proxy solicitor;

•	References to “PubCo” refer to [PubCo New Name] as the post-Business Combination entity;

•	References to “Mingde Shareholders” refer to the persons holding issued and outstanding shares of Mingde immediately prior to the effective time of the Acquisition Merger;

•	References to “RMB” refer to the legal currency of the People’s Republic of China;

•	References to “Sponsor” refer to YHN Partners I Limited;

•	References to “Trust Account” refer to the trust account established pursuant to the Investment Management Trust Agreement dated September 17, 2024, between YHN Continental Stock Transfer & Trust Company;

•	References to “Units” refer to the units issued by YHN, each consisting of one YHNA Ordinary Share and one YHNA Right to receive one-tenth (1/10) of one YHNA Ordinary Share upon the consummation of YHN’s initial business combination.

•	References to “US Dollars,” “$,” or “US$” refer to the legal currency of the United States;

•	References to “U.S. GAAP” refer to accounting principles generally accepted in the United States; and

•	References to “VWAP” refer to Volume-Weighted Average Price.

Unless otherwise noted, all translations from Renminbi (RMB) to U.S. dollars and from U.S. dollars to RMB, as the case may be, in this proxy statement/prospectus are made at [    ] RMB to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on [    ]. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all. On [    ], the noon buying rate for RMB was [    ] to US$1.00.

YHN Acquisition I Limited

2/F, Hang Seng Building

200 Hennessy Road, Wanchai

Hong Kong

+852 5499 8101

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NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    ], 2025

TO THE SHAREHOLDERS OF YHN ACQUISITION I LIMITED:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of YHN Acquisition I Limited, a British Virgin Islands company (“YHN”), will be held at [    ] on [    ], 2025 at [    ] AM/PM Eastern Time (“Extraordinary General Meeting”) virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interest of continuing to protect the health and well-being of our shareholders, the YHN Board has determined to utilize virtual shareholder meeting technology to promote social distancing due to COVID-19 pandemic. We encourage shareholders to attend the Extraordinary General Meeting. This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

The Extraordinary General Meeting will be held for the purposes of considering and voting upon, and if through fit passing and approving, the following resolutions that:

I.	the merger of YHN with and into YHNA MS I LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of YHN (such company before the Business Combination is referred to as “NewCo” or “Purchaser”) and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan and Articles of Merger, a copy of which is included as Annex A2 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan and Articles of Merger, be and is hereby authorized and approved and any director and/or officer of YHN be and is hereby authorized to execute the Plan and Articles of Merger, for and on behalf of YHN, with such changes therein and additions thereto as any director and/or officer of YHN may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof. We refer to this merger as the Reincorporation Merger. This proposal is referred to as the Reincorporation Merger Proposal or Proposal No. 1. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

II.	the merger of YHNA MS II Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of NewCo (“Merger Sub”), with and into Mingde, resulting in Mingde surviving the merger and becoming a wholly owned subsidiary of PubCo be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the merger. We refer to this merger as the Acquisition Merger. This proposal is referred to as the Acquisition Merger Proposal or Proposal No. 2. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

III.	for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 39,600,000 PubCo Ordinary Shares by PubCo in connection with the Business Combination be approved and authorized in all respect. We refer to this proposal as the Nasdaq Proposal or Proposal No. 3. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

IV.	at the effective time of the Reincorporation Merger, the amendment and restatement of the then effective memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B (the “PubCo Amended and Restated Memorandum and Articles of Association”). We refer to this proposal as the Governance Proposal or Proposal No. 4. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

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V.	the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Reincorporation Merger with effect from the closing of the Business Combination. We refer to this proposal to approve the Incentive Plan as the Incentive Plan Proposal or Proposal No. 5. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

VI.	the appointments of five (5) directors of PubCo, namely Liu Lirong, Liu Minghui, Gan Jianhua, Pan Jing and [*], assuming the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the Nasdaq Proposal are all approved, effective immediately after the effective time of the Reincorporation Merger, be and are hereby approved. This Proposal is referred to as the Director Appointment Proposal or Proposal No. 6. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

VII.	the Extraordinary General Meeting be adjourned to a later date or dates to be determined by the chairman of the Extraordinary General Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event YHN does not receive the requisite shareholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to YHN shareholders, or (c) if, as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient YHN Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting. This proposal is called the Adjournment Proposal or Proposal No. 7. Holders of YHNA Ordinary Shares as of the record date are entitled to vote on this proposal.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Reincorporation Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. It is important for you to note that in the event that either the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then YHN will not consummate the Business Combination. YHN’s current amended and restated memorandum and articles of association provides that if YHN does not consummate the Business Combination and fails to complete an initial business combination by December 18, 2025 (15 months after the consummation of the IPO), YHN will be required to liquidate and dissolve.

As of [    ], the record date, there were [    ] YHNA Ordinary Shares issued and outstanding and entitled to vote. Only YHN’s shareholders who hold shares of record as of the close of business on [    ] are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. This proxy statement/prospectus is first being mailed to YHN’s shareholders on or about [    ]. Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on any of the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Whether or not you plan to attend the Extraordinary General Meeting (by virtual presence), please submit your proxy card without delay to the proxy solicitor not later than the time appointed for the Extraordinary General Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares yourself if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the Extraordinary General Meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting and casting your vote by ballot or by submitting a written revocation to the proxy solicitor, that is received by the proxy solicitor before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The YHN Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

Poon Man Ka, Christy
Chief Executive Officer of
YHN Acquisition I Limited

[ ], 2025

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by PubCo (File No. 333-287849) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Ordinary Shares to YHN’s shareholders, (ii) the PubCo Ordinary Shares to the shareholders of Mingde under the Business Combination Agreement, and (iii) the PubCo Ordinary Shares underlying the PubCo Rights, in each instance if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which YHN’s shareholders will be asked to consider and vote upon the Proposals to approve the Reincorporation Merger, the Acquisition Merger, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, PubCo will be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end. YHN files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read YHN’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.report.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact the proxy solicitor, Advantage Proxy, Inc., individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

All information contained in this proxy statement/prospectus relating to YHN, PubCo and Merger Sub has been supplied by YHN, and all such information relating to Mingde has been supplied by Mingde. Information provided by either of YHN or Mingde does not constitute any representation, estimate or projection of the other party.

Neither YHN, PubCo, Merger Sub nor Mingde has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PubCo, YHN and/or Mingde and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mingde,” and “Business of Mingde.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “predict,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of YHN and Mingde, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by YHN and the following:

•	expectations regarding Mingde’s strategies and future financial performance, including Mingde’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Mingde’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	anticipated trends, growth rates, and challenges in the real estate industry in general and the markets in which Mingde operates;

•	Mingde’s ability to stay in compliance with laws and regulations that currently apply or become applicable to its business in its current markets, both within the United States and internationally;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against Mingde, YHN and others following the announcement of the Business Combination Agreement and transactions contemplated therein;

•	the inability to complete the Business Combination due to the failure to obtain approval by the shareholders of YHN;

•	the risk that the proposed Business Combination disrupts current plans and operations of Mingde as a result of the announcement and consummation of the Business Combination;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	unexpected costs related to the proposed Business Combination;

•	the amount of any redemptions by existing holders of YHNA Ordinary Shares being greater than expected;

•	the management and board composition of PubCo following the proposed Business Combination;

•	the ability to list PubCo’s securities on Nasdaq;

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•	limited liquidity and trading of YHN’s and PubCo’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Mingde, PubCo and/or YHN may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Mingde’s resources;

•	fluctuations in exchange rates between the foreign currencies in which Mingde typically does business and the United States dollar; and

•	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of YHN, Mingde and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Mingde, YHN, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, PubCo, Mingde and YHN undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Q:	What is the purpose of this document?

A:	YHN is proposing to consummate the Business Combination. The Business Combination consists of the Reincorporation Merger and the Acquisition Merger, each of which is described in this proxy statement/prospectus. In addition, the Business Combination Agreement and the Plan and Articles of Merger are attached to this proxy statement/prospectus as Annex A1 and Annex A2, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof.

Q:	What is being voted on at the Extraordinary General Meeting?

A:	Below are the Proposals that the YHN’s shareholders are being asked to vote on:

•	The Reincorporation Merger Proposal to approve the Reincorporation Merger and the Plan and Articles of Merger;

•	The Acquisition Merger Proposal to approve the Acquisition Merger;

•	The Nasdaq Proposal to approve the issuance of up to an aggregate of 39,600,000 PubCo Ordinary Shares in connection with the Business Combination;

•	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached to this proxy statement/prospectus as Annex B upon the Reincorporation Merger Effective Time; and

•	The Incentive Plan Proposal to approve PubCo’s 2025 Equity Incentive Plan;

•	The Director Appointment Proposal to appoint five (5) directors of PubCo; and

•	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event YHN does not receive the requisite shareholder vote to approve the above Proposals.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. As of the record date, [    ] shares held by the Initial Shareholders, including the Sponsor and all of YHN’s officers and directors to the extent they hold YHNA Ordinary Shares (the “Initial Shareholders”), or approximately [__]% of the outstanding YHNA Ordinary Shares, would be voted in favor of each of the Proposals.

Q:	Are any of the proposals conditioned on one another?

A:	Yes, the Reincorporation Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. The Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal are dependent on the Reincorporation Merger Proposal and the Acquisition Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, YHN will not consummate the Business Combination. If YHN does not consummate the Business Combination and fails to complete an initial business combination by December 18, 2025, YHN will be required to liquidate and dissolve. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

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Q:	Do any of YHN’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

•	On April 3, 2025, contemporaneously with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholder agrees not to exercise any right to redeem all or a portion of their respective YHNA Ordinary Shares in connection with the Business Combination. YHN did not provide any separate consideration to the Sponsor for such forfeiture of redemption rights. Also, the initial shareholders have agreed, pursuant to written letter agreements with us, to waive their rights to redeem their YHNA Ordinary Shares (including shares underlying YHNA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if YHN is unable to consummate a business combination. Accordingly, the YHNA Ordinary Shares, as well as the YHNA Units purchased by the Sponsor and YHN’s officers and directors, will be worthless if YHN does not consummate a business combination;

•	If the proposed Business Combination is not completed by December 18, 2025, YHN will be required to liquidate. In such an event, the 1,500,000 YHNA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of YHNA Ordinary Share of $[ ] on Nasdaq as of [ ], 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an YHN shareholder at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such YHN shareholder experiences a negative rate of return on the shares such YHN shareholder purchased;

•	If the proposed Business Combination is not completed by December 18, 2025, the 250,000 Private Units purchased by the Sponsor for a total purchase price of $2,500,000 will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of YHNA Units of $[ ] on Nasdaq as of [ ], 2025;

•	If the proposed Business Combination is completed, upon the exchange of the Sponsor’s YHNA Ordinary Shares for PubCo Ordinary Shares, the Sponsor shall receive an aggregate of [1,625,000] PubCo Ordinary Shares, with an aggregate value of $[*], based on a price of $[*] per YHNA Ordinary Shares as of [*], 2025.

•	As a result of the interests of the Sponsor and YHN’s directors and officers in YHN’s securities, the Sponsor and YHN’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction. Such conflicts of interest may include, without limitation, determining whether a particular business is an appropriate business with which to effect YHN’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of YHN’s public shareholders or in the best interests of YHN’s unaffiliated shareholders; and

None of YHN’s officers and directors has or will have any interest in, or affiliation with, PubCo. For a discussion of the fiduciary or contractual obligations that such persons may have to other entities, please see “Directors, Executive Officers, Executive Compensation and Corporate Governance of YHN — Conflicts of Interest.”

Q:	What is the Merger Consideration and what will the Mingde Shareholders receive in return for the Business Combination?

A:	At the Effective Time, among other things, by virtue of the Acquisition Merger and without any action on the part of Merger Sub or Mingde, each Mingde Ordinary Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Appraisal Shares, each as defined in the Business Combination Agreement) shall be canceled and automatically converted into the right to receive, without interest, the applicable number of PubCo Ordinary Shares for such number of Mingde Ordinary Shares as specified in the Business Combination Agreement. After the Effective Time, each Mingde Shareholder will cease to have any rights with respect to Mingde Ordinary Shares, except the right to receive the Merger Consideration. The Merger Consideration will be paid in the form of (1) 20,000,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which is comprised of (A) 19,000,000 PubCo Ordinary Shares as Closing Payment Shares which shall be issued at the Closing and (B) 1,000,000 PubCo Ordinary Shares which shall be issued at the Closing as Holdback Shares and subject to surrender and forfeiture for indemnification obligations under the Business Combination Agreement; and (2) an addition of up to 8,000,000 PubCo Ordinary Shares as Earnout Consideration Shares, for a total of $70,000,000 as additional contingent consideration. For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Mingde; Acquisition Merger Consideration.”

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Q:	What are the Earnout Consideration Shares and under what circumstances will the Earnout Consideration Shares be issued?

A:

“Earnout Consideration Shares” refer to contingent shares that may be issued as part of a business combination from one party (usually the purchaser) to another (usually the seller) if certain financial or commercial conditions or milestones laid out in a business combination agreement are met. In this case, in connection with the Business Combination and pursuant to the Business Combination Agreement, up to an additional 8,000,000 Earnout Consideration Shares may be paid to the Mingde Shareholders as contingent post-closing earnout consideration. The Earnout Consideration Shares can be earned for meeting three earnout milestones and, if such milestones are achieved, will be released to the Mingde shareholders over a three-year period following the closing date of the Business Combination as follows:

•       First Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo's ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $15.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•       Second Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo's ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $20.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•       Third Earnout Milestone – 2,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo's ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $25.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

For the avoidance of doubt, any of the above earnout milestones can be achieved over periods of 60 consecutive trading days that overlap in whole or in part.

For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Mingde; Acquisition Merger Consideration.”

Q:	When and where is the Extraordinary General Meeting?

A:	The Extraordinary General Meeting will take place at [ ] on [ ], 2025, in a virtual meeting format using the following dial-in information. Shareholders are encouraged to attend the Extraordinary General Meeting virtually:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

None of YHN’s officers and directors has or will have any interest in, or affiliation with, PubCo. For a discussion of the fiduciary or contractual obligations that such persons may have to other entities, please see “Directors, Executive Officers, Executive Compensation and Corporate Governance of YHN — Conflicts of Interest.”

This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

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Q:	Who may vote at the Extraordinary General Meeting?

A:	Only holders of record of YHNA Ordinary Shares as of the close of business on [ ], 2025 (the record date) may vote at the Extraordinary General Meeting. As of [ ], 2025, there were [ ] YHNA Ordinary Shares outstanding and entitled to vote. Please see the section titled “The Extraordinary General Meeting of YHN Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Extraordinary General Meeting?

A:	Shareholders representing a majority of the shares of capital issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person (including by virtual presence) or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. YHNA Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum within two hours from the time appointed for the meeting, the Extraordinary General Meeting will either be dissolved or stand adjourned to a business day at the same time and place. As of the date of this proxy statement/prospectus, the Initial Shareholders own [*]% of the issued and outstanding YHNA Ordinary Shares. The Initial Shareholders have agreed to vote any YHNA Ordinary Shares owned by them in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal and, accordingly, their shares will be counted towards the quorum.

Q:	What vote is required to approve the Proposals?

A:	Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Since each of the Proposals require the affirmative vote of a majority of the YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals. As of the date of this proxy statement/prospectus, the Initial Shareholders own 22.58% of the issued and outstanding YHNA Ordinary Shares. The Initial Shareholders have agreed to vote any YHNA Ordinary Shares owned by them in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal and, accordingly, we will need only [*]% of the Public Shares to be voted in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Q:	How will the Initial Shareholders vote?

A:	YHN’s Initial Shareholders, who as of the record date, owned 1,750,000 YHNA Ordinary Shares, or approximately 22.58% of the issued and outstanding YHNA Ordinary Shares, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Reincorporation Merger Proposal, Acquisition Merger Proposal and other related proposals. The Initial Shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals. However, YHN’s Initial Shareholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, any such purchases shall comply with Rule 14e-5 under the Exchange Act, and they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. See “Risk Factors - Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares, or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.”

Q:	What do I need to do now?

A:	We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a YHN’s shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

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Q:	Do I need to attend the Extraordinary General Meeting to vote my shares?

A:	No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Extraordinary General Meeting to vote your YHNA Ordinary Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. YHN encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:	Am I required to vote against the Reincorporation Merger and the Acquisition Merger Proposal in order to have my YHNA Ordinary Shares redeemed?

A:	No. You are not required to vote against the Reincorporation Merger Proposal and the Acquisition Merger Proposal in order to have the right to demand that YHN redeem your YHNA Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable) before payment of deferred underwriting commissions. The underwriters to YHN’s IPO agree that a total of $1,500,000, representing 2.5% of the gross proceeds from the sale of the YHNA Units in YHN’s IPO (the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the underwriters upon consummation of YHN’s initial Business Combination; provided that such payment shall be reduced by $0.25 per share redeemed in connection with the consummation of YHN’s initial Business Combination (subject to a minimum payment of $500,000).The underwriters have agreed to waive its rights to the Deferred Underwriting Commission held in the Trust Account in the event YHN does not consummate a business combination within 15 months from the closing of the IPO and in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of YHN’s public shares. Subject to the foregoing, as redemptions increase, the per-share impact of the underwriting fee will increase for each non-redeeming holder of Public Shares. You will be entitled to redeem your YHNA Ordinary Shares for cash in connection with this vote whether or not you vote or abstain to vote on the Reincorporation Merger Proposal and the Acquisition Merger Proposal so long as you elect to redeem your public shares for a pro rata portion of the funds available in the Trust Account in connection with the Business Combination. These redemption rights in respect of the YHNA Ordinary Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of YHNA Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their YHNA Ordinary Shares will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [ ], 2025 (two business days before the Extraordinary General Meeting), that YHN redeem your shares for cash, and (ii) submit your request in writing to YHN’s transfer agent, at the address listed at the end of this section and deliver your shares to YHN’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Extraordinary General Meeting.

Any corrected or changed written demand of redemption rights must be received by YHN’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary General Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against, or abstain from voting on, the Business Combination and whether or not they are holders of YHNA Ordinary Shares as of the record date. Any public shareholder who holds YHNA Ordinary Shares on or before [    ], 2025 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

Attn: Leicia Savinetti

E-mail: lsavinetti@continentalstock.com

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Q:	How can I vote?

A:	If you were a holder of record of YHNA Ordinary Shares on [ ], 2025, the record date for the Extraordinary General Meeting, you may vote with respect to the Proposals in person (including by virtual presence) at the Extraordinary General Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. Eastern Time on [ ], 2025, in accordance with the instructions provided to you under the section titled “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person (including by virtual presence), obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under Nasdaq rules, your broker, bank or nominee cannot vote your YHNA Ordinary Shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. YHN believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your YHNA Ordinary Shares without your instruction. Broker non-votes will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your YHNA Ordinary Share; this indication that a bank, broker or nominee is not voting your YHNA Ordinary Shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your YHNA Ordinary Shares only if you provide instructions on how to vote. You should instruct your broker to vote your YHNA Ordinary Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	YHN will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of YHN’s shareholders. For purposes of approval, an abstention on any Proposals, while considered present for the purpose of establishing a quorum are not treated as votes cast and will have no effect on any of the Proposals.

Q:	What happens if I sell my YHNA Ordinary Shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your YHNA Ordinary Shares after the record date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting. However, you would not be entitled to receive any PubCo Ordinary Shares following the consummation of the Business Combination because only YHN shareholders at the time of the consummation of the Business Combination will be entitled to receive PubCo Ordinary Shares in connection with the Business Combination.

Q:	Will I experience dilution as a result of the Business Combination?

A:	Prior to the Business Combination, the YHN’s public shareholders who hold shares issued in the IPO own approximately [77.42]% of YHN’s issued and outstanding shares. After giving effect (i) to the issuance of the 28,000,000 PubCo Ordinary Shares in the Acquisition Merger (assuming all Earnout Consideration Shares have been issued); and (ii) to the issuance of up to [8,375,000] PubCo Ordinary Shares to the YHN shareholders in connection with the Reincorporation Merger (assuming there are no YHN shareholders who exercise their redemption rights and an aggregate of 625,000 shares are issued upon conversion of the YHNA Rights), YHN’s current public shareholders will own approximately [17.95]% of the issued share capital of PubCo. At a valuation of PubCo equal to $[*] or above, the potential dilution will result in the per share value of the non-redeeming holders of Public Shares being at least equal to the IPO per share public offering price of the YHNA Ordinary Shares.

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The following table summarizes the pro forma ownership of PubCo Ordinary Shares upon Closing of the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario:

	No Redemption Scenario(1)		Interim Redemption Scenario(2)		Maximum Redemption Scenario(3)
Equity Capitalization Summary	# of Shares	%	# of Shares	%	# of Shares	%
Mingde Shareholders(4)	28,000,000	76.14	28,000,000	82.90	28,000,000	90.98
YHN Public Shareholders (including rights shares)	6,600,000	17.95	3,600,000	10.66	600,000	1.95
YHN Initial Shareholders (including rights shares)	1,775,000	4.82	1,775,000	5.26	1,775,000	5.77
Finder	400,000	1.09	400,000	1.18	400,000	1.30
Total Ordinary Shares	36,775,000	100	33,775,000	100	30,775,000	100

(1)	Under No Redemption Scenario, it assumes actual redemptions of YHN Shares, up to the date of filing.

(2)	Under Interim Redemption Scenario, it assumes a 50% redemption of 3,000,000 YHN Shares for aggregate redemption payments of $31.2 million using a per-share redemption price of $10.40.

(3)	Under Maximum Redemption Scenario, it assumes a 100% redemption of 6,000,000 YHN Shares for aggregate redemption payments of $62.4 million using a per-share redemption price of $10.40.

(4)	Excludes shares issuable under the PubCo’s 2025 Equity Incentive Plan and assumes all Earnout Consideration Shares have been issued.

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Dilution

Dilution per share to the original investors in SPAC is determined by its net tangible book value per share, as adjusted, while excluding the Business Combination, while giving effect to material probable or consummated transactions and other material effects on SPAC’s net tangible book value per share, from the initial public offering price per share paid by original investors in SPAC as set forth as follows under the three redemption scenarios:

	Assuming No Redemptions	Assuming Intermediate (50%) Redemptions	Assuming Maximum (100%) Redemptions
Number of shares
SPAC Public Shares held by Unaffiliated Public Shareholders	6,600,000	3,600,000	600,000
Founder Shares	1,775,000	1,775,000	1,775,000
Holder of Converted SPAC Public Shares	–	–	–
Total outstanding SPAC Shares as of March 31, 2025 (As adjusted)	8,375,000	5,375,000	2,375,000

Potential source of dilution:	–	–	–
Fully diluted shares outstanding as of March 31, 2025	8,375,000	5,375,000	2,375,000

SPAC’s net tangible book value as of March 31, 2025(1)	(1,666,039)	(1,666,039)	(1,666,039)
Adjusted for(2): Trust account balance as of June 30, 2025	62,372,343	31,186,172	–
Transaction expenses to be incurred by SPAC	(500,000)	(500,000)	(500,000)
SPAC’s net tangible book value as of March 31, 2025, as adjusted	60,206,304	29,020,133	(2,166,039)

Net tangible book value per share as of March 31, 2025	(0.20)	(0.31)	(0.70)
YHNA’s initial public offering price	10	10	10
Net tangible book value per share as of March 31, 2025, as adjusted	7.19	5.40	(0.91)
Difference Between Offering Price and Adjusted Net Tangible Book Value per Share	2.81	4.60	10.91

(1)      SPAC’s net tangible book value was calculated by total assets minus total liabilities minus ordinary shares subject to redemption.

(2)      SPAC’s net tangible book value was adjusted for (i) trust account balance as a result of different level of redemption; and (ii) transaction expenses that have not recorded on SPAC’s financial statements as of June 30, 2025, which will have impacts on the calculation of net tangible book value upon closing.

Q:	Are Mingde’s shareholders required to approve the Acquisition Merger?

A:	Yes. Mingde’s shareholders’ approval of the Acquisition Merger, the Business Combination Agreement and the Plan of Merger in respect of the Acquisition Merger is required to consummate the Business Combination. It is a condition to the obligations of YHN to consummate the Closing of the Business Combination that Mingde shall have obtained authorization and approval of the Business Combination Agreement, the Acquisition Merger, the Plan of Merger and all other transactions contemplated by the Business Combination Agreement by way of a special resolution of Mingde Shareholders passed by a majority of not less than two-thirds of the votes cast by Mingde’s shareholders at a general meeting of Mingde, or by the unanimous written resolution signed by all the holders of all Mingde Ordinary Shares in accordance with the organizational documents of Mingde and the Cayman Companies Act.

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Q:	Is the consummation of the Business Combination subject to any conditions?

A:	Yes. The obligations of each of YHN, Mingde, Merger Sub and PubCo to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” in this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person (including by virtual presence) and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your YHNA Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

Q:	Should I send in my share certificates now?

A:	Yes. YHN’s shareholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Extraordinary General Meeting. Please see the section titled “The Extraordinary General Meeting of YHN Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite shareholder approvals are received, YHN expects that the Business Combination will occur as soon as practicable following the Extraordinary General Meeting, but only after the registration of the Plan and Articles of Merger by the British Virgin Islands Registrar of Corporate Affairs, the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Reincorporation Merger and the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Acquisition Merger. YHN currently has until December 18, 2025 to complete a business combination.

Q:	Who will manage PubCo?

A:	Lirong Liu, who currently serves as Chairman of Mingde, and Minghui Liu, who currently serves as General Manager of Mingde, will serve as Chief Executive Officer and Chief Financial Officer respectively at PubCo following the consummation of the Business Combination. For more information on PubCo’s current and anticipated management, see the section titled “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

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Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination is not consummated, YHN may seek another suitable business combination. If YHN does not consummate a business combination by December 18, 2025, then pursuant to the Current Charter, YHN’s officers must take all actions necessary to liquidate and dissolve YHN as soon as reasonably practicable. Following dissolution, YHN will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of YHNA Ordinary Shares who acquired such shares in YHN’s IPO or in the aftermarket. The estimated consideration that each YHNA Ordinary Share would be paid at liquidation would be approximately $[*] per share for shareholders based on amounts on deposit in the Trust Account as of [*], 2025. The closing price of YHNA Ordinary Shares on Nasdaq as of [*], 2025 was $[*].

The Sponsor and other Initial Shareholders have waived the right to any liquidation distribution with respect to any YHNA Ordinary Shares held by them.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:	Following the closing of the Business Combination, holders of YHNA Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of [*], 2025, there was approximately $[*] in YHN’s Trust Account. YHN estimates that approximately $[*] per outstanding share issued in YHN’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

In the event that a U.S. Holder (as defined below) elects to redeem its YHNA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the YHNA Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether YHN would be characterized as a passive foreign investment company (“PFIC”). Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the YHNA Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the YHNA Ordinary Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the YHNA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of Exercising Redemption Rights to U.S. Holders of YHN Securities” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its YHNA Ordinary Shares for cash, including with respect to YHN’s potential PFIC status and certain tax implications thereof.

Additionally, because the Reincorporation Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to YHNA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences —U.S. Federal Income Tax Consequences of Exercising Redemption Rights to U.S. Holders of YHNA Ordinary Shares.” All holders of YHNA Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

13

Q:	Will holders of YHNA Ordinary Shares or YHNA Rights be subject to U.S. federal income tax on the PubCo Ordinary Shares received in the Reincorporation Merger?

A:

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences,” including the application of the PFIC rules, the U.S. federal income tax consequences of the Reincorporation Merger to U.S. Holders of YHN securities (as defined below) will depend, in part, on whether the Reincorporation Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of YHN’s control.

Moreover, Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from YHN pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Reincorporation Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Reincorporation Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its YHNA Ordinary Shares or YHNA Rights for the consideration under the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares and Rights exchanged. For a more detailed discussion of U.S. federal income tax consequences of the Reincorporation Merger, see “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of YHN Securities” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact YHN’s proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

You may also obtain additional information about YHN from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

14

DELIVERY OF DOCUMENTS TO YHN’S SHAREHOLDERS

Pursuant to the rules of the SEC, YHN and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless YHN has received contrary instructions from one or more of such shareholders. Upon written or oral request, YHN will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that YHN deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify YHN of their requests by contacting the proxy solicitor as follows:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

15

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Business Combination Agreement attached as Annex A1, the Plan and Articles of Merger attached as Annex A2, and PubCo’s Amended and Restated Memorandum and Articles of Association attached as Annex B, the Incentive Plan attached as Annex C. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by YHN’s shareholders.

The Parties to the Business Combination

YHN Acquisition I Limited

YHN is a newly incorporated blank check company formed in the British Virgin Islands as a business company with limited liability. It was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” YHN is based in Hong Kong. Its principal office is located in Hong Kong and its sponsor and a majority of its executive officers and directors are based in or have significant ties to the mainland China and/or Hong Kong. In addition, YHN may pursue or consummate an initial business combination with a company located or doing business in the PRC (including Hong Kong and Macau). Given the risks relating to doing business in Hong Kong and/or the PRC, YHN may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to other SPACs that do not have ties to Hong Kong or the PRC, which may therefore limit the pool of acquisition candidates. YHN’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

On September 19, 2024, YHN consummated the IPO of 6,000,000 YHNA Units. Each YHNA Unit consists of one YHNA Ordinary Share and one YHNA Right to receive one-tenth (1/10) of one YHNA Ordinary Share upon the consummation of an initial business combination. The YHNA Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000. As of September 19, 2024, a total of $60,300,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of YHN’s public shareholders.

Simultaneously with the closing of the IPO, YHN consummated the private placement (“Private Placement”) with its sponsor of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,500,000. The Private Units are identical to the YHNA Units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, the Sponsor has also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the Private Units) until 180 days after the completion of YHN’s initial business combination (except with respect to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any insider shares, and the private units, as applicable. However, if after YHN’s initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares, or the private units (or any YHNA Ordinary Shares thereunder) shall be permitted to participate. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

As of [*], 2025, YHN had approximately $[*] of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [*], 2025, there was $[*] held in the Trust Account.

16

YHN’s initial shareholders have agreed (a) to vote their founder shares, the ordinary shares included in the Private Units and any YHNA Ordinary Shares purchased during or after the IPO in favor of a business combination, (b) not to propose, or vote in favor of, an amendment to YHN’s Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to YHN in connection with a business combination or affect the substance or timing of YHN’s obligation to redeem 100% of the public shares if YHN does not complete a business combination by December 18, 2025 unless YHN provides public shareholders with the opportunity to redeem their public shares for cash from the Trust Account in connection with any such vote; (c) not to redeem any founder shares and Private Shares as well as any public shares purchased during or after the IPO for cash from the Trust Account in connection with a shareholder vote to approve a business combination (or sell any shares in a tender offer in connection with a business combination) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholder’s rights of pre-business combination activity and (d) that the founder shares and Private Shares shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any public shares purchased during or after the IPO if YHN fails to complete its business combination.

If public units or shares are purchased by any of YHN’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by YHN upon the consummation of a business combination, except that there can be released to YHN, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and YHN’s liquidation. YHN must liquidate unless a business combination is consummated by December 18, 2025.

YHN’s units, shares and rights are each quoted on Nasdaq, under the symbols “YHNAU,” “YHNA,” and “YHNAR,” respectively. Each YHNA Unit consists of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. YHN’s units commenced trading on Nasdaq on September 18, 2024. YHN’s ordinary shares and public rights underlying the units sold in the IPO commenced trading separately on November 8, 2024 on a voluntary basis on Nasdaq.

Mingde Technology Limited

Mingde Technology Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 4, 2024 for the purposes of acting as a holding company for its operating affiliates prior to the consummation of the Business Combination.

NewCo/PubCo

NewCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands on April 29, 2025 for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Mingde following the Business Combination.

Merger Sub

Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands on April 29, 2025, as a wholly owned subsidiary of PubCo for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed by, Mingde pursuant to the Acquisition Merger.

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The Business Combination and the Business Combination Agreement

The Business Combination Agreement was entered into by and among YHN and Mingde on April 3, 2025. On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares.

NewCo and Merger Sub executed a joinder agreement with YHN and Mingde dated May 8, 2025 (the “Joinder Agreement”), pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Business Combination Agreement. A copy of the Joinder Agreement is filed as Exhibit 2.2 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference.

The Reincorporation Merger

Immediately prior to the Acquisition Merger, YHN will reincorporate to the Cayman Islands by merging with and into NewCo, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of YHN, by way of the Reincorporation Merger. The separate corporate existence of YHN will cease and NewCo will continue as the surviving corporation. In connection with the Reincorporation Merger, all outstanding YHNA Units will separate into their individual components of YHNA Ordinary Shares and YHNA Rights, and the YHNA Units will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the YHN shareholders shall be exchanged as follows:

(i)	Each YHNA Ordinary Share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares, excluded YHNA Ordinary Shares and dissenting YHNA Ordinary Shares), will automatically be cancelled and cease to exist and for each such YHNA Ordinary Share, PubCo shall issue to each YHN’s shareholder (other than YHN’s shareholders who exercise their redemption rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of YHN holding YHNA Ordinary Shares and any YHN’s shareholders who exercise their dissenter’s rights under British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid; and

(ii)	The holders of every ten (10) YHNA Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger will receive one PubCo Ordinary Share in exchange for the cancellation of every ten (10) YHNA Rights; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The Acquisition Merger

As soon as practicable promptly after the Reincorporation Merger, Merger Sub will be merged with and into Mingde, resulting in Mingde being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $200,000,000 plus up to $80,000,000 worth of Earnout Consideration Shares (as defined below). The Merger Consideration will be paid in the form of (1) 20,000,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which is comprised of (A) 19,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,000,000 PubCo Ordinary Shares (the “Holdback Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Business Combination Agreement; and (2) an addition of up to 8,000,000 PubCo Ordinary Shares, for a total of $80,000,000 as additional contingent consideration (“Earnout Consideration Shares”, together with the Closing Payment Shares and the Holdback Shares, the “Merger Consideration Shares”).

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The Earnout Consideration Shares are can be earned for meeting in three earnout milestones and, if such milestones are achieved, will be released to the Mingde shareholders over a three-year period following the closing date of the Business Combination as follows:

•	First Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $15.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•	Second Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $20.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•	Third Earnout Milestone – 2,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $25.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

For the avoidance of doubt, any of the above earnout milestones can be achieved over periods of 60 consecutive trading days that overlap in whole or in part.

For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Mingde; Acquisition Merger Consideration.”

In addition, a number of PubCo Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan.

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Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the corporate structure of PubCo and its subsidiaries post-Business Combination (assuming no exercise of the redemption rights by YHN’s shareholders).

Note 1: The partners of Hangzhou Juqing Management Consulting Partnership Enterprise (Limited Partnership) include: Liu Lirong (67.1051%), Zhu Lianying (7.8948%), Liu Minghui (6.5789%), Tan Hong (6.5789%), Wu Gang (6.5789%), and Chen Conggang (5.2632%), with Liu Lirong serving as the general partner.

Note 2: The partners of Hangzhou Youwei Management Consulting Partnership Enterprise (Limited Partnership) include: Liu Lirong (77.78%) and Li Xiuli (22.22%), with Liu Lirong serving as the general partner.

Note 3: The partners of Hangzhou Lingchen Enterprise Management Consulting Partnership Enterprise (Limited Partnership) include: Qi Yuping (20.00%), Bing Qijie (20.00%), Zheng Yu (20.00%), Liu Bo (20.00%), and Zhao Peng (20.00%), with Qi Yuping serving as the general partner.

Note 4: The partners of Hangzhou Changxin Brand Operation Management Partnership Enterprise (Limited Partnership) include: Liu Minghui (6.00%), Zuo Xizhen (40.00%), Zhou Jiaxin (40.00%), Yang Weijuan (6.00%), and Liao Luchen(8.00%), with Liu Minghui serving as the general partner.

The ownership percentages do not take into account of the shareholder structure of PubCo, as the ownership percentage retained by YHN’s public shareholders following the business combination will be different depending on the redemption rights exercised by the public shareholders. For more information, please see “Unaudited Pro Forma Condensed Consolidated Financial Information - Basis of Pro Forma Presentation.”

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Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members, three of whom shall be independent directors under Nasdaq rules. All of PubCo’s directors will be designated by Mingde. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

Additional Agreements Executed at the Signing of the Business Combination Agreement

Shareholders Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain shareholders of Mingde have entered into a support agreement (the “Shareholders Support Agreement”), pursuant to which such shareholders agreed to, among other things, approve the Business Combination Agreement and the Business Combination.

The foregoing description of the Shareholders Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is filed as Exhibit 10.1 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain holders of YHNA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Business Combination Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

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Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, shareholders who will own at least 3% of PubCo’s outstanding shares immediately after the Closing (the “Significant Shareholders”) will execute lock-up agreements (the “Lock-Up Agreements”) with regard to the PubCo Ordinary Shares to be issued by PubCo to such Significant Shareholders under the Business Combination Agreement. Pursuant to the Lock-Up Agreements, Significant Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Purchaser Ordinary Shares held by them (the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 365 days after the date of the Closing.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.3 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Mingde (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals. Pursuant to the Employment Agreements, PubCo’s executives will perform specified duties and other services and duties in connection with the Company commensurate with his position and title as may be reasonably assigned or delegated to the executive from time to time by or under the authority of the board. PubCo shall make available to the executive an indemnification package, including without limitation an indemnification agreement. The executives may receive compensation for services rendered, to be decided by the board at the time when the agreement is entered into. The executive shall devote his/her best efforts and business judgment, skill, and knowledge to the advancement of PubCo’s interests and to the discharge of his/her duties and responsibilities hereunder. The executive may engage other business activities, provided that such activities do not: (i) violate any of his/her contractual and/or legal obligations to PubCo; and (ii) materially limit or materially adversely impact the performance of his/her duties and obligations to PubCo. The agreement may be terminated: by Company without cause (immediate notice); with cause (immediate for dishonesty, moral turpitude, duty failure after 10-day notice, policy violations, negligence, or breach after cure); by the executive without good reason (15 days' notice); with good reason; or upon death. Post-termination obligations include perpetual confidentiality, property return, invention assignment, 12-month non-competition, 12-month non-solicitation of employees/clients/suppliers, mutual non-disparagement, litigation cooperation, and survival of these provisions plus indemnification.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.4 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

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Restrictions on Sale of Securities Held by the Sponsor and its Affiliates

Pursuant a stock escrow agreement dated September 17, 2024, as amended and supplemented by a joinder agreement dated October 10, 2025 (the “Escrow Agreement”), entered by CST, YHN and the Initial Shareholders, and the Lock-up Agreements to be entered by the Holders, each of the Sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the Founder Shares and Private Units, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	Under the Escrow Agreement, transfers shall not be made until the earlier of (x) 150 days after the date of the consummation of the Company’s initial business combination if the closing price of the Ordinary Share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination (as described in the Registration Statement, hereinafter a “Business Combination”), (y) 180 days after the date of the consummation of an initial Business Combination, or (z) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.	YHN Partners I Limited Satoshi Tominaga Yangyugia An Zhengming Feng Donghui Xu Min Zhang	Under the Escrow Agreement, transfers are permitted (i) to the Initial Shareholders, Lucid Capital Markets, LLC, or to the Company’s officers, directors, advisors and employees, (ii) if the Initial Shareholder is an entity, as a distribution to partners, members or shareholders of the Initial Shareholder upon the liquidation and dissolution of the Initial Shareholder, (iii) by bona fide gift to a member of the Initial Shareholder’s immediate family or to a trust, the beneficiary of which is the Initial Shareholder or a member of the Initial Shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Initial Shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased or (viii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case, except for clause (vii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Escrow Agreement signed by the Initial Shareholder transferring the escrow securities.
Private Units	The Sponsor has agreed not to transfer, assign or sell any of private units (including the ordinary shares issuable upon exercise of the private units) until 180 days after the completion of an initial business combination, except to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any insider shares and private units, as applicable. However, if after an initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares or the private units (or any shares of Ordinary Shares thereunder) shall be permitted to participate.	YHN Partners I Limited	N/A

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Redemption Rights

Pursuant to YHN’s current amended and restated memorandum and articles of association, YHN’s public shareholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [    ], 2025, this would have amounted to approximately $[    ] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(x) hold public YHNA Ordinary Shares or (y) hold public YHNA Ordinary Shares through YHNA Units and you elect to separate your YHNA Units into the underlying public YHNA Ordinary Shares and public YHNA Rights prior to exercising your redemption rights with respect to the public YHNA Ordinary Shares; and

(ii)	prior to 5:00 p.m., Eastern Time, on [ ], 2025, (a) submit a written request to the transfer agent that YHN redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding YHNA Units must separate the underlying YHNA Ordinary Shares and YHNA Rights prior to exercising redemption rights with respect to the YHNA Ordinary Shares. If YHNA Units are registered in a holder’s own name, the holder must deliver the certificate for its YHNA Units to the transfer agent with written instructions to separate the YHNA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the YHNA Ordinary Shares from the YHNA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds YHNA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s YHNA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of YHNA Units to be separated and the nominee holding such YHNA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant YHNA Units and a deposit of an equal number of YHNA Ordinary Shares and YHNA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the YHNA Ordinary Shares from the YHNA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their YHNA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the Extraordinary General Meeting. Furthermore, if a shareholder delivered his or her certificate for redemption and subsequently decided prior to the date immediately preceding the Extraordinary General Meeting not to elect redemption, such shareholder may simply request that the transfer agent return the certificate (physically or electronically).

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Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the YHNA Ordinary Shares.

If a holder exercises his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of YHN or PubCo. Such a holder will be entitled to receive cash for his or her Public Shares only by properly demanding redemption and delivering such shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary General Meeting of YHN Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, YHN will promptly return the share certificates to the public shareholder.

PIPE Investment

In connection with the transactions contemplated by the Business Combination Agreement, it is expected that YHN will use commercially reasonable efforts to enter into subscription agreements, in the form and substance as reasonably agreed upon by YHN and Mingde (the “Subscription Agreements”), with certain investors providing for aggregate investments in of YHNA Shares through private placement, and/or backstop or redemption waiver arrangements with potential investors, in an aggregate amount to exceed Ten Million Dollars ($10,000,000) at a price per share not less than $9.00, in each case on terms mutually agreeable to the YHN and Mingde (the “PIPE Investment”). Mingde shall, and shall cause its affiliates to, use commercially reasonable efforts to cause their respective representatives to, cooperate with YHN and their respective representatives in connection with such PIPE Investment. Holders of YHNA Shares who do not exercise their redemption rights will experience dilution as a consequence of the issuance of YHNA Shares as consideration in any such PIPE Investment, including:

The parties expect to use the proceeds from the PIPE Investment of approximately $[_____] million in the following order of priority:

The Proposals

At the Extraordinary General Meeting, YHN’s shareholders will be asked to vote on the following:

•	the Reincorporation Merger Proposal;

•	the Acquisition Merger Proposal;

•	the Nasdaq Proposal;

•	the Governance Proposal;

•	the Incentive Plan Proposal;

•	the Director Appointment Proposal; and

•	the Adjournment Proposal.

Please see the sections titled “The Extraordinary General Meeting of YHN Shareholders” on page 91 for more information on the foregoing Proposals.

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Voting Securities, Record Date

As of [    ], 2025, there were [7,750,000] YHNA Ordinary Shares issued and outstanding. Only YHN’s shareholders who hold YHNA Ordinary Shares of record as of the close of business on [    ], 2025 are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof.

As of [    ], 2025, the Initial Shareholders collectively owned and were entitled to vote [1,750,000] YHNA Ordinary Shares, or approximately [    ] of YHN’s outstanding shares. With respect to the Business Combination, the Initial Shareholders who own approximately [    ]% of YHN’s outstanding shares as of the record date, have agreed to vote their YHNA Ordinary Shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, YHN will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Mingde expecting to have a majority of the voting power of the post-combination company, Mingde senior management comprising all of the senior management of the post-combination company, the relative size of Mingde compared to YHN, and Mingde’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Mingde issuing stock for the net assets of YHN, accompanied by a recapitalization. The net assets of YHN will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Mingde.

Foreign Private Issuer

PubCo will be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, PubCo’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, PubCo will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues for the last fiscal year, PubCo qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, PubCo will be able to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of its internal control over financial reporting. Under the JOBS Act, PubCo also does not need to comply with any new or revised financial accounting standards until the date that private companies are required to do so.

PubCo will remain an emerging growth company until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of the closing of the Business Combination; (3) the date on which PubCo has, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which PubCo is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if PubCo has been a public company for at least 12 months and the market value of its Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter. Once PubCo ceases to be an emerging growth company, it will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Regulatory Approvals

The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the BVI or the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plan of Merger (together with any ancillary documents as required under the Cayman Companies Act) and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger (together with any ancillary documents as required under the BVI Companies Act).

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the YHN Board in favor of adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that YHN’s directors and officers, the Sponsor and its affiliates, and certain officers, directors or managers of Mingde may have actual or potential material conflicts of interest with unaffiliated YHNA security holders, including the following:

•	On April 3, 2025, contemporaneously with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholder agrees not to exercise any right to redeem all or a portion of their respective YHNA Ordinary Shares in connection with the Business Combination. YHN did not provide any separate consideration to the Sponsor for such forfeiture of redemption rights. Also, the initial shareholders have agreed, pursuant to written letter agreements with us, to waive their rights to redeem their YHNA Ordinary Shares (including shares underlying YHNA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if YHN is unable to consummate a business combination. Accordingly, the YHNA Ordinary Shares, as well as the YHNA Units purchased by the Sponsor and YHN’s officers and directors, will be worthless if YHN does not consummate a business combination;

•	If the proposed Business Combination is not completed by December 18, 2025, YHN will be required to liquidate. In such event, the 1,500,000 YHNA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of YHNA Ordinary Share of $[ ] on Nasdaq as of [ ], 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an YHN shareholder at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such YHN shareholder experiences a negative rate of return on the shares such YHN shareholder purchased;

•	If the proposed Business Combination is not completed by December 18, 2025, the 250,000 Private Units purchased by the Sponsor for a total purchase price of $2,500,000 will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of YHNA Units of $[ ] on Nasdaq as of [ ], 2025;

•	If the proposed Business Combination is not completed by December 18, 2025, the [*] YHN Ordinary Shares purchased by the Initial Shareholders collectively for a total purchase price of $[*] will be worthless. Such YHN Ordinary Shares had an aggregate market value of approximately $[ ] based on the closing price of YHN Ordinary Shares of $[ ] on Nasdaq as of [ ], 2025;

•	In order to meet our working capital needs, we have a temporary advance of $226,059 from our Sponsor as of June 30, 2025. The balance is unsecured, interest-free and has no fixed terms of repayment;

•

As a result of the interests of the Sponsor and YHN’s directors and officers in YHN’s securities, the Sponsor and YHN’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction. Such conflicts of interest may include, without limitation, determining whether a particular business is an appropriate business with which to effect YHN’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of YHN’s public shareholders or in the best interests of YHN’s unaffiliated shareholders;

•

The anticipated continuation of current officers and directors of Mingde as officers and directors of PubCo following the Business Combination, including Mr. Liu Lirong who will continue his role as Chief Executive Officer and director and Ms. Liu Minghui will continue her role as Chief Financial Officer and director of PubCo. Moreover, certain officers from Mingde may also be named as officers of PubCo or its subsidiaries following the Business Combination. In each case, the continuation of these individuals could present actual or potential conflicts of interest with respect to unaffiliated YHNA securityholders, particularly as their roles in PubCo may involve decision-making that could impact unaffiliated YHNA securityholders’ interests; and;

•

Certain shareholders of Mingde, including shareholders controlled by Mr. Liu Lirong and Ms. Liu Minghui, both current officers of Mingde, have entered into the Shareholder Support Agreement with YHN, pursuant to which such shareholders have agreed to vote their shares of Mingde in favor of the Business Combination.

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Recommendations of the YHN’s Board of Directors to the YHN Shareholders

After careful consideration of the terms and conditions of the Business Combination Agreement, the YHN Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of YHN and its shareholders. In reaching its decision with respect to the Reincorporation Merger and the Acquisition Merger, the YHN Board reviewed various industry and financial data and the due diligence and evaluation materials provided by Mingde. The YHN Board obtained a fairness opinion on which to base its assessment – please see “Proposal No.2 – The Acquisition Merger Proposal – Background of the Business Combination – Opinion of King Kee Appraisal and Advisory Limited” for details. The YHN Board recommends that YHN’s shareholders vote:

•	FOR the Reincorporation Merger Proposal;

•	FOR the Acquisition Merger Proposal;

•	FOR the Nasdaq Proposal;

•	FOR the Governance Proposal;

•	FOR the Incentive Plan Proposal;

•	FOR the Director Appointment Proposal; and

•	FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 41 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) YHN’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination. In the event that the Proposals are approved, the shareholders of PubCo will be subject to the following risks related to Mingde’s business, risks related to doing business in China, risks related to PubCo’s corporate structure, risks related to PubCo’s securities, and risks related to PubCo.

Risks Related to Mingde’s Business

•	Mingde’s limited operating history makes it difficult to evaluate our business and prospects. Mingde cannot guarantee that it will be able to maintain the growth rate that it has experienced to date.

•	Mingde incurred net losses in the past, anticipates increasing its operating expenses in the future, and may not sustain profitability.

•	Mingde’s interim results may fluctuate significantly and may not fully reflect the underlying performance of its business.

•	From time to time Mingde may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt its business and adversely affect its financial results.

If Mingde fails to anticipate consumer needs and provide products and services to attract and retain consumers, or fail to adapt its services or business model to changing consumer needs or emerging industry standards, its business may be materially and adversely affected.

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•	If Mingde fails to maintain and improve the quality of its platform, it may not be able to attract and retain users.

•	Any change, disruption, or discontinuity in the features and functions of major social media could severely limit Mingde’s ability to continue growing its member base, and its business may be materially and adversely affected.

•	Mingde’s user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that it does not control.

•	If Mingde fails to maintain and enhance its brand, its business, results of operations and prospects may be materially and adversely affected.

•	Mingde faces intense competition and could lose market share to its competitors, which could adversely affect its business, financial condition, and operating results.

•	Mingde relies on search engines, social networking sites and online streaming services to attract a meaningful portion of its users, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit its ability to attract new users.

•	Mingde relies on its information systems to manage its production and otherwise oversee its operations. Any malfunction of its systems could harm its ability to conduct its business operations.

•	Failure to protect the confidential information of Mingde’s users and network against security breaches could damage its reputation and brand and substantially harm its business and results of operations.

•	Mingde’s business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to its business practices, increased cost of operations, declines in user growth or engagement, or otherwise harm its business.

•	Mingde may need additional capital to fund its future operations and, if it is not available when needed, Mingde may need to reduce its planned expansion and marketing efforts, which may reduce its revenue.

•	If Mingde is unable to manage its anticipated growth effectively, its business could be adversely affected.

•	Mingde relies on third parties in many aspects of its business, which creates additional risk.

•	Mingde’s businesses face cost fluctuations and pressures that could affect its business results.

•	If Mingde fails to hire, retain and train qualified employees or sufficient workforce while controlling its labor costs, its business may suffer.

•	Mingde’s success depends substantially on the continued retention of certain key personnel and its ability to hire and retain qualified personnel in the future to support its growth and execute its business strategy.

•	Mingde may not be able to adequately protect its intellectual property rights, and its competitors may be able to offer similar products and services, which would harm its competitive position.

•	Mingde may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

•	Mingde’s business, financial condition and results of operations could be significantly and adversely affected if it cannot continually work with its major suppliers.

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•	Uncertain economic or social conditions may adversely impact demand for Mingde’s products or cause its customers and other business partners to suffer financial hardship, which could adversely impact its business.

•	If Mingde becomes subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, it may have to expend significant resources to investigate and resolve the matter which could harm its business operations and its reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

•	Mingde does not have any business insurance coverage except for property insurance and workers’ compensation insurance.

•	Mingde may have exposure to greater than anticipated tax liabilities.

•	Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Mingde’s Corporate Structure

•	If the PRC government determines that the contractual arrangements constituting the part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

•	Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE stakeholders may fail to perform their obligations under our contractual arrangements.

•	Our current corporate structure and business operations may be affected by the Foreign Investment Law.

•	We may lose the ability to use, or otherwise benefit from, the licenses, approvals, and assets held by the VIE, which could render us unable to conduct some or all of our business operations and constrain our growth.

•	We may not be able to enforce the contractual arrangements with the VIE.

•	The contractual arrangements with the VIE may be subject to scrutiny by the tax authorities in China. Any adjustment of related party transaction pricing could lead to additional taxes.

•	The shareholders, directors and officers of the VIE, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company.

•	If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs.

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Risks Related to Doing Business in China

•	PRC regulatory authorities could disallow Mingde’s holding company structure.

•	The PRC government has significant oversight and discretion over the conduct of Mingde’s business, and it may intervene or influence Mingde’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material adverse change in its operations and/or the value of our Ordinary Shares.

•	The PRC government’s significant oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Mingde’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on Mingde’s business, financial conditions and results of operations.

•	The approval of PRC government authorities may be required in connection with this offering under PRC law, and if required, Mingde cannot predict whether or for how long it will be able to obtain such approval.

•	Any failure by Mingde to meet with the continue developing PRC legal system could adversely affect Mingde.

•	Mingde may be adversely affected by the complexity, uncertainties and changes in PRC regulation governing manufacturing businesses and companies, and any lack of requisite approvals, licenses or permits applicable to Mingde’s business may have material adverse effect on its business and results of operations.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against Mingde or its management named in this proxy statement prospectus based on foreign laws.

•	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

•	If PubCo is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	Mingde faces uncertainties with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

•	If Mingde’s preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, Mingde may be required to pay tax, interest and penalties in excess of Mingde’s tax provisions. Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect Mingde’s financial condition and results of operations.

•

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject Mingde to penalties.

•	The enforcement of the PRC Labor Contract Law and other labor-related regulations in China may subject Mingde to penalties or liabilities.

•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject Mingde’s PRC resident beneficial owners or Mingde’s PRC subsidiaries to liability or penalties, limit Mingde’s ability to inject capital into Mingde’s PRC subsidiaries, limit Mingde’s PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

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•	Mingde may be materially adversely affected if Mingde’s shareholders and beneficial owners who are PRC entities fail to comply with the PRC overseas investment regulations.

•	Mingde may rely on dividends and other distributions on equity paid by its PRC subsidiaries to fund any cash and financing requirements Mingde may have, and any limitation on the ability of its PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Mingde from using the proceeds of this offering to make loans or additional capital contributions to its PRC subsidiary in China, which could materially and adversely affect Mingde’s liquidity and our ability to fund and expand its business.

•	Governmental control of currency conversion may limit our ability to utilize Mingde’s income effectively and affect the value of your investment.

•	Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of PubCo Ordinary Shares.

•	The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of Mingde’s operations in mainland China.

Risks Related to PubCo’s Corporate Structure

For the corporate structure of PubCo and its subsidiaries post-Business Combination, please see “Summary of The Proxy Statement/Prospectus – Post-Business Combination Structure and Impact on the Public Float.”

•	In the event that PubCo relies on dividends and other distributions on equity paid by its Hong Kong subsidiaries to fund any cash and financing requirements it may have, any limitation on the ability of the Hong Kong subsidiaries to make payments to PubCo could have a material and adverse effect on its ability to conduct its business.

•	To the extent cash or assets in PubCo’s business is in Hong Kong or in its Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of its subsidiaries by the PRC government to transfer cash or assets.

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to PubCo’s Hong Kong subsidiaries, which could materially and adversely affect PubCo’s liquidity and its ability to fund and expand its business.

Risks Related to YHN and the Business Combination

•	YHN will be forced to liquidate the Trust Account if it cannot consummate a business combination by December 18, 2025, as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, YHN’s public shareholders will receive $[ ] per share and the YHNA Rights will expire worthless.

•	YHN does not have a specified maximum redemption threshold in YHN’s current amended and restated memorandum and articles of association. The absence of such a redemption threshold may make it possible for YHN to consummate the Business Combination, in connection with which a substantial majority of YHN’s public shareholders may not agree.

•	There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

•	YHN’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

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•	You must tender your YHNA Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

•	If third parties bring claims against YHN, the proceeds held in trust could be reduced and the per-share liquidation price received by YHN’s shareholders may be less than [$*].

•	Any distributions received by YHN’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, YHN was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

•	Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

•	The Initial Shareholders have agreed to vote in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how YHN’s public shareholders vote.

•	Shareholder litigation and regulatory inquiries and investigations are expensive and could harm YHN’s business, financial condition and results of operations and could divert management attention.

•	If YHN’s due diligence investigation of Mingde was inadequate, then YHN shareholders following the Business Combination could lose some or all of their investment.

•	YHN’s Sponsor, officers and directors own YHNA Ordinary Shares and YHNA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

•	YHN is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

•	YHN will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

•	The Initial Shareholders control a substantial interest in YHN and thus may influence certain actions requiring a shareholder vote.

•	If the current YHN security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

•	The Business Combination Agreement was amended and restated on June 3, 2025, and the consideration for the Business Combination was set as of that date. The Mingde projections for the fiscal year ending December 31, 2025 were among the many factors that the YHN Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the real estate industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Mingde since June 3, 2025.

•	If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

•	YHN’s directors and officers may have certain conflicts in determining to recommend the acquisition of Mingde, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

•	YHN will incur significant transaction costs in connection with transactions contemplated by the Business Combination Agreement.

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•	YHN and Mingde have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by YHN if the Business Combination is completed or by YHN if the Business Combination is not completed.

•	In the event that a significant number of YHNA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

•	YHN may waive one or more of the conditions to the Business Combination without resoliciting YHN’s shareholder approval for the Business Combination.

•	The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

•	Termination of the Business Combination Agreement could negatively impact YHN.

•	There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

•	YHN shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that YHN’s current shareholders have on the management of PubCo.

•	Activities taken by YHN’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may affect the market price of YHN’s securities.

•	Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

•	Subsequent to the consummation of the Business Combination, YHN may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

•	The Reincorporation Merger may be a taxable event for U.S. Holders of YHNA Ordinary Shares and YHNA Rights.

Risks Related to PubCo’s Securities

•	Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

•	Currently, there is no public market for the PubCo Ordinary Shares. YHN shareholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

•	PubCo’s share price may be volatile and could decline substantially.

•	The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

•	PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

•	Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

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•	The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

•	Recent market volatility could impact the share price and trading volume of PubCo’s securities.

•	It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

•	PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

Risks Related to PubCo

•	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

•	Although as a foreign private issuer PubCo is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

•	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

•	As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards.

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.

•	PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

•	The Reincorporation Merger may be a taxable event for U.S. Holders of YHNA Ordinary Shares, and YHNA Rights.

•	PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

•	PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, PubCo may be unable to maintain the listing of its securities in the future.

•	In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

•	The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.

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SELECTED HISTORICAL FINANCIAL INFORMATION

YHN and Mingde are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF YHN

The following tables set forth summary historical financial data derived from YHN’s unaudited consolidated financial statements for the six months ended June 30, 2025 and 2024, and audited consolidated financial statements for the year ended December 31, 2024 and for the period from December 18, 2023 (inception) to December 31, 2023, each of which is included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YHN” and YHN’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Six months ended June 30, 2025	Six months ended June 30, 2024	Year ended December 31, 2024	Period from December 18 (Inception) to December 31, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Income Statement Data:
Formation and operating costs	$(760,739)	$(41,512)	$(286,649)	$(3,680)
Dividend income	$1,283,267	$–	$789,076	$–
Interest income	$21	$2	$211	$–
Net income (loss)	$522,549	$(41,510)	$502,638	$(3,680)
Basic and diluted net income per share, subject to possible redemption	$0.12	$–	$0.38	$–
Basic and diluted net loss per share, not subject to possible redemption	$(0.10)	$(0.03)	$(0.09)	$(0.37)
Weighted average shares outstanding, basic and diluted, subject to possible redemption	6,000,000	–	1,688,525	–
Weighted average shares outstanding, basic and diluted, not subject to possible redemption	1,750,000	1,500,000	1,570,355	10,000

	June 30, 2025	December 31, 2024	December 31, 2023
	(Unaudited)	(Audited)	(Audited)
Balance Sheet Data:
Total assets	$62,473,352	$61,808,811	$–
Total liabilities	$1,767,048	$1,625,056	$3,680
Ordinary shares subject to possible redemption	$62,372,343	$61,089,076	$–
Total shareholders’ deficit	$(1,666,039)	$(905,321)	$(3,680)

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	Six months ended June 30, 2025	Six months ended June 30, 2024	Year ended December 31, 2024	Period from December 18, 2023 (Inception) to December 31, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Statements of Cash Flow Data:
Cash flows used in operating activities	$(787,401)	$(23,001)	$(275,606)	$–
Cash flows used in investing activities	$–	$–	$(60,300,000)	$–
Cash flows provided by financing activities	$166,000	$44,562	$61,244,856	$–
Net change in cash	$(621,401)	$21,561	$669,250	$–
Cash at beginning of year	$669,250	$–	$–	$–
Cash at end of year	$47,849	$21,561	$669,250	$–

SELECTED HISTORICAL FINANCIAL INFORMATION OF MINGDE

Mingde presents below its summary of consolidating financial data for the periods indicated. The following summary historical financial data from Minde’s audited financial statements as of March 31, 2025 and 2024 included elsewhere in this proxy statement/prospectus. The summary financial data should be read in conjunction with Mingde’s financial statements and related notes and “Mingde’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with US GAAP. Mingde’s historical results are not necessarily indicative of its results for any future periods.

	March 31, 2024	March 31, 2025	March 31, 2025
	(Audited)	(Audited)	(Audited)
	RMB	RMB	US$
Balance Sheet Data:
Cash and cash equivalents	$15,642,560	$585,202	$80,643
Short-term investment	$–	$16,000,000	$2,204,859
Inventories	$336,922	$632,810	$87,204
Amounts due from related parties	$126,400	$1,339,000	$184,519
Prepayments and other current assets	$9,331,891	$2,454,136	$338,190
Property and equipment, net	$546,463	$534,026	$73,591
Operating lease right of use assets	$5,469,166	$6,637,141	$914,622
Deferred offering cost	$1,599,851	$3,781,659	$521,127
Goodwill	$–	$708,942	$97,695
Total assets	$33,053,253	$32,672,916	$4,502,450
Short-term borrowings	$5,000,000	$–	$–
Accounts payable	$–	$5,856	$807
Advance from customers	$27,893,632	$10,502,722	$1,447,314
Taxes payable	$4,383,897	$10,413,532	$1,435,023
Amounts due to related parties	$19,173,936	$20,109,722	$2,771,194
Operating lease liabilities, current	$1,081,370	$1,814,071	$249,986
Accrued expenses and other current liabilities	$3,059,912	$9,499,642	$1,309,086
Operating lease liabilities, non-current	$4,859,692	$5,346,727	$736,799
Total liabilities	$65,452,439	$57,692,272	$7,950,209
non-controlling shareholder's equity	$–	$(219,174)	$(30,203)
Total shareholders’ deficit	$(32,399,186)	$(25,019,356)	$(3,447,759)

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Consolidated Statements of Operations

	For the year ended March 31,
	2024	2025	2025
	RMB	RMB	US$
Revenues	41,606,354	109,988,114	15,156,767
Cost of revenues	(22,264,972)	(38,314,009)	(5,279,812)
Gross profit	19,341,382	71,674,105	9,876,955

Operating expenses:
Selling and marketing expenses	(22,995,404)	(49,337,137)	(6,798,839)
General and administrative expenses	(9,436,964)	(10,818,146)	(1,490,780)
Research and development expenses	(2,809,699)	(4,371,300)	(602,381)
Total operating expenses	(35,242,067)	(64,526,583)	(8,892,000)

Operating (loss)/income	(15,900,685)	7,147,522	984,955

Interest (expense)/income, net	(304,128)	220,724	30,417
Other income/(loss), net	4,639,045	(33,416)	(4,605)
(Loss)/income before income taxes	(11,565,768)	7,334,830	1,010,767
Income tax expense	–	–	–
Net (loss)/profit	(11,565,768)	7,334,830	1,010,767

Consolidated Statements of Cash Flows

	For the Years Ended March 31,
	2024	2025	2025
	RMB	RMB	US$
Summary Consolidated Cash Flow:
Net cash provided by operating activities	16,559,104	6,587,712	907,811
Net cash (used in)/provided by investing activities	(488,536)	1,491,738	205,567
Net cash used in financing activities	(599,851)	(7,136,808)	(983,478)
Net increase in cash and cash equivalents	15,470,717	942,642	129,900
Cash and cash equivalents, beginning of year	171,843	15,642,560	2,155,602
Cash and cash equivalents, end of year	15,642,560	16,585,202	2,285,502

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of Mingde and YHN on a stand-alone basis and the unaudited pro forma condensed consolidated per share data for the year ended March 31, 2025 after giving effect to the Business Combination assuming (i) no redemption of YHNA Ordinary Shares, and (ii) maximum redemption of YHNA Ordinary Shares. The pro forma earnings information for the year ended March 31, 2025 were computed as if the Business Combination had been completed on April 1, 2024, and carried forward through the interim period.

The pro forma earnings per share of the Combined Company is computed by dividing the pro forma income available to the Combined Company’s ordinary shareholders by the pro forma weighted-average number of YHNA Ordinary Shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of YHN and Mingde and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited YHN and Mingde pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of YHN and Mingde would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)
	Mingde	YHN	Pro Forma Combined Assuming Actual Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	Year ended March 31, 2025	Year ended June 30, 2025	Year Ended March 31, 2025	Year Ended March 31, 2025
Net (loss) income	$(176)	$1,066	(406)	(406)
Weighted average shares outstanding – basic and diluted	50,000,000	1,500,000	36,775,000	30,775,000
Basic and diluted net (loss) income per share	$(0.00)	$0.71	(0.01)	(0.01)

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SECURITIES AND DIVIDENDS

YHN’s units, ordinary shares and rights are each quoted on the Nasdaq, under the symbols “YHNAU,” “YHNA,” and “YHNAR,” respectively. Each YHNA Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. YHNA Units commenced trading on Nasdaq on September 18, 2024. YHN’s ordinary shares and public rights underlying the units sold in the IPO commenced trading separately on November 8, 2024 on a voluntary basis on Nasdaq.

YHN has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the PubCo board of directors. It is the present intention of the YHN Board to retain all earnings, if any, for use in its business operations and, accordingly, YHN’s board does not anticipate declaring any dividends in the foreseeable future.

Mingde’s securities are not currently publicly traded. We are applying to list the PubCo Ordinary Shares on Nasdaq under the symbol “[_____]” in connection with the Business Combination.

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RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination. The value of your investment in PubCo following consummation of the Business Combination will be subject to the significant risks affecting PubCo and Mingde. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the headings “Forward-Looking Statements,” “Mingde’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “YHN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes contained herein, you should carefully consider the following risk factors in deciding how to vote on the Proposals presented in this proxy statement/prospectus and before making a decision to invest in PubCo’s securities. The risks associated with Mingde, YHN, the Business Combination and PubCo have been generally organized according to these categories discussed below, and many of these risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks relating to Mingde, YHN, the Business Combination and PubCo, and not as a limitation on the potential impact of the matters discussed. The business, results of operations, financial condition and prospects of Mingde and PubCo could also be harmed by risks and uncertainties that are not presently known to them or that they currently believe are not material. If any of the risks actually occur, the business, results of operations, financial condition and prospects of Mingde and PubCo could be materially and adversely affected. Unless otherwise indicated, references to business being harmed in these risk factors include harm to business, reputation, brand, financial condition, results of operations and prospects.

Risks Related to Mingde’s Business

Mingde’s limited operating history makes it difficult to evaluate our business and prospects. Mingde cannot guarantee that it will be able to maintain the growth rate that we have experienced to date.

Mingde commenced its commercial operations in December 2019 and have a limited operating history. For the year ended March 31, 2025, the number of Mingde’s suppliers reached 57. Between the beginning of Mingde’s operations in December 2019 and the date of this report, the number of registered users has grown exponentially and reached 109,295. Mingde’s revenues reached approximately RMB110.0 million (US$15.2 million) and RMB41.6 million for the years ended March 31, 2025 and 2024, respectively. However, our historical performance may not be indicative of our future growth or financial results. Mingde cannot assure you that it will be able to grow at the same rate as we did in the past, or avoid any decline in the future. Mingde’s growth may slow down or become negative, and revenues may decline for a number of possible reasons, some of which are beyond Mingde’s control, including decreasing consumer spending, increasing competition, declining growth of Mingde’s overall market or industry, the emergence of alternative business models, changes in rules, regulations, government policies or general economic conditions. It is difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If Mingde’s growth rate declines, investors’ perceptions of its business and prospects may be materially and adversely affected and the market price of its Ordinary Shares could decline. You should consider Mingde ’s prospects in light of the risks and uncertainties that companies with a limited operating history may encounter.

Mingde incurred net losses in the past, anticipate increasing our operating expenses in the future, and may not sustain profitability.

Mingde has experienced net losses in the past. Although Mingde has reported net profit of approximately RMB$7.1 million (US$1.0 million) and net loss of approximately RMB11.6 million (US$1.6 million) for the years ended March 31, 2025 and 2024, respectively, and as of March 31, 2025, Mingde has accumulated deficits of approximately RMB35.0 million (US$4.8 million), Mingde still expect to make significant expenditures related to the development and expansion of Mingde’s business, including marketing, platform improvement, and system and operation optimization. These efforts may prove more expensive than Mingde currently anticipates, and it may not succeed in increasing its revenue sufficiently, or at all, to offset these higher expenses. If Mingde’s revenue declines or fails to grow at a rate faster than increases in its operating expenses, it will not be able to sustain profitability in future periods. As a result, Mingde may incur additional losses. Mingde cannot assure you that Mingde can sustain profitability.

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Mingde’s interim results may fluctuate significantly and may not fully reflect the underlying performance of its business.

Mingde’s interim results of operations, including the levels of its net revenues, expenses, net profit (loss) and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of its control, and period-to-period comparisons of its operating results may not be meaningful, especially given its limited operating history. Accordingly, the results for any interim period are not necessarily an indication of future performance. Fluctuations in interim results may adversely affect the market price of Mingde’s Ordinary Shares. Factors that may cause fluctuations in our interim financial results include:

•	Mingde’s ability to attract new clients and retain existing clients;
•	changes in Mingde’s mix of products and services and introduction of new products and services;
•	the amount and timing of operating expenses related to the maintenance and expansion of Mingde’s business, operations and manufacturing facility;
•	Mingde’s decision to manage client volume growth during the period;
•	the impact of competitors or competitive products and services;
•	increases in Mingde’s costs and expenses that it may incur to grow and expand its operations and to remain competitive;
•	changes in the legal or regulatory environment or proceedings, or export licensing or enforcement by government regulators, including fines, orders or consent decrees;
•	general economic, industry and market conditions; and
•	the timing of expenses related to the development or acquisition of technologies or businesses.

From time to time Mingde may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt its business and adversely affect its financial results.

Mingde may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve itscustomers. These transactions could be material to its financial condition and results of operations if consummated. If Mingde is able to identify an appropriate business opportunity, it may not be able to successfully consummate the transaction and, even if Mingde does consummate such a transaction, it may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;
•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;
•	difficulties in retaining, training, motivating and integrating key personnel;
•	diversion of management’s time and resources from our normal daily operations;
•	difficulties in successfully incorporating licensed or acquired technology and rights into Mingde’s system and products;
•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

Mingde may not make any investments or acquisitions, or future investments or acquisitions may not be successful, may not benefit its business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, Mingde cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced its existing products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

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If Mingde fails to anticipate consumer needs and provide products and services to attract and retain consumers, or fail to adapt its services or business model to changing consumer needs or emerging industry standards, our business may be materially and adversely affected.

The e-commerce market and offline retail stores in which Mingde operates as well as consumer needs and preferences are constantly evolving. As a result, Mingde must continuously respond to changes in the market and consumer demand and preferences to remain competitive, grow its business and maintain its market position. Mingde intend to further diversify its product and service offerings to add to its revenue sources in the future. New products and services, new types of buyers or new business models may involve risks and challenges Mingde does not currently face. For example, Mingde plans to continue to develop its DAKA membership stores and build an integrated ecosystem of business, shopping, entertainment for its members. Any similar new initiatives may require Mingde to devote significant financial and management resources and may not perform as well as expected. Furthermore, Mingde may have difficulty in anticipating consumer demand and preferences, and the products offered on its platform may not be accepted by the market or be rendered obsolete or uneconomical. Therefore, any inability to adapt to these changes may result in a failure to capture new consumers or retain existing consumers, the occurrence of which would materially and adversely affect our business, financial condition and results of operations.

In addition, to remain competitive, Mingde must continue to enhance and improve the responsiveness, functionality and features of our platform and offline retail stores. The e-commerce and retail markets are characterized by rapid technological evolution, changes in consumer requirements and preferences, frequent introductions of new products, features and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Mingde’s success will depend, in part, on its ability to identify, develop and adapt to new technologies useful in its business, and respond to technological advances and emerging industry standards and practices, in particular with respect to mobile internet, in a cost-effective and timely way. Mingde cannot assure you that it will be successful in these efforts.

If Mingde fails to maintain and improve the quality of its platform, it may not be able to attract and retain users.

To satisfy suppliers, businesses and consumers, Mingde needs to continue to improve its user experience as well as innovate and introduce features and services that users find useful and that cause them to use its platform more frequently. This includes improving Mingde’s technology to optimize search results, tailoring its database to additional geographic and market segments and improving the user-friendliness of its platform and its ability to provide high-quality support. Mingde’s users depend on its support organization to resolve issues relating to its platform. Mingde’s ability to provide effective support is largely dependent on its ability to attract and retain employees who are well versed in our platform. Any failure to maintain high-quality support, or a market perception that Mingde do not maintain high-quality support, could harm Mingde’s reputation or adversely affect its ability to market the benefits of its platform to existing and prospective users.

In addition, Mingde needs to adapt, expand and improve its platform and user interfaces to keep up with changing user preferences. Mingde invests substantial resources in researching and developing new features and enhancing its platform by incorporating these new features, improving functionality and adding other improvements to meet its users’ evolving demands. The success of any enhancements or improvements to Mingde’s platform or any new features depends on several factors, including timely completion, adequate quality testing, integration with technologies on our platform and third-party partners’ technologies and overall market acceptance. Because further development of Mingde’s platform is complex, challenging and dependent upon an array of factors, the timetable for the release of new features and enhancements to its platform is difficult to predict, and Mingde may not offer new features as rapidly as users of its platform require or expect. Additionally, the time, money, energy and other resources Mingde dedicates to developing new features or enhancements to its platform may be greater than the short-term, and potentially the total, returns from these new offerings.

It is difficult to predict the problems Mingde may encounter in introducing new features to its platform, and it may need to devote significant resources to the creation, support and maintenance of these features. Mingde provides no assurances that its initiatives to improve its user experience will be successful. Mingde also cannot predict whether any new features will be well received by users, or whether improving its platform will be successful or sufficient to offset the costs incurred to offer these new features. If Mingde is unable to improve or maintain the quality of its platform, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Any change, disruption, or discontinuity in the features and functions of major social media could severely limit Mingde’s ability to continue growing its member base, and its business may be materially and adversely affected.

Mingde’s success depends on its ability to attract and retain new members and expand its member base. Acquiring and retaining members on its platform is important to the growth and profitability of its business. Mingde employs social media as a tool for member acquisition and engagement. Although members can access Mingde’s platform without using social media, Mingde leverages social media, such as WeChat and Douyin, to enable members to share product information and their user experiences with their friends, family and other social contacts to generate low-cost organic traffic and active interactions among members. A portion of Mingde’s member traffic comes from such user recommendations or product introduction features which members can share with friends or contacts through social media. Due to the nature of Mingde’s business model, which resembles a dynamic and interactive shopping experience, it is impracticable for Mingde to accurately bifurcate and quantify the member traffic generated directly through its platform and social media.

To the extent that Mingde fails to leverage such social media, its ability to attract or retain members may be severely harmed. If any of these social media make changes to its functions or support, such as charging fees for functions or support that is currently provided for free, or stops offering its functions or support to Mingde, it may not be able to locate alternative platforms of similar scale to provide similar functions or support on commercially reasonable terms in a timely manner, or at all. Furthermore, Mingde may fail to establish or maintain relationships with additional social network operators to support the growth of its business on economically viable terms, or at all. Any interruption to or discontinuation of Mingde’s relationships with major social network operators may severely and negatively impact our ability to continue growing Mingde’s member base, and any occurrence of the circumstances mentioned above may have a material adverse effect on its business, financial condition and results of operations.

Mingde’s user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.

Mingde’s users access its platform through mobile devices. There is no guarantee that popular mobile devices will continue to support its platform or that mobile device users will use its platform rather than competing products. Mingde is dependent on the interoperability of its platform with popular mobile operating systems that Mingde does not control, such as Android and iOS, and any changes in such systems that degrade the functionality of our website or apps or give preferential treatment to competitors could adversely affect Mingde’s platform’s usage on mobile devices. Additionally, in order to deliver a high-quality mobile user experience, it is important that Mingde’s platform is designed effectively and works well with a range of mobile technologies, systems, networks and standards that Mingde does not control. Mingde may not be successful in developing relationships with key participants in the mobile industry or in developing features that operate effectively with these technologies, systems, networks or standards. In the event that it is more difficult for Mingde’s users to access and use its platform on their mobile devices or users find its mobile offering does not effectively meet their needs, Mingde’s competitors develop products and services that are perceived to operate more effectively on mobile devices or its users choose not to access or use its platform on their mobile devices or use mobile products that do not offer access to our platform, its user growth and user engagement could be adversely impacted.

If Mingde fails to maintain and enhance its brand, its business, results of operations and prospects may be materially and adversely affected.

Mingde believes that maintaining and enhancing its brand are of significant importance to the success of its business. A well-recognized brand is critical to increasing the number and the level of engagement of merchants and, in turn, enhancing its attractiveness to members. Successful promotion of its brand, platform and offline retail stores depends on, among other things, the effectiveness of its marketing efforts, its ability to provide a reliable, trustworthy and useful platform, the perceived value of its platform and its ability to provide quality support. In order to maintain and enhance Mingde’s brand, it will need to continuously invest in marketing programs that may not be successful in achieving meaningful awareness levels. However, brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses Mingde incurs in building and maintaining its brand. Mingde has conducted and may continue to conduct various marketing and brand promotion activities. Mingde cannot assure you, however, that these activities will be successful or that it will be able to achieve the brand awareness Mingde expect. In addition, Mingde’s competitors may increase the intensity of their marketing campaigns, which may force Mingde to increase its advertising spend to maintain its brand awareness.

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In addition, any negative publicity relating to Mingde’s platform and stores, regardless of its veracity, could harm its brand. If Mingde’s brand is harmed, it may not be able to grow or maintain its seller base, and its business, prospects, financial condition and results of operations could be materially and adversely affected.

Mingde faces intense competition and could lose market share to its competitors, which could adversely affect its business, financial condition, and operating results.

The market segments for e-commerce and retail stores are highly competitive, rapidly evolving, fragmented, and subject to changing technology, shifting needs, and frequent introductions of new competitors as well as new products and services. The level of competition within, and the frequency and likelihood of increased third-party investment and new competitors entering, such market segment may intensify further due to any pandemic in the future and the resulting increase in remote work, macroeconomic downturn, and increased unemployment rates.

Most platforms are not well-known in the market. Their main products and services are homogeneous and lack core competitiveness. They are vulnerable to price wars to compete for users, which reduces the gross profit margin of the entire industry. In the face of fierce competition in the industry, Mingde focus on building its brand awareness, diversifying its products and differentiating its services to better address the unique needs of its clients. Mingde plans to acquire smaller competitors to increase its market share and gradually expand its market influence.

However, Mingde cannot assure you that its strategies would be successfully implemented or Mingde may be able to compete successfully against its current and future competitors. If Mingde is unable to compete successfully against current and future competitors, its business, operating results, and financial condition would be adversely impacted.

Mingde relies on search engines, social networking sites and online streaming services to attract a meaningful portion of its users, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit its ability to attract new users.

Many users locate Mingde’s platform through internet search engines, such as Baidu, and advertisements on social networking sites and online streaming services, such as WeChat, Douyin and Xiaohongshu. If Mingde is listed less prominently or fail to appear in search results for any reason, visits to its website could decline significantly, and Mingde may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If the search engines on which Mingde relies for algorithmic listings modify their algorithms, Mingde may appear less prominently or not at all in search results, which could result in reduced traffic to its website that Mingde may not be able to replace. Additionally, if the costs of search engine marketing services, such as Baidu, increase, Mingde may incur additional marketing expenses, it may be required to allocate a larger portion of its marketing spend to this channel or it may be forced to attempt to replace it with another channel (which may not be available at reasonable prices, if at all), and our business, financial condition and results of operations could be adversely affected.

Furthermore, competitors may in the future bid on Mingde’s brand names and other search terms that it uses to drive traffic to its website. Such actions could increase Mingde’s marketing costs and result in decreased traffic to its website. In addition, search engines, social networking sites and video streaming services may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to Mingde’s website and sales of its services and products. Additionally, new search engines, social networking sites, video streaming services and other popular digital engagement platforms may develop in specific jurisdictions or more broadly that reduce traffic on existing search engines, social networking sites and video streaming services. If Mingde is not able to achieve awareness through advertising or otherwise, it may not achieve significant traffic to its website.

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Mingde relies on its information systems to manage its production and otherwise oversee its operations. Any malfunction of its systems could harm its ability to conduct its business operations.

Mingde depends on a variety of information technology systems for the efficient functioning of its business, including, without limitation, production management, logistics, website, and other aspects of operations. Mingde’s technology systems may not deliver desired results or may do so on a delayed schedule. Any improper functioning of our technology systems could cause interruptions or deoptimization of Mingde’s operations. Its technology systems are subject to damage or interruption from power surges and outages, facility damage, physical theft, computer and telecommunications failures, inadequate or ineffective redundancy, malicious code (including computer viruses, worms, ransomware, or similar), cyberattacks (including account compromise; phishing; spamming; denial of service attacks; and application, network or system vulnerability exploitation), software upgrade failures or code defects, natural disasters and human error. Design defects or damage or interruption to these systems may require a significant investment to fix or replace, disrupt Mingde’s operations, result in the loss or corruption of critical data, and harm its reputation, all of which could materially and adversely affect its business or results of operations.

Failure to protect the confidential information of Mingde’s users and network against security breaches could damage its reputation and brand and substantially harm its business and results of operations.

A significant challenge to the crowdsourcing industry is the secure storage of confidential information and its secure transmission over public networks. A majority of the orders and payments for Mingde’s products and services are made through its mobile app. In addition, all online payments are settled through third-party online payment services. Maintaining complete security on websites, app, and mini programs and systems for the storage and transmission of confidential or private information, such as users’ personal information, payment-related information, and transaction information, is essential to maintain consumer confidence in Mingde’s systems.

Mingde has adopted strict security policies and measures, including encryption technology, to protect its proprietary data and buyer information. Mingde has not encountered instances of material data breach or unauthorized system intrusion. However, advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that Mingde uses to protect confidential information. Mingde may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information Mingde holds with respect to its users. Such individuals or entities obtaining confidential or private information may further engage in various other illegal activities using such information. In addition, Mingde has limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which some of its users may choose to make payments for purchases. Any negative publicity on Mingde’s safety or privacy protection mechanisms and policies, and any claims asserted against Mingde or fines imposed upon it as a result of actual or perceived failures, could have a material and adverse effect on its public image, reputation, financial condition and results of operations. Any compromise of its information security or the information security measures of its contracted third-party online payment service providers could have a material and adverse effect on our reputation, business, prospects, financial condition and results of operations.

Mingde’s business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to its business practices, increased cost of operations, declines in user growth or engagement, or otherwise harm our business.

Mingde collects a large quantity of personal, transaction, demographic, behavior or other data from its users in order to better understand its users and their needs. Concerns about the collection, use, disclosure, or security of personal information or other privacy-related matters, even for those without merit, could damage its reputation, cause Mingde to lose users and adversely affect its business and results of operations. In particular, Mingde faces a number of challenges relating to data from transactions and other activities on our websites, app and mini programs, including:

•	protecting the data in and hosted on its system, including against attacks on our system by outside parties or fraudulent behavior by its employees;

•	addressing concerns related to privacy and sharing, safety, security and other factors; and

•	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

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Mingde is required by privacy and data protection laws in China and other jurisdictions, including, without limitation, the PRC Cybersecurity Law, to ensure the confidentiality, integrity and availability of the information of its users, members, advertising customers, and third-party content providers, which is also essential to maintaining their confidence in its services. However, the interpretation and implementation of such laws in China and elsewhere are often uncertain and in flux.

In November 2016, the SCNPC promulgated the PRC Cybersecurity Law, which provides that network operators must meet their cybersecurity obligations and take technical measures and other necessary measures to protect the safety and stability of their networks. Although Mingde only gains access to user information that is necessary for, and relevant to, the services provided, the data Mingde obtains and uses may include information that is deemed as “personal information” under the PRC Cybersecurity Law and related data privacy and protection laws and regulations.

While Mingde takes measures to comply with all applicable data privacy and protection laws and regulations, Mingde cannot guarantee the effectiveness of the measures undertaken by it and its business partners. The activities of third parties, such as Mingde’s users, merchants, brands, and other business partners are beyond its control. If any of these parties violate the PRC Cybersecurity Law and related laws and regulations, or fail to fully comply with the service agreements with Mingde, or if any of its employees fails to comply with its internal control measures and misuses the information, Mingde may be subject to regulatory actions. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, or any failure or perceived failure of its business partners to do so, or any failure or perceived failure of its employees to comply with its internal control measures, may result in negative publicity and legal proceedings or regulatory actions against Mingde, and could damage its reputation, discourage current and potential users and business partners from using its services and subject Mingde to claims, fines, and damages, which could have a material adverse effect on its business and results of operations.

Furthermore, on August 20, 2021, the SCNPC officially released the Law on Personal Information Protection of the PRC (the “PIP Law”), which provides the basic regime for personal information protection. New laws or regulations concerning data protection, or the interpretation and implementation of existing consumer and data protection laws or regulations, which is often uncertain and in flux, may be inconsistent with Mingde’s practices. The introduction of new products or other actions that Mingde may take may subject us to additional laws, regulations, or other government scrutiny. Complying with new laws and regulations could cause Mingde to incur substantial costs or require Mingde to change its business practices in a manner materially adverse to its business.

Mingde may need additional capital to fund its future operations and, if it is not available when needed, Mingde may need to reduce its planned expansion and marketing efforts, which may reduce our revenue.

Mingde believes that its existing working capital and cash available from operations will enable it to meet its working capital requirements for at least the next 12 months. However, if cash from future operations is insufficient, or if cash is used for acquisitions or other currently unanticipated uses, Mingde may need additional capital. As a result, Mingde could be required to raise additional capital. To the extent that Mingde raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution of the shares held by the existing shareholder. If additional funds are raised through the issuance of debt or equity securities, such securities may provide the holders certain rights, preferences, and privileges senior to those of shareholders holding Ordinary Shares, and the terms of any such debt securities could impose restrictions on Mingde’s operations. Mingde cannot assure you that additional capital, if required, will be available on acceptable terms, or at all. If Mingde is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development and marketing efforts, which could harm its business, financial condition and operating results.

If Mingde is unable to manage its anticipated growth effectively, its business could be adversely affected.

In order to develop Mingde’s business, it needs to hire and retain key managers and executives in all areas of its operations. Its future operating results depend to a large extent on its ability to develop and manage expansion and growth successfully. With the possible rapid development of its operation, increased capital requirements, the continuous expansion of business scope, and the continuous increase of personnel, higher requirements will be placed on its corporate governance and management capabilities. To manage such growth, Mingde must put in place legal and accounting systems, and implement human resource management and other tools. Mingde has taken preliminary steps to put this structure in place, such as seeking qualified personnel, strengthening different levels of management systems and providing regular corporate governance trainings. However, there is no assurance that Mingde will be able to expand its business or successfully manage any growth that may result. Failure to expand its operations or manage its growth effectively could materially and adversely affect our ability to market its services in multiple venues.

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Mingde relies on third parties in many aspects of its business, which creates additional risk.

Due to the scale and scope of Mingde’s business, it must rely on relationships with third parties, including its suppliers, distributors, contractors, commercial banks and external business partners, for certain functions. If Mingde is unable to effectively manage its third-party relationships and the agreements under which its third-party partners operate, its results of operations and cash flows could be adversely impacted. Further, failure of these third parties to meet their obligations to Mingde or substantial disruptions in the relationships between Mingde and these third parties could adversely impact its operations and financial results. Additionally, while Mingde has policies and procedures for managing these relationships, they inherently involve a lesser degree of control over business operations, governance and compliance, thereby potentially increasing its financial, legal, reputational and operational risk.

Mingde’s businesses face cost fluctuations and pressures that could affect its business results.

Mingde’s costs are subject to fluctuations, particularly due to changes in the prices of commodities and raw and packaging materials and the costs of labor, transportation, energy, pension and healthcare. Inflation pressures could also result in increases in these input costs. Therefore, Mingde’s business results depend, in part, on its continued ability to manage these fluctuations through pricing actions, cost saving projects and sourcing decisions, while maintaining and improving margins and market share. Failure to manage these fluctuations could adversely impact its results of operations or cash flows.

If Mingde fails to hire, retain and train qualified employees or sufficient workforce while controlling its labor costs, its business may suffer.

Mingde’s ability to grow business operations depends on its ability to attract, retain and train qualified employees with reasonable costs. Labor costs in China have increased with China’s economic development. Mingde’s labor costs include wages, performance bonuses and other costs. In the fiscal years ended March 31, 2025 and 2024, labor costs have accounted for 10.8% and 14.8% of its operating expenses, respectively. To balance employee incentives and cost control, Mingde has taken measures to design and adjust our salary structures to keep Mingde’s development strategies in line with employees’ individual development needs. If Mingde cannot effectively control and reduce labor and other operating costs while its business continues to grow, its business conditions, financial conditions and operating results may be adversely affected.

Mingde’s success depends substantially on the continued retention of certain key personnel and its ability to hire and retain qualified personnel in the future to support its growth and execute its business strategy.

If Mingde’s key personnel are unable or unwilling to continue in their present positions, its business may be disrupted and its financial condition and results of operations may be materially and adversely affected. Mingde depends on the abilities and participation of its current management and technology team generally. Mingde relies particularly upon its technology team who is responsible for the development and maintenance of its platform. The loss of the services of key members of its technology team for any reason could significantly adversely impact its business and results of operations. Mingde implement the following measures to avoid the loss of core personnel and stabilize its workforce: (1) it conducts regular remuneration surveys and build an attractive compensation system in accordance with industry trends; (2) it provides comprehensive benefits for employees; (3) it has built a comprehensive promotion and training system to provide employees with sufficient career development opportunities. Competition for senior management and senior technical personnel in the PRC is intense and the pool of qualified candidates is very limited. Mingde cannot assure you that the services of its key personnel will continue to be available to us, or that Mingde will be able to find a suitable replacement for them if they were to leave.

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Mingde may not be able to adequately protect its intellectual property rights, and its competitors may be able to offer similar products and services, which would harm its competitive position.

Mingde’s success depends in part upon its intellectual property rights. Mingde relies primarily on copyright, trademark, trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect its proprietary rights over its products, procedures and services. Other persons could copy or otherwise obtain and use its technology without authorization, or develop similar IP independently. Mingde may also pursue the registration of our domain names, trademarks, and service marks in other jurisdictions, including the United States. However, the intellectual property laws in China are not considered as strong as comparable laws in the United States or the European Union. Mingde cannot assure you that it will be able to protect our proprietary rights. Further, Mingde’s competitors may be able to independently develop similar or more advanced technology, duplicate its products and services or design around any intellectual property rights we hold. Further, Mingde’s intellectual property rights may be subject to termination or expirations. The loss of intellectual property protections or the inability to timely regain intellectual property protections could harm our business and ability to compete.

Mingde may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

Mingde cannot be certain that its operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. Mingde may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by Mingde’s products, services or other aspects of its business without its awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against Mingde, it may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and Mingde cannot assure you that PRC courts or regulatory authorities would agree with Mingde’s analysis. If Mingde was found to have violated the intellectual property rights of others, it may be subject to liability for its infringement activities or may be prohibited from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives of its own. As a result, Mingde’s business and results of operations may be materially and adversely affected.

Mingde’s business, financial condition and results of operations could be significantly and adversely affected if it cannot continually work with its major suppliers.

In the past, Mingde experienced a concentration of suppliers, and a few major suppliers contributed to a significant part of its total purchase. For the year ended March 31, 2025, six suppliers accounted for approximately 14.7%, 14.5%, 13.7%, 13.5%, 13.4%, and 10.1% of its total purchases, respectively. For the year ended March 31, 2024, two suppliers accounted for approximately 34.2% and 32.6% of its total purchases, respectively.

Mingde cannot guarantee that major suppliers will continue to work with it in the future. If those suppliers stop listing their products on Mingde’s platform, its revenues may drop significantly if it cannot find new suppliers quickly.

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Uncertain economic or social conditions may adversely impact demand for Mingde’s products or cause its customers and other business partners to suffer financial hardship, which could adversely impact its business.

Mingde’s business could be negatively impacted by reduced demand for its services and products related to one or more significant local, regional or national economic or social disruptions. These disruptions have included and may in the future include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for its suppliers, vendors or customers; a significant shift in government policies; significant social unrest; the deterioration of economic relations between countries or regions, including potential negative consumer sentiment toward non-local products or sources; or the inability to conduct day-to-day transactions through its financial intermediaries to pay funds to or collect funds from its customers, vendors and suppliers. Additionally, these and other economic conditions may cause its suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide us with the materials and services Mingde needs, in which case its business and results of operations could be adversely affected.

Customers may also suffer financial hardships due to economic conditions such that their accounts become uncollectible or are subject to longer collection cycles. In addition, if Mingde are unable to generate sufficient sales, income and cash flow, it could affect Mingde’s ability to achieve expected share repurchase and dividend payments.

If Mingde become subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, it may have to expend significant resources to investigate and resolve the matter which could harm its business operations, this offering and its reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Many of these companies have been subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on Mingde, its business and this offering. If Mingde becomes the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it will have to expend significant resources to investigate such allegations and/or defend its company. This situation may be a major distraction to Mingde’s management. If such allegations are not proven to be groundless, its business operations will be severely hindered and your investment in our Ordinary Shares could be rendered worthless.

Mingde’s competitors may have much more financial, technological, research and development, marketing, distribution and other resources than it do. They may also have a longer operating history, a larger customer base or wider and deeper market coverage. In addition, when Mingde expands to new markets, it will face competition from new domestic or foreign competitors, which may also enter its current market.

Although Mingde does not compete against other manufacturers and distributors solely based on prices, if its competitors offer their products and services at lower prices, it may be forced to provide aggressive discounts or rebates to its customers and its revenue may decrease.

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Mingde does not have any business insurance coverage except for property insurance and workers’ compensation insurance.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, Mingde and its subsidiaries do not carry any business interruption insurance, product liability insurance or any other business insurance policies except for property insurance and workers’ compensation insurance. Mingde has determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, Mingde and its subsidiaries may incur uninsured losses, and any uninsured business disruptions may result in its incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Mingde’s failure to fully comply with PRC labor-related laws may expose us to potential penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. We have not fully complied with the relevant PRC laws and regulations such as failing to make adequate employee benefit payments to the social security insurance and housing provident fund to the competent local governmental authorities. As such, we may be required to make up the contributions for these plans as well as to pay late fees and fines. Any such actions may adversely affect our financial condition and results of operations.

Mingde may have exposure to greater than anticipated tax liabilities.

Mingde is subject to enterprise income tax, value-added tax, and other taxes in each province and city in China where it has operations. Mingde’s tax structure is subject to review by various local tax authorities. The determination of its provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of Mingde’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although Mingde believes its estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in its financial statements and may materially affect its financial results in the period or periods for which such determination is made.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

In the PRC, governmental measures implemented by the Chinese government included various stages of lockdowns, closures, quarantines, and travel bans. In the year of 2022, the resurgence of the COVID-19 pandemic in China and the relevant lockdown measures taken by government had negatively impact on the industry, while the impact on our business and operation was minimal.

On December 7, 2022, the joint prevention and control mechanism of the State Council of China issued the “New Ten Rules,” which means that the control measures for epidemic prevention are gradually liberalized. The extent of the impact of COVID-19 on our future financial results will be dependent on future developments, the potential resurgence of the pandemic, future government actions in response to the pandemic and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

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We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our facilities and properties as well as adversely affect our business, financial condition, and results of operations.

Risks Relating to Mingde’s Corporate Structure

If the PRC government determines that the contractual arrangements constituting the part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of internet-based businesses, such as provision of internet information services, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication enterprise (except for e-commerce, domestic multi-party communications, storage-forwarding, and call centers) in accordance with the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition) which took effect and replaced the previous version on November 1, 2024, by the National Development and Reform Commission, or the NDRC, and the MOFCOM, and other applicable laws and regulations.

We are a company incorporated under the laws of the Cayman Islands. To comply with PRC laws and regulations, we conduct our internet-related business in China through the VIE incorporated in China. The VIE is owned by PRC citizens who are our founders, with whom we have contractual arrangements. The contractual arrangements enable us to obtain substantially all of the economic benefits arising from the VIE as well as consolidate the financial results of the VIE in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The VIE holds the licenses, approvals, and key assets that are essential for the operations of certain of our businesses.

In the opinion of Mingde’s PRC legal counsel, (i) the ownership structures of the WFOE and the VIE in China, both currently and immediately after giving effect to this offering, do not violate any explicit provision of applicable PRC laws, regulations, or rules currently in effect, and (ii) subject to the risks as disclosed in “—Risks Relating to Mingde’s Corporate Structure” and “Mingde’s Business - Corporate History,” each agreement of the contractual arrangements among Mingde, our WFOE, the VIE and its shareholders governed by PRC laws is valid, binding, and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and does not violate any explicit provisions of applicable PRC laws currently in effect. However, there are uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The relevant PRC regulatory authorities have discretion in determining whether a particular contractual structure violates PRC laws and regulations. Thus, we cannot assure you that the PRC government will not ultimately take a view contrary to the opinion of the PRC counsel of Mingde. If we are found in violation of any PRC laws or regulations or if the contractual arrangements among Mingde, our WFOE, the VIE, and its shareholders are determined as illegal or invalid by any PRC court, arbitral tribunal or regulatory authorities, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

•	revoke the agreements constituting the contractual arrangements;
•	revoke our business and operating licenses;
•	require us to discontinue or restrict operations;
•	restrict our right to collect revenue;
•	restrict or prohibit our use of the proceeds from our public offering to fund our business and operations in China;
•	shut down all or part of our websites, apps, or services;
•	levy fines on us or confiscate the proceeds that they deem to have been obtained through non-compliant operations;
•	require us to restructure the operations in such a way as to compel us to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff, and assets;
•	impose additional conditions or requirements with which we may not be able to comply; or
•	take other regulatory or enforcement actions that could be harmful to our business.

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If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our Ordinary Shares may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIE that conducts a substantial proportion of, and performs critical functions in, our operations. In addition, we and our principal shareholders are subject to pre-reporting requirement from the relevant regulatory authorities for any change of control.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. At the press conference held for the Trial Measures on the same day, officials from the CSRC clarified that, as for companies seeking overseas listing with contractual arrangements, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of such companies if they duly meet the compliance requirements, and support the development and growth of these companies. If we fail to complete the filing with the CSRC in a timely manner or at all for any future offerings, listing or any other capital raising activities which are subject to the filing requirements under the Trial Measures, due to our contractual arrangements, our ability to raise or utilize funds could be materially and adversely affected, we may even need to unwind our contractual arrangements or restructure our business operations to rectify the failure to complete the filings, and our ADSs may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of the VIE which conducts a substantial portion of our operations. Given that the Trial Measures were recently promulgated, their interpretation, application, and enforcement and how they will affect our operations and our future financing may involve uncertainties over time as new guidance becomes available. Mingde, the VIE, and investors of Mingde face uncertainties about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a group.

Furthermore, any of the equity interest in the VIE under the name of any record shareholder of the VIE may be put under court custody in connection with litigation, arbitration, or other judicial or dispute resolution proceedings against that record holder. We cannot be certain that the equity interest will be disposed of in accordance with the contractual arrangements. In addition, new PRC laws, rules, and regulations may be introduced to impose additional requirements that may impose additional challenges to our corporate structure and contractual arrangements. The occurrence of any of these events or the imposition of any of these penalties may materially and adversely affect our ability to conduct internet-related businesses. In addition, if the imposition of any of these penalties causes us to be unable to direct the activities of the VIE or the right to receive their economic benefits, we would no longer be able to consolidate the VIE into our financial statements, which could materially and adversely affect our financial condition and results of operations.

Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE stakeholders may fail to perform their obligations under our contractual arrangements.

Since PRC laws limit foreign equity ownership in certain businesses in China, we operate such businesses in China through the VIE, in which we have no ownership interest and rely on a series of contractual arrangements with the VIE and its shareholders to control and operate these businesses. Our revenue and cash flow from our such businesses are attributed to the VIE. The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of the VIE, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if the VIE or its shareholders fail to perform their respective obligations, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these contractual arrangements or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may lose control over the assets owned by the VIE. As a result, we may be unable to consolidate the VIE in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

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Our current corporate structure and business operations may be affected by the Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020. Along with the Foreign Investment Law, the Implementing Rules of Foreign Investment Law promulgated by the State Council and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law promulgated by the Supreme People’s Court became effective on January 1, 2020. Since the Foreign Investment Law and its current implementation and interpretation rules are relatively new, uncertainties still exist in relation to their further application and improvement. According to the Foreign Investment Law, “foreign investment” refers to investment activities carried out directly or indirectly by foreign natural persons, enterprises, or other organizations, or “foreign investors,” including the following: (i) foreign investors establishing foreign-invested enterprises in China alone or collectively with other investors; (ii) foreign investors acquiring shares, equities, properties, or other similar rights of Chinese domestic enterprises; (iii) foreign investors investing in new projects in China alone or collectively with other investors; and (iv) foreign investors investing through other ways prescribed by laws, regulations, or guidelines of the State Council. The Foreign Investment Law and its current implementation and interpretation rules do not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under the definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations, or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations, or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our contractual arrangements with the VIE will not be deemed as a foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list.” The Foreign Investment Law provides that foreign-invested entities operating in “restricted” industries will require market entry clearance and other approvals from relevant PRC government authorities. Pursuant to the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition), the value-added telecommunication services we provide fall within the restricted category. If our contractual arrangements with the VIE is deemed as a foreign investment in the future, and any business of the VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operations.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals, and assets held by the VIE, which could render us unable to conduct some or all of our business operations and constrain our growth.

The VIE holds licenses, approvals, and assets that are necessary for the operation of certain of our businesses, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC laws. The contractual arrangements contain terms that specifically obligate the shareholders of the VIE to ensure the valid existence of the VIE and restrict the disposition of material assets or any equity interest of the VIE. However, in the event the shareholders of the VIE breach the terms of these contractual arrangements and voluntarily liquidate the VIE, or the VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to operate some or all of our businesses or otherwise benefit from the assets held by the VIE, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, if the VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIE, thereby hindering our ability to operate our business as well as constrain our growth.

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We may not be able to enforce the contractual arrangements with the VIE.

All the agreements which constitute the contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these agreements would be interpreted in accordance with PRC laws and disputes would be resolved in accordance with PRC legal procedures. In the event that we are unable to enforce the contractual arrangements, or if we experience significant time delays or other obstacles in enforcing them, our ability to conduct the relevant businesses through the VIE and our financial condition and results of operations may be materially and adversely affected.

The contractual arrangements contain provisions to the effect that the arbitral body may award remedies over the shares or assets of the VIE, or grant injunctive relief or winding up of the VIE. These agreements also contain provisions to the effect that courts of competent jurisdictions are empowered to grant interim remedies in support of the arbitration pending the formation of an arbitral tribunal. However, under PRC laws, these terms may not be enforceable. Under PRC laws, an arbitral body does not have the power to grant injunctive relief or to issue a provisional or final liquidation order for the purpose of protecting assets of or equity interests in the VIE in case of disputes. In addition, interim remedies or enforcement orders granted by courts in overseas jurisdictions such as Hong Kong and the Cayman Islands may not be recognizable or enforceable in other countries under the local laws. PRC laws does allow the arbitral body to grant an award of transfer of assets of or equity interests in the VIE in favor of an aggrieved party. Therefore, in the event of breach of any agreements constituting the contractual arrangements by the VIE or its respective shareholders and if we are unable to enforce the contractual arrangements, our ability to conduct our business could be negatively affected.

The contractual arrangements with the VIE may be subject to scrutiny by the tax authorities in China. Any adjustment of related party transaction pricing could lead to additional taxes.

The tax regime in China is evolving, and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the VIE owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules, and regulations, arrangements and transactions among related parties, such as the contractual arrangements with the VIE, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s-length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or the VIE could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest.

The shareholders, directors and officers of the VIE, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company.

The PRC laws provides that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the VIE must act in good faith and in the best interests of the VIE and must not use their respective positions for personal gain. We control the VIE through contractual arrangements, and the business and operations of the VIE are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these persons may arise due to dual roles both as directors and executive officers of the VIE and as directors or employees of our company, and may also arise due to dual roles both as shareholders of the VIE and as directors or employees of our company.

We cannot assure you that these persons will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these persons will ensure that the VIE will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “—We may lose the ability to use, or otherwise benefit from, the licenses, approvals, and assets held by the VIE which could render us unable to conduct some or all of our business operations and constrain our growth” above.

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If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs.

Pursuant to the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition), foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, including ICP services, with the exception of e-commerce, domestic multi-party communications, storage-forwarding, and call centers businesses. Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council on December 11, 2001 and amended on February 6, 2016, or the FITE Regulation (2016 Version), the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations overseas, or the Certain Qualification Requirements. On March 29, 2022, the Decision of the State Council on Revising and Repealing Certain Administrative Regulations, which took effect on May 1, 2022, was promulgated to amend certain provisions of regulations including the FITE Regulation (2016 Version). Pursuant to the revised Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulation (2022 Version), the foreign investor contemplating to acquire equity interests in a value-added telecommunications services provider in China will not be required to demonstrate its Certain Qualification Requirements. Given the recency of the issuance of the FITE Regulation (2022 Version), substantial uncertainties exist as to whether in practice the Certain Qualification Requirements will still be applied to, and whether and what other qualification requirements will be imposed on or applied to, a foreign investor with respect to holding equity interest in a value-added telecommunications services provider in China. We face the risk of not satisfying the requirement promptly. If the PRC laws were revised to allow foreign investors to hold more than 50% of the equity interests of value-added telecommunications enterprises, we might be unable to unwind the contractual arrangements before we were able to comply with applicable qualification requirements, or if we attempt to unwind the contractual arrangements before we are able to comply with applicable qualification requirements we may be ineligible to operate our value-added telecommunication businesses and may be forced to suspend our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Pursuant to the contractual arrangements, we have the exclusive right to purchase all or any part of the equity interests in the VIE from the respective shareholders for a nominal price, unless the relevant government authorities or PRC laws request that the equity interests be evaluated upon purchase and in which case the purchase price shall be adjusted based on the evaluation result. Subject to relevant laws and regulations, the respective shareholders shall return any amount of purchase price they have received to WFOE. If such a return of purchase price takes place, the competent tax authority may require WFOE to pay enterprise income tax for ownership transfer income, in which case the amount of tax could be substantial.

Risks Related to Doing Business in China

PRC regulatory authorities could disallow Mingde’s holding company structure.

Mingde is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted through its subsidiaries, variable interest entity (“VIE”) and subsidiary and affiliates of VIE. Mingde HK is a wholly owned subsidiary of Mingde. Rongganghui is a wholly foreign-owned enterprise (the “WFOE”). Mingde conducted its business in the PRC through a series of contractual agreements entered into by the WFOE with the VIE based in China. Under this holding company structure, investors in the Ordinary Shares are purchasing equity interests in the Cayman Islands holding company. This holding company structure involves unique risks to investors and investors may never hold equity interests in the Chinese operating companies. Chinese regulatory authorities could disallow Mingde’s structure which, in turn, would likely result in a material change in its operations or the value of our Ordinary Shares. In such an event, the value of PubCo Ordinary Shares could significantly decline or become worthless.

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Laws regulating foreign investment in China include the PRC Foreign Investment Law effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While Mingde does not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether its industry will be named in an updated “negative list” to be issued in the future. If Mingde’s industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that it would be unable to do business in China as it is currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on Mingde’s current corporate structure, which in turn could have a material adverse impact on its business and operations, its ability to raise capital and the market price of PubCo Ordinary Shares. In such event, despite Mingde’s efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue its operations in China, Mingde may experience material changes in its business and results of operations, its attempts may prove to be futile due to factors beyond its control, and the value of the PubCo Ordinary Shares may significantly decline or become worthless.

The PRC government has significant oversight and discretion over the conduct of Mingde’s business, and it may intervene or influence Mingde’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material adverse change in its operations and/or the value of our Ordinary Shares.

As a business operating in the mainland China, Mingde is subject to the laws and regulations of the mainland China, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of Mingde’s business, and may intervene or influence its operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material adverse change in our operations and/or the value of our Ordinary Shares. The PRC government has recently published new policies that significantly affected certain industries and Mingde cannot rule out the possibility that PRC government will in the future release regulations or policies that directly or indirectly affect Mingde’s industry or require it to seek additional permission to continue its operations. Therefore, investors of Mingde’s company and its business face potential uncertainty from actions taken by the PRC government affecting its business. In addition, the Chinese government has exerted more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Such actions could significantly limit or completely hinder Mingde’s ability to offer or continue to offer securities to investors and cause the value of PubCo Ordinary Shares to significantly decline or be worthless. For more details, see “— The approval of PRC government authorities may be required in connection with this offering under PRC law, and if required, Mingde cannot predict whether or for how long it will be able to obtain such approval.” and “— Any failure by Mingde to meet with the continue developing PRC legal system could adversely affect us.”

The PRC government’s significant oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Mingde’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Mingde conduct its business primarily in China. Mingde’s operations in mainland China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the conduct of Mingde’s business, and may intervene or influence its operations and its ability to offer or continue to offer securities to investors. The PRC government has recently published new policies that significantly affected certain industries and Mingde cannot rule out the possibility that the PRC government will in the future release regulations or policies that directly or indirectly affect Mingde’s industry or require Mingde to seek additional permission to continue its operations. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Such action could result in a material adverse change in Mingde’s operation and/or the value of PubCo Ordinary Shares. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Therefore, investors of Mingde and its business face potential uncertainty from actions taken by the PRC government affecting Mingde’s business.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on Mingde’s business, financial conditions and results of operations.

Mingde’s operations are located in China. Accordingly, Mingde’s business, prospects, financial condition and results of operations may be affected to a significant degree by political, economic and social conditions in China generally.

The PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, and such measures and policies relating to such measures are evolving and subject to change. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of Mingde and its business face potential uncertainty from the PRC government.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect Mingde’s business and operating results, lead to reduction in demand for its services and adversely affect its competitive position.

The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Mingde. For example, Mingde’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth, and the growth rate of the Chinese economy has gradually slowed since 2010, and the impact of COVID-19 on the global and Chinese economy since 2020 is severe. Any prolonged slowdown in the Chinese economy may reduce the demand for our offerings of products and services and materially and adversely affect Mingde’s business and results of operations. Furthermore, the increased global focus on social, ethical and environmental issues may lead to China’s adoption of more stringent standards in these areas, which may adversely impact the operations of China-based companies including Mingde.

The approval of PRC government authorities may be required in connection with this offering under PRC law, and if required, Mingde cannot predict whether or for how long it will be able to obtain such approval.

Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires overseas special purpose vehicles that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicles or held by its shareholders as considerations to obtain the approval of the MOFCOM, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the interpretation and application of the M&A Rules remain unclear. It is uncertain whether it would be possible for Mingde or how long it will take Mingde to obtain the approval, and even if Mingde obtains such MOFCOM approval, such MOFCOM approval could be rescinded. Any failure to obtain or delay in obtaining MOFCOM approval for this offering, or a rescission of such MOFCOM approval is obtained by Mingde, would subject Mingde to sanctions imposed by the MOFCOM and other PRC regulatory agencies, which could include fines and penalties on our operations in China, restrictions or limitations on Mingde’s ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect Mingde’s business, financial condition and results of operations.

Our PRC counsel has advised us that based on their understanding of the current PRC laws, rules and regulations that we will not be required to submit an application to the MOFCOM for the approval under the M&A Rules for this offering or the listing and trading of the Ordinary Shares on the Nasdaq Stock Market, primarily because (i) the MOFCOM currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the MOFCOM, would reach the same conclusion as we do. If it is determined that MOFCOM approval is required for this offering, we may face sanctions by the MOFCOM or other PRC regulatory agencies for failure to seek MOFCOM approval for this offering.

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In December 2021, the CAC, together with other authorities, jointly promulgated the Revised Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Revised Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators that conduct data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security.

The Revised Cybersecurity Review Measures further stipulates that a network platform operator that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review when it seeks to list overseas. This requirement only applies in situations where a company is seeking to list its securities in other countries. As of the date of this prospectus, the number of users involved in the personal information held by Mingde is far less than one million. Therefore, the risk that Mingde is subject to cybersecurity review due to this offering is remote. As of the date of this prospectus, Mingde and its subsidiaries have not been designated by the relevant PRC authorities as a critical information infrastructure operator, nor have we been involved in any formal investigations on cybersecurity review made by the CAC or any other PRC authority on such basis or any cybersecurity-related warning or sanction from the PRC government or any notice from relevant authorities specifying us to file for the cybersecurity review.

Any failure by Mingde to meet with the continue developing PRC legal system could adversely affect Mingde.

The PRC legal system is a civil law system based on written statutes, where prior court decisions have limited precedential value. The PRC legal system is evolving rapidly, and the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

In particular, PRC laws and regulations concerning the internet-related industries are developing and evolving. Although Mingde has taken measures to comply with the laws and regulations applicable to its business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating internet-related industries. We cannot assure you that Mingde’s business operations will meet the requirements of governmental authorities in China in a timely manner, or that its business operations would not be deemed to violate any such new PRC laws or regulations. Moreover, developments in the internet-related industries may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which in turn may limit or restrict Mingde, and could materially and adversely affect its business and operations.

Further, Mingde is also subject to a variety of laws and regulations in the PRC regarding our capital raising activities, which may be continuously evolving and under development. For instance, on February 17, 2023, the CSRC released the Trial Measures, which was formally implemented on March 31, 2023. Under Trial Measures, a filing-based regulatory system will also be applied to “indirect overseas offering and listing” of PRC domestic companies.

From time to time, Mingde may have to resort to administrative and court proceedings to enforce its legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to predict the outcome of a judicial or administrative proceeding. These uncertainties may impede Mingde’s ability to enforce the contracts it has entered into and could materially and adversely affect its business and results of operations.

Mingde may not always be aware of any potential violation of government policies and rules that may not be made available to us in a timely manner. Such unpredictability towards Mingde’s contractual, property (including intellectual property) and procedural rights could adversely affect its business and impede its ability to continue its operations.

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Mingde may be adversely affected by the complexity, uncertainties and changes in PRC regulation governing manufacturing businesses and companies, and any lack of requisite approvals, licenses or permits applicable to Mingde’s business may have material adverse effect on its business and results of operations.

Mingde’s business is subject to a variety of laws and regulations in the PRC governing the internet industry. The application and interpretation as to certain of these laws and regulations involve uncertainties, and may be interpreted and administered inconsistently among different governmental authorities and local bureaus. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

However, Mingde cannot assure you that we have obtained all the permits or licenses required for conducting its business in China or will be able to maintain its existing licenses or obtain new ones. If the PRC government considers that Mingde was operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of Mingde’s business, it may levy fines, confiscate Mingde’s income, revoke Mingde’s business licenses, and require Mingde to discontinue its business or impose restrictions on the affected portion of its business. Any of these actions may have a material adverse effect on Mingde’s business and results of operations. For details on PRC regulations which may affect our business, see “Regulation.”

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against Mingde or its management named in the prospectus based on foreign laws.

Mingde is an exempted company incorporated under the laws of the Cayman Islands. However, Mingde conducts a large portion of our operations in China and a large portion of its assets are located in China. In addition, most of Mingde’s senior executive officers have significant ties with China. As a result, it may be difficult for you to effect service of process upon Mingde or its management named in the prospectus inside mainland China. It may also be difficult for you to enforce in U.S. courts of the judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Mingde and its officers and directors as most of them currently do not reside in the United States or do not have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against Mingde or its persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against Mingde or its directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in China.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross- border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. In addition, entities or individuals are prohibited from providing documents and information in connection with any securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests. See also “Risks Factors — Risks Related to PubCo — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.” for risks associated with investing in us as a Cayman Islands company.

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If PubCo is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within China is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. The Notice Regarding the Determination of Chinese-Controlled Offshore- Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, which was amended by the State Administration of Taxation on December 29, 2017, or Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

PubCo believes it is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that PubCo is a PRC resident enterprise for enterprise income tax purposes, PubCo could be subject to PRC tax at a rate of 25% on our worldwide income, and PubCo may be required to withhold a 10% withholding tax from dividends PubCo pays to its shareholders that are non-resident enterprises, subject to any reduction set forth in applicable tax treaties. In addition, non-resident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if PubCo is deemed a PRC resident enterprise, dividends payable to PubCo’s non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 10% in the case of non-PRC enterprises or a rate of 20% in the case of non-PRC individuals unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of PubCo would be able to claim the benefits of any tax treaties between their country or area of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Ordinary Shares.

Mingde faces uncertainties with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

Mingde faces uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in Mingde by non-resident investors. In February 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

October 17, 2017, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

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Mingde faces uncertainties on the reporting and consequences of past or future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in Mingde by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non- resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request Mingde’s PRC subsidiary to assist in the filing. As a result, Mingde and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under Bulletin 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Bulletin 7, Mingde’s income tax costs associated with such transactions will be increased, which may have an adverse effect on its financial condition and results of operations. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on Mingde or require Mingde to provide assistance to them for the investigation of any transactions Mingde was involved in. Heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions Mingde may pursue in the future.

If Mingde’s preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, Mingde may be required to pay tax, interest and penalties in excess of Mingde’s tax provisions. Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect Mingde’s financial condition and results of operations.

The Chinese government has provided tax incentives to Mingde’s PRC subsidiaries, primarily in the form of reduced enterprise income tax rates. For example, under the Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. In addition, Mingde’s PRC subsidiaries enjoy local government subsidies. Any increase in the enterprise income tax rate applicable to Mingde’s PRC subsidiaries in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by Mingde’s PRC subsidiaries in China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of Mingde’s business, it is subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although Mingde believes its tax provisions are reasonable, it cannot guarantee whether these third parties strictly comply with these provisions or relevant tax laws. If Mingde’s suppliers or customers fail to comply with PRC tax laws and other related laws and regulations, it may lead to negative news, investigation, administrative penalties or legal disputes or proceedings, which may affect their cooperation with Mingde, and thus may adversely affect Mingde’s reputation. And if the PRC tax authorities successfully challenge Mingde’s position or its cooperate manner with its suppliers or customers and Mingde is required to pay tax, interest and penalties in excess of its tax provisions, Mingde’s financial condition and results of operations would be materially and adversely affected.

Government subsidies and preferential tax treatments are subject to discretions of the relevant governmental authorities and Mingde’s eligibility for them are therefore out of its control. Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect Mingde’s financial condition and results of operations.

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Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject Mingde to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of Mingde’s employees up to a maximum amount specified by the local government from time to time at locations where Mingde operates its businesses. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. With respect to the underpaid employee benefits, Mingde may be required to complete registrations, make up the contributions for these plans as well as to pay late fees and fines. With respect to the under-withheld individual income tax, Mingde may be required to make up sufficient withholding and pay late fees and fines. If Mingde is subject to late fees or fines in relation to the underpaid employee benefits and under-withheld individual income tax, its financial condition and results of operations may be adversely affected. Mingde may also be subject to regulatory investigations and other penalties if its other employment practices (e.g., engaging third-party human resource service providers to pay social insurance and housing funds for Mingde’s employees on our behalf) are deemed to be in violation of relevant PRC laws and regulations.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in China may subject Mingde to penalties or liabilities.

The PRC Labor Contract Law, which was amended in 2012, introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign a non-fixed term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed- term labor contract that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have a non-fixed term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the PRC governmental authorities have continued to introduce various new labor- related regulations since the effectiveness of the Labor Contract Law.

These laws and regulations designed to enhance labor protection tend to increase our labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, our employment practices may not be at all times deemed to be in compliance with the regulations. As a result, we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject Mingde’s PRC resident beneficial owners or Mingde’s PRC subsidiaries to liability or penalties, limit Mingde’s ability to inject capital into Mingde’s PRC subsidiaries, limit Mingde’s PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to Mingde’s shareholders who are PRC residents and may be applicable to any offshore acquisitions that Mingde makes in the future.

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Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If Mingde’s shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, Mingde’s PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and Mingde may be restricted in its ability to contribute additional capital to its PRC subsidiaries. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including PRC residents’ direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, will be filed with qualified banks instead of SAFE. or its local branch. The qualified banks will directly examine the applications and accept foreign exchange registration for overseas direct investment under the supervision of SAFE.

According to Circular 37, Mingde’s shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. Mingde has requested PRC residents who Mingde knows hold direct or indirect interest in the Company to make the necessary applications, filings and registrations as required under SAFE Circular 37, and Mingde is aware that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. Mingde has taken steps to notify its shareholders whom Mingde knows are PRC residents of their filing obligations. Mingde cannot assure you, however, that all of these individuals may continue to make required filings or updates in a timely manner, or at all. Mingde can provide no assurance that Mingde is or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in Mingde. Any failure or inability by such individuals to comply with SAFE regulations may subject Mingde to fines or legal sanctions, restrict Mingde’s cross-border investment activities, and limit Mingde’s PRC subsidiaries’ ability to distribute dividends to us. As a result, Mingde’s business operations and Mingde’s ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities., and we cannot predict how these regulations will affect Mingde’s business operations or future strategy. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. This may have a material adverse effect on Mingde’s business, financial condition and results of operations. For example, Mingde may be subject to a more stringent review and approval process with respect to its foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect Mingde’s financial condition and results of operations. In addition, if Mingde decides to acquire a PRC domestic company, Mingde cannot assure you that Mingde or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict Mingde’s ability to implement its acquisition strategy and could adversely affect its business and prospects.

Mingde may be materially adversely affected if Mingde’s shareholders and beneficial owners who are PRC entities fail to comply with the PRC overseas investment regulations.

On December 26, 2017, the NDRC promulgated the Administrative Measures on Overseas Investments, which took effect as of March 1, 2018. According to this regulation, non-sensitive overseas investment projects are subject to record-filing requirements with the local branch of the NDRC. On September 6, 2014, the Ministry of Commerce promulgated the Administrative Measures on Overseas Investments, which took effect as of October 6, 2014. According to this regulation, overseas investments of PRC enterprises that involve non-sensitive countries and regions and non-sensitive industries are subject to record-filing requirements with a local branch of Ministry of Commerce. According to the Circular of the State Administration of Foreign Exchange on Issuing the Regulations on Foreign Exchange Administration of the Overseas Direct Investment of Domestic Institutions, which was promulgated by SAFE on July 13, 2009, and took effect on August 1, 2009, PRC enterprises must register for overseas direct investment with a local SAFE branch.

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Mingde may not be fully informed of the identities of all of its shareholders or beneficial owners who are PRC entities, and Mingde cannot provide any assurance that all of its shareholders and beneficial owners who are PRC entities will comply with its request to complete the overseas direct investment procedures under the aforementioned regulations or other related rules in a timely manner, or at all. If they fail to complete the filings or registrations required by the overseas direct investment regulations, the authorities may order them to suspend or cease the implementation of such investment and make corrections within a specified time, which may adversely affect our business, financial condition and results of operations.

Mingde may rely on dividends and other distributions on equity paid by its PRC subsidiaries to fund any cash and financing requirements Mingde may have, and any limitation on the ability of its PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Mingde is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted through its subsidiaries, VIE and subsidiary of VIE, Fit-One and Joymove. MingdeMingde conducts its business in the PRC through a series of contractual agreements entered into by the WFOE with the VIE based in China. Mingde relies on dividends and other distributions on equity paid by Fit-One and Joymove for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. To the extent Mingde’s cash or assets in the business are in mainland China, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to the imposition of restrictions and limitations on, the ability of Mingde or its subsidiaries to transfer cash or assets. Current PRC regulations permit Fit-One and Joymove to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Fit-One and Joymove are required to set aside at least 10% of their accumulated profits each year, after making up previous years’ accumulated losses, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their registered capital. As a result of these laws, rules and regulations, Fit-One and Joymove are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends.

Furthermore, if Fit-One and Joymove incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to Mingde. Any limitation on the ability of Fit-One and Joymove to pay dividends or make other distributions to Mingde could materially and adversely limit Mingde’s ability to grow, make investments or acquisitions that could be beneficial to Mingde’s business, pay dividends, or otherwise fund and conduct its business.

The Enterprise Income Tax Law enacted by the National People’s Congress, which became effective on January 1, 2008, and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “Risk Factors – Risks Related to Doing Business in China— If PubCo is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to PubCo and PubCo’s non-PRC shareholders.”

Any restriction on currency exchange may limit the ability of Fit-One and Joymove to use their Renminbi revenues to pay dividends to Mingde. The PRC government may continue to strengthen its capital controls and Fit-One’s and Joymove’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of Fit-One and Joymove to pay dividends or make other distributions to us could materially and adversely limit Mingde’s ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct Mingde’s business.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Mingde from making loans or additional capital contributions to its PRC subsidiary in China, which could materially and adversely affect Mingde’s liquidity and our ability to fund and expand its business.

Mingde is an offshore holding company conducting its operations in China through its PRC subsidiaries. Mingde may make loans to its PRC subsidiaries, or it may make additional capital contributions to its subsidiaries, it may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or it may acquire offshore entities with business operations in China in an offshore transaction.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign- invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency- denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 25, 2019, SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by the PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, Mingde cannot assure you that it will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans to its PRC subsidiaries or future capital contributions by Mingde to its PRC subsidiaries. As a result, uncertainties exist as to Mingde’s ability to provide prompt financial support to its PRC subsidiaries when needed. If Mingde fails to complete such registrations or obtain such approvals, its ability to use the proceeds it expect to receive from this offering and to capitalize or otherwise fund its PRC operations may be negatively affected, which could materially and adversely affect Mingde’s liquidity and its ability to fund and expand our business.

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Governmental control of currency conversion may limit our ability to utilize Mingde’s income effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Mingde receives a large portion of its income in Renminbi. Under Mingde’s current corporate structure, our Cayman Islands holding company may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements payable outside of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, cash generated from the operations of Mingde’s PRC subsidiaries in China may be used to pay dividends to Mingde without prior approval of SAFE. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, Mingde needs to obtain SAFE approval to use cash generated from the operations of its PRC subsidiaries to pay any debts they may incur in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. In addition, the PRC government may also at its discretion to restrict Mingde’s access in the future to foreign currencies for current account transactions. If Mingde is prevented from obtaining sufficient foreign currency to satisfy its foreign currency demands, Mingde may not be able to pay dividends in foreign currencies to its shareholders, including holders of the PubCo Ordinary Shares.

Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of PubCo Ordinary Shares.

PubCo believes that recent litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to avoid China-based companies listed in the United States. The SEC and the PCAOB also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies. Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on PubCo, regardless of its lack of merit, could cause the market price of PubCo Ordinary Shares to fall, divert management resources and energy, cause PubCo to incur expenses in defending ourselves against rumors, and increase the premiums PubCo pays for director and officer insurance.

Mingde’s operations in China, governed by PRC laws, require various licenses, permits, and approvals, and any failure to obtain or maintain these in a timely manner could materially adversely affect Mingde’s business, financial condition, and the value of our securities.

We, through our WFOE and the affiliated entities, conduct our operations in China. Our operations in China are governed by PRC laws and regulations. The affiliated entities are required to obtain certain licenses, permits and approvals from relevant government authorities in China in order to operate our business, mainly including the value-added telecommunications business operation licenses (“VAT License”). Given the promulgation of new laws and regulations and amendment to the existing ones or any evolving of interpretation and enforcement of current laws and regulations, we or the affiliated entities may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that we or the affiliated entities will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we or the affiliated entities may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite approvals, licenses or permits applicable to us or the affiliated entities may have a material adverse impact on our business, financial condition and results of operations and prospects and cause the value of any securities we offer to significantly decline or become worthless.

The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of Mingde’s operations in mainland China.

On December 18, 2020, the HFCAA was signed into law. The HFCAA has since then been subject to amendments by the U.S. Congress and interpretations and rulemaking by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which proposes to reduce the period of time for foreign companies to comply with PCAOB audits from three to two consecutive years, thus reducing the time period before the securities of such foreign companies may be prohibited from trading or delisted. On December 29, 2022, the AHFCAA was signed into law.

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On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, because of a position taken by one or more authorities in mainland China or Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in issuers operating in China to lose confidence in such issuers’ procedures and reported financial information and the quality of financial statements.

Our auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis with the latest inspection in 2023. As of the date of this prospectus, our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (together, the “PRC Authorities”). The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced in its 2022 HFCAA Determination Report (the “2022 Report”) its determination that the PCAOB was able to secure complete access to inspect and investigate audit firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board voted to vacate previous determinations to the contrary. According to the 2022 Report, this determination was reached after the PCAOB had thoroughly tested compliance with every aspect of the Protocol necessary to determine complete access, including on-site inspections and investigations in a manner fully consistent with the PCAOB’s methodology and approach in the U.S. and globally. According to the 2022 Report, the PRC authorities had fully assisted and cooperated with the PCAOB in carrying out the inspections and investigations according to the Protocol, and have agreed to continue to assist the PCAOB’s investigations and inspections in the future. The PCAOB may reassess its determinations and issue new determinations consistent with the HFCAA at any time.

Further developments related to the HFCAA could add uncertainties to our offering. We cannot assure you what further actions the SEC, the PCAOB or the stock exchanges will take to address these issues and what impact such actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, the market price of PubCo Ordinary Shares could be adversely affected, and PubCo could be delisted if PubCo and PubCo’s auditor are unable to meet the PCAOB inspection requirement. Such a delisting would substantially impair your ability to sell or purchase PubCo’s Ordinary Shares when you wish to do so, and would have a negative impact on the price of PubCo Ordinary Shares.

Risks Related to PubCo’s Corporate Structure

In the event that PubCo relies on dividends and other distributions on equity paid by its Hong Kong subsidiaries to fund any cash and financing requirements it may have, any limitation on the ability of the Hong Kong subsidiaries to make payments to PubCo could have a material and adverse effect on its ability to conduct its business.

In general, PRC companies’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit a PRC company to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. If a PRC company incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to its parent. The PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

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Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of PubCo’s Hong Kong subsidiaries to pay dividends or make other distributions to PubCo could materially and adversely limit PubCo’s ability to grow, make investments or acquisitions that could be beneficial to PubCo’s business, pay dividends, or otherwise fund and conduct its business.

To the extent cash or assets in PubCo’s business is in Hong Kong or in its Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of its subsidiaries by the PRC government to transfer cash or assets.

PubCo may in the future depend on dividends and other distributions on equity paid by its Hong Kong subsidiaries or depend on its assets located in China or Hong Kong for its cash and financing requirements. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of PubCo’s subsidiaries to remit sufficient foreign currency to its offshore entities for its offshore entities to pay dividends or make other payments or otherwise to satisfy its foreign-currency-denominated obligations. Therefore, to the extent cash or assets in PubCo’s business is in the PRC or Hong Kong or in the Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of PubCo’s subsidiaries by the PRC government to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC (“SAFE”) for cross-border transactions. Any limitation on the ability of the Hong Kong subsidiaries to pay dividends or make other kinds of payments to PubCo could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends or otherwise fund and conduct its business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to PubCo’s Hong Kong subsidiaries, which could materially and adversely affect PubCo’s liquidity and its ability to fund and expand its business.

Any funds transfer to a PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to a PRC company are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) a foreign loan of less one year duration procured by a PRC company is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by a PRC company is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided to a PRC company, must be registered with the NDRC and the SAFE or its local branches. If such regulations are applied to PubCo’s Hong Kong subsidiaries in the future, we may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by PubCo to the Hong Kong subsidiaries.

Currently the Hong Kong subsidiaries do not need to obtain approval from or register with governmental authorities in China or in Hong Kong in order to raise capital, but it is unclear if the PRC or Hong Kong authorities will in the future interpret the abovementioned regulations in a way that will subject Hong Kong companies to the same restrictions as a PRC company. If the abovementioned regulations is applied by the authorities to the Hong Kong subsidiaries, PubCo’s ability to capitalize our operations through the Hong Kong subsidiaries may be negatively affected, which could adversely affect PubCo’s liquidity and its ability to fund and expand its business.

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Risks Related to YHN and the Business Combination

YHN will be forced to liquidate the Trust Account if it cannot consummate a business combination by December 18, 2025, as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, YHN’s public shareholders will receive $[    ] per share and the YHNA Rights will expire worthless.

YHN currently has until December 18, 2025 to complete a business combination. If YHN is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be [$*], plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the YHNA Rights, which will expire worthless as a result of YHN’s failure to complete a business combination.

YHN does not have a specified maximum redemption threshold in YHN’s current amended and restated memorandum and articles of association. The absence of such a redemption threshold may make it possible for YHN to consummate the Business Combination, in connection with which a substantial majority of YHN’s public shareholders may not agree.

YHN’s current amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that (i) YHN will not redeem the Public Shares in an amount that would cause YHN’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that it will not be subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without YHN’s prior consent. YHN may not be able to consummate the Business Combination in the event that a substantial majority of YHN’s public shareholders redeem their shares before the Business Combination.

There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

YHN can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of PubCo and may result in a lower value realized upon redemption than a shareholder of YHN might realize in the future had the shareholder not redeemed its Public Shares. Similarly, if a shareholder does not redeem its Public Shares, the shareholder will bear the risk of ownership of PubCo Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares of PubCo Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

YHN’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If YHN requires public shareholders who wish to redeem their Public Shares in connection with the consummation of the Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and the Business Combination is not consummated, YHN will promptly return such certificates to its public shareholders. Accordingly, public shareholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that the Business Combination is not consummated until YHN has returned their Public Shares to them. The market price for shares of the YHNA Ordinary Shares may decline during this time and you may not be able to sell your Public Shares when you wish, even while other shareholders that did not seek redemption may be able to sell their YHNA Ordinary Shares.

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You must tender your YHNA Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to YHN’s transfer agent by two business days before the Extraordinary General Meeting, or deliver your YHNA Ordinary Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, which election would likely be determined based on the manner in which you hold your YHNA Ordinary Shares. The requirement for physical or electronic delivery by two business days before the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

The market price of our ordinary shares after the business combination may be subject to downward pressure due to redemptions of YHNA Ordinary Shares, exercises of outstanding options, or from additional issuances of our YHNA Ordinary Shares.

In relation to the business combination, YHN could potentially experience substantial redemptions. These redemptions might have an impact on our ability to finance the post-combination company, including the possibility that YHN may not be able to secure additional capital on favorable terms. If YHN were to complete one or more capital-raising transactions, the existing holders of YHN Ordinary Shares would experience dilution.

The potential issuance of additional shares of PubCo Ordinary Shares could potentially exert an adverse effect on the market price of our PubCo Ordinary Shares.

If third parties bring claims against YHN, the proceeds held in trust could be reduced and the per-share liquidation price received by YHN’s shareholders may be less than [$*].

YHN’s placing of funds in the Trust Account may not protect those funds from third party claims against YHN. Although YHN has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of YHN’s public shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of YHN’s public shareholders. The Sponsor has agreed that, if YHN liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its public shareholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by YHN for services rendered or contracted for or products sold to YHN in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, YHN cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for YHN’s shareholders may be less than [$*] due to such claims.

Additionally, if YHN is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in YHN’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, YHN may not be able to return [$*] per share to YHN’s public shareholders.

Any distributions received by YHN’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, YHN was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

YHN’s current amended and restated memorandum and articles of association provides that in the event YHN does not consummate a Business Combination before December 18, 2025, YHN shall cease all operations except for the purposes of redemption and winding up.

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If YHN is unable to consummate a transaction within the Combination Period ending on December 18, 2025, upon notice from YHN, the trustee of the Trust Account will distribute the amount in its Trust Account to YHN’s public shareholders. Concurrently, YHN shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although YHN cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that, if YHN liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by YHN for services rendered or contracted for or products sold to YHN in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, YHN cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). YHN also cannot assure you that a creditor or shareholder will not file a petition with the Cayman Islands court which, if successful, may result in its liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of YHN’s assets to its public shareholders.

Thereafter, YHN’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with BVI law. In such a situation under BVI law, a liquidator would be appointed and, subject to the terms of the required plan of liquidation, the liquidator would give notice to creditors of his or her intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement. However, in practice the procedure to be followed by the liquidator will be subject to the terms of the plan of liquidation and the memorandum and articles of association of YHN and the mentioned notice may not necessarily delay the distribution of assets particularly if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. In practice, as soon as the affairs of YHN are fully-wound up, the liquidator would normally lay a final report and accounts before the shareholders of YHN at the completion of the liquidation of YHN as part of the liquidation plan. Once the liquidator has concluded the affairs of YHN, the liquidator must file a statement of completion to the BVI Registrar of Corporate Affairs. The BVI Registrar will then strike YHN off the Register of Companies and issue a certificate of dissolution, and the dissolution of YHN is effective from the date of the issue of the certificate of dissolution. It is YHN’s intention to liquidate the Trust Account to its public shareholders as soon as reasonably possible and YHN’s Initial Shareholders have agreed to take any such action necessary to liquidate the Trust Account and to dissolve YHN as soon as reasonably practicable if YHN does not complete a business combination within the Combination Period. Pursuant to YHN’s Current Charter, failure to consummate a business combination by December 18, 2025, will trigger its automatic winding up.

If YHN is forced to enter into an insolvent liquidation, any distributions received by YHN shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, YHN was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by YHN shareholders. Furthermore, the YHN Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and YHN to claims of damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. YHN cannot assure you that claims will not be brought against it for these reasons.

Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

Because PubCo will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the PubCo Ordinary Shares, and, accordingly, PubCo’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews often include an independent third-party investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling PubCo Ordinary Shares, YHN’s shareholders must rely on the information included in this proxy statement/prospectus. Although YHN performed a due diligence review and investigation of Mingde in connection with the Business Combination, the lack of an independent third-party due diligence review and investigation increases the risk of investment in PubCo because it may not have uncovered facts that would be important to a potential investor.

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In addition, because PubCo will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of PubCo. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of PubCo than they might if PubCo became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with PubCo as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for PubCo Ordinary Shares could have an adverse effect on PubCo’s ability to develop a liquid market for PubCo Ordinary Shares. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.”

The Initial Shareholders have agreed to vote in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how YHN’s public shareholders vote.

Unlike many other blank check companies in which the Initial Shareholders agree to vote their shares in accordance with the majority of the votes cast by YHN’s public shareholders in connection with an initial business combination, the Initial Shareholders have agreed to vote any shares of YHN Ordinary Share owned by them in favor of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Initial Shareholders own [    ]% of the issued and outstanding YHNA Ordinary Shares. The Initial Shareholders have agreed to vote any YHNA Ordinary Shares owned by them in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal and, accordingly, we would need only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Reincorporation Merger Proposal, and only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting). As a result, it is more likely that the necessary shareholder approval will be received for the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals than would be the case if the Initial Shareholders agreed to vote any YHNA Ordinary Shares owned by them in accordance with the majority of the votes cast by YHN’s public shareholders. While the Initial Shareholders have agreed to vote their shares in favor of the Reincorporation Merger Proposal and the Acquisition Merger Proposal, shareholders should consider that the Initial Shareholders may have interests that are different from, or in addition to, those of other shareholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See “YHN’s directors and officers may have certain conflicts in determining to recommend the acquisition of Mingde, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”

Shareholder litigation and regulatory inquiries and investigations are expensive and could harm YHN’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against YHN, whether or not resolved in YHN’s favor, could result in substantial costs and divert YHN’s management’s attention from other business concerns, which could adversely affect YHN’s business, financial condition and results of operations and the ultimate value the YHN’s shareholders receive as a result of the consummation of the Business Combination.

If YHN’s due diligence investigation of Mingde was inadequate, then YHN shareholders following the Business Combination could lose some or all of their investment.

Even though YHN conducted a due diligence investigation of Mingde, it cannot be sure that this diligence uncovered all material issues that may be present inside Mingde or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Mingde and its business and outside of its control will not later arise. If YHN’s due diligence investigation of Mingde was inadequate, then YHN shareholders following the Business Combination could lose some or all of their investment.

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YHN’s Sponsor, officers and directors own YHNA Ordinary Shares and YHNA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

YHN’s Initial Shareholders collectively own an aggregate of 1,500,000 YHNA Ordinary Shares and 250,000 YHNA Units. Such individuals/entities have waived their rights to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if YHN is unable to consummate a business combination. Accordingly, the YHNA Ordinary Shares, as well as the YHNA Units purchased by YHN’s officers and directors, will be worthless if YHN does not consummate a business combination. Based on a market price of $[    ] per YHNA Ordinary Share and $[    ] per YHNA Unit on [    ], 2025, the aggregate value of these shares and units was approximately $[    ]. The YHNA Ordinary Shares acquired prior to the IPO, as well as the YHNA Units will be worthless if YHN does not consummate a business combination. Consequently, YHN’s directors’ and officers’ discretion in identifying and selecting Mingde as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in YHN shareholders’ best interest, and when approving a business combination that disfavors or otherwise is not in the best interests of YHN’s public shareholders or the best interests of YHN’s unaffiliated public shareholders.

YHN is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

YHN is requiring public shareholders who wish to redeem their YHNA Ordinary Shares to either tender their certificates to YHN’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System two business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and YHN’s transfer agent will need to act to facilitate this request. It is YHN’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because YHN does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While YHN has been advised that it takes a short time to deliver shares through the DWAC System, YHN cannot assure you of this fact. Accordingly, if it takes longer than YHN anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

YHN will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If YHN requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, YHN will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until YHN has returned their securities to them. The market price for YHNA Ordinary Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The Initial Shareholders control a substantial interest in YHN and thus may influence certain actions requiring a shareholder vote.

YHN’s Initial Shareholders, including the Sponsor, the officers and directors, collectively own approximately [    ]% of its issued and outstanding YHNA Ordinary Shares. However, if a significant number of YHN shareholders vote, or indicate an intention to vote, against the Business Combination, the Initial Shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. YHN’s Initial Shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

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If the current YHN security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

YHN’s Initial Shareholders are entitled to demand that it register the resale of the YHNA Ordinary Shares underlying the Private Units and private rights and any securities the Initial Shareholders, or their affiliates may be issued in payment of working capital loans made to YHN at any time upon or after the parties consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [    ] PubCo Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares after the consummation of the Business Combination.

The Business Combination Agreement was amended and restated on June 3, 2025, and the consideration for the Business Combination was set as of that date. The Mingde projections for the fiscal year ending December 31, 2025 were among the many factors that the YHN Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the real estate industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Mingde since June 3, 2025.

YHN entered into the business combination agreement with Mingde on April 3, 2025 which was subsequently amended and restated on June 3, 2025, and the consideration for Mingde was set as of June 3, 2025. The YHN Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of Mingde, in connection with the Business Combination, and the Mingde projections for the period ending December 31, 2025 were just one of those many factors. All of these factors are difficult to predict, and there may be changes in other factors that may be beyond parties’ control, such as changes in real estate industry, as well as changes to applicable regulations and to the economy in general, all of which may result in value of Mingde being materially different than it was when the Business Combination Agreement was signed.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

•	PubCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

YHN’s directors and officers and certain officers, directors or managers of Mingde may have certain conflicts in determining to recommend the acquisition of Mingde, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

YHN’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the YHN’s securities owned by YHN’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and YHN otherwise fails to consummate a Business Combination prior to its liquidation. Certain officers, directors or managers of Mingde may also have actual or potential material conflicts of interest with unaffiliated YHNA security holders. These interests include, among other things:

•	On April 3, 2025, contemporaneously with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholder agrees not to exercise any right to redeem all or a portion of their respective YHNA Ordinary Shares in connection with the Business Combination. YHN did not provide any separate consideration to the Sponsor for such forfeiture of redemption rights. Also, the initial shareholders have agreed, pursuant to written letter agreements with us, to waive their rights to redeem their YHNA Ordinary Shares (including shares underlying YHNA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if YHN is unable to consummate a business combination. Accordingly, the YHNA Ordinary Shares, as well as the YHNA Units purchased by the Sponsor and YHN’s officers and directors, will be worthless if YHN does not consummate a business combination;

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•	If the proposed Business Combination is not completed by December 18, 2025, YHN will be required to liquidate. In such event, the 1,500,000 YHNA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of YHNA Ordinary Share of $[ ] on Nasdaq as of [ ], 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an YHN shareholder at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such YHN shareholder experiences a negative rate of return on the shares such YHN shareholder purchased;

•	If the proposed Business Combination is not completed by December 18, 2025, the 250,000 Private Units purchased by the Sponsor for a total purchase price of $2,500,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of YHNA Units of $[ ] on Nasdaq as of [ ], 2025;

•	In order to meet our working capital needs, we have a temporary advance of $226,059 from our Sponsor as of June 30, 2025. The balance is unsecured, interest-free and has no fixed terms of repayment;

•	As a result of the interests of the Sponsor and YHN’s directors and officers in YHN’s securities, the Sponsor and YHN’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction. Such conflicts of interest may include, without limitation, determining whether a particular business is an appropriate business with which to effect YHN’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of YHN’s public shareholders or in the best interests of YHN’s unaffiliated shareholders.

•	The anticipated continuation of current officers and directors of Mingde as officers and directors of PubCo following the Business Combination, including Mr. Liu Lirong who will continue his role as Chief Executive Officer and director and Ms. Liu Minghui will continue her role as Chief Financial Officer and director of PubCo. Moreover, certain officers from Mingde may also be named as officers of PubCo or its subsidiaries following the Business Combination. In each case, the continuation of these individuals could present actual or potential conflicts of interest with respect to unaffiliated YHNA securityholders, particularly as their roles in PubCo may involve decision-making that could impact unaffiliated YHNA securityholders’ interests; and

•	Certain shareholders of Mingde, including shareholders controlled by Mr. Liu Lirong and Ms. Liu Minghui, both current officers of Mingde, have entered into the Shareholder Support Agreement with YHN, pursuant to which such shareholders have agreed to vote their shares of Mingde in favor of the Business Combination.

YHN will incur significant transaction costs in connection with transactions contemplated by the Business Combination Agreement.

YHN will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, YHN may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

YHN and Mingde have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by YHN if the Business Combination is completed or by YHN if the Business Combination is not completed.

YHN and Mingde expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, YHN expects to incur approximately $[*] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is completed or by YHN if the Business Combination is not completed.

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In the event that a significant number of YHNA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of YHNA Ordinary Shares are redeemed, PubCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq, and Nasdaq may not list the PubCo Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in PubCo Ordinary Shares and subject PubCo to additional trading restrictions.

YHN may waive one or more of the conditions to the Business Combination without resoliciting YHN’s shareholder approval for the Business Combination.

YHN may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The YHN Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the YHN Board determines that a waiver is not sufficiently material to warrant resolicitation of YHN shareholders, YHN has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to YHN’s obligations to close the Business Combination that there be no decree, order, judgment, writ, award, injunction, rule or consent of or by a governmental authority or other order restricting Mingde’s conduct of its business, however, if the YHN Board determines that any such order or injunction is not material to the business of Mingde, then the YHN Board may elect to waive that condition and close the Business Combination.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed consolidated financial information was based upon available information and certain estimates and assumptions that YHN and Mingde believe are reasonable. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Termination of the Business Combination Agreement could negatively impact YHN.

If the Business Combination is not consummated for any reason, including as a result of the YHN’s shareholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of YHN may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, YHN would be subject to a number of risks, including the following:

•	YHN may experience negative reactions from the financial markets, including negative impacts on the stock price of the YHNA Ordinary Shares and other securities, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

•	YHN will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

•	since the Business Combination Agreement restricts the conduct of YHN’s business prior to consummation of the Business Combination, YHN may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Business Combination Agreement is terminated and the YHN Board seeks another business combination, YHN’s shareholders cannot be certain that YHN will be able to find another target business or that such other business combination will be consummated.

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There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

PubCo may issue such number of shares as may be authorized by its directors, in accordance with the terms of its memorandum and articles of association, provided it does not exceed its authorized share capital. No less than 100% shares to be issued in the Acquisition Merger to the current Mingde shareholders will be subject to certain restrictions on sale and cannot be sold for twelve months from the date of consummation of the Business Combination. In addition, the 1,500,000 YHNA Ordinary Shares currently owned by the Initial Shareholders that are currently held in escrow will be converted into 1,500,000 PubCo Ordinary Shares upon consummation of the Business Combination. These shares YHNA Ordinary Shares owned by the Initial Shareholders will be released and available for sale as early as the earlier of (1) 150 days after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. After the expiration of this restricted period and upon the registration statement for the resale becomes effective, there will then be an additional 1,500,000 PubCo Ordinary Shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares.

YHN shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that YHN’s current shareholders have on the management of PubCo.

After the Business Combination, assuming (i) there are no redemptions of YHN’s shares; and (ii) Earnout Consideration Shares have been issued, YHN’s current public shareholders will own approximately 17.95% of the issued share capital of PubCo, YHN’s Sponsor will own approximately 4.82% of the issued share capital of PubCo, Finder will own approximately 1.09% of the issued share capital of PubCo and Mingde shareholders will own approximately 76.14% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). Assuming maximum redemption by holders of 6,000,000 YHN’s outstanding ordinary shares, YHN’s current public shareholders will own approximately 1.95% of the issued share capital of PubCo, YHN’s Sponsor will own approximately 5.77% of the issued share capital of PubCo, Finder will own approximately 1.30% of the issued share capital of PubCo and Mingde shareholders will own approximately 90.98% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). The minority position of the former YHN’s shareholders will give them limited influence over the management and operations of the Combined Company and it is unlikely that the current YHN shareholders will be able to meaningfully effect any corporate changes that require a shareholder vote, including, without limitation the election of directors, charter amendments, future business combinations, rights issuances or stock splits. See “Will I experience dilution as a result of the Business Combination?”

Activities taken by YHN’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may affect the market price of YHN’s securities.

The Sponsor or YHN’s executive officers, directors and advisors, or their respective affiliates, may purchase YHNA Ordinary Shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of the Sponsor or YHN’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or YHN’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or YHN’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

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If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of YHNA Ordinary Shares by the persons described above would allow them to exert more influence over the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals and would likely increase the chances that the Business Combination would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of YHN’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of YHN’s securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of the Public Shares by YHN or the persons described above have been entered into. YHN will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or YHN’s officers, directors and advisors, or their respective affiliates, that would affect the vote on the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other Proposals.

Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates may purchase YHNA Ordinary Shares, PubCo Ordinary Shares, YHN units, and/or rights, or a combination thereof, in privately negotiated transactions or in the open market, either prior to or following the completion of the Business Combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

Such a purchase may include a contractual acknowledgement that any selling shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates purchase shares or rights in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in the Business Combination Agreement requiring YHN to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. Any such purchases of YHN’s securities may result in the completion of the Business Combination that may not otherwise have been possible. Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of YHNA or PubCo Ordinary Shares and the number of beneficial holders of such securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event the Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•	if YHN’s Sponsor, Initial Shareholders directors, officers, advisors or their affiliates were to purchase shares or rights from public stockholders, they would do so at a price no higher than the price offered through the redemption process provided for in this proxy statement/prospectus;

•	any YHN securities purchased by YHN’s sponsor, Initial Shareholders, directors, officers, advisors or their affiliates would not be voted in favor of approving the Business Combination

•	YHN’s Sponsor, Initial Shareholders directors, officers, advisors or their affiliates would not possess any redemption rights with respect to YHNA Ordinary Shares or, if they do acquire and possess redemption rights, they would waive such rights; and

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•	YHN would disclose in a Form 8-K, before the Extraordinary General Meeting, the following material items:

○	the amount of YHNA Ordinary Shares purchased outside of the redemption offer by YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates, along with the purchase price;

○	the purpose of the purchases by YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates;

○	the impact, if any, of the purchases by YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates on the likelihood that the Business Combination will be approved;

○	the identities of YHN security holders who sold to YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of YHN’s security holders (e.g., 5% security holders) who sold to YHN’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates; and

○	the number of YHN Ordinary Shares for which YHN has received redemption requests pursuant to its redemption offer.

Subsequent to the consummation of the Business Combination, YHN may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although YHN has conducted due diligence on Mingde, YHN cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of YHN’s or Mingde’s control will not later arise. As a result, YHN may be forced to later write- down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if YHN’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with YHN’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on its liquidity, the fact that YHN reports charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

The Reincorporation Merger may be a taxable event for U.S. Holders of YHNA Ordinary Shares and YHNA Rights.

Subject to the limitations and qualifications described in “— Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of YHN Securities,” the Reincorporation Merger is intended to qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined below) would not recognize gain or loss on the exchange of YHNA Ordinary Shares or the YHNA Rights for PubCo Ordinary Shares, as applicable, pursuant to the Reincorporation Merger. However, U.S. Holders of YHN securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Reincorporation Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Reincorporation Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from YHN pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Reincorporation Merger to you taking into account the rules of Section 367(a) (including the possibility of entering into a GRA under applicable Treasury Regulations). Alternatively, if the Reincorporation Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its YHNA Ordinary Shares, or YHNA Rights for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares, and YHNA Rights exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger and the Business Combination, see the section titled “— Material U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of YHN Securities” in this proxy statement/prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

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In addition, U.S. Holders of YHNA Ordinary Shares and YHNA Rights may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Status” for a more detailed discussion with respect to YHN’s potential PFIC status and certain tax implications thereof.

Further, because the Reincorporation Merger will occur immediately prior to the redemption of YHNA Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All U.S. Holders considering exercising redemption rights with respect to their YHNA Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

Risks Related to PubCo’s Securities

Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

PubCo is a company incorporated under the laws of the Cayman Islands. All of Mingde’s assets are located outside of the United States. In addition, after the Business Combination, all of PubCo’s senior executive officers will reside outside of the United States for a significant portion of the time and all are nationals of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of Mingde’s directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Comparison of Shareholder’ Rights — Enforceability of Civil Liabilities.”

Currently, there is no public market for the PubCo Ordinary Shares. YHN shareholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each YHNA Ordinary Share will be converted into the right to receive one PubCo Ordinary Share. See “Summary of the Proxy Statement/Prospectus — the Business Combination and the Business Combination Agreement.” PubCo is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. YHN, Mingde and PubCo have agreed to use their best efforts to cause the PubCo Ordinary Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the PubCo Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the PubCo Ordinary Shares following the closing of the Business Combination and the PubCo Ordinary Shares may trade at a price less than the current market price of the YHNA Ordinary Shares.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for PubCo Ordinary Shares does not develop, investors may not be able to re-sell their PubCo Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the PubCo Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the PubCo Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the PubCo Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the PubCo Ordinary Shares. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

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PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this section, the following:

•	actual or anticipated variations in the financial results and prospects of PubCo or other companies in a similar business;

•	changes in financial estimates by research analysts;

•	changes in the market valuations of other education technology companies;

•	announcements by PubCo or its competitors of expansions, investments, acquisitions, strategic partnerships or joint ventures;

•	mergers or other business combinations involving PubCo;

•	additions and departures of key personnel and senior management;

•	changes in accounting principles;

•	the passage of legislation or other developments affecting PubCo or its industry;

•	the trading volume of PubCo Ordinary Shares in the public market;

•	the release of lockup, escrow or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

•	potential litigation or regulatory investigations;

•	changes in economic conditions, including fluctuations in global and regional economies;

•	financial market conditions;

•	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

•	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo Ordinary Shares.

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The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the PubCo Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the PubCo Ordinary Shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. The PubCo Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Mingde and its directors, executive officers and existing shareholders will exchange the ordinary shares of Mingde held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for twelve months after the date of the consummation of the Business Combination without the prior written consent of PubCo. Thereafter, PubCo Ordinary Shares to be held by Mingde’s existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be [*] outstanding and issued PubCo Ordinary Shares immediately after the Business Combination, assuming no redemption of YHNA Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by PubCo’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the PubCo Ordinary Shares.

PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

The directors of PubCo may allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued PubCo Ordinary Shares to such persons, at such times and on such terms and conditions as they may decide without approval of the holders of the PubCo Ordinary Shares. PubCo’s issuance of additional PubCo Ordinary Shares or other equity or convertible debt securities would have the following effects: (1) PubCo’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding PubCo Ordinary Share may be diminished; and (4) the market price of PubCo Ordinary Shares may decline.

Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

The market price of PubCo Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. After the completion of the Business Combination, PubCo may be the target of securities class action litigation and investigations. Securities litigation against PubCo, regardless of the result thereof, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect PubCo’s business, financial condition and results of operations.

The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, PubCo will incur relevant legal, accounting and other expenses, and these expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. See “Summary of the Proxy Statement/Prospectus – Implications of Being an Emerging Growth Company.” The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to PubCo’s business and results of operations. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees or engage outside consultants to comply with these requirements, which will increase PubCo’s costs and expenses.

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Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase PubCo’s legal and financial compliance costs and render PubCo’s certain business activities more time-consuming and costly.

Members of PubCo’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing PubCo’s growth strategy, which could prevent the improvement of PubCo’s business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on PubCo’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of PubCo’s board of directors, particularly to serve on PubCo’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Mingde’s business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Mingde’s business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in Mingde’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on Mingde’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of PubCo’s securities.

The trading market for PubCo’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for PubCo Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of PubCo Ordinary Shares that largely exceeds supply may lead to price volatility in PubCo Ordinary Shares. Investors may purchase PubCo Ordinary Shares to hedge existing exposure or to speculate on the price of the PubCo Ordinary Shares. Speculation on the price of PubCo Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of PubCo Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase PubCo Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the PubCo Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the PubCo Ordinary Shares that are not directly correlated to the operating performance of PubCo.

It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of PubCo’s business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

Subject to the provisions of the Companies Act and the PubCo Amended and Restated Memorandum and Articles of Association, PubCo’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from PubCo’s subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Subject to the provisions of the Companies Act, the PubCo may by ordinary resolution of its shareholders declare dividends in accordance with the respective rights of its shareholders but no dividend shall exceed the amount recommended by the directors of PubCo. There is no guarantee that PubCo’s shares will appreciate in value or that the trading price of the shares will not decline.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

The trading market for PubCo Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

PubCo’s Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

In connection with the Business Combination, PubCo will adopt an amended and restated memorandum and articles of association that will become effective at the effective time of the Reincorporation Merger. PubCo’s post-closing memorandum and articles of association will contain provisions to limit the ability of others to acquire control of PubCo or cause PubCo to engage in change-of-control transactions. These provisions could have the effect of depriving PubCo shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of PubCo in a tender offer or similar transaction. For example, PubCo’s board of directors will have the authority to issue any additional PubCo Ordinary Shares, provided such issuance will not exceed the authorized share capital of PubCo, without any approval required from the shareholders.

Risks Related to PubCo

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer PubCo is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

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In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

•	a limited availability for market quotations for its securities;

•	reduced liquidity with respect to its securities;

•	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards.

PubCo is a company incorporated in the Cayman Islands. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of PubCo’s home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, as a matter of Cayman Islands law, PubCo is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Currently, PubCo does not plan to rely on any exemption offered to foreign private issuers under Nasdaq Stock Market Rules. However, if PubCo relies on any of these exemptions in the future, you may not be provided with the benefits of certain corporate governance requirements of the NASDAQ Global Market. PubCo may also follow the home country practice for certain other corporate governance practices in the future, which may differ from the requirements of the NASDAQ Global Market or Capital Market. If PubCo chooses to follow the home country practice, PubCo’s shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicating upon provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against PubCo’s directors and officers in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of the register of members of these companies. PubCo’s directors have discretion under the PubCo Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. In addition, all of PubCo’s senior executive officers reside outside of the United States for a significant portion of the time and most are nationals of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may also be difficult for you to effect service of process upon PubCo or those persons outside of the United States or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and its officers and directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo, its assets, directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

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PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

PubCo will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that PubCo will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of PubCo’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and PubCo has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, PubCo’s shareholders may not have access to certain information they deem important. PubCo cannot predict if investors will find PubCo Ordinary Shares less attractive because PubCo relies on these exemptions. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market and share price for PubCo Ordinary Shares may be more volatile.

The Reincorporation Merger may be a taxable event for U.S. Holders of YHNA Ordinary Shares and YHNA Rights.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” the Reincorporation Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder would not recognize gain or loss on the exchange of YHNA Ordinary Shares, the YHNA Rights for PubCo Ordinary Shares, as applicable, pursuant to the Reincorporation Merger.

However, U.S. Holders of YHN securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Reincorporation Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Reincorporation Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from YHN pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Reincorporation Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

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Alternatively, if the Reincorporation Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its YHNA Ordinary Shares, or YHNA Rights for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares and YHNA Rights exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/ prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

In addition, U.S. Holders of YHNA Ordinary Shares and YHNA Rights may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to YHN’s potential PFIC status and certain tax implications thereof.

Further, because the Reincorporation Merger will occur immediately prior to the redemption of YHNA Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All U.S. Holders considering exercising redemption rights with respect to their YHNA Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares.

PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, PubCo may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the continued listing requirements and Nasdaq delists the PubCo Ordinary Shares, PubCo could face significant material adverse consequences, including:

•	a limited availability of market quotations for PubCo Ordinary Shares;

•	a limited amount of news and analyst coverage for PubCo; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

In addition to the Incentive Plan, PubCo may adopt share-based incentive plan in the future, and grant share-based awards to its employees, directors and consultants to incentivize their performance and align their interests with that of PubCo. If PubCo adopts one or more share-based incentive plans and grants share-based compensation in the future, it will be required to account such awards for share-based compensation expenses in accordance with the applicable accounting standards. The Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation generally requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. If PubCo adopts any such share incentive plan and grants options or other equity incentives in the future, such grants could have dilutive impact on PubCo’s existing shareholders, and cause PubCo to incur significant compensation charges and its results of operations could be adversely affected.

The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, was enacted, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations (“2021 Determinations”). Both YHN’s and Mingde’s auditors, MaloneBailey, LLP and Marcum Asia CPAs LLP, are headquartered in the U.S. and have been inspected by the PCAOB on a regular basis, and are subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditors are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCAA Determination Report under PCAOB Rule 6100.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB vacated its previous 2021 Determinations accordingly. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

If, in the future, the PCAOB is unable to continue to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, the failure to comply with the requirement under the HFCAA and the AHFCAA that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, would subject PubCo to consequences including the delisting of PubCo in the future if the PCAOB is unable to inspect PubCo’s accounting firm at such future time.

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THE EXTRAORDINARY GENERAL MEETING OF YHN SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the YHN shareholders as part of the solicitation of proxies by YHN Board for use at the Extraordinary General Meeting to be held at [     ] on [     ], 2025 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [     ], 2025 in connection with the vote on the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held on [     ], 2025 at [     ] a.m./p.m. Eastern Time, and virtually using the following dial-in information:

US Toll-free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

The YHN Board has determined to utilize virtual shareholder meeting technology to facilitate participation by all shareholders. We encourage shareholders to attend the Extraordinary General Meeting virtually. This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, we are asking holders of YHNA Ordinary Shares to approve the following Proposals:

•	The Reincorporation Merger Proposal to approve the Reincorporation Merger and the Plan and Articles of Merger;

•	The Acquisition Merger Proposal to approve the Acquisition Merger;

•	The Nasdaq Proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of more than 20% of the issued and outstanding shares of YHN in connection with the Business Combination and related financings;

•	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached as Annex B to the Plan of Merger for the Reincorporation Merger upon the effective time of the Reincorporation Merger, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals;

•	The Incentive Plan Proposal to approve PubCo’s 2025 Equity Incentive Plan;

•	The Director Appointment Proposal to appoint five directors of PubCo; and

•	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event YHN does not receive the requisite shareholder vote to approve the above Proposals.

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Recommendation of YHN’s Board of Directors

The YHN Board:

•	has determined that each of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal are fair to, and in the best interests of, YHN and its shareholders;

•	has approved the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal; and

•	recommends that the YHN shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal.

Members of the YHN Board have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2: the Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [     ], 2025, as the record date for determining those YHN’s shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on [     ], 2025, there were [     ] YHNA Ordinary Shares issued and outstanding and entitled to vote. Each holder of YHNA Ordinary Shares is entitled to one vote per share on each of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal.

As of the date of this proxy statement/prospectus, the Initial Shareholders collectively own and are entitled to vote [*]% YHNA Ordinary Shares, or approximately [1,750,000] of YHN’s issued and outstanding ordinary shares. With respect to the Business Combination, the Initial Shareholders who own approximately [*]% of YHN’s issued and outstanding ordinary shares as of the record date, have agreed to vote their YHNA Ordinary Shares acquired by them in favor of the Reincorporation Proposal and the Acquisition Merger Proposal. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to the other Proposal.

Quorum and Required Vote for the Proposals

A quorum of YHN’s shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the shares issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting is represented in person (including by virtual presence) or by proxy. A YHN’s shareholder present in person (including by virtual presence) or by proxy and abstaining from voting at the Extraordinary General Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the voting on the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

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Voting Your Shares

Each YHNA Ordinary Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Extraordinary General Meeting. Your proxy card shows the number of YHNA Ordinary Shares that you own.

There are two ways to ensure that your YHNA Ordinary Shares are voted at the Extraordinary General Meeting:

•	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the YHN Board, “FOR” the adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

•	You can attend the Extraordinary General Meeting and vote in person (including by virtual presence). If you attend in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REINCORPORATION MERGER PROPOSAL AND THE ACQUISITION MERGER PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, Inc., in writing before the Extraordinary General Meeting that you have revoked your proxy; or

•	you may attend the Extraordinary General Meeting, revoke your proxy, and vote in person (including by virtual presence), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Advantage Proxy, Inc., our proxy solicitor, with individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

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No Additional Matters May Be Presented at the Extraordinary General Meeting

This Extraordinary General Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to YHN’s current amended and restated memorandum and articles of association, a holder of YHNA Ordinary Shares has the right to have its Public Shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination, except that (i) YHN will not redeem the Public Shares in an amount that would cause YHN’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that we are not subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without YHN’s prior consent.

If you are a holder of Public Shares and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [     ], 2025 (two business days before the Extraordinary General Meeting), that YHN redeem your shares into cash; and (ii) submit your request in writing to YHN’s transfer agent, at the address listed at the end of this section and deliver your shares to YHN’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the Extraordinary General Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to YHN’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the YHNA Ordinary Shares for which you are electing redemption on or before two business days before the Extraordinary General Meeting by either:

•	Delivering certificates representing YHN’s ordinary shares to YHN’s transfer agent, or

•	Delivering the YHNA Ordinary Shares electronically through the DWAC system.

YHN shareholders will be entitled to redeem their YHNA Ordinary Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately [$*] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by YHN’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary general meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of YHNA Ordinary Shares as of the record date. Any public shareholder who holds YHNA Ordinary Shares on or before [     ], 2025 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to YHN’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case, two business days before the Extraordinary General Meeting.

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Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and YHN’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this cost and the broker would determine whether or not to pass this cost on to the redeeming holder. It is YHN’s understanding that YHN’s shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. YHN does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. YHN shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a shareholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. YHN anticipates that a shareholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

If properly demanded by YHN’s public shareholders, YHN will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $[     ] per share. If you exercise your redemption rights, you will be exchanging your YHNA Ordinary Shares for cash and will no longer own the shares. If YHN is unable to complete the Business Combination by December 18, 2025, it will liquidate and dissolve and public shareholders would be entitled to receive approximately [$*] per share upon such liquidation.

Holders of outstanding YHNA Units must separate the underlying YHNA Ordinary Shares and YHNA Rights prior to exercising redemption rights with respect to the YHNA Ordinary Shares. If YHNA Units are registered in a holder’s own name, the holder must deliver the certificate for its YHNA Units to the transfer agent with written instructions to separate the YHNA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the YHNA Ordinary Shares from the YHNA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds YHNA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s YHNA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of YHNA Units to be separated and the nominee holding such YHNA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant YHNA Units and a deposit of an equal number of YHNA Ordinary Shares and YHNA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the YHNA Ordinary Shares from the YHNA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their YHNA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Share Certificates in connection with Redemption Rights

YHN is requiring the YHN public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to YHN’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two business days prior to the Extraordinary General Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether YHN requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

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Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, YHN will promptly return the share certificates to the public shareholder.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the YHN Board. This solicitation is being made by mail but also may be made by telephone or in person. YHN and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, a proxy solicitation firm that YHN has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

YHN will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. YHN will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person (including by virtual presence) if you revoke your proxy before it is exercised at the Extraordinary General Meeting.

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PROPOSAL NO. 1:

THE REINCORPORATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Cayman Islands exempted company as the parent entity of Mingde that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Reincorporation Merger, the YHN shareholders will no longer be shareholders of YHN and (other than the YHN shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Reincorporation Merger

The Business Combination Agreement was entered into by and among YHN and Mingde on April 3, 2025. NewCo and Merger Sub executed a joinder agreement with YHN and Mingde dated May 8, 2025, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Business Combination Agreement. On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares.

Upon the approval of the Reincorporation Merger and the Plan and Articles of Merger by the YHN shareholders, PubCo and YHN will execute the and Plan and Articles of Merger relating to the Reincorporation Merger, which shall be filed (together with any ancillary documents as required under BVI Companies Act) with the British Virgin Islands Registrar of Corporate Affairs, and the Plan of Merger in connection with the Reincorporation Merger shall also be filed (together with any ancillary documents as required under Cayman Companies Act) with the Registrar of Companies in the Cayman Islands with certain other documents on or prior to the effective date of the Reincorporation Merger. On the effective date of the Reincorporation Merger, YHN will reincorporate to Cayman Islands by merging with and into PubCo, a Cayman Islands exempted company and wholly owned subsidiary of YHN. The separate corporate existence of YHN will cease and PubCo will continue as the surviving corporation. In connection with the Reincorporation Merger, all outstanding YHNA Units will separate into their individual components of YHNA Ordinary Shares and YHNA Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the YHN shareholders shall be exchanged as follows:

(i)	Each YHNA Ordinary Share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than any redeemed shares, excluded YHNA Ordinary Shares and dissenting YHNA Ordinary Shares) will automatically be cancelled and cease to exist and, for each such YHNA Ordinary Share, PubCo shall issue to each YHN shareholder (other than YHN’s shareholders who exercise their redemption rights or dissenter’s rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of YHN holding YHNA Ordinary Shares and any YHN’s shareholders who exercise their dissenter’s rights under the British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid; and

(iii)	The holders of every ten (10) YHNA Rights issued and outstanding immediately prior to the effective time of the Reincorporation Merger will receive one PubCo Ordinary Share in exchange for the cancellation of every ten (10) YHNA Rights; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

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Differences between PubCo’s Memorandum and Articles of Association and YHN’s Memorandum and Articles of Association

Following is a summary of the material differences between the PubCo Amended and Restated Memorandum and Articles of Association and YHN’s current amended and restated memorandum and articles of association:

•	The name of the new public entity will be “[PubCo New Name]” as opposed to “YHN Acquisition I Limited”;

•	PubCo is an exempted company incorporated under the laws of the Cayman Islands and YHN is a company incorporated under the laws of the British Virgin Islands;

•	PubCo’s corporate existence is perpetual as opposed to YHN’s corporate existence terminating if a business combination is not consummated by YHN within a specified period of time; and

•	PubCo’s organizational documents do not include the various provisions applicable only to special purpose acquisition corporations that YHN’s current amended and restated memorandum and articles of association contains.

Authorized but unissued ordinary shares of PubCo may enable PubCo’s board of directors to render it more difficult or to discourage an attempt to obtain control of PubCo and thereby protect continuity of or entrench its management, which may adversely affect the market price of PubCo’s securities. For example, if, in the due exercise of its fiduciary obligations, for example, PubCo’s board of directors were to determine that a takeover proposal were not in the best interests of PubCo, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable PubCo to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share splits. PubCo currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of the PubCo’s Amended and Restated Memorandum and Articles of Association, is attached to this proxy statement/prospectus as Annex B. See also the Section entitled “Comparison of Shareholder’s Rights” on page 226 of this proxy statement/prospectus.

Required Vote

Approval of the Reincorporation Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding YHNA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote and voted thereon. Adoption of the Reincorporation Merger Proposal is conditioned upon the adoption of the Acquisition Merger Proposal. It is important for you to note that in the event that any one of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then YHN will not consummate the Business Combination.

Recommendation of YHN Board

After careful consideration, the YHN Board has determined that the Reincorporation Merger forming part of the Business Combination with Mingde is in the best interests of YHN and its shareholders. On the basis of the foregoing, the YHN Board has approved and declared advisable the Business Combination with Mingde and recommends that you vote or give instructions to vote “FOR” adoption of the Reincorporation Merger Proposal.

The existence of financial and personal interests of one or more of YHNA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of YHNA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, YHNA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 2:

THE ACQUISITION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

General Description of the Acquisition Merger

Acquisition Merger with Mingde; Acquisition Merger Consideration

As soon as practicable promptly after the Reincorporation Merger, Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Mingde, resulting in Mingde as the surviving entity being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $200,000,000 plus up to $80,000,000 worth of Earnout Consideration Shares (as defined below). The Merger Consideration will be paid in the form of (1) 20,000,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which is comprised of (A) 19,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,000,000 PubCo Ordinary Shares (the “Holdback Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Business Combination Agreement; and (2) an addition of up to 8,000,000 PubCo Ordinary Shares, for a total of $80,000,000 as additional contingent consideration (“Earnout Consideration Shares”, together with the Closing Payment Shares and the Holdback Shares, the “Merger Consideration Shares”).

The Earnout Consideration Shares can be earned for meeting three earnout milestones and, if such milestones are achieved, will be released to the Mingde shareholders over a three-year period following the closing date of the Business Combination as follows:

•	First Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $15.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•	Second Earnout Milestone – 3,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $20.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

•	Third Earnout Milestone – 2,000,000 Earnout Consideration Shares shall become payable upon the closing price of PubCo’s ordinary shares, as reported on The Nasdaq Stock Market LLC (or any other national securities exchange on which such shares are then listed), reaching or exceeding $25.00 per share for 60 consecutive trading days occurring at any time during the three-year period commencing on the closing date.

For the avoidance of doubt, any of the above earnout milestones can be achieved over periods of 60 consecutive trading days that overlap in whole or in part.

Mingde Shareholders will have all voting rights in respect to the Earnout Consideration Shares, and to receive dividends thereon, while the Earnout Consideration Shares are held in escrow.

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In addition, a number of PubCo Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan upon Closing. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Mingde will become a wholly owned subsidiary of PubCo.

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five (5) members, three (3) of whom shall be independent directors under Nasdaq rules. All of the directors will be designated by Mingde. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

According to the PubCo Amended and Restated Memorandum and Articles of Association, the authorized share capital of PubCo is $50,000 divided into 500,000,000 ordinary shares of par value of $0.001 each. After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “PubCo’s Directors and Executive Officers After the Business Combination — Foreign Private Issuer Status.”

After the Business Combination, assuming (i) there are no redemptions of YHN shares; and (ii) Earnout Consideration Shares have been issued, YHN’s current public shareholders will own approximately 17.95% of the issued share capital of PubCo, YHN’s Sponsor will own approximately 4.82% of the issued share capital of PubCo, Finder will own approximately 1.09% of the issued share capital of PubCo, and Mingde shareholders will own approximately 76.14% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). Assuming maximum redemption by holders of 6,000,000 YHN’s issued and outstanding ordinary shares, YHN’s current public shareholders will own approximately 1.95% of the issued share capital of PubCo, the Sponsor will own approximately 5.77% of the issued share capital of PubCo, Finder will own approximately 1.30% of the issued share capital of PubCo, and Mingde shareholders will own approximately 90.98% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares).

Representations and Warranties

In the Business Combination Agreement, Mingde makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Business Combination Agreement) relating to, among other things: (1) corporate existence and power of Mingde and its subsidiaries (together, the “Company Group”) and similar corporate matters; (2) authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the Business Combination Agreement and additional agreements thereto (the “Additional Agreements”); (4) absence of conflicts; (5) capital structure of Mingde; (6) accuracy of charter documents of the Company Group; (7) accuracy of corporate records; (8) accuracy of the list of all assumed or “doing business as” names used by the Company Group; (9) accuracy of the list of each subsidiary of Mingde; (10) required consents and approvals; (11) financial information; (12) books and records; (13) absence of certain changes or events; (14) title to assets and properties; (15) litigation threatened against or affecting Mingde and its subsidiaries; (16) material contracts; (17) material licenses and permits; (18) compliance with laws; (19) ownership of intellectual property; (20) customers and suppliers; (21) accounts receivable and payable and loans; (22) pre-payments; (23) employees; (24) employment matters; (25) withholding of obligations of Mingde and its subsidiaries applicable to its employees; (26) real property; (27) tax matters; (28) regulatory matters; (29) environmental laws; (30) finders’ fees; (31) powers of attorney and suretyships; (32) directors and officers; (33) certain business practices; (34) money laundering laws; (35) international trade matters and anti-bribery compliance; (36) that Mingde is not an investment company; and (37) exclusivity of representations and warranties.

In the Business Combination Agreement, YHNA, on its behalf and also on behalf of NewCo and Merger Sub (together, the “YHNA Parties”), makes certain representations and warranties relating to, among other things: (1) proper corporate existence and power; (2) authorization, execution, delivery and enforceability of the Business Combination Agreement and Additional Agreements; (3) no need for governmental authorization for the execution, delivery or performance of the Business Combination Agreement and Additional Agreements; (4) absence of conflicts; (5) finders’ fees; (6) issuance of the Merger Consideration Shares; (7) capital structure; (8) trust fund; (9) validity of Nasdaq Stock Market (“Nasdaq”) listing; (10) board approval; (11) YHN’s filing documents with the Securities and Exchange Commission (“SEC”) and financial statements; (12) absence of litigation; (13) business activities; (14) compliance with laws; (15) anti-money laundering laws; (16) OFAC compliance; (17) that YHN is not an investment company; (18) tax matters; (19) transactions with affiliates; (20) independent investigation; and (21) exclusivity of representations and warranties.

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Conduct Prior to Closing; Covenants

Mingde and the YHNA Parties have agreed to operate their business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Business Combination Agreement also contains customary closing covenants.

Conditions to Closing

General Conditions to Closing

The Closing is conditioned on, among other things, (1) no law or order that has the effect of preventing or prohibiting consummation of the Business Combination; (2) the SEC shall have declared effective the Registration Statement with respect to the Business Combination Agreement and no stop order shall have been issued in respect thereof; (3) the Business Combination being approved by the requisite vote of the YHN shareholders; (4) the Business Combination being approved by the requisite vote of Mingde shareholders; (5) each of Purchaser and Merger Sub shall have been formed and shall have executed a joinder agreement to the Business Combination Agreement; and (6) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other applicable anti-trust laws shall have been made and any applicable waiting period shall have expired or otherwise been terminated.

Mingde’s Conditions to Closing

The obligations of Mingde to consummate the transactions contemplated by the Business Combination Agreement, in addition to the conditions described above in the paragraph above entitled “General Conditions to Closing”, are conditioned upon, among others, each of the following, in addition to customary certificates, instruments and documents, the Additional Agreements referenced below and other customary closing deliveries: (1) the Purchaser Parties shall have performed all obligations under the Business Combination Agreement due by the Closing Date in all material respects; (2) the Article VI representations and warranties (excluding Sections 6.5 and 6.7) shall be true as of the date of the Business Combination Agreement and the Closing Date, except as would not cause a Material Adverse Effect, and Sections 6.5 and 6.7 warranties shall be true as of the date of the Business Combination Agreement and the Closing Date, with only de minimis inaccuracies; (3) no uncured event shall exist that could cause a Purchaser Parties Material Adverse Effect; (4) Mingde shall have a certificate from an officer of Purchaser Parties confirming items (1) to (3); (5) the Purchaser Parties shall have complied with Securities Act and Exchange Act reporting until Closing; and (6) the Purchaser shall stay Nasdaq-listed with Merger Consideration Shares approved, and no unresolved Nasdaq notice of listing failure shall exist by Closing.

YHNA Parties’ Conditions to Closing

The obligations of the Purchaser Parties to consummate the Business Combination, in addition to the conditions described above in the paragraph above entitled “General Conditions to Closing”, are conditioned upon, among others, each of the following, in addition to customary certificates, instruments and documents, the Additional Agreements referenced below and other customary closing deliveries: (1) the Company Group shall have duly performed all of its obligations under the Business Combination Agreement required to be performed by it at or prior to the Closing Date in all material respects; (2) the representations and warranties of the Company Group being true on and as of the date of the Business Combination Agreement and the date of the Closing except as would not be expected to have a material adverse effect; (3) there having been no material adverse effect to the Company Group which is continuing and uncured; (4) the Purchaser Parties shall have received a certificate from Mingde’s CEO and CFO confirming items (1) through (3); (5) the Purchaser Parties shall have received Mingde’s governing documents, authorizing resolutions, and a recent good standing certificate; (6) the Purchaser Parties shall have received all necessary governmental approvals, including the CSRC filing, in acceptable form; (7) the Purchaser Parties shall have received executed Additional Agreements from Mingde; and (8) the Purchaser Parties shall have received executed Additional Agreements from all other required parties (excluding YHN or Mingde).

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Termination

The Business Combination Agreement may be terminated and/or abandoned at any time prior to the Closing, whether before or after approval of the proposals being presented to the shareholders of YHN, if the Acquisition Merger has not occurred on or prior to December 18, 2025 (the “Outside Date”).

The Business Combination Agreement also may be terminated under certain other customary and limited circumstances prior to the Effective Time, including, among other reasons: (1) by mutual written consent of Mingde and YHN, as authorized by their respective boards; (2) by either Mingde or any Purchaser Party if a final, non-appealable order is issued permanently prohibiting the Business Combination; (3) by Mingde if a Purchaser Party’s uncured material breach of representations, warranties, or covenants prevents satisfaction of Closing conditions in Section 10.3, provided Mingde is not in material breach; (4) by any Purchaser Party if Mingde’s uncured material breach of representations, warranties, or covenants prevents satisfaction of Closing conditions in Section 10.2, provided no Purchaser Party is in material breach; (5) by either Mingde or any Purchaser Party if the YHN Special Meeting fails to secure Required Parent Shareholder Approval; or (6) by any Purchaser Party if the Audited or Unaudited Financial Statements are not delivered by April 30, 2025.

Shareholders Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain shareholders of Mingde have entered into a support agreement (the “Shareholders Support Agreement”), pursuant to which such shareholders agreed to, among other things, approve the Business Combination Agreement and the Business Combination.

The foregoing description of the Shareholders Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is filed as Exhibit 10.1 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain holders of YHNA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Business Combination Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, shareholders who will own at least 3% of PubCo’s outstanding shares immediately after the Closing (the “Significant Shareholders”) will execute lock-up agreements (the “Lock-Up Agreements”) with regard to the PubCo Ordinary Shares to be issued by PubCo to such Significant Shareholders under the Business Combination Agreement. Pursuant to the Lock-Up Agreements, Significant Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Purchaser Ordinary Shares held by them (the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 365 days after the date of the Closing.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.3 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

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Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Mingde (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.4 to YHN’s Current Report on Form 8-K, filed with the SEC on April 4, 2025 and is incorporated herein by reference.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the YHN Board in favor of adoption of the Reincorporation Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that YHN’s directors and officers, the Sponsor and its affiliates, and certain officers, directors or managers of Mingde may have actual or potential material conflicts of interest with unaffiliated YHNA security holders, including the following:

•	On April 3, 2025, contemporaneously with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholder agrees not to exercise any right to redeem all or a portion of their respective YHNA Ordinary Shares in connection with the Business Combination. YHN did not provide any separate consideration to the Sponsor for such forfeiture of redemption rights. Also, the initial shareholders have agreed, pursuant to written letter agreements with us, to waive their rights to redeem their YHNA Ordinary Shares (including shares underlying YHNA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if YHN is unable to consummate a business combination. Accordingly, the YHNA Ordinary Shares, as well as the YHNA Units purchased by the Sponsor and YHN’s officers and directors, will be worthless if YHN does not consummate a business combination;

•	If the proposed Business Combination is not completed by December 18, 2025, YHN will be required to liquidate. In such event, the 1,500,000 YHNA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of YHNA Ordinary Share of $[ ] on Nasdaq as of [ ], 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding YHNA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an YHN shareholder at the time of purchase of the YHNA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of YHN maintains a positive rate of return on its/ his/her YHNA Ordinary Shares while such YHN shareholder experiences a negative rate of return on the shares such YHN shareholder purchased;

•	If the proposed Business Combination is not completed by December 18, 2025, the 250,000 Private Units purchased by the Sponsor for a total purchase price of $2,500,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of YHNA Units of $[ ] on Nasdaq as of [ ], 2025;

•	In order to meet our working capital needs, we have a temporary advance of $226,059 from our Sponsor as of June 30, 2025. The balance is unsecured, interest-free and has no fixed terms of repayment;

•	As a result of the interests of the Sponsor and YHN’s directors and officers in YHN’s securities, the Sponsor and YHN’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction. Such conflicts of interest may include, without limitation, determining whether a particular business is an appropriate business with which to effect YHN’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of YHN’s public shareholders or in the best interests of YHN’s unaffiliated shareholders.

•	The anticipated continuation of current officers and directors of Mingde as officers and directors of PubCo following the Business Combination, including Mr. Liu Lirong who will continue his role as Chief Executive Officer and director and Ms. Liu Minghui will continue her role as Chief Financial Officer and director of PubCo. Moreover, certain officers from Mingde may also be named as officers of PubCo or its subsidiaries following the Business Combination. In each case, the continuation of these individuals could present actual or potential conflicts of interest with respect to unaffiliated YHNA securityholders, particularly as their roles in PubCo may involve decision-making that could impact unaffiliated YHNA securityholders’ interests; and

•	Certain shareholders of Mingde, including shareholders controlled by Mr. Liu Lirong and Ms. Liu Minghui, both current officers of Mingde, have entered into the Shareholder Support Agreement with YHN, pursuant to which such shareholders have agreed to vote their shares of Mingde in favor of the Business Combination.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting, YHN will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Mingde issuing shares for the net assets of YHN, accompanied by a recapitalization. The net assets of YHN will be stated at fair value which approximates historical costs as YHN has only cash and short-term liabilities. No goodwill or other intangible assets relating to the Business Combination will be recorded. Operations prior to the business combination will be those of Mingde. This determination was primarily based on the holders of Mingde expecting to have a majority of the voting power of the Combined Company, Mingde senior management comprising all of the senior management of the Combined Company, the relative size of Mingde compared to YHN, and Mingde operations comprising the ongoing operations of the Combined Company. The net assets of YHN will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Mingde.

Regulatory Approvals

The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plan of Merger (together with any ancillary documents as required under Cayman Companies Act) and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger (together with any ancillary documents as required under the BVI Companies Act).

Background of the Business Combination

On September 19, 2024, YHN consummated the IPO of 6,000,000 YHNA Units. Each YHNA Unit consists of one YHNA Ordinary Share and one YHNA Right to receive one-tenth (1/10) of one YHNA Ordinary Share upon the consummation of an initial business combination. The YHNA Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000. As of September 19, 2024, a total of $60,300,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of YHN’s public shareholders.

Simultaneously with the closing of the IPO, YHN consummated the private placement (“Private Placement”) with its sponsor of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,500,000. The Private Units are identical to the YHNA Units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, the Sponsor has also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the Private Units) until 180 days after the completion of YHN’s initial business combination (except with respect to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any insider shares, and the private units, as applicable. However, if after YHN’s initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares, or the private units (or any YHNA Ordinary Shares thereunder) shall be permitted to participate. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Promptly after the closing of the IPO on September 19, 2024, YHN commenced the process of actively identifying potential business combination targets. YHN’s efforts to identify a prospective target business will not be limited to any particular industry or geographic location. No discussions regarding a potential business combination with any candidate were held prior to YHN’s IPO. The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by YHN, but set forth the significant discussions and steps that YHN took in reaching a definitive agreement with Mingde.

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YHN’s Search Process

Prior to the consummation of the IPO on September 19, 2024, neither YHN, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to any potential business combination transaction with YHNA. After the completion of its IPO and consistent with YHN’s business purpose, YHN’s directors and management team commenced an active, targeted search for an initial set of potential business combination targets, leveraging the Sponsor’s network of relationships and extensive investing experience, as well as the prior experience and network of YHN’s directors and management team.

The following is a brief description of the background of YHN’s search for and discussions with various potential target companies. The following is not intended to be an exhaustive list of all opportunities initially evaluated or explored but sets forth the discussions and steps that were taken in reaching a definitive agreement with Mingde.

Representatives of YHN contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the technology, biotechnology and pharmaceuticals, healthcare and fitness, e-commerce, blockchain and cryptocurrency industries. YHN’s officers and directors also introduced target business candidates to YHN. In connection with the foregoing, YHN considered businesses located in various countries in Greater China and Asia, and narrowed its focus on a subset of those businesses that it believed had attractive long-term growth potential, had developed new technologies within their respective industries, and would benefit from being a public company.

During this search process, YHN reviewed approximately twenty-nine (29) business combination opportunities and entered into substantive discussions with approximately fifteen (15) potential target companies including Mingde. Of those companies, YHN executed a Non-Disclosure Agreement (“NDA”) with approximately fifteen (15) businesses in order for YHN to receive and evaluate these companies’ financial information, access data rooms containing these companies’ materials and review other confidential information (YHN did not have further discussions with eight (8) of these companies). The discussions with the companies other than Mingde took place from September 2024 through January 2025. These potential targets were in a broad range of industries including technology, biotechnology and pharmaceuticals, healthcare and fitness, e-commerce, blockchain and cryptocurrency. The discussions covered various aspects of potential business combinations such as target business operations, potential deal structures and considerations. Discussions with potential targets did not progress substantially due to one or more of the following reasons:

•	Due to the changing market dynamics, the business model was less attractive compared to other opportunities.

•	During YHN’s initial discussions, the target communicated a valuation expectation that YHN management believed to be excessive.

•	YHN’s due diligence and research based upon publicly available information led YHN to conclude that the potential target company was experiencing a decline in profitability and growth such that the ultimate value of the business would be insufficient to make a business combination compelling for YHN and its shareholders.

Upon further discussions and consideration of suitability of each of these potential targets along with consideration of their willingness to transact with YHN, YHN executed letters of intent (each, an “LOI”) with seven companies, including Mingde.

The following is a summary of the interactions between YHN and the other potential target companies with which YHN executed an LOI:

In September 2024, YHN began discussion with a potential target company in the biotechnology industry, which we refer to as Target A. The Parties were introduced through an acquaintance of YHN’s Chief Executive Officer, who was acquainted with an advisor of Target A. Our management team conducted in-depth management meetings along with financial and industry due diligence on Target A. Although YHN and Target A signed a non-binding LOI on October 31, 2024, Target A’s capital plan required a significant amount of capital to be raised for asset acquisitions and operational viability post business combination. The amount of capital added both transactional risk as well as long term operational risk for YHN. Due to this information obtained during due diligence, we decided not to pursue the Target A opportunity.

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In October 2024, YHN’s management team began discussions with a potential target company in the food and beverage industry, which we refer to as Target B. The parties were introduced by Target B’s advisor, who reached out to YHN’s Chief Executive Officer. YHN conducted several management meetings along with financial and industry due diligence on Target B and entered into a non-binding LOI with Target B on November 12, 2024. YHN’s was one of several SPACs shortlisted by Target B, but due to a mismatch of YHN’s valuation size with their desired specifications, Target B eventually decided not to pursue further discussions with YHN.

In November 2024, YHN began discussions with a potential target company in the healthcare manufacturing and distribution industry, which we refer to as Target C. YHN was introduced to Target C through Target C’s advisor, who was an acquaintance of YHN’s Chief Financial Officer. Our management team executed a non-binding LOI with Target C on December 12, 2024, and subsequently conducted management, advisor and industry meetings along with financial and industry due diligence on Target C. However, discussions did not progress beyond these meetings due to the complexities of Target C’s capital structure and incompatibility on certain transaction terms.

In November 2024, YHN began discussions with another potential target company in the biotechnology industry, which we refer to as Target D. The parties were introduced by an advisor of Target D. Our management team conducted various management, advisor and industry meetings along with financial and industry due diligence on Target D. Target D and YHN executed a non-exclusive, non-binding LOI on December 31, 2024. While the science was promising, YHN’s management team had some doubts as to Target D’s readiness for commercialization, causing YHN to discontinue business combination discussions.

In December 2024, YHN began discussions with a potential target company in the sports software-as-a-service (SaaS) industry, which we refer to as Target E. The parties were introduced by a business contact of YHN’s Sponsor. YHN’s management team conducted in-depth management, advisor and industry meetings along with financial and industry due diligence on Target E. Target E and YHN entered into a non-exclusive, non-binding LOI on January 6, 2025; however, Target E later informed YHN that they were in the process of closing a fundraising round and they wanted to temporarily postpone negotiations. Due to the uncertain timeline, YHN decided to discontinue the business combination discussions.

In December 2024, YHN began discussions with a potential target company in the blockchain and cryptocurrency mining industry, which we refer to as Target F. The parties were introduced by an advisor to Target F, who was an acquaintance of YHN’s CFO. Our management team conducted in-depth management, advisor and industry meetings along with financial and industry due diligence on Target F. Target F and YHN entered into a non-exclusive, non-binding LOI on January 10, 2025; however, as discussions with Mingde were already progressing to active negotiations for an agreement for a business combination, YHN decided to discontinue discussions with Target F.

Negotiations with Mingde

The following sets forth the significant discussions and steps that YHN took in order to agree on and execute the Business Combination Agreement with Mingde.

On September 25, 2024, YHN Acquisition I Limited and Apex Twinkle Limited (“Apex”) entered into an introduction agreement (the “Introduction Agreement”), wherein Apex agreed to assist YHN to identify potential targets and make a suitable introduction of a target to YHN. Apex referred Mingde to YHN pursuant to the terms of the Introduction Agreement. In consideration for such introduction, Apex will be paid a service fee equivalent to 2% of the final agreed valuation of the Target (the “Introduction Fee”). The Introduction Fee shall be paid to Apex in the form of 400,000 newly issued PubCo Ordinary Shares, or in such other form as YHN and Apex may agree.

On September 30, 2024, Apex contacted YHN’s Chief Financial Officer, Ms. Yangyujia An, regarding an opportunity for a potential target in the e-commerce industry in Greater China for a business combination and arranged for the potential target, Mingde, to speak with Ms. An via a virtual meeting on the same day. Ms. An and YHN’s then Chief Executive Officer Mr. Satoshi Tominaga then discussed the opportunity and circulated its standard non-disclosure agreement to Mingde to allow for an expanded discussion.

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On October 8, 2024, Ms. An made her first site visit to Mingde’s headquarters in Hangzhou to meet the three co-founders of Mingde, namely Chairman Mr. Lirong Liu, Vice-Chairman Mr. Conggang Chen, and General Manager Ms. Minghui Liu. During Ms. An’s site visit, Mingde’s co-founders introduced their company’s business model and operations while Ms. An conducted preliminary field due diligence and provided insights to align their business strategy and equity narrative to make it more appealing to investors in U.S. markets.

The parties entered into a non-disclosure agreement on October 11, 2024, and YHN shared a detailed due diligence request list with Mingde. On the same day, Ms. Liu provided Ms. An with access to a virtual data room (the “Data Room”) and provided the requested initial due diligence materials.

Between October 14 and October 18, 2024, Mr. Tominaga, Ms. An, and Mingde’s co-founders had several virtual meetings to discuss Mingde’s business and revenue streams. These discussions included a valuation framework, due diligence questions and follow-up, current and future business plans, current and post transaction financing needs and structural and procedural items related to the merger process.

On November 1, 2024, Ms. An visited the Mingde headquarters again and discussed various aspects of a potential business combination, including, among other things, valuation, process considerations applicable to transactions with special purpose acquisition companies (for example, with respect to required approvals, typical due diligence process and investor outreach), public company readiness (especially with respect to Mingde’s PCAOB audit status) and the progress of Mingde’s corporate reorganization for the purpose of overseas listing.

Between November 24 and November 27, 2024, Ms. An and Mingde’s three co-founders met with third-party professionals such as legal counsels, filing agents, and investor relations firms in New York City.

During the period between December 2 through December 10, 2024, Mr. Tominaga, Ms. An, and Mingde’s co-founders conducted active negotiations on high level terms of the business combination agreement as well as the overall transaction timeline, Mingde’s capital structure, financing options, and the de-SPAC transaction structure.

On December 17, 2024, Ms. An had another onsite meeting with Mingde’s co-founders, during which the parties discussed the benefits of having an independent valuation report.

On December 25, 2024, Ms. Liu informed YHN that they had engaged a third-party valuator, King Kee Appraisal and Advisory Limited (“KKG”), to provide independent valuation analysis.

Between January 5 and January 10, 2025, Mr. Tominaga, Ms. An, and Mingde’s co-founders had several discussions via virtual meetings on Mingde’s valuation. During this period YHN reviewed the underlying assumptions based upon those assumptions of Mingde’s business. Following due diligence and financial analysis conducted during November and December 2024, the valuation, incorporating risk discounts ranging from 32.5% to 42.2%, fell in the range of $368 million to $407 million.

On January 12, 2025, Mingde sent YHN an electronic copy of a preliminary draft of the independent valuation analysis by KKG. The independent valuation analysis valued Mingde at approximately $400 million, which Mingde believed to be consistent with its public and private peer group.

After discussions with its management team, Board of Directors, and legal advisors, YHN ultimately determined to pursue a business combination with Mingde due to, among other things, (1) Mingde’s position in a large consumer market with an experienced management team; (2)  Mingde’s ability to grow sustainably and gain broader market share in Mingde’s region post-combination; (3) Mingde’s ability to leverage its success in its home market to expand in Asia and beyond; (4) Mingde’s potential to grow organically and through its expanding merchant network; (5) the potential benefit to Mingde from the capabilities of the Sponsor and its affiliates and YHN’s management team to help Mingde position itself as a compelling investment opportunity in U.S. capital markets; and (6) the familiarity of  YHN’s management team and certain of the Sponsor’s affiliates with Mingde’s traditional resources streams that could enhance the value of Mingde post-transaction.

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Compared to Mingde, YHN considered the other alternative business combination targets to be less compelling based on their business prospects, strategy, management teams, structure, likelihood of execution and valuation considerations.

On January 15, 2025, YHN and Mingde entered into an exclusive, legally binding LOI. Under the terms of the LOI, YHN and Mingde would become a combined entity under a variable interest entity (“VIE”) structure. Based on this LOI, Mingde’s equity valuation was tentatively set at $396 million, a slight reduction from the preliminary valuation analysis amount of $400 million, subject to the due diligence review and the confirmation and execution of the agreement for the business combination. This adjustment was based on the application of time value and execution risk discounts, while the acquisition consideration was 39,600,000 ordinary shares to be issued by the combined public company to its shareholders, ensuring alignment with investor expectations and fair value principles.

Concurrently, on January 15, 2025, YHN and its U.S. counsel, Loeb & Loeb LLP (“Loeb”) began drafting the Business Combination Agreement.

On January 18, 2025, Loeb shared initial draft of the Business Combination Agreement reflecting the agreed structure of the proposed business combination with YHN. The initial draft of the Business Combination Agreement reflected the terms of the executed LOI, including, among other things, a merger consideration of $396 million based on the equity valuation in the LOI.

On March 5, 2025, YHN circulated the initial draft of the Business Combination Agreement to Mingde. Afterwards, all parties continued to review and revise the draft of the Business Combination Agreement.

On March 26, 2025, the YHN Board engaged KKG to provide the YHN Board a fairness opinion in connection with the Business Combination.

On March 27, 2025, YHN sent to Mingde the initial drafts of the sponsor support agreement, target shareholder support agreement, lock-up agreement, and employment agreement. The parties exchanged minor comments before finalizing these agreements on April 2, 2025.

On April 2, 2025, the Board unanimously authorized YHN’s management to continue discussions with Mingde regarding the proposed business combination and to enter into the Business Combination Agreement.

On April 3, 2025, YHN and Mingde executed the original Business Combination Agreement. YHN filed a Current Report on form 8-K regarding the execution of the original Business Combination Agreement on April 4, 2025.

On the week of April 21, Ms. An met with the three Mingde co-founders again in Hangzhou to discuss procedural matters related to the consummation of the Business Combination. Mingde also provided Ms. An an update on their latest management accounts and mentioned that they were going at a slower pace than initially projected.

On April 29, 2025, each of NewCo and Merger Sub was incorporated under the laws of the Cayman Islands as an exempted company. On May 8, 2025, each of NewCo, Merger Sub, YHN and Mingde executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of NewCo and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto.

On May 2, 2025, KKG sent an electronic copy of their fairness opinion to the YHN Board, stating a valuation in the range of $392.0 million to $434.0 million.

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On May 15, 2025, Ms. An and the three Mingde co-founders had a follow-up discussion via teleconferencing based on YHN’s last visit to Hangzhou. Given the latest management accounts reviewed, YHN believed it would be more prudent to refine the Merger Consideration components of the business combination, so YHN proposed to Mingde the adoption of an earnout approach, whereby the Merger Consideration would consist of an initial sum of $326 million, in addition to which Mingde shareholders would be eligible to receive up to $70 million, payable in Purchaser Ordinary Shares, contingent on future revenue performance, for a maximum total Merger Consideration of $396 million. Mingde accepted the proposed terms.

On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares.

On July 11, 2025, the YHN Board appointed Ms. Poon Man Ka, Christy as the Chief Executive Officer and a director of the Company, effective immediately.

On September 16, 2025, Mingde sent YHN its audited draft financials for the quarter ended March 31, 2025. Ms. Poon and Ms. An reviewed the draft and identified a shortfall between its projections and the actual financials.

On September 18, 2025, Ms. Poon and Ms. An highlighted this issue and discussed their concerns with the three Mingde co-founders via a virtual meeting.

On September 24, 2025, Ms. Liu sent revised projections to the YHN team. YHN reviewed the new projections and arranged to have another discussion with the Mingde team.

On September 25, 2025, Ms. Poon and Ms. An had a call with Mingde’s three co-founders to discuss the revised projections.

On September 30, 2025, KKG received Mingde’s revised projections.

On October 3, 2025, YHN requested that KKG revise its fairness opinion in light of the revised projections from Mingde.

On October 22, 2025, KKG issued a revised fairness opinion concluding that the market value of 100% equity interest in Mingde was reasonably stated in the range of $184 million to $204 million, and that a total consideration of $200 million would be fair from a financial point of view, to YHN’s shareholders. In preparing the revised opinion, KKG applied the income and market approaches and took into account Mingde’s updated financial information and management projections, as well as prevailing market conditions.

On October 28, 2025, YHN’s CEO and CFO met with Mingde’s three co-founders to discuss a revised consideration structure in line with the new valuation. The parties eventually agreed on a revised Merger Consideration structure of up to $280 million, consisting of $200 million payable at Closing and an earn-out of up to $80 million, payable in Purchaser Ordinary Shares over a three-year period. The earn-out will be contingent upon post-Closing share price performance as follows: (i) $30 million if the Purchaser’s ordinary share price equals or exceeds $15 for 60 consecutive trading days; (ii) $30 million] if the Purchaser’s ordinary share price equals or exceeds $20 for 60 consecutive trading days; and (iii) $20 million] if the Purchaser’s ordinary share price equals or exceeds $25 for 60 consecutive trading days. For the avoidance of doubt, any of the above Earnout Milestones can be achieved over periods of 60 consecutive trading days that overlap in whole or in part.

On November 5, 2025, YHN’s counsel circulated a draft of the Amendment No.1 to the Amended and Restated Business Combination Agreement containing the revised terms to all the parties.

On November 7, 2025, the parties to the Business Combination Agreement entered into the Amendment No.1 to the Amended and Restated Business Combination Agreement to further revise the Merger Consideration and Earnout components.

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The YHN Board’s Reasons for the Approval of the Business Combination

Shortly after its IPO and through to the date of signing of the Business Combination Agreement on April 3, 2025, the YHN Board reviewed and considered all of the merger targets that YHN held more substantive discussions and negotiations with, including Mingde. During this period, the YHN Board was notified and participated in discussions, analyses, and review both informally through emails and teleconference calls and formally during six board meetings.

On April 2, 2025, the YHN Board (i) approved the signing of the Business Combination Agreement and the transactions contemplated thereby and (ii) directed that the Business Combination Agreement, the related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to YHN shareholders for approval and adoption, and recommended that YHN shareholders approve and adopt the Business Combination Agreement, the related transaction documentation and such other proposals in connection with the Business Combination. Before reaching its decision, the YHN Board reviewed the results of the due diligence performed on Mingde, which included:

•	Analysis of comparable target companies, including both internal and independent valuation analyses;
•	The independent valuation analysis by KKG that was provided by Mingde;

•	Extensive meetings and calls with the Mingde management team and representatives regarding operations, company products, application functions, intellectual property, IT, human resources, financial prospects and possible acquisition targets, public company preparedness, among other customer due diligence matters;

•	Legal and commercial review of Mingde’s material business contracts and certain other legal and commercial due diligence;

•	Legal review of Mingde’s intellectual property rights; and

•	Financial and accounting due diligence.

Based on its review of the results of the foregoing diligence efforts, the YHN Board conducted analysis and review of factors relating to Mingde’s business operations, financial condition and management and the proposed Business Combination based on YHN’s target company search criteria and guidelines and material risks associated with Mingde’s business operations and financial conditions and the proposed Business Combination. The YHN Board believes that it considered all relevant factors in its review and assessment of Mingde and the terms of the Business Combination. In particular, the YHN Board considered, among other things, the following factors, although not weighted or in any order of significance at the time when the YHN Board approved the Business Combination with Mingde in April 2025:

•	Mingde’s business growth — Mingde’s focus will not be limited to a single geography but plans to expand its product across Greater China and penetrate new markets. Through the expansion of its e-commerce merchant network, it has already demonstrated early success in growing its revenue streams; further, given the breadth of this network, Mingde is diversifying its potential customer base and thereby reducing its reliance on any one small group of customers;

•

Reasonable of merger consideration — Following its review of the results of the financial and accounting due diligence, the YHN Board determined that the transaction consideration was reasonable in light of financial and operating data received. The merger consideration falls in the lower end of the estimated range implied by the analyses performed by KKG. For more information, see “Proposal No. 2: The Acquisition Merger Proposal — Opinion of King Kee Appraisal and Advisory Limited.”

•

Fairness opinion — The YHN Board considered the opinion delivered by KKG to the effect that, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of review undertaken and qualifications contained in the opinion, the Business Combination was fair to YHN and its shareholders from a financial point of view;

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•	Initial investments made for near term cash flow — Since inception, Mingde has been focused on investing in near term revenue streams in an effort to generate cash flow to be used for business growth. Based on examination of Mingde’s financial progress to date, it has a business model that still has potential to grow;

•	Experienced management team – Mingde’s team has a proven track record in scaling businesses and delivering shareholder value. The leadership team consists of members with distinguished careers and industry know-how, bringing experience and expertise from tech giants like Huawei and Alibaba; and

•	Potential benefit from capital markets access – Through this Business Combination YHN believes Mingde can leverage the high enterprise-value-to-sales multiples in the U.S. compared to its current markets and unlock greater value for Mingde and its investors.

The YHN Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Macroeconomic risks. Mingde’s business and revenue could be negatively impacted by general economic and geopolitical conditions and other factors beyond its control and could be prone to significant and unpredictable fluctuations.

•	Risk that benefits may not be achieved. The potential benefits of the Business Combination may not be fully achieved or at all.

•	Regulatory risks. There are risks associated with Mingde being subject to regulatory changes related to its operations being based in China, among others.

•	Competition. Mingde’s competitors may in the future offer technology, products and services that are similar or superior to those offered by Mingde.

•	Redemption risk. A significant number of our shareholders may elect to redeem their shares prior to the consummation of the Business Combination and pursuant to YHN’s amended and restated memorandum and articles of association, which would potentially make the Business Combination more difficult to complete or reduce the amount of cash available to PubCo to accelerate its business plan following the Closing.

•	Risk that the Business Combination Transactions may not be completed. There is a risk that the Business Combination Transactions may not be completed fully, in a timely manner, or at all.

•	Other risks. Other factors that the YHN Board deemed relevant, including various other risks associated with the Business Combination, YHN’s business, and Mingde’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above factors constitute all the material factors relating to the Business Combination that the YHN Board considered.

The Business Combination Agreement is not structured so as to require the approval of at least a majority of holders of Public Shares that are not affiliated with YHN. YHN’s independent directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination Agreement and/or preparing a report concerning the approval of the Business Combination.

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Opinion of King Kee Appraisal and Advisory Limited

On March 26, 2025, the YHN Board engaged King Kee Appraisal and Advisory Limited (“KKG”) in connection with the Business Combination to provide to the YHN Board a fairness opinion related to the fairness, from a financial standpoint, to the public shareholders of YHN of the Merger Consideration to be paid by YHN to the shareholders of Mingde for the Business Combination (the “Opinion”).

KKG is an independent valuation advisory and consulting firm. KKG has served 1,200 public companies and assisted with approximately 20 initial public offerings per year regarding valuation opinions or conclusions of value. KKG’s principals and senior staff have issued numerous fairness opinions for boards of directors and company shareholders for a period of 26 years. Within the last couple of years, KKG has issued multiple opinions relating to SPAC and de-SPAC transactions. Additionally, KKG has extensive experience with SPACs outside of fairness opinions and has recently conducted valuations of public and private warrants as well as rights for approximately a dozen SPACs. YHN selected KKG to provide a fairness opinion based on KKG’s experience in the preparation of delivery of fairness opinions in connection with SPAC, De-SPAC, IPO, M&A, and other transactions, as well as a cost structure that was appropriate for a company of YHN’s size and for the size of the Business Combination. YHN and the Sponsor did not provide instructions to KKG and did not impose any limitations on the scope of activities conducted by KKG in connection with the fairness opinion.

On May 2, 2025, KKG delivered their written fairness opinion to the YHN Board, to the effect that, the Merger Consideration to be paid by YHN to the shareholders of Mingde for the Business Combination be fair and reasonable, from the strictly financial standpoint, for the unaffiliated shareholders of YHN.

Subsequently, following receipt of Mingde’s updated financial information and revised management projections for the quarter ended March 31, 2025, the YHN Board requested that KKG update its analysis to reflect the revised assumptions and prevailing market conditions. On October 22, 2025, KKG issued a revised fairness opinion to the YHN Board (the “Revised Opinion”), concluding that the market value of 100% of Mingde’s equity was reasonably stated in the range of USD 184 million to USD 204 million and that a total consideration of USD 200 million would be fair, from a financial point of view, to the shareholders of YHN.

The full text of KKG’s written Revised Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Opinion (which are also summarized herein), is attached as Annex E to this proxy statement / prospectus. The description of KKG’s written Opinion set forth in this proxy statement/prospectus is qualified in its entirety by the full text of such Revised Opinion. Shareholders of YHN are encouraged to read the Revised Opinion carefully in its entirety. The Revised Opinion was addressed to the YHN Board for the use and benefit of the members of the YHN Board (in their capacities as such) in connection with its evaluation of the Business Combination. The Revised Opinion was just one of the several factors the YHN Board took into account in making its determination to approve the Business Combination, including those described elsewhere in this proxy statement/prospectus.

The KKG’s Revised Opinion only addressed whether, as of the date of the Revised Opinion, the aggregate Merger Consideration amount pursuant to the Business Combination Agreement was fair, from a financial point of view, to YHN. It did not address any other terms, aspects, or implications of the Business Combination, the Business Combination Agreement or any related or other transaction or agreement, including, without limitation, (i) the lock-up agreements, the Support Agreement and the Registration Rights Agreement which were entered into simultaneously with the execution of the Business Combination Agreement, (ii) any term or aspect of the Business Combination that is not susceptible to financial analysis, (iii) the fairness of the Business Combination, or all or any portion of the aggregate Merger Consideration amount, to any securityholders of YHN, Mingde or any other person or any creditors or other constituencies of YHN, Mingde or any other person, (iv) the appropriate capital structure of YHN or Mingde or whether PubCo should be issuing debt or equity securities or a combination of both in the Business Combination, (v) any capital raising or financing transaction contemplated by YHN, including, without limitation, any other financing, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Business Combination, or any class of such persons, relative to the aggregate Merger Consideration amount, or otherwise. KKG did not express any opinion as to what the value of PubCo Ordinary Shares or any other security of PubCo actually will be when issued in the Business Combination or the prices at which shares of YHN or any other securities of YHN, Mingde or PubCo could trade, be purchased or sold at any time.

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The Revised Opinion did not address the relative merits of the Business Combination as compared to any alternative transaction or business strategy that might have existed for YHN, or the merits of the underlying decision by the YHN Board or YHN to engage in or consummate the Business Combination. The financial and other terms of the Business Combination were determined pursuant to negotiations between the parties to the Business Combination Agreement and were not determined by or pursuant to any recommendation from KKG. In addition, KKG was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving YHN.

KKG was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Business Combination, the securities, assets, businesses or operations of YHN, Mingde or any other party, or any alternatives to the Business Combination, (b) negotiate the terms of the Business Combination, or (c) advise the YHN Board, YHN or any other party with respect to alternatives to the Business Combination. KKG’s analyses and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of the date of the Opinion and upon certain assumptions regarding such financial, economic, market and other conditions, which were subject to unusual volatility and which, if different than assumed, could have a material impact on KKG’s analyses and opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, KKG did not assume any obligation to update, review, or reaffirm its opinion to YHN or any other person or otherwise to comment on or consider events occurring or coming to KKG’s attention after the date of its opinion.

In connection with its analysis, KKG has made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. KKG also took into account its assessment of general economic, market, and financial conditions, as well as its experience in business valuation in general, and with respect to similar transactions, in particular. KKG’s procedures, investigations, and financial analyses included, but were not limited to a review of:

•	the Letter of Intent dated March 26, 2025;
•	the Business Combination Agreement as of April 3, 2025;
•	Mingde’s financial statements for the years ended December 31, 2022, December 31, 2023, December 31, 2024, and February 28, 2025;
•	forward-looking projections provided by Mingde’s management from January 1, 2025 to December 31, 2029, regarding detailed growth drivers, a forecasted income statement, capital expenditures, and other related financial information;
•	industry and market research;
•	discussions with Mingde and YHN’s management; and
•	other documents related to the Business Combination and Mingde.

All material non-public information relating to Mingde that formed the basis for the KKG analysis has been disclosed in this proxy statement/prospectus.

Summary of the Financial Analyses of KKG

KKG considered and applied the income and market approaches to derive an opinion of value as these approaches are the most appropriate when conducting a valuation of a going concern. Under the income approach, KKG utilized the discounted cash flow (“DCF”) method. Under the market approach, KKG considered the comparable public companies method. KKG considered the comparable transactions method under the market approach; however, KKG did not primarily rely on this method due to a lack of recently traded comparable transactions.

The main equity value result of Mingde was developed through the application of the DCF method. Under the method, the equity value result depends on the present worth of future economic benefits to be derived from the projected income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

KKG also applied a market approach, the comparable public companies method, to cross check the result. The comparable public companies method considers the EV/revenue multiple of comparable companies and Mingde’s revenue to imply the equity value of Mingde.

Considering market approach is influenced significantly by the market factors and comparable companies’ specific operating, KKG believes the Mingde’s forecast reflects Mingde’s specific operating and business value better, thus the main equity value result of Mingde was developed through income approach.

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Income Approach

The application of an income approach technique is known as the DCF method to develop the future value of the business into a present market value. This method eliminates the discrepancy in time value of money by using a discount rate to reflect all business risks including intrinsic and extrinsic uncertainties in relation to the business.

Mingde management prepared certain prospective financial information for January 1, 2025 to December 31, 2029. KKG assumed Mingde will operate at stable 2.34% growth rate from 2030 going forward.

The key components of Mingde projections used by KKG are summarized as below:

In CNY'000	FY 2025	FY 2026	FY 2027	FY 2028	FY 2029
Revenue	134,686	183,090	243,568	386,945	625,433
Revenue growth rate	n/a	35.9%	33.0%	58.9%	61.6%
Gross margin	57.7%	57.7%	58.7%	58.8%	58.9%
EBITDA margin	10.4%	16.8%	22.7%	32.4%	40.0%
EBIT margin	8.4%	14.8%	20.7%	30.4%	38.0%
Net margin	6.3%	11.1%	15.5%	22.8%	28.5%

_________________

(1)	The income that Mingde can earn includes income from watch sales and income from local life services. In the projection period from January 1, 2025 to December 31, 2029, the Mingde revenue is projected to grow at a rate from 35.9% to 61.6%.
(2)	Mingde’s cost of goods sold remains stable from 2025 to 2026, and shows slight increase from 2027 to 2029, so the gross margin is relatively stable between 57.7% to 58.9% in the forecast period.
(3)	EBIT equals to the gross profit minus operating expenses, operating expenses include R&D expenses, marketing expenses, employee salaries and wages expenses, rent expenses, and other expenses. The operating expense consists of variable expenses and fixed expenses, and therefore will increase at a slower rate compared with the revenue growth. The operating expense is ranged from 49.4% to 20.9% as of revenue in the forecast period, so the EBIT margin will increase in the forecast period.
(4)	EBITDA and EBIT are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBIT is defined as earnings before interest and taxes. We caution investors that amounts presented in accordance with our definition of EBITDA and EBIT may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA and EBIT in the same manner. EBITDA and EBIT are similar and closely related to income from operations which is GAAP measure; however, EBITDA and EBIT should not be considered as an alternative to income from operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.
(5)	Assumes debt-free net income.

In addition, Mingde management also provided KKG with Mingde’s historical financial results for December 31, 2022, December 31, 2023, December 31, 2024, and February 28, 2025. In order to check the reasonability of the projections, KKG examined Mingde’s historical growth rates, prospective operating plans, historical gross margin, historical net margin, and conducted an analysis of the industry in which Mingde operates and determined that the estimates and Mingde’s management’s assumptions can by supported by historical performance and within the industry norms.

Based upon the projections provided by Mingde management and assuming that Mingde will operate in a steady state after 2030, KKG calculated the net present value of the unlevered, after-tax free cash flows of Mingde’s business through 2029, plus the present value of the terminal value of Mingde’s business in year 2030.

See “Statement Regarding Unaudited Prospective Financial Information of Mingde,” below.

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Key Assumptions to Projections

Key assumptions were made by Mingde management with the available information and estimates at the time of preparation of the prospective financial information summarized above, including but not limited to the following:

•	The income that Mingde can earn includes income from watch sales and income from local life services. In the projection period from January 1, 2025 to December 31, 2029, the Mingde revenue is projected to grow at a rate from 35.9% to 61.6%. And the projections apply the forecasted global long-term average economic growth rate of 2.34% as the stable growth rate.
•	Mingde’s cost of goods sold will slightly increase at a slower rate compared with the revenue growth due to economies of sale and Mingde’s cost saving strategy. The gross margin will be 57.7% to 58.9% from 2025 to 2029.
•	The operating expense is forecasted based on historical level and industry level, which is ranged from 49.4% to 20.9% as of revenue in the forecast period.
•	The working capital items is forecasted based on historical and industry-level working capital items turn over days.
•	Capital expenditures are forecasted to support the business operation and increase.
•	Depreciation and amortization is calculated based on the assets’ remaining useful life and the depreciation and amortization accounting policy.

Cash flow is determined as net (after-tax) income adjusted for tax-free depreciation and amortization, capital expenditures, tax-free interest and other adjustments. For the DCF analysis, KKG utilized the above information provided by Mingde and assumed a provision for China statutory corporate income tax at 25%. Upon calculating the free cash flows for Mingde for the explicit forecast period from FY25 to FY29, KKG assigned a market-based and industry-driven discount rate and discounting factor to calculate Mingde’s discounted cash flows for the explicit forecast period. Based on a cost of equity of 17.8%, a cost of debt of 3.6%, and a debt-to-equity ratio of 24.0%, KKG calculated the weighted average cost of capital to be 15.0%. KKG then determined the present value of the terminal value of Mingde’s cash flows, based on a long-term growth rate of 2.34% as derived from the China long-term inflation rate from the World Economic Outlook database.

Based on the DCF analyses as summarized above, as described in the full text of KKG’s Revised Opinion, the 100% equity value of Mingde, after conversion to US dollars and rounding, ranged from approximately $184.0 million to $204.0 million.

Market Approach

In determining the market multiple, a list of comparable companies was identified. The selection includes companies that: (i) are primarily engaged in the retail and life services industry; and (ii) are listed on a U.S. stock exchange or other major international stock exchange and searchable in the Capital IQ database.

The details of the comparable companies which are considered as fair and representative samples are listed below (market data from Capital IQ is shown as of February 28, 2025).

Company Name	Ticker	Market Capitalization ($ million)	D/E Ratio	Unlevered Beta
Meituan	SEHK:3690	123,532.02	5.8%	1.69
Xiaomi Corporation	SEHK:1810	167,279.14	2.4%	1.09
Tencent Holdings Limited	SEHK:700	555,866.67	7.7%	1.17
Alibaba Group Holding Limited	NYSE:BABA	299,493.96	58.9%	0.49
Expedia Group, Inc.	NasdaqGS:EXPE	25,508.55	23.4%	1.50
JD.com, Inc.	NasdaqGS:JD	60,734.05	47.6%	0.59
PDD Holdings Inc.	NasdaqGS:PDD	157,889.33	3.4%	0.89
eBay Inc.	NasdaqGS:EBAY	30,168.84	24.6%	0.97
Kohl’s Corporation	NYSE:KSS	1,270.13	179.0%	0.82
Baozun Inc.	NasdaqGS:BZUN	183.56	59.6%	0.69

According to the above comparable companies selection, KKG applied the average EV/EBIT multiple of comparable companies to the Mingde’s forecasted EBIT in 2028, discounted back to the present using the Company’s WACC, to determine the Mingde’s value under the comparable public companies method of the market approach.

Based on the comparable companies analyses summarized above and described in the full text of KKG’s Opinion, the 100% equity value ranges from approximately $370.0 million to $409.0 million.

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Fairness Opinion Conclusion

Based on the analyses as summarized above and described in the full text of KKG’s Opinion, KKG estimated that the market value of 100% equity value of Mingde is reasonably stated as approximately between $184.0 million and $204.0 million.

KKG concluded that, as at the date of its Revised Opinion, the consideration of $200.0 million to be paid by YHN to the Mingde shareholders pursuant to the Business Combination is fair, from a financial point of view, to the shareholders of YHN.

KKG Conflict Disclosure and Fees

During the two years preceding the date of the Opinion, KKG has not had any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. There is no current agreement between KKG, its principals, or affiliates and any party to the Business Combination Agreement or any of their affiliates providing for the provision of future services by KKG, its principals, or any of its affiliates to or for the benefit of any party to the Business Combination Agreement or any of their affiliates.

KKG received professional fees of $30,000, subject to hourly fees for material revisions for rendering its opinion and presentations to the YHN Board, no portion of which was contingent upon the completion of the Business Combination. In addition, YHN agreed to indemnify KKG and certain related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion. No portion of KKG’s fee is refundable or contingent upon the conclusion reached in the Opinion. The terms of the fee arrangements with KKG, which YHN believes are customary in transactions of this nature, were negotiated at arm’s length, and the YHN Board is aware of these fee arrangements.

Statement Regarding Unaudited Prospective Financial Information of Mingde

Neither YHN nor Mingde, as a matter of course, makes public projections as to future sales, earnings or other results. However, Mingde management prepared certain prospective financial information solely for use by KKG in connection with the rendering of the Opinion and performing its related financial analyses.

The above prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The prospective financial information was based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such forecasts were finalized, including, among other things, Mingde’s expectations, which may not prove to be accurate, relating to the business, earnings, cash flow, assets, liabilities and prospects of Mingde, industry metrics and the regulatory and commercial probability of success and expenses adjusted on the basis thereof. While presented in this proxy statement/prospectus with numeric specificity, the information set forth herein was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Mingde’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements,” “Industry and Competitive Analysis” and “Risk Factors.”

Important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Mingde’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

The accompanying prospective financial information covers an extended period of time, and this information by its nature becomes subject to greater uncertainty with each successive year. In particular, the below information extends for a period of 10 years, and the risks and uncertainties regarding the prospective financial information, including the potential for adverse development such as additional competition or changes in the competitive or regulatory landscape. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the prospective financial information will prove accurate or that any of such prospective information will be realized.

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The prospective financial information set forth below is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. The inclusion of the below information should not be regarded as an indication that YHN, Mingde, PubCo or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results. Moreover, the below information is not included to influence your views on the Business Combination and is summarized in this proxy statement/prospectus solely to provide shareholders access to certain non-public information considered by the YHN Board in connection with its evaluation of the merger and provided to KKG to assist with its financial analyses. The information below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Mingde in this proxy statement/prospectus.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. In addition, various assumptions underlying the forecasts may prove to not have been accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts.

Neither Mingde’s independent registered public accounting firm nor any other independent accountants, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The report of Mingde’s independent registered public accounting firm included in this proxy statement/prospectus relates to Mingde’s historical audited financial statements. It does not extend to the unaudited prospective financial information and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE FINANCIAL PROJECTIONS FOR THE COMPANY, NONE OF YHN, MINGDE, KKG OR PUBCO UNDERTAKES ANY OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT THE INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF YHN, MINGDE OR PUBCO NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY YHN SHAREHOLDER, MINGDE SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

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If the projections relate to the target company, disclose whether or not the target company has affirmed to the special purpose acquisition company that its projections reflect the view of the target company's management or board of directors (or similar governing body) about its future performance as of the most recent practicable date prior to the date of the disclosure document required to be disseminated to security holders.

Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Mingde may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with the financial advisor rendering an opinion on a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures. The financial projections were requested by, and disclosed to, YHN for use as a component in its overall evaluation of Mingde and are included in this proxy statement/prospectus on that account.

Inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as a representation by any of YHN, Mingde, PubCo or any other person that the results contained in the prospective financial information will be achieved, and should not be regarded as an indication that YHN, the YHN Board, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. You are cautioned not to rely on the projections in making a decision regarding the Business Combination, or any part of the transactions contemplated by it, as the projections may be materially different than actual results. PubCo will not refer back to the financial projections in its future periodic reports filed under the Exchange Act.

PubCo does not expect to generally publish its business plans and strategies or make external disclosures of its anticipated financial position or operating results in the manner provided with respect to Mingde to YHN in connection with the Business Combination. Accordingly, PubCo does not intend to update or otherwise revise the projected financial information provided to YHN to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, PubCo does not intend to update or revise the projected financial information provided to YHN to reflect changes in general economic or industry conditions.

Required Vote

Approval of the Acquisition Merger Proposal requires the affirmative vote of the holders of a majority of the YHNA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote thereon. Adoption of the Acquisition Merger Proposal is conditioned upon the adoption of the Reincorporation Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Acquisition Merger Proposal is not approved, then YHN will not consummate the Business Combination.

Recommendation of YHN Board

After careful consideration, the YHN Board determined that the Acquisition Merger forming part of the Business Combination with Mingde is in the best interests of YHN and all of its shareholders.

On the basis of the foregoing, the full YHN Board has unanimously approved and declared advisable the Business Combination with Mingde and recommends that you vote or give instructions to vote “FOR” the Acquisition Merger Proposal.

The existence of financial and personal interests of one or more of YHNA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of YHNA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, YHNA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 3:

THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares); or (B) the PubCo Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of PubCo Ordinary Shares outstanding before the issuance of the shares or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the PubCo Ordinary Shares for the five trading days immediately preceding the signing of the binding agreement, if the number of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) to be issued equals to 20% or more of the PubCo Ordinary Shares, or 20% or more of the voting power, outstanding before the issuance.

Reasons for the Nasdaq Proposal

In consideration of the Acquisition Merger, at the Closing PubCo will issue 20,000,000 PubCo Ordinary Shares (including the Holdback Shares) with a deemed price per share US$10.00 to the Mingde Shareholders. In addition, up to an additional 8,000,000 Earnout Consideration Shares may be issued to the Mingde Shareholders as contingent post-closing earnout consideration. See “Proposal No. 2: — The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Mingde; Acquisition Merger Consideration.” Because the number of PubCo Ordinary Shares we anticipate issuing as consideration in the Business Combination (1) will constitute more than 20% of PubCo’s outstanding ordinary shares and more than 20% of outstanding voting power prior to such issuance, and (2) will result in a change of control of YHN, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d).

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, YHN would issue shares representing more than 20% of our outstanding ordinary shares in connection with the Business Combination.

The issuance of the Ordinary Shares described above would result in significant dilution to YHN’s shareholders, and result in its shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Combined Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the YHNA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

This Proposal is conditioned upon the approval of the Reincorporation Merger Proposal and the Acquisition Merger Proposal. If the Reincorporation Merger Proposal and the Acquisition Merger Proposal are not approved, Proposal No. 3 will have no effect even if approved by our shareholders.

Board Recommendation

The YHN Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

The existence of financial and personal interests of one or more of YHNA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of YHNA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, YHNA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 4:

THE GOVERNANCE PROPOSAL

Overview

We are asking our shareholders to vote upon, on a non-binding advisory basis, a proposal to approve the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached to this proxy statement/prospectus as Annex B upon the effective time of the Reincorporation Merger. This proposal is being presented in accordance with SEC guidance and will each be voted upon on an advisory basis. The vote on each of these proposals are not binding on YHN or our Board.

In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Governance Proposal.

Governance Proposal

The following is a summary of the material differences between our Current Charter and the PubCo Amended and Restated Memorandum and Articles of Association. This summary is qualified by reference to the complete text of the PubCo Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement/prospectus as Annex B. We urge all shareholders to read the PubCo Amended and Restated Memorandum and Articles of Association in their entirety for a more complete description of its terms.

Provisions Applicable to Blank Check Companies	Under the Current Charter, Article 23 sets forth various provisions related to YHN’s operation as a blank check company prior to the consummation of an initial business combination, whereas PubCo’s Amended and Restated Memorandum and Articles of Association does not include these blank check company provisions. In addition, the Current Charter provisions requiring that the proceeds from YHN’s IPO be held in a trust account until a business combination or liquidation of YHN and the terms governing the consummation of a proposed business combination are not present in PubCo’s Amended and Restated Memorandum and Articles of Association.

Reasons for the Governance Proposal

Provisions Applicable to Blank Check Companies

The elimination of certain provisions related to YHN’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the PubCo Amended and Restated Memorandum and Articles of Association does not include the requirement to dissolve PubCo after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from YHN’s IPO be held in the Trust Account until a business combination or liquidation of YHN has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the PubCo Amended and Restated Memorandum and Articles of Association.

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Vote Required for Approval

The Governance Proposal, which is a non-binding vote, assuming that a quorum is present at the Extraordinary General Meeting, will be approved only if holders of at least a majority of the issued and outstanding Ordinary Shares present in person (including by virtual attendance) or represented by proxy and entitled to vote at the Extraordinary General Meeting vote “FOR” each of the Governance Proposal. Accordingly, a shareholder’s failure to vote in person or online during the Extraordinary General Meeting or by proxy, a broker non-vote or an abstention have no effect on the Governance Proposal.

As discussed above, the Governance Proposal is advisory votes and therefore are not binding on YHN or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the PubCo Amended and Restated Memorandum and Articles of Association will be the charter of PubCo upon consummation of the Business Combination.

The Initial Shareholders have agreed to vote any YHNA Ordinary Shares owned by them in favor of the Governance Proposal.

Board Recommendation

The YHN Board recommends a vote “FOR” adoption of the Governance Proposal.

The existence of financial and personal interests of one or more of YHNA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of YHNA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, YHNA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 5:

THE INCENTIVE PLAN PROPOSAL

Summary of the Proposal

In connection with the Business Combination, YHN and Mingde have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of a number of PubCo Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan as of the Closing.

The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement/prospectus as Annex C. You are encouraged to read the entirety of the Incentive Plan.

Summary of the Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt a share incentive plan upon the Closing of the Business Combination. A form of the Incentive Plan is filed as Annex C to this proxy statement/prospectus.

The maximum aggregate number of PubCo Ordinary Shares which may be issued pursuant to all awards under the Incentive Plan initially will be equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of PubCo and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

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Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the YHNA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. Adoption of the Incentive Plan is not conditioned upon the adoption of any of the other Proposals.

Recommendation of YHN Board

The YHN Board recommends a vote “FOR” adoption of the Incentive Plan Proposal.

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PROPOSAL NO. 6:
THE DIRECTOR APPOINTMENT PROPOSAL

Overview

The Director Appointment Proposal — for YHN shareholders to consider and vote upon a proposal by ordinary resolution, assuming the Reincorporation Merger Proposal and the Merger Acquisition Proposal are approved, to appoint five (5) directors who, upon consummation of the Business Combination, will be the directors of PubCo (“Director Appointment Proposal”).

Nominees

As contemplated by the Business Combination Agreement, the board of PubCo immediately after the effective time of the Reincorporation Merger will consist of five (5) directors, all to be designated prior to the Closing by Mingde, and at least three of whom shall be considered independent under Nasdaq requirements.

PubCo’s board of directors will only consist of one class of directors.

Name

•	Liu Lirong;

•	Liu Minghui;

•	[*];

•	Gan Jianhua; and

•	Pan Jing.

For more information on the experience of each of these director nominees, please see the section titled “Management of PubCo Following the Business Combination” of this proxy statement/prospectus.

Vote Required for Approval

The approval of the Director Appointment Proposal requires the affirmative vote of holders of a majority of the YHNA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. This Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation

The YHN Board recommends a vote “FOR” adoption of the Director Appointment Proposal.

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PROPOSAL NO. 7:

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the YHN Board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to YHN’s shareholders in the event that based upon the tabulated vote at the time of the Extraordinary General Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal. In no event will the YHN Board adjourn the Extraordinary General Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and Cayman Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by YHN’s shareholders, the YHN Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal. If we do not consummate the Business Combination and fail to complete an initial business combination by the end of the Combination Period, we will be required to liquidate the Trust Account by returning the then remaining funds in such account to the public shareholders and dissolve.

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the approval of the Reincorporation Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director Appointment Proposal, the YHN Board may adjourn the Extraordinary General Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will YHN seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after December 18, 2025.

Required Vote for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the YHNA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of YHN Board

The YHN Board recommends a vote “FOR” adoption of the Adjournment Proposal.

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BUSINESS OF MINGDE

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “our,” or “Mingde” refer to the business of Mingde Technology Limited and its subsidiaries prior to the consummation of the Business Combination, which will be the business of PubCo and its subsidiaries following the consummation of the Business Combination.

INFORMATION ABOUT MINGDE

Mingde Technology Limited (“Mingde”) is a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 4, 2024. Mingde operates substantially all of its business through its subsidiaries, variable interest entity, namely Zhejiang Fit-One Internet Technology Co., Ltd. (“Fit-One” or the “VIE”), and subsidiaries and affiliates of the VIE, including Hangzhou Joymove Brand Operation and Management Co., Ltd. (“Joymove”). Unless the context requires otherwise, all references in this section to “Mingde”, the “Company”, “we”, “us” or “our” refers to Mingde Technology Limited and its operating subsidiaries, Fit-One and Joymove prior to the consummation of the Business Combination.

Contractual Arrangements with the VIE and Its Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication business. We are an exempted company incorporated in the Cayman Islands. The WFOE is one of our PRC subsidiaries and is a foreign-invested enterprise under PRC laws. To comply with PRC laws and regulations, we conduct certain of our business in the PRC through the VIE based on a series of contractual arrangements by and among our WFOE, the VIE and its equity holders.

Our contractual arrangements with the VIE and its shareholders allow us to (i) exercise effective control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC laws.

As a result of our direct ownership in our WFOE and the contractual arrangements with the VIE, we are regarded as the primary beneficiary of the VIE, and we treat the VIE as our consolidated affiliated entity under U.S. GAAP. We have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among our WFOE, the VIE and its equity holders.

Agreements that provide us with effective control over the VIE

Powers of Attorney. Pursuant to the powers of attorney executed by the VIE’s equity holders, each of them irrevocably authorized our WFOE or its designee(s) to act on their respective behalf as proxy attorney, to the extent permitted by law, to exercise all rights of equity holders concerning all the equity interest held by each of them in the VIE, including but not limited to (i) convening and attending equity holder meetings, (ii) exercising voting rights with respect to any matters discussed in equity holder meetings, (iii) signing and delivering any written resolutions and minutes, (iv) selling, transferring, pledging or disposing of equity interests in part or in whole, (v) nominating, electing, designating, appointing or removing the legal representative, directors and other senior management of the VIE, (vi) approving amendments of articles, and (vii) exercising all other rights conferred by the VIE’s memorandum and articles and relevant laws and regulations. The powers of attorney remain irrevocably effective as long as such VIE equity holders remain as the VIE’s equity holders, unless otherwise instructed by our WFOE.

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Equity Interest Pledge Agreement. Under the equity interest pledge agreement among our WFOE, the VIE and its equity holders, the VIE’s equity holders pledged all of their equity interests of the VIE to our WFOE as security for performance of the obligations of the VIE and its equity holders under the exclusive option agreement, the exclusive business cooperation agreement and the powers of attorney. During the term of the equity interest pledge agreement, our WFOE has the right to receive all of the VIE’s dividends distributed on the pledged equity to the extent permitted under PRC laws. If any of the specified events of default occurs, our WFOE, as pledgee, will be entitled to certain rights and remedies including priority in receiving the proceeds from the auction or disposal of the pledged equity interests in the VIE. Our WFOE may transfer all or any of its rights and obligations under the equity interest pledge agreement to its designee(s) at any time. The VIE and its equity holders undertake that, without the prior written consent of our WFOE, they will not transfer, create or allow any encumbrance on the pledged equity interests. The agreement will remain in effect until the fulfillment of all the obligations under the exclusive option agreement, the exclusive business cooperation agreement and the powers of attorney.

We have completed the registration of the equity pledge  under the latest equity interest pledge agreement in relation to the VIE with the relevant office of the State Administration for Market Regulation in accordance with the PRC Civil Code.

Agreements that allow us to receive economic benefits from the VIE

Exclusive Business Cooperation Agreement. Pursuant to the exclusive business cooperation agreement between our WFOE and the VIE, our WFOE has the exclusive right to provide, among other things, technological development, technological support, consultation and related services to the VIE. In exchange, the VIE pays service fees at any time agreed by the parties to our WFOE in an amount consisting of management fee and fee for services provided, which shall be reasonably determined by our WFOE based on the factors as provided in the exclusive business cooperation agreement. Without the prior written consent of our WFOE, the VIE cannot assign its rights and obligations to any third party. Our WFOE has the exclusive and complete ownership of all intellectual property rights created as a result of the performance of this agreement. The exclusive business cooperation agreement will remain effective for thirty years upon its execution by the parties and be automatically extended for another thirty years upon expiration date, unless otherwise agreed by our WFOE.

Agreements that provide us with the option to purchase the equity interests in the VIE

Exclusive Option Agreement. Under the exclusive option agreement among the Company, our WFOE, the VIE and its shareholders, each of the shareholders of the VIE has irrevocably granted the Company or its designee(s) an exclusive option to purchase, at any time and to the extent permitted under PRC laws, all or any part of their equity interests in the VIE at the lowest price permitted under applicable PRC laws if there is any statutory requirement about the consideration under PRC laws. The VIE and/or its shareholders covenant that, without the Company’s prior written consent, they will not, among other things, (i) sell, transfer, mortgage or otherwise dispose of their equity interests in the VIE, or create any encumbrance on their equity interests in the VIE, except for those encumbrances created by the VIE’s shareholders on the VIE under the equity interest pledge agreement, the powers of attorney of the VIE’s shareholders, and the exclusive option agreement; (ii) amend the VIE’s articles of association, or change the VIE’s registered capital or shareholding structure in any other manners; (iii) cause the VIE to enter into any material contract, except in the ordinary course of business; (iv) allow the VIE to incur, inherit, guarantee or permit any debts, except for those payables incurred in the ordinary course of business but not incurred by way of borrowing; (v) merge or consolidate the VIE with any other entity or acquire or invest in any other entity; (vi) distribute any dividend, however, upon request by the Company, the VIE shall immediately distribute all distributable profits to its shareholders; (vii) sell, transfer, mortgage or otherwise dispose of any of the VIE’s material assets or legal or beneficial interest in the material business or revenues of the VIE, or allow any encumbrance of any security interest thereon; or (viii) liquidate or dissolve the VIE unless otherwise required by PRC law. The exclusive option agreement will be terminated when the entire equity interests in the VIE have been transferred to the Company or its designee(s) pursuant to the agreement.

The PRC governmental authorities have promulgated PRC laws and regulations relating to VIE arrangements. For example, at a press conference held for the Trial Measures and the relevant guidelines, officials from the CSRC clarified that, with respect to the issuers with contractual arrangements, the CSRC will seek opinions from relevant government authorities on the contractual arrangements and allow those issuers with contractual arrangements as well as being in compliance with relevant requirements to file its overseas offering and listing with the CSRC. We shall make the required filing to the CSRC in accordance with the Overseas Listing Trial Measures in connection with this offering. When the CSRC initiate the review process, which may include consultations with relevant regulatory authorities to us, such as the Ministry of Industry and Information Technology. In accordance with the Trial Measures, we are not required to separately submit any additional filings to those relevant regulatory authorities.

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In the opinion of our PRC legal counsel, (i) the ownership structures of the VIE and our WFOE in China, both currently and immediately after giving effect to this offering, are not in violation of any explicit provision of applicable PRC laws and regulations currently in effect; and (ii) the contractual arrangements among the Company, our WFOE, the VIE and its equity holders governed by PRC laws are valid, binding, and enforceable, and will not result in any violation of any explicit provisions of applicable PRC laws and regulations currently in effect.

However, our PRC legal counsel has also advised us that there are uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors—Risks Relating to Mingde’s Corporate Structure—If the PRC government determines that the contractual arrangements constituting the part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” “Risk Factors—Risks relating to Mingde’s Corporate Structure—Our current corporate structure and business operations may be affected by the Foreign Investment Law,” and “Risk Factors—Risks relating to Doing Business in China—There are uncertainties with respect to the interpretation and application of PRC laws and regulations, and any failure to comply with the laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our Ordinary Shares.”

BUSINESS OVERVIEW

Mingde commenced operations through Fit-One, a member-exclusive e-commerce platform operator headquartered in Hangzhou, Zhejiang Province, China. Established in 2019 by a team of seasoned professionals with abundant experience in developing membership information technology solutions, we are committed to connecting consumers and merchants in Chinese tier 3 cities such as Ningbo and Taizhou in Zhejiang Province, and Suzhou in Jiangsu Province and tier 4 cities in China such as Lishui in Zhejiang Province, Jiujiang in Jiangxi Province and Nanping in Fujiang Province. Our platform enables members to earn membership reward points by participating in designated fitness and health-related activities and making general purchases on the platform. These points can then be redeemed for exclusive member products or used to reserve various activities.

MILESTONES

We have achieved remarkable milestones since our establishment in 2019:

•	In March 2023, we launched our first smart sports watch “MOJU”, enabling our members to earn membership reward points through fitness tracking and redeem them on our e-commerce platform.
•	From December 2023 to September 2024, we developed our offline membership service brand “DAKA”.
•	In January 2024, we launched a digital retail system named “PIQU” for merchants, which was implemented in our offline DAKA membership supermarkets.
•	By September 2024, we had established 14 directly-operated offline membership supermarkets “DAKA” in areas with a high concentration of members.
•	In October 2024, we introduced the “DAKA Life” platform, which integrates information from our offline allied merchants from various sectors including restaurants, hotels, and gyms, evolving into a multi-category e-commerce platform.

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COMPETITIVE LANDSCAPE ANALYSIS

Industry and Competitive Analysis

Our business operates in the membership-based data services sector, leveraging an integrated loyalty points system to unify cross-consumption scenarios. Our core strategy focuses on membership-driven local lifestyle services. Within this niche market, our closest competitor in China is “Global Shopping Knight Card.”

The table below illustrates a comparative analysis between our platform “DAKA Life” and Global Shopping Knight Card across various dimensions:

Platform	User Demographics	Core Service Offering	Competitive Advantages & Disadvantages
Global Shopping Knight Card	High-net-worth individuals aged between 25 and 40 make up the majority (over 60%) of user demographic, with 43.8% of them residing in tier 1 and tier 2 cities such as Shanghai, Guangzhou, and Shenzhen.	Users are required to pay RMB12 for the physical card, which provides access to over 400 online benefits. The revenue model is structured around referral commissions and advertising.	Advantages:
• Over 50 million registered users
• Strong first-mover brand advantage

Disadvantages:
• Limited to discount aggregation
• Lacks deep membership engagement
• Low renewal rates
• Slowing growth in recent years
Daka Life	Lower-tier market users from all age groups ranging from ages 20 to 60, with residents of county-level areas and tier 3 and tier 4 cities.	Operates on a subscription model with annual fees ranging from RMB99 to RMB3,000. Users gain access to an online member store, offline DAKA member stores, and an extensive alliance network. The revenue streams are diversified, including income from subscription fees, referral commissions, and advertising.	Advantages:
• Deep integration of online-offline services in county markets
• Strong member willingness to pay
• Rapid member acquisition

Disadvantages:
• Low brand recognition
• Consumer education required for membership model
• Must compete directly with internet platform subsidies

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Market Landscape Analysis

China’s membership-based local lifestyle services sector remains in its early stage of ecosystem development. While tier 1 cities are primarily dominated by established platforms that concentrate on short-term discount aggregation models, they encounter difficulties in maintaining user retention. In contrast, third-tier and lower-tier markets show economic and consumption potentials, where closed-loop business models, like our “DAKA Life” platform, have shown rapid growth trajectories.

According to data from China’s National Bureau of Statistics and China Insights Consultancy, an expert network specializing in the Chinese market, third-tier and lower-tier cities in China demonstrate significant economic and consumption potential. These cities are characterized by impressive growth trajectories, with GDP forecasted to rise from RMB44.2 trillion in 2023 to RMB81.3 trillion by 2028 at a remarkable 6.1% CAGR, surpassing national averages. Additionally, retail sales in these third-tier and lower-tier cities are anticipated to increase from RMB17.3 trillion to RMB29.4 trillion from 2018 to 2028, reflecting a 7.4% CAGR and positioning these markets as key drivers of China’s consumption expansion.

Source: https://www.stats.gov.cn/xxgk/sjfb/zxfb2020/202502/t20250228_1958817.html

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Within the third-tier and lower-tier cities, a noticeable trend towards consumption upgrades is apparent, with metrics surpassing those of higher-tier cities. The per capita disposable income in these cities is projected to rise from RMB20,900 to RMB39,000 between 2018 and 2023, reflecting a 5.9% CAGR. Similarly, per capita consumption expenditure in these cities is expected to grow from RMB15,500 to RMB28,200 from 2018 to 2028, with a 5.2% CAGR, outpacing the growth rates observed in first-tier cities.

Source: https://www.stats.gov.cn/xxgk/sjfb/zxfb2020/202502/t20250228_1958817.html

As of 2023, third and lower-tier cities in China have accounted for over 60% of the country’s total retail sales, with higher-tier cities witnessing their share decline to below 40%. Notable consumption trends include the rising e-commerce penetration, as online retail sales reached RMB1,522.87 billion in 2024, growing by 7.2% year-on-year. The service sector has exhibited strong performance, with catering revenue reaching RMB561.80 billion, a 5.3% year-on-year growth, and service retail sales increasing by 6.2% year-on-year, surpassing goods retail growth of 3.2% year-on-year. The period from 2024 to 2028 is seen as a crucial development phase for local lifestyle services like dining and entertainment in China’s lower-tier cities. Acknowledging this opportunity, we intend to capitalize on this growth potential by leveraging membership-based data services for local lifestyle platforms to benefit from the structural growth in these markets.

100
90
80
70
60
50
40
30
20
10
0
60.7%
39.3%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Sources: https://www.stats.gov.cn/xxgk/sjfb/zxfb2020/202502/t20250228_1958817.html

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Our strategic objective is to establish market leadership in China’s membership-based local lifestyle services sector through structural performance enhancement. The core strategies include:

(i)	in lower-tier cities and county markets, systematically integrating dispersed online and offline merchant resources, building a cross-industry alliance points exchange network, and breaking through the traditional single-dimensional competitive logic of discount models; and

(ii)	leveraging the growing number of members and accumulated user consumption data, and providing merchants with services such as member traffic diversion, precise marketing, transforming unidirectional traffic distribution into mutual value creation.

This strategic framework has been validated through commercialization in selected pilot regions, laying the foundation for scalable replication. Our roadmap targets the establishment of industry benchmark leadership in China’s membership-based local lifestyle services sector within the strategic horizon.

COMPETITIVE STRENGTHS

Accumulated Industry Resources and Experienced Management Team

Fit-One has a highly capable and cohesive entrepreneurial team. Our Chairman of the Board, Mr. Liu Lirong, graduated with a Master’s degree  in Business Administration from the European Cervantes University. With extensive experience in the internet industry and expertise in management and training, he plays a pivotal role in our strategic planning and major decision-making. Vice-Chairman of the Board, Mr. Chen Conggang, also received a Master’s degree in Business Administration from the European Cervantes University. With years of experience in corporate management and cultural development, he is primarily responsible for overseeing our internal affairs. Our General Manager, Ms. Liu Minghui, graduated with a bachelor’s degree in Economics from Mudanjiang Normal University in China. Her career spans the live-streaming industry, capital markets, and assisting companies in going public. She brings valuable insights in financial planning, personnel management, and internal-external coordination, significantly driving the Company’s daily operations. Our Chief Operating Officer, Mr. Tan Hong, graduated with a Bachelor’s degree in Mechanical Manufacturing and Automation from Zhejiang University in China. As a former Huawei employee with 14 years of experience and a serial entrepreneur, he successfully led an e-commerce platform with over 40 million users and 2 million daily active users (DAU). His entrepreneurial background enables him to adeptly manage our e-commerce platform, effectively coordinate teams, and formulate and execute marketing strategies. Our Chief Technology Officer, Mr. Wu Gang, graduated with a bachelor’s degree in Environmental Science from Northwestern Polytechnical University in China. Having served as a system architect at renowned companies like Huawei and Alibaba, he has led the architectural design of internet products serving millions of users. His experience empowers him to drive technological innovation, product upgrades, and the development of a cutting-edge research and development (R&D) system at Fit-One.

User-Centric Approach in Product Development and Improvement

We believe our products and services speak for themselves. We adhere to a user-centric design philosophy, integrating user feedback into our product development and improvement process on a regular basis to ensure a high-quality user experience. We regularly engage with users to improve the functionality of our platform and refine our mobile application versions. We also collect feedback from users to optimize our membership products and the selection of allied merchants. Our R&D and sales teams collaborate closely during the design process, with weekly progress updates. We assign a dedicated customer service assistant to each project, providing 12-hour real-time online support to ensure seamless and delightful service experiences while maintaining the highest quality standards.

Technology-Driven Business Model

Over the years, we have consistently invested in technology infrastructure to achieve end-to-end user experience and control the transaction and delivery value chain, giving us a competitive edge. Through our MOJU smart sports watch harnessing Internet of Things (IoT) technology, we incentivize members with membership reward points based on their daily exercise steps and health data, boosting their daily activity levels. Presently, the number of DAU among our members has surged. On the other hand, the PIQU system employs data encryption and privacy computing along to empower merchants with robust business data analytics capabilities. Furthermore, it distributes points to members’ accounts, enabling them to redeem rewards in DAKA’s online store, offline member supermarkets, and allied merchants’ outlets. This strategy not only strengthens ties with business-to-business (B2B) merchants but also enhances the platform’s appeal. This process expands our business cycle, starting from smart sports watch users transitioning to DAKA members, supporting DAKA’s allied merchants’ traffic, enticing more businesses to integrate into the DAKA ecosystem, ultimately amplifying service value through comprehensive data aggregation.

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Sales Network with Deep Market Penetration and Rapid Expansion Capabilities

Our company is strategically positioned to dominate China’s lower-tier markets by leveraging a nationwide distribution network and deep market penetration as a competitive advantage. With a comprehensive coverage across tier 3 and tier 4 cities and county-level markets through collaborations with over 300 agents across more than 50 counties, we are accelerating nationwide expansion, aiming to cover an additional 50 counties by 2025 and deepen our presence in 3 to 5 strategic pilot counties. In these pilot markets, we have established localized ecosystems in areas like Xiushui, Jiangxi province, with exclusive partnerships with local governments and merchants, hyper-localized branding campaigns, and real-time supply chain coordination across over 2,000 partner stores. Our members in the pilot markets exhibit high-value spending habits, with annual expenditures exceeding RMB3,000 and a significant 50% year-over-year growth in the membership base. Our smart sports watch MOJU has secured a notable 15% market share in wearable devices within pilot county-level markets. This asset-light yet high-touch model ensures scalable growth while maintaining deep market control, positioning us as the dominant player in China’s next-wave consumer markets.

BUSINESS STRATEGIES

Establishing the DAKA Membership Community and Broadening Merchant Alliances

Our goal is to create a cohesive DAKA membership community, fostering connections among brand values across diverse business sectors. Through the integration of the MOJU sports smart watch application membership module into the DAKA ecosystem, enabling the fluid transfer of membership reward points across various settings. Members will have the freedom to utilize their MOJU sports smart watch membership reward points at all partnered merchants within the DAKA Life ecosystem, including venues like sports facilities, hotels, and retail establishments. This endeavor is poised to enrich user interaction and enhance the overall consumer experience. Furthermore, by implementing the PIQU smart POS system’s payment solutions, we are expanding our network of merchant collaborations, welcoming more businesses into the DAKA membership community. This expansion promises a diverse range of localized services for members, spanning from dining experiences to lodging and recreational opportunities. Leveraging cutting-edge blockchain technology, we are devoloping the on-chain exchange of membership reward points between MOJU and DAKA, underpinned by a robust trading pair mechanism to ensure transparent and efficient value circulation throughout our ecosystem.

Continual Technological Innovation to Strengthen Our Business Competitiveness

Through continual technological innovation, we are dedicated to fortifying the competitiveness of our business. Our focus lies on product technological advancements, specifically in the continuous enhancement of the IoT capabilities of the MOJU sports smart watch. This includes a concentrated effort on improving health monitoring, sports data tracking, and fashion functionalities to cater to vertical user needs. Concurrently, we are refining the blockchain-based token ecosystem within the DAKA ecosystem to extract valuable data assets from the transaction behaviors of both customer-end and business-end members, encapsulating details of orders, types of goods, and services.

Moreover, our strategic talent deployment involves a global recruitment drive for research and development experts specializing in blockchain technology and digital consumerism. Our aim is to break new ground in the commercial applications of technologies like smart contracts and asset tokenization, fostering an innovative fusion of data value and financial services within our ecosystem.

Market Expansion in Lower-tier Cities

To avoid direct competition with industry giants in tier 1 cities, we have developed a county-focused expansion strategy, with a primary focus on market expansion in Zhejiang, Jiangxi, and Jiangsu provinces. In the upcoming years, we will establish a “200-kilometer radius” coverage in the provinces of Zhejiang, Jiangxi, and Jiangsu, aiming to expand into 50 new county-level markets. Utilizing a combination of digital marketing and large-scale CSR activities, we aim to enhance brand awareness. For instance, in pilot counties like Xiushui, we will collaborate with local governments on community fitness initiatives to boost local brand recognition. Subsequently, we will enhance our membership system and introduce a “city-wide points exchange” program. This initiative will integrate users of the sports smart watch MOJU with the DAKA membership system, engaging over 2000 alliance merchants. Simultaneously, we will develop an integrated online and offline service approach by launching the “DAKA” WeChat mini-program online platform and establishing a “3-kilometer member service circle” centered around physical stores. In the future, we will formulate standardized “County Market Operations Manuals,” encompassing a technology-based site selection system, localized supply chain development solutions, and standardized processes for recruiting alliance merchants. Focusing on East China (Fujian and Shandong) and Central China (Hunan and Hubei), we aim to gradually expand into 200 county-level markets.

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OUR SERVICE AND PRODUCTS

We are a member-exclusive e-commerce services platform in the PRC. Our platform uses technology to connect consumers and merchants. Service offerings on our platform address people’s daily needs such as dining, health, and lifestyle services. Currently, we have established a comprehensive business model that integrates smart hardware, membership retail and merchant empowerment, creating two key revenue streams:

•	Data services for merchant-type members (including digital systems and value-added services) coupled with MOJU smart sports watch and membership subscription services
•	Sale of sports-related products through our platform and DAKA stores

MOJU Smart Sports Watch and Member Subscription Service

We launched our first smart sports watch “MOJU” back in 2023. Our MOJU watch offers health functions such as blood pressure and blood oxygen monitoring and heart rate monitoring, This device further integrates online services when used in conjunction with the MOJU mobile application, enabling users to schedule gym sessions, make purchases in the member-exclusive online store, and redeem membership reward points. The membership subscription service offers personalized discounts on products and exclusive offers.

The revenue streams encompass sales generated by the core hardware product, the MOJU smart sports watch, distributed through comprehensive omnichannel sales strategies. Additionally, subscription revenue is derived from users accessing exclusive benefits through an annual fee payment. These advantages comprise discounts on online store purchases, special concessions at partnered merchants, point-based rewards, and personalized health reports, collectively enriching the user experience.

MOJU watch

MOJU Mobile Application

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DAKA Merchant Membership Service Fee

The DAKA merchant membership involves the following core products:

1. PIQU Blockchain Digital System

The PIQU Digital System was launched in December 2023, and the new version of blockchain currently under development is being tested and will soon be released to embrace the upcoming Web3 era. This system generates revenue through various services including system licensing fees for merchants, custom development solutions tailored for large chain enterprises, and technical management service fees based on merchant transactions. The PIQU system integrates features such as member payment settlement supporting a mix of membership reward points and mobile payments, supply chain management with intelligent procurement and inventory optimization modules, merchant member data dashboards providing insights into member consumption patterns, and merchant user operations aiding in managing user traffic through tools like coupons, member discounts, and group purchase vouchers.

Physical PIQU station and interface of Blockchain-Powered Digital System

2. DAKA Membership Stores

The DAKA Membership Store, established as an offline retail outlet operating on a membership basis since May 2024, offers a diverse selection of over 1000 premium member-exclusive products. When integrated with the PIQU system, stores can record business data and conduct ongoing data analytics to tailor product categories in alignment with member preferences. This setup generates system service revenue through two key avenues, (i) the DAKA store operation service fee, which offers franchisees  a comprehensive store opening package including brand authorization, site evaluations, supply chain integration, and operational training with revenue sharing based on turnover; and (ii) the DAKA Membership Store digital system service fee, where partner stores subscribe to the PIQU Digital System annually, benefiting from features like member management, sales data analysis, intelligent inventory management, and system-generated product recommendations, all designed to enhance operational efficiency.

Our Daka membership store

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3. “DAKA Life” Alliance Stores

The DAKA Life Alliance Stores, encompassing 10,685 partner merchants across three provinces in China as of November 1, 2025, boast an impressive 80% daily active user rate. This network supports members with seamless omnichannel services, integrating the online e-commerce platform and physical stores. The data service revenue stream includes precision marketing costs for engaging potential end consumers, supply chain optimization for cost savings through dynamic adjustments based on transaction data, and platform booking fees derived from end consumers completing product or service bookings on the platform.

OPERATIONAL AND GROWTH SYNERGIES

We focuses on leveraging current operational successes and planned expansions to drive user and merchant growth. With a validated track record, including the successful implementation of the strategy of growing our presence at county-level across three pilot counties in Zhejiang, Jiangxi, and Jiangsu in 2024, and the integration of 2,000 DAKA Alliance merchants into a cross-merchant points system, creating a closed-loop regional consumption ecosystem, we are poised for scale expansion. By targeting an expansion to 50 new county markets by the end of 2025, (As of November 1 2025: 46 county markets have been developed) and establishing an operational network supporting 200 counties by 2026, we aim to solidify our regional presence.

On the user side, we plan to employ a digital-first acquisition strategy by converting new media content viewers into Mini Program users and utilizing government-endorsed events for offline activations to enhance local penetration. For merchants, we intend to empower them by directly converting our MOJU Watch members, implementing a points redemption system to allocate traffic effectively and reduce customer acquisition costs, and expanding the DAKA alliance merchant network by enhancing point value to drive network effect growth.

To amplify user value, we will focus on monetizing registered users through MOJU Watch channel sales, driving ARPU (average revenue per unit)  growth through DAKA tiered memberships, implementing a digital supply chain for system-driven repurchase increases, and optimizing user value to boost the viral coefficient and foster a self-reinforcing growth loop. This comprehensive user and merchant growth strategy is designed to drive sustainable growth, increase revenue, and solidify our position in the market.

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MARKETING AND SALES

Our market positioning strategy centers on targeting lower-tier markets, specifically tier 3 and tier 4 cities and county-level regions, as our primary battleground. By employing a unique “deep cultivation” approach, we effectively navigate intense industry competition and capitalize on our first-mover advantage and localized operational capabilities. This strategic focus enables us to establish strategic dominance in lower-tier markets, distinguishing us from the highly saturated markets in tier 1 and tier 2 cities.

In terms of our sales system architecture, we have engaged county-level agents who will be responsible for local channel development, terminal management, and brand establishment. We select these agents based on certain criteria, which include possessing local government and retail resources, having more than 5 years of experience in regional commercial channel development, and being equipped with a professional ground promotion team consisting of 5 to 10 members. We have developed a unique marketing system for our agents, utilizing a strategy that combines precise expansion with offline investment promotion meetings to establish a nationwide hierarchical distribution network. A standardized distributor cooperation agreement outlines channel management norms, member recruitment incentives, and product sales profit-sharing mechanisms. Initiatives like the “Elite Distributor Program” and the “Merchant Empowerment Program” aim to continuously enhance operational efficiency by providing support in supply chain financial assistance and specialized customer data analysis. To ensure effective localized execution and operational efficiency, we have established pilot county “triangular” operational units that consist of 1 market supervisor and 2 local distributors. These units are supported by customized “one county, one strategy” plans, enabling us to achieve comprehensive brand coverage within three months of entering a new market. This localized operational structure allows us to tailor strategies to specific regions, significantly boosting our market penetration and brand visibility in lower-tier markets.

PRICING STRATEGY

Revenue derived from end-consumers mainly include income from membership fee paid by which. Our pricing strategy for our DAKA membership services facing end-consumers is structured around a tiered membership system that caters to different customer segments based on their buying patterns and value contribution and includes three key components:

•	Penetration Pricing: Offers low entry barriers for basic members to attract new, price-sensitive customers;
•	Value Pricing: Targets 80% of the customer base with an optimal price-to-value ratio for advanced members;
•	Premium Pricing: Provides exclusive services to high-net-worth individuals to enhance member lifetime value (LTV).

Revenue derived from customers engaging our DAKA merchant membership services mainly include income from DAKA Membership Store digital system service fee and brand licensing fees of DAKA Life Alliance Stores. Our pricing strategies for such merchant services include two key components:

•	Licensing Fees: Differentiated pricing based on merchant tiers (e.g., standard, premium, exclusive) to align with service levels.
•	Performance-Based Royalties: Revenue-sharing model tied to merchant transaction volume or growth metrics, incentivizing collaboration

Our Customers and Suppliers

Our top customers are primarily merchants. We have a broad base of customers, and none of our customers accounted for more than 10% of our total revenue for the years ended March 31, 2025 and 2024.

Our top suppliers are primarily MOJU watch manufacturers. For the fiscal years ended March 31, 2025, six major suppliers accounted for approximately 14.7%, 14.5%, 13.7%, 13.5%, 13.4% and 10.1% of our total cost of revenue. For the fiscal years ended March 31, 2024, two major suppliers accounted for approximately 34.2% and 32.6% of our total cost of revenue. As of the date of this prospectus, we do not have any long term agreements with any of such suppliers.

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SEASONALITY

There is no seasonality in our business operations through-out the year.

HUMAN RESOURCES

As of December 31, 2024, 2023 and 2022, we had 37, 31 and 12 employees, respectively. As of the date of this proxy statement, we had 64 employees who were engaged in the following functions:

Function	Number of employees
Management	3
Administration, human resources and procurement	7
Finance	4
Technology	13
Operations and sales	37

All of our employees are based in the PRC, where its operation is located. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our employees. We believe our success depends on our ability to attract, retain, develop and motivate diverse highly skilled personnel. In particular, we depend upon the personal efforts and abilities of the principal members of our senior management to partner effectively as a team, and to provide strategic direction, develop our business, manage our operations and maintain a cohesive and stable work environment. We also rely on qualified managers and skilled employees with technical expertise in operations, technological knowledge, engineering skills and quality management experience in order to operate our business successfully.

Our compensation program is designed to retain, motivate and, as needed, attract highly qualified employees. Accordingly, we use a mix of competitive base salary, performance-based equity compensation awards and other employee benefits.

FACILITIES

We do not own any real property. Our corporate headquarters is in the PRC where we lease an office space of approximately 1,010 square meters at Rooms 2701, 2702, 2703-1 and 2708-1, Building 6, Oumei Financial City, Cangqian Street, Yuhang District, Hangzhou City, Zhejiang Province, the People’s Republic of China, from an independent third party. The lease expires on October 15, 2028, unless earlier terminated in accordance with the lease.

We believe that these existing facilities are adequate for our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms, if required.

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INTELLECTUAL PROPERTY

We actively protect our core intellectual property for our product candidates, technology, and know-how, by obtaining and maintaining intellectual property rights. We also rely on software copyrights and trade secret laws, confidentiality procedures, and agreements. Our policy is to seek to protect our proprietary position by, among other methods, pursuing software copyrights applications in the PRC. Our intellectual property portfolio included the following:

Software copyrights

As at the date of this proxy statement, we had 36 registered software copyrights in China including:

No.	Copyright name	Registration number	Registration approval date	Holder
1	Xiaojian Ren Android APP software V3.0	2021SR0526938	April 13, 2021	Zhejiang Fit-One
2	Xiaojian Ren Apple APP software V3.0	2021SR0521616	April 12, 2021	Zhejiang Fit-One
3	Xiaojian Ren Gym management system V1.0	2020SR1748616	December 7, 2020	Zhejiang Fit-One
4	Xiaojian Ren coach management system V1.0	2020SR1748615	December 7, 2020	Zhejiang Fit-One
5	Xiaojianren Mall sales system V1.0	2020SR1748614	December 7, 2020	Zhejiang Fit-One
6	Xiaojian human video management system V1.0	2020SR1748814	December 7, 2020	Zhejiang Fit-One
7	Xiaojian people live broadcast management system V1.0	2021SR0522611	April 12, 2021	Zhejiang Fit-One
8	Small health people voucher system V1.0	2021SR0526939	April 13, 2021	Zhejiang Fit-One
9	Xiaojian human pedometer system V1.0	2021SR0527750	April 13, 2021	Zhejiang Fit-One
10	Small Health people fitness supermarket management system V1.0	2021SR0527936	April 13, 2021	Zhejiang Fit-One
11	Xin appV1.0	2021SRE008065	April 7, 2021	Zhejiang Fit-One
12	Xiaojian Ren Apple APP software V2.0	2020SR0310835	March 10, 2020	Zhejiang Fit-One
13	Xiaojian Ren Android APP software V2.0	2020SR0310839	March 10, 2020	Zhejiang Fit-One
14	Xiaojian people customer management system V1.0	2021SR0893401	June 15, 2021	Zhejiang Fit-One
15	Small jianren store course system	2022SR1620937	August 31, 2021	Zhejiang Fit-One
16	Xiaojian people store member management system V1.0	2021SR1440633	September 27, 2021	Zhejiang Fit-One
17	Xiaojian people store membership card system V1.0	2023SR0192897	August 31, 2021	Zhejiang Fit-One
18	Magic orange movement APPV1.O	2023SR0923735	January 30, 2023	Zhejiang Fit-One
19	User consumption data blockchain VN innovation service platform V1.0	2024SR0346383	October 22, 2023	Zhejiang Fit-One
20	Merchant consumption data blockchain VN security management platform V1.0	2024SR0346167	September 25, 2023	Zhejiang Fit-One
21	Xiaojianren light joint venture fitness store operation service platform V1.0	2024SR0346160	October 12, 2022	Zhejiang Fit-One
22	Healthy fitness social management system V1.0	2024SR0346157	June 19, 2022	Zhejiang Fit-One
23	Xiaojian gold strategy management software V1.0	2024SR0346141	March 22, 2022	Zhejiang Fit-One
24	Sports and health blockchain VN management system V1.0	2024SR0019196	July 20, 2023	Zhejiang Fit-One
25	User movement big data management platform V1.0	2024SR0019195	February 15, 2023	Zhejiang Fit-One
26	User health big data management platform V1.0	2024SR0019194	May 30, 2023	Zhejiang Fit-One
27	PI xiu business digital management assistant software V1.0	2024SR0258345	October 31, 2023	Zhejiang Fit-One
28	PI xiu business receipt management system V1.0	2024SR0258343	August 30, 2023	Zhejiang Fit-One
29	mojufit Sport platform app V1.0	2024SR0675226	May 17, 2024	Zhejiang Fit-One
30	Business Operation Assistant Management System V1.0	2024SR2025470	December 9, 2024	Zhejiang Fit-One
31	Operation Center Management Software V1.0	2024SR2011296	December 6, 2024	Zhejiang Fit-One
32	Health Service Management Platform V1.0	2024SR1994824	December 5, 2024	Zhejiang Fit-One
33	Consumption Data Blockchain Security Management Platform V1.0	2024SR1995249	December 5, 2024	Zhejiang Fit-One
34	Customer Management Center Software V1.0	2024SR1990547	December 5, 2024	Zhejiang Fit-One
35	Centralized Procurement Mall System V1.0	2024SR1989224	December 5, 2024	Zhejiang Fit-One
36	Local Lifestyle Service Platform	2024SR1992217	December 5, 2024	Zhejiang Fit-One

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Trademarks

As at the date of this proxy statement, we had 78 registered trademarks in China including:

Type of registration	Trademark	Certificate number	Date of issuance
Class 3: Lavender oil; stain removers; shoe polish; research materials; incense; air fresheners; soaps; cosmetic sets; teeth; cosmetics for animals (cut-off)		55009450	November 14, 2021
Class 5: Bathing gels for pets containing medicines; vitamin supplements; eye washes containing medicines; herbal medicines; sterile cotton; pet diapers; insecticides; purifiers; nutritional food for medical use; rubber for dental use (cut-off)		55012940	November 14, 2021
Class 10: Medical crutches; sterilized medical instruments; electric dental equipment; electrotherapy instruments; physiotherapy equipment; ice packs for medical use; air pillows for medical use; condoms; milk bottles; threads (for surgical use) (cut-off)		54986424	November 7, 2021
Class 11: Multifunctional electric pots; electric kettles; air filtration equipment; electric heating devices; water rinsing equipment; drinking water filters; electric coffee makers; refrigerators; lamps; portable heaters (cut-off)		54989207	November 7, 2021
Class 14: Works of art of precious metal; figurines of precious metal; boxes of precious metal; gift boxes for jewelry; jewelry fittings; unworked or semi-worked precious metal; pearls (jewelry); watches; silver artefacts; clocks (cut-off)		54991894	November 7, 2021
Class 18: Tool bags (empty); bags; name card holders; umbrellas; trekking poles; harness straps; shopping bags; semi-processed or unprocessed leather; parasols for women; walking sticks (cut-off)		55017150	November 14, 2021
Class 30: Cereal-based snacks; honey; cakes; cocoa; coffee; tea beverages; edible ices; tea; sweets (cut-off)		55012906	November 14, 2021

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Class 39: Storage; rental of warehouses; rental of refrigerated food containers; temporary storage of personal effects; storage of goods; storage in warehouses; storage information; rental of containers; rental of freezers(cut-off)	55009876	November 14, 2021
Class 40: Textile finishing; woodworking; paper processing; pottery; food and beverage preservation; tea processing; water treatment; garment making; printing; air purification (cut-off)	54993500	November 7, 2021
Class 41: Entertainment services; education; training; book publishing; radio and television program production; modeling services for artists; on-line publication of electronic books and magazines; organization of educational or entertainment competitions; arranging and organization of conferences; arranging and organization of training courses (cut-off)	55013986	November 14, 2021
Class 42: Graphic arts design; cloud computing; packaging design; computer software design; research and development of new products for others; provision of Internet search engines; technical research; industrial design; clothing design; computer programming (cut-off)	54995130	November 7, 2021
Class 41: Entertainment services; education; training; book publishing; radio and television program production; modeling services for artists; on-line publication of electronic books and magazines; organization of educational or entertainment competitions; arranging and organization of conferences; arranging and organization of training courses (cut-off)	55004962	November 7, 2021
Class 3: Lavender oil; stain removers; shoe polish; research materials; incense; air fresheners; soaps; cosmetic sets; teeth; cosmetics for animals (cut-off)	55013691	November 7, 2021
Class 9: Face recognition equipment; head guards for sports (cut-off)	50587227	November 21, 2021

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Class 10: Medical crutches; sterilized medical instruments; electric dental equipment; electrotherapy instruments; physiotherapy equipment; ice packs for medical use; air pillows for medical use; condoms; milk bottles; threads (for surgical use) (cut-off)	55004879	November 7, 2021
Class 11: Multifunctional electric pots; electric kettles; air filtration equipment; electric heating devices; water rinsing equipment; drinking water filters; electric coffee makers; refrigerators; lamps; portable heaters (cut-off)	54987377	November 7, 2021
Class 14: Works of art of precious metal; figurines of precious metal; boxes of precious metal; gift boxes for jewelry; jewelry fittings; unworked or semi-worked precious metal; pearls (jewelry); watches; silver artefacts; clocks (cut-off)	55001841	November 7, 2021
Class 18: Tool bags (empty); bags; name card holders; umbrellas; trekking poles; harness straps; shopping bags; semi-processed or unprocessed leather; parasols for women; walking sticks (cut-off)	54992067	November 7, 2021
Class 24: Banners made of textiles or plastics; household textiles; flat knitted fabrics; non-woven fabrics; felt; textile fabrics; facecloth (fabrics); wall tapestries made of textiles; mattress covers (cut-off)	55021378	November 14, 2021
Class 26: Heat-bonded patches for textile decoration (sewing articles); trimmings for clothing; collar holders; numbers or letters for marking of linen fabrics; pins (other than jewelry); buttons (clothing accessories); knitting-mending needles; artificial flowers; buttons; wigs (cut-off)	54996997	November 7, 2021
Class 29: Fruit and vegetable-based snacks; processed nuts; eggs; dried edible mushrooms; crustaceans (non-live); canned fruits; meat; edible oils; edible jellies; processed vegetables (cut-off)	55004847	November 7, 2021

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Class 31: Live edible aquatic animals; fodder; brewer’s malt; hay for animal bedding; unprocessed wood; grain (cereals); plants; fresh vegetables; plant seeds; fresh fruit (cut-off)	55004872	November 7, 2021
Class 39: Tourist traffic arrangements; air transportation; rental of means of delivery (vehicles); travel bookings; packing of goods; delivery of goods; logistic transportation; drayage; storage of goods; provision of traffic information (cut-off)	55002226	November 7, 2021
Class 40: Textile finishing; woodworking; paper processing; pottery; food and beverage preservation; tea processing; water treatment; garment making; printing; air purification (cut-off)	55004917	November 7, 2021
Class 45: Online social networking services; housekeeping services; clothing rental; marriage brokerage; intellectual property consultancy; funerals; dating services; planning and arranging of wedding services; monitoring of security and burglar alarm systems; social companionship (cut-off)	55004891	November 7, 2021
Class 41: Organization of sports competitions (cut-off)	50602943	November 7, 2021
Class 10: Suture materials; massage instruments; dental equipment and instruments; massage gloves; orthopedic articles; condoms; sex dolls; medical radiological equipment; milk bottles; artificial breasts (cut-off)	36653689	October 21, 2019
Class 14: Raw or semi-worked precious metals; necklaces (jewelry); jewelry; rings (jewelry); earrings; jewelry fittings; jadeite; silver artefacts; watches; alarm clocks (cut-off)	36658005	October 21, 2019
Class 15: Musical instruments; harmoniums; violins; percussion instruments; electronic musical instruments; flutes; zither; pianos; musical instrument spindles; music boxes (cut-off)	36670362	October 21, 2019

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Class 42: Architectural services; Dress designing; Authenticating works of art(cut-off)	78520158	January 14, 2025
Class 35: Personnel management consultancy; Tax filing services; Rental of vending machines; Sponsorship search; Rental of sales stands; Retail or wholesale services for medical supplies(cut-off)	78515055	January 14, 2025
Class 9: Face recognition device; Smartwatch-style smartphone; battery; Power supply materials (wires, cables); Optical instruments and apparatus(cut-off)	78515043	January 14, 2025
Class 42: Industrial design; Packaging design; Fashion design; Graphic art design(cut-off)	74321616	June 21, 2024
Class 25: Sleep masks	55017189	February 7, 2022
Class 38: Data streaming transmission; Transmission of information; Video-on-demand transmission; Video conferencing services; Providing online forums; Teleconferencing services; Cable television broadcasting; Provision of Internet chatrooms; Rental of smartphones; Podcast video transmission(cut-off)	55015964	November 21, 2021
Class 28: Archery articles; Swimming pools (play articles)	55014059	February 7,2022
Class 44: Dietetic and nutrition guidance	55010347	January 21, 2022
Class 24: Flannel (fabric); Textile fabrics; Plain weave fabrics; Non-woven fabrics; Textile wall hangings; Felt; Household linen; Mattress covers; Textile or plastic banners	55008232	November 21, 2021

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Class 32: Beer-based cocktails; Malt beer; Beer; Barley beer; Water (beverage); Soda water; Carbonated water; Fruit beverages with fruit pulp; Plant-based beverages	55007860	February 7,2022
Class 5: Chinese medicinal herbs; Medicated eyewashes; Decontaminating preparations; Medicated pet shampoos; Insecticides; Sterile cotton; Dental rubber; Pet diapers	55004822	January 21, 2022
Class 32: Beer; Malt beer; Barley beer; Beer-based cocktails; Soda water; Carbonated water; Fruit beverages with fruit pulp; Plant-based beverages; Water (beverage); Syrups for making lemonade	55004457	November 21, 2021
Class 35: Presentation of goods on communication media for retail purposes; Searching for sponsorships; Business management consulting; Import-export agency services; Accounting; Outdoor advertising; Exhibition of goods; Marketing; Online advertising on a computer network; Business management of franchising(cut-off)	55004415	November 21, 2021
Class 43: Hotel reservation services for others; Food and drink catering services provided by hotels; Hotel services for priority customers; Hotel accommodation services; Tea houses; Hotel room reservation services; Cafés; Restaurants; Hotels; Arranging hotel accommodation	55004212	November 21, 2021
Class 44: Health counseling; Health care; Dietetic and nutrition guidance; Medical clinic services; Hospitals; Sanatoriums; Beauty services; Massage; Horticulture; Rental of sanitary facilities(cut-off)	55002911	November 21, 2021
Class 39: Arrangement of travel transportation; Air transport; Rental of transport vehicles; Travel reservation; Packing of goods; Delivery of goods; Transport logistics; Towing; Storage of goods; Provision of traffic information(cut-off)	55000117	November 21, 2021
Class 28: Game apparatus; Game machines; Smart toys; Chess games; Billiard tables; Paintballs (ammunition for paintball guns]) (sporting articles); Swimming pools (play articles); Artificial Christmas trees; Fishing rods	54995221	February 21,2022
Class 25: Waterproof clothing; Ready-made clothing; Complete sets of baby clothing; Footwear; Headwear; Hosiery; Gloves (clothing); Scarves; Belts (clothing); Sleep masks	54994142	November 21, 2021
Class 29: Fruit and vegetable-based snack foods; Processed nuts; Eggs; Dried edible mushrooms; Crustaceans (not live); Canned fruits; Meat; Edible oils; Edible jellies; Processed vegetables(cut-off)	54993736	November 21, 2021

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Class 36: Rental of shared office space; Insurance consultancy; Financial management; Fundraising for charitable purposes; Pawnbroking; Jewelry appraisal; Real estate management; Rental of office space (real estate); Guarantee services; Trust services	54993648	November 21, 2021
Class 26 Heat adhesive patches for textile decoration (sewing accessories); Clothing trimmings; Numbers or letters for marking linen; Pins (not jewelry); Fasteners (clothing accessories); Darning needles; Artificial flowers; Buttons; Wigs(cut-off)	54993606	November 21, 2021
Class 31: Live edible aquatic animals; Fodder; Brewing malt; Straw for animal litter; Unprocessed timber; Cereals (grains); Plants; Fresh vegetables; Seeds for planting; Fresh fruits	54993583	November 21, 2021
Class 45: Online social networking services; Household services; Clothing rental; Matchmaking; Intellectual property consultancy; Funeral services; Dating services; Wedding planning and arrangement services; Monitoring of security and anti-theft alarm systems; Social companionship(cut-off)	54993548	November 21, 2021
Class 42: Research and development of new products for others; Technological research; Packaging design; Industrial design; Fashion design; Cloud computing; Computer software design; Provision of Internet search engines; Computer programming; Graphic art design	54993237	January 21,2022
Class 41: Education; Training; Organization of educational or entertainment competitions; Arranging and conducting of conferences; Arranging and conducting of training workshops; Book publishing; Online publication of electronic books and magazines; Entertainment services; Production of radio and television programs; Modeling for artists	54990907	February 14,2022
Class 30: Cocoa; Coffee; Tea-based beverages; Tea; Sugar; Confectionery; Honey; Cereal-based snack food; Cakes; Confectionery; Cereal-based snack food; Edible ices	54990101	January 21,2022
Class 41: Education; Training; Organization of educational or entertainment competitions; Arranging and conducting of conferences; Arranging and conducting of training workshops; Book publishing; Online publication of electronic books and magazines; Entertainment services; Production of radio and television programs; Model services for artists	54988491	January 21,2022
Class 9: Downloadable computer application software; Downloadable mobile application software; Electronic publications (downloadable); Weighing scales (for body weight); Signal lamps; Audio and video receivers; Anti-theft warning apparatus; Eyeglasses; Portable power banks (rechargeable batteries); Egg candlers;	54987196	April 28, 2022
Class 35: Graphic design of advertising promotional materials(cut-off)	45379819	February 28, 2021

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Class 20: Furniture; beds; containers, not of metal, for storage and transportation; picture frames; bamboo crafts; works of art of wood, wax, plaster or plastics; decorative articles of plastics for foodstuffs; clothes hooks, not of metal; pillows; accessories, not of metal, for doors (cut-off)	36653722	October 21, 2019
Class 21: Household utensils; glassware for daily use (including cups, plates, jugs and cylinders); drying racks for laundry; toothbrushes; kitchen containers; china for daily use (including pots, bowls, plates, jugs, cutlery, cylinders, altars and jars); make-up; dental floss; drinking utensils; hand cleaning utensils(cut-off)	36652523	November 14, 2019
Class 28: Game apparatus; game machines; magic apparatus; toys for domestic pets; toys; playing cards; apparatus for sporting activities; roller skates; Christmas trees made of synthetic materials; fishing tackle (cut-off)	36653760	October 21, 2019
Class 41: Schools (education); education; tutoring services; recreational services; health clubs (fitness and physical training); organization of educational or recreational competitions; book publishing; photography; lending libraries of books; amusement park services (cut-off)	36666524	October 21, 2019
Class 43: Accommodation agencies (hotels, boarding houses); holiday camping accommodation services; self-catering restaurants; bar services; teahouses; hotels; mobile catering; conference room rental; nursing homes; rental of chairs, tables, cloths and glassware (cut-off)	36671780	October 21, 2019
Class 44: Medical massage; physiotherapy; beauty services; massage; make-up artist services; aromatherapy services; public hygiene baths; hairdressing; orthopedic surgery; animal cleaning (cut-off)	36654212	October 21, 2019

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Class 9: 71105486 Downloadable computer applications; downloadable cell phone applications; electronic publications (downloadable); weighing scales; signal lamps; audio-video receivers; burglar alarms; eyeglasses; mobile power supplies (rechargeable batteries); egg-lighting apparatus (cut-off)	71105486	October 28, 2023
Class 35: 71105493 Display of goods in communication media for retail sale; outdoor advertising; exhibition of goods; on-line advertising on computer networks; business management consultancy; business management of franchises; import/export agency; marketing; accounting; search for sponsors (cut-off)	71105493	October 28, 2023
Class 42: 71115575 Research and development of new products for others; technological research; packaging design; industrial design; clothing design; cloud computing; computer software design; provision of Internet search engines; computer programming; graphic arts design(cut-off)	71115575	October 28, 2023
Class 9: 74302920 Egg shaker (cut-off)	74302920	July 28, 2024
Class 9: 74313909 Weight scales; signal lamps; audio-video receivers; burglar alarms; eyeglasses; mobile power (rechargeable batteries); egg-lighting apparatus (cut-off)	74313909	June 14, 2024
Class 28: 74309315 Fitness steppers; fitness balls; fitness beds; fitness machines; fitness rings with measuring sensors; fitness stretching boards; fitness pedals; fitness elliptical machines; fitness sit-up boards; fitness push-up frames (cut-off)	74309315	June 14, 2024
Class 35: 74298888 Exhibition of goods; on-line advertising on computer networks; outdoor advertising; display of goods in communication media for retail purposes; business management consultancy; business management of franchises; accounting; search for sponsors (cut-off)	74298888	June 14, 2024

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Class 42: 74305893 Research and development of new products for others; technological research; industrial design; packaging design; clothing design; computer software design; cloud computing; computer programming; provision of Internet search engines; graphic arts design (cut-off)	74305893	March 28, 2024
Class 9: 75712178 Electronic publications (downloadable); downloadable applications for cell phones; audio-video receivers; downloadable applications for computers; eyeglasses; signal lamps; burglar alarms; weight scales; facial recognition devices; global positioning system (GPS) devices (cut-off)	75712178	June 21, 2024
Class 28: 75723297 Game apparatus; toys; chess sets; balls for sporting activities; apparatus for physical exercise; archery equipment; gymnastic equipment; athletic gloves; fishing equipment; Christmas trees made of synthetic materials (cut-off)	75723297	June 21, 2024
Class 35: 75701196 Advertising; commercial information and advice to consumers on the selection of goods and services; online marketplaces for buyers and sellers of goods and services; personnel management consulting; computerized database information system; tax filing services; vending machine rental; sponsorship solicitation; sales display rental; medical supply retail or wholesale services (cut-off)	75701196	June 21, 2024
Category 42: 75713079 Technical research; geological research; chemical research; medical research; materials testing; packaging design; architectural services; clothing design; consultancy for the design and development of computer hardware; graphic design of advertising and promotional materials (cut-off)	75713079	June 21, 2024
Class 14: 78532947 Raw or semi-worked precious metals; alloys of precious metals; jewelry boxes; necklaces (jewelry); precious stones; rings (jewelry); earrings; wristwatches; watches; sports watches (cut-off)	78532947	October 18, 2024
Class 28: Game machines 78532952; toy watches; chess; balls for sporting activities; apparatus for exercising the body; apparatus for archery; apparatus for sporting activities; swimming pools (recreational articles); boxing gloves; fishing tackle (cut-off)	78532952	October 28, 2024

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Domain names

As at the date of this proxy statement, we had 6 registered domain names in China including:

moju.fit
xiaojianren365.cn
xiaojianren365.com
daka.biz
xsdaka.cn
dakaa.top

In addition to the foregoing protections, we generally control access to and use of our proprietary and other confidential information through the use of internal and external controls. For example, for external controls, we enter into confidentiality agreements or agree to confidentiality clauses with our research and development team members and, for internal controls, we adopt and maintain policies governing the operation and maintenance of our systems and the management of user-generated data.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. We currently maintain social security insurance and housing provident funds contributions for our employees. Other than social security insurance and housing provident funds contributions for our employees, we believe that our insurance coverage is adequate and in line with the industry norm.  We review our insurance policies from time to time for adequacy in the breadth of coverage.

LICENSES AND REGULATORY APPROVALS

A summary of the laws and regulations applicable to our business and industry is set out in the section headed “Regulations” in this proxy statement/prospectus. To the best of the knowledge, information and belief of the directors of Mingde having made all reasonable enquiries, the said directors do not foresee any material obstacle in obtaining or renewing licences and permits necessary to the business and operations of Mingde.

LEGAL PROCEEDINGS

We may from time to time be subject to legal and administrative proceedings and claims that arise in the ordinary course of business. We are not aware of any pending or threatened material legal or administrative proceedings against us. We do not believe that any claims exist where the outcome of such matters would have a material adverse effect on its consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

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REGULATION

This section sets forth a summary of the most significant rules and regulations that affect the business activities of us and the VIE in China.

Regulations Relating to Foreign Investment

The incorporation, operation and management of Chinese companies are mainly governed by the PRC Company Law, which was most recently amended on December 29, 2023 and became effective on July 1, 2024, which is applicable to both PRC domestic companies and foreign-invested companies. Investment activities of foreign investors in China are also governed by the Foreign Investment Law of the PRC, which was approved by the National People’s Congress of the PRC on March 15, 2019, and shall be implemented with effect from January 1, 2020, together with the Implementing Regulation for the Foreign Investment Law of the PRC promulgated by the State Council on December 26, 2019 and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law of the PRC promulgated by the Supreme People’s Court on December 26, 2019. The Law of the PRC on Foreign Investment and its Implementation Regulations supersede the previous three effective foreign investment laws and their respective implementation regulations, namely, the Law of the PRC on Sino-Foreign Equity Joint Ventures, the Law of the PRC on Sino-Foreign Cooperative Joint Ventures and the Law of the PRC on Wholly Foreign-owned Enterprises.

Pursuant to the Foreign Investment Law of the PRC, “foreign investment” refers to investment activities directly or indirectly conducted by foreign investors (including foreign individuals, enterprises and other foreign organizations), including the following circumstances: (1) the establishment of foreign-invested enterprises (the “FIEs”) by foreign investors, either alone or together with other investors, (2) the acquisition of shares, equities, property shares or other similar rights and interests in enterprises by foreign investors, (3) the investment of foreign investors in new projects by foreign investors, either alone or together with other investors, and (4) other circumstances stipulated in laws, administrative regulations or by the State Council. The Implementing Regulations on the Foreign Investment Law of the PRC have introduced the “look-through” principle and further provided that investments made by FIEs in China should also be governed by the Foreign Investment Law of the PRC and its Implementing Regulations.

The Foreign Investment Law of the PRC and its implementation regulations provide that the administration system of pre-establishment national treatment plus negative list is adopted for foreign investment, according to which, “pre-establishment national treatment” refers to granting to foreign investors and their investments treatment at the investment access stage no less favorable than that granted to domestic investors and their investments, except for foreign investments in “restricted” or “prohibited” investment sectors or industries, and the “negative list” refers to the special administrative measures on foreign investment access for foreign investment in the aforesaid “restricted” or “prohibited” investment sectors or industries, which are proposed by the State (the “Negative List”). Foreign investments outside the Negative List are entitled to national treatment. Foreign investors are not allowed to make investments in the fields prohibited by the Negative List, and in the fields restricted by the Negative List, foreign investors shall comply with the special provisions on equity requirements and senior management personnel requirements, among others. At the same time, the relevant authorities, based on the needs of the national economy and social development, provide the catalogue of encouraged industries for foreign investment, specifying the special industries, fields and regions to encourage and guide foreign investors’ investments. Currently, the industry entry licensing requirements governing foreign investors’ investment activities in China are set out in two catalogues, i.e., the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2024 Edition), as promulgated by the National Development and Reform Commission and the Ministry of Commerce on September 6, 2024, effective as of November 1, 2024, and the Catalogue of Encouraged Industries for Foreign Investment (2022 Edition), as promulgated by the National Development and Reform Commission and the Ministry of Commerce on October 26, 2022, effective as of January 1, 2023. Industries not listed in the two catalogues are generally deemed as “permitted” for foreign investments, unless otherwise specifically restricted by PRC laws.

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Regulations Relating to Cyber Security and Data Security

In November 2016, the SCNPC promulgated the PRC Cybersecurity Law, which provides that network operators must meet their cybersecurity obligations and take technical measures and other necessary measures to protect the safety and stability of their networks. Although Mingde and Fit-one only gains access to user information that is necessary for, and relevant to, the services provided, the data Mingde and Fit-one obtains and uses may include information that is deemed as “personal information” under the PRC Cybersecurity Law and related data privacy and protection laws and regulations.

Pursuant to Cybersecurity Law, network operators, which are defined as “owners and administrations of networks and network service providers”, are subject to a range of security obligations. These obligations include but are not limited to: complying with a series of requirements of tiered cyber protection systems, verifying users’ real identity, localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the China and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

In June 2021, the SCNPC promulgated the Data Security Law, which was take effect in September 2021, establishes that a framework for classifying and protecting data based on its level of sensitivity, formulate the important data catalogs to enhance the protection of important data. Processors of important data shall specify the person responsible for data security and management agencies to implement data security protection responsibilities. Relevant authorities will establish the measures for the cross-border transfer of important data. If any company violates the Data Security Law of the PRC to provide important data outside China, such company may be punished by administration sanctions, including penalties, fines, and/or suspension of relevant business or revocation of the business license.

On December 28, 2021, the Cyberspace Administration of China (CAC), along with other relevant regulators, issued the updated Cybersecurity Review Measures, which became effective on February 15, 2022, replacing the previous version published in April 2020. According to the current measures, any network platform operator that holds personal information on over one million users must undergo a cybersecurity review prior to listing its securities on a foreign stock exchange. Additionally, the Chinese regulatory authorities may initiate a cybersecurity review if they determine that the relevant data processing activities, information technology infrastructure, or products and services may impact national security.

In September 2024, the General Office of the State Council promulgated the Network Data Security Administration Regulation, which sets forth proposed detailed requirements regarding multiple aspects of data processing, including the publication of data processing policies, obtaining general and specific user consents, the protection of important data, cross-border data transfers, and the enhanced responsibilities of platform operators. Under the Network Data Security Administration Regulation, certain data processing activities would trigger a mandatory cybersecurity review, primarily including: (i) mergers, restructurings, or spin-offs of internet platform operators that control significant volumes of data relevant to national security, economic stability, or the public interest, where such activities affect or may affect national security; (ii) data processors that carry out data processing activities which affect or may affect national security are required to undergo a national security review in accordance with relevant state regulations; and (iii) other data-related activities deemed to pose risks to national security.

In addition, the draft regulations would require data processors managing personal information of more than one million users to comply with obligations applicable to important data processors, including conducting annual data security assessments and filing such reports with the relevant regulatory authorities.

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Regulations of Privacy Protection

In recent years, Chinese government authorities have promulgated laws and regulations governing the use of personal information on the Internet to safeguard personal information from any unauthorized disclosure. The Cybersecurity Law imposes several data protection obligations on network operators, including that network operators shall not disclose, tamper with or destroy the personal information collected by them or shall not provide the personal information to others without the consent of the person from whom the information is collected. In addition, network operators are obliged to delete information that has been illegally collected and to correct incorrect information.

The Personal Information Protection Law of the People’s Republic of China (the “Personal Information Protection Law”) was passed by the Standing Committee of the 13th NPC at the 30th Session on August 20, 2021 and has come into effect on November 1, 2021. The Personal Information Protection Law reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances, such as when (1) the individual’s consent has been obtained; (2) the processing is necessary for the conclusion or performance of a contract to which the individual is a party; (3) the processing is necessary to fulfill statutory duties and statutory obligations; (4) the processing is necessary to respond to public health emergencies or protect natural persons’ life, health and property safety under emergency circumstances; (5) the personal information that has been made public is processed within a reasonable scope in accordance with this Law; (6) personal information is processed within a reasonable scope to conduct news reporting, public opinion-based supervision, and other activities in the public interest; or (7) under any other circumstance as provided by any law or regulation. It also stipulates the obligations of a personal information processor. Any violation of the provisions and requirements under the Personal Information Protection Law may subject a personal information processor to rectifications, warnings, fines, suspension of the related business, revocation of licenses, being entered into the relevant credit record or even criminal liabilities.

On December 13, 2005, the Ministry of Public Security issued the Regulations on Technological Measures for Internet Security Protection (the “Internet Protection Measures”) which came into effect on March 1, 2006. The Internet Protection Measures require internet service providers and online entity users to take proper measures including anti-virus, data back-up and other related measures, and to keep records of certain information of users (including user registration information, log-in and log-out time, advocate calls, accounts, internet web addresses or domain names and log files of system maintenance) for at least sixty days, discover and detect illegal information, stop transmission of such information, and keep relevant records. Internet service providers and online entity users shall establish corresponding administration systems. Any user registration information shall not be publicized or divulged without users’ approval, unless it is otherwise stipulated by any law or regulation. Under the Several Provisions on Regulating the Market Order of Internet Information Services that was issued by MIIT on December 29, 2011 and came into effect on March 15, 2012, internet information services providers are prohibited from collecting any information that is relevant to the users and can be, solely or together with other information, used to identify the users to third parties without users’ consent unless otherwise required by laws and administrative regulations. Internet information services providers must expressly inform their users of the methods, contents and usages of collecting and processing of users’ personal information and may only collect information necessary for providing services. Internet information services providers are also required to properly store the users’ personal information, and in case of any leak or possible leak of information, internet information services providers must take remedial measures immediately and report any leak of information that may result in serious consequences to the telecommunications regulatory authorities.

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According to the Notice of the Supreme People’s Court, the Supreme People’s Procuratorate and the Ministry of Public Security Concerning Legally Punishing Criminal Activities of Infringement of Citizens’ Personal Information issued and became effective on April 23, 2013, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate Concerning Application of Law in Handling Criminal Cases of Infringement of Citizens’ Personal Information issued on May 8, 2017 and became effective on June 1, 2017, the following conducts may constitute the crime: (1) providing Citizens’ Personal Information to specific persons and publishing Citizens’ Personal Information through information networks or other channels in violation of relevant regulations; (2) Providing citizens’ personal information lawfully collected to others without the consent of the persons whose personal information is collected (except where the information has been processed to make it impossible to identify the specific persons and the information cannot be recovered after processing); (3) Collecting citizens’ personal information in violation of applicable laws and regulations in the process of performing duties or providing services; or (4) Obtaining citizens’ personal information by way of purchase, receipt or exchange in violation of applicable laws and regulations.

In addition, the Decision on Strengthening Network Information Protection, promulgated by the SCNPC on December 28, 2012 with immediate effect, emphasizes the need to protect electronic information that contains individual identification information and other private data. This decision requires internet information services providers and other enterprises, public institutions to publish policies regarding the collection and use of personal electronic information and to take necessary measures to ensure information security and to prevent any information leak, damage or loss. Furthermore, the MIIT’s Rules on Protection of Personal Information of Telecommunications and Internet Users, which was promulgated on July 16, 2013 and came into effect on September 1, 2013, contains detailed requirements on the collection and use of personal information as well as the security measures to be taken by internet information services providers. “Personal information” includes the user’s name, birth date, identification card number, address, phone number, account name, password and other information that can be used for identifying a user either independently or in combination with other information as well as the time, place, for the use of services by the users. Collection and use of user personal information by internet information services providers are subject to users’ consent and should abide by the principles of legality, appropriateness and necessity and be within the specified methods, scopes and purposes that are required to be published by such internet information services providers. Internet information services providers and their staff members shall strictly keep confidential the personal information of users collected or used in the course of providing services, and shall not divulge, tamper with, damage, sell or illegally provide others with the same. Internet information services providers should also provide their staff with knowledge and trainings in terms of the knowledge, skills and security responsibilities relating to the protection of the personal information of users.

Regulations Relating to Intellectual Property Right

Patent

Pursuant to the Patent Law of the PRC promulgated by the Standing Committee of the National People’s Congress on March 12, 1984, last amended on October 17, 2020, and effective from June 1, 2021, and the Implementation Rules of the Patent Law of the PRC promulgated by the State Council on June 15, 2001, last amended on December 11, 2023, and effective from January 20, 2024, there are three types of patents, namely, invention, utility model, and design. Invention patents are valid for twenty years, while design patents are valid for fifteen years and utility model patents are valid for ten years, from the date of application. The PRC patent system adopts a “first come, first file” principle, which means that where more than one person file a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness, and practicability. Unless otherwise stipulated by relevant laws and regulations, a third party must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights.

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Copyright

Pursuant to the Copyright Law of the PRC, promulgated on September 7, 1990, last amended on November 11, 2020 and became effective on June 1, 2021, works of PRC citizens, legal persons or other organizations shall, regardless of whether they have been published be entitled to the copyright pursuant to this law. The rights a copyright owner has included but not limited to the following rights of the person and property rights: the right of publication, right of authorship, right of modification, right of integrity, right of reproduction, distribution right, rental right, right of information network dissemination, translation right and right of compilation. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, which was last amended on January 30, 2013 and became effective on March 1, 2013, provides specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specifies the liabilities of various entities for violations, including copyright holders, libraries and Internet service providers.

On 20 February, 2002, the State Copyright Administration promulgated the Measures for the Registration of Computer Software Copyright, which regulates the registration of software copyright, software copyright exclusive licensing contracts and transfer agreements. The State Copyright Administration is responsible for the administration of software copyright registration. The Copyright Protection Centre of China has been designated as the software registration authority. The Copyright Protection Centre of China will issue the registration certificate to those computer software copyright applicants who fulfil the conditions. The Computer Software Protection Regulations (2013 Revision) issued by the State Council which stipulates that software copyright owners and relevant matters associated with the protection, registration, licensing, and transfer of software copyright, and stipulates that software copyright owners may obtain registration from the software registration authority acknowledged by the copyright administrative department under the State Council. The Copyright Protection Centre of China will grant registration certificates to the computer software copyrights applicants which complies with the provisions of both of the above regulations.

Trademark

The PRC Trademark Law was promulgated by the Standing Committee of the National People’s Congress on August 23, 1982, last amended on April 23, 2019, and effective since November 1, 2019, and the Implementation Regulations for the PRC Trademark Law was promulgated by the State Council on August 3, 2002, last amended on April 29, 2014, and effective since May 1, 2014. The Trademark Law and its implementation regulations set forth an application for trademark registration must be filled in based on the published classification of commodities and services. The description of commodities or services must be filled in based on the class number and description in the classification of commodities and services; where the commodities or services are not listed in the classification of commodities and services, a statement on the commodities or services must be attached.

According to the Trademark Law and its implementation regulations, the period of validity for a registered trademark is ten years, from the date of registration. Upon expiry of the period of validity, the registrant must go through the formalities for renewal within twelve months prior to the date of expiry as required if the registrant needs to continue to use the trademark. Where the registrant fails to do so, a grace period of six months may be granted. The period of validity for each renewal of registration is 10 years, from the day immediately after the expiry of the preceding period of validity for the trademark. In the absence of a renewal upon expiry, the registered trademark will be cancelled. A trademark registrant may license its registered trademark to another party by entering into a trademark license contract. Trademark license agreements must be filed with the Trademark Office for record. The licensor must supervise the quality of the commodities on which the trademark is used, and the licensee must guarantee the quality of such commodities.

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Domain Names

Internet domain name registration and related matters are primarily regulated by the Administrative Measures for Internet Domain Names issued by the Ministry of Industry and Information Technology on August 24, 2017, and effective from November 1, 2017, and the Implementation Rules for Registration of National Top-level Domain Names issued by China Internet Network Information Centre on June 18, 2019. Domain name owners are required to register their domain names and the Ministry of Industry and Information Technology is in charge of the administration of PRC internet domain names. The domain name services follow a “first come, first file” principle. The applicants will become the holders of such domain names upon the completion of the registration procedure.

Trade Secret

According to the PRC Anti–Unfair Competition Law, promulgated by the Standing Committee of the National People’s Congress in September 1993, as amended on November 4, 2017 and April 23, 2019 respectively, the term “trade secrets” refers to technical and business information that is unknown to the public, has utility, may create business interests or profits for its legal owners or holders, and is maintained as a secret by its legal owners or holders. Under the PRC Anti–Unfair Competition Law, business persons are prohibited from infringing others’ trade secrets by: (1) obtaining the trade secrets from the legal owners or holders by any unfair methods such as theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (2) disclosing, using or permitting others to use the trade secrets obtained illegally under item above; (3) disclosing, using or permitting others to use the trade secrets, in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets in confidence; or (4) instigate, induce or assist others to violate confidentiality obligation or to violate a rights holder’s requirements on keeping confidentiality of commercial secrets, so as to disclose, use or allow others to use the commercial secrets of the rights holder. If a third party knows or should have known of the above–mentioned illegal conduct but nevertheless obtains, uses or discloses trade secrets of others, the third party may be deemed to have committed a misappropriation of the others’ trade secrets. The parties whose trade secrets are being misappropriated may petition for administrative corrections, and regulatory authorities may stop any illegal activities and fine infringing parties.

Regulations Relating to Labor Protection

The PRC Labor Contract Law, which took effect on January 1, 2008 and was amended on December 28, 2012 (with the amended provisions effective as of July 1, 2013), primarily governs the rights and obligations of employers and employees in relation to the formation, performance, and termination of labor contracts. Under the Labor Contract Law, a written labor contract must be executed where an employment relationship has been or is to be established. Employers are prohibited from requiring employees to work beyond statutory limits and must compensate employees for overtime work in accordance with applicable national regulations. Furthermore, employee compensation may not be lower than the applicable local minimum wage standards and must be paid in a timely manner.

Pursuant to the Interim Provisions on Labor Dispatch, or the Labor Dispatch Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use dispatched workers for temporary, auxiliary or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MINGDE

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Consolidating Financial Information of Mingde” section of this proxy statement/prospectus and our consolidated financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or “Mingde ” refer to Mingde Technology Limited and its subsidiaries prior to the consummation of the Business Combination.

Overview

Mingde Technology Limited (“Mingde”) is a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 4, 2024. Mingde operates substantially all of its business through its subsidiaries, variable interest entity, namely Zhejiang Fit-One Internet Technology Co., Ltd. (“Fit-One” or “VIE”), and subsidiaries of VIE, namely Hangzhou Joymove Brand Operation and Management Co., Ltd. (“Joymove”). Unless the context requires otherwise, all references in this section to “Mingde”, the “Company”, “we”, “us” or “our” refers to Mingde Technology Limited and its operating subsidiaries, Fit-One and Joymove prior to the consummation of the Business Combination.

Mingde commenced operations through Fit-One, a member-exclusive e-commerce platform operator headquartered in Hangzhou, Zhejiang Province, China. Established in 2019 by a team of seasoned professionals with rich experience in developing membership information technology solutions, we are committed to connecting consumers and merchants in tier 3 and tier 4 cities in China. Our platform enables members to earn membership reward points by participating in designated fitness and health-related activities and making purchases on the platform. These points can then be redeemed for exclusive member products or used to reserve various activities.

Key Factors Affecting Our Results of Operations

Our results of operations have been, and are expected to continue to be, affected by various factors, which primarily include the following:

•	Our ability to develop our distributor partnership network.

Our distributor partnership network has extended its reach to third and fourth-tier cities as well as county-level regions in China. Currently, we collaborate with over 300 agents across more than 50 areas. Our distributor network is swiftly expanding nationwide. In return, we offer our business partners competitive commodity discounts as a commercial incentive. Our broad business partner network reduces our overall sales and marketing expenses and enhances our short-term cash flows.

•	Our ability to develop our User-Centric Approach in product development and improvement in the innovative health product and service segment.

Our ability to develop User-Centric Approach under our own brand is essential to developing a competitive edge and our market position in the fitness and health-related market. We believe our products and services speak for themselves. We adhere to a user-centric design philosophy, integrating user feedback into our product development and improvement process on a regular basis to ensure a high-quality user experience. We regularly engage with users to improve the functionality of our platform and refine our mobile application versions. We also collect feedback from users to optimize our membership products and the selection of allied merchants. Our R&D and sales teams collaborate closely during the design process, with weekly progress updates. We assign a dedicated customer service assistant to each project, providing 12-hour real-time online support to ensure seamless and delightful service experiences while maintaining the highest quality standards.

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•	Our ability to build and develop our Technology-Driven Business Model.

Over the years, we have consistently invested in technology infrastructure to achieve end-to-end user experience and control the transaction and delivery value chain, giving us a competitive edge. Through our MOJU smart sports watch harnessing Internet of Things (IoT) technology, we incentivize members with membership reward points based on their daily exercise steps and health data, boosting their daily activity levels. Presently, the number of DAU among our members has surged. On the other hand, the PIQU system employs data encryption and privacy computing along to empower merchants with robust business data analytics capabilities. Furthermore, it distributes points to members’ accounts, enabling them to redeem rewards in DAKA’s online store, offline member supermarkets, and allied merchants’ outlets. This strategy not only strengthens ties with business-to-business (B2B) merchants but also enhances the platform’s appeal. This process expands our business cycle, starting from smart sports watch users transitioning to DAKA members, supporting DAKA’s allied merchants’ traffic, enticing more businesses to integrate into the DAKA ecosystem, ultimately amplifying service value through comprehensive data aggregation.

•	Macroeconomic policies of the PRC government, including any stimulus on domestic consumption and incentives for private businesses.

Our ability to increase sales and grow our revenue is dependent upon overall economic conditions in China. Macroeconomic policies, including any stimulus on domestic consumption and the economic growth, may affect consumers’ willingness and ability to purchase our products. Furthermore, we would benefit from any macroeconomic policies designed to incentivize private businesses, such as tax breaks, lower interest rates, and lower corporate income rates. We will seek to make adjustments as required if and when government policies shift.

•	Our ability to retain and recruit management personnel experienced in product development, Selling and marketing.

Many of our management personnel have decades of work experience in the industry. They also have developed a deep understanding of the industry through years of working with customers at different points of the supply chain. The know-hows accumulated in developing and manufacturing basic health products have contributed to our success in developing new products and processing techniques and ensuring quality and efficiency. We Fit-One has a highly capable and cohesive entrepreneurial team. Our Chairman of the Board, Mr. Liu Lirong, graduated with a Bachelor’s degree in Business Administration from the European Cervantes University. With extensive experience in the internet industry and expertise in management and training, he plays a pivotal role in our strategic planning and major decision-making. Vice-Chairman of the Board, Mr. Chen Conggang, also received a Bachelor’s degree in Business Administration from the European Cervantes University. With years of experience in corporate management and cultural development, he is primarily responsible for overseeing our internal affairs. Our General Manager, Ms. Liu Minghui, graduated with a bachelor’s degree in Economics from Mudanjiang Normal University in China. Her career spans the live-streaming industry, capital markets, and assisting companies in going public. She brings valuable insights in financial planning, personnel management, and internal-external coordination, significantly driving the Company’s daily operations. Our Chief Operating Officer, Mr. Tan Hong, graduated with a Bachelor’s degree in Mechanical Manufacturing and Automation from Zhejiang University in China. As a former Huawei employee with 14 years of experience and a serial entrepreneur, he successfully led an e-commerce platform with over 40 million users and 2 million daily active users (DAU). His entrepreneurial background enables him to adeptly manage our e-commerce platform, effectively coordinate teams, and formulate and execute marketing strategies. Our Chief Technology Officer, Mr. Wu Gang, graduated with a bachelor’s degree in Environmental Science from Northwestern Polytechnical University in China. Having served as a system architect at renowned companies like Huawei and Alibaba, he has led the architectural design of internet products serving millions of users. His experience empowers him to drive technological innovation, product upgrades, and the development of a cutting-edge research and development (R&D) system at Fit-One. We believe our experienced management team members will not only be able to effectively grow our business through continued operating improvement and research, but also are essential to our sustainable long-term growth in the health industry. Our successful business growth therefore would depend on our ability to retain and recruit experienced management personnel.

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Key Components of Results of Operations

Revenue

The following table sets forth a breakdown of our revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Revenue
Sports-related product sales	41,592,608	99.9	7,100,332	978,452	6.5
DAKA merchant membership service revenue	–	–	102,653,093	14,145,974	93.3
Other revenue	13,746	0.1	234, 689	32,341	0.2
Total revenue	41,606,354	100.0	109,988,114	15,156,767	100.0

Sports-related product sales.

We have historically generated almost all our revenue by providing sports-related services, which including sales of basic health products. Sports-related services collectively accounted for approximately 6.5% and 99.9% of the total revenues for the year ended March 31, 2025 and 2024, respectively. We recognize revenues in the gross amount at a point in time when the control of the product is transferred to our customers.

DAKA merchant membership services revenue

We derive our services revenues primarily by providing IT solutions and comprehensive operation management services to our business partners of DAKA Lifestyle Stores since April 2024. We also provide product purchasing and fulfillment services, whereby our business partners (and/or their authorized distributors) for future sales and we act as the principle to facilitate our business partners’ offline and online sales of these products as we bear the physical and general inventory risk and have discretion in establishing price. DAKA merchant membership service collectively accounted for approximately 93.3% of the total revenues for the year ended March 31, 2025.

For services provided, we charge our business partners (and/or their authorized distributors) a combination of fixed fees and/or variable fees based on the number of orders fulfilled or other variable factors. In particular, variable fees based on GMV are calculated using a predetermined ratio that we have negotiated with our business partners, which may vary depending on factors such as the type and extent of the services we render. Revenue generated from some IT solutions such as one-time payment system setup service is recognized at a point in time when the services are rendered. Revenue generated from services relating to offline and online store operation, digital marketing, customer services, and fulfillment are recognized over the service term in the amount including fixed fees and/or variable fees to which we have the right to invoice.

Other revenue.

We also generate other revenue mainly by health product sales on our online platform. We recognize revenues in the gross amount at a point in time when the control of the product is transferred to our customers.

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Cost of Revenues

Costs of revenues primarily include the purchase costs incurred by us in sports-related products sales and referral service cost to our suppliers that are directly attributable to products and service sales.

The following table sets forth a breakdown of our cost of revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Cost of revenue
Cost of sports-related product sales	22,230,398	99.8	3,289,735	453,338	8.6
DAKA merchant membership service cost	–	–	34,877,403	4,806,235	91.0
Other cost	34,574	0.2	146,871	20,239	0.4
Total cost of revenue	22,264,972	100.0	38,314,009	5,279,812	100.0

Operating Expenses

The following table sets forth our operating expenses for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Selling and marketing expenses	22,995,405	65.2	49,337,137	6,798,839	76.5
General and administrative expenses	9,436,963	26.8	10,818,146	1,490,780	16.8
Research and development expenses	2,809,699	8.0	4,371,300	602,381	6.7
Total operating expenses	35,242,067	100.0	64,526,583	8,892,000	100.0

Selling and marketing expenses

Our selling and marketing expenses primarily consist of (i) compensation to selling personnel, including salaries, performance-based bonus, and other benefits, (ii) promotional activities, advertising, marketing and brand promotion expenses, and (iii) other expenses in relation to selling and marketing activities.

General and administrative expenses

Our general and administrative expenses primarily consist of salaries, bonuses and benefits for employees involved in general corporate functions, and those not specifically dedicated to research and development activities, such as depreciation and amortization of fixed assets and intangible assets not used in research and development activities, legal and other professional services fees, rental and other general corporate related expenses.

Our selling, general and administrative expenses are mainly driven by the growth of our sales, general corporate personnel, marketing and promotion activities and the expansion of our sales network.

Research and development expenses

Our research and development expenses consist primarily of salaries and other personnel-related costs borne by our research and development department. Our research and development expenses are related to enhancing and developing technologies used in the innovation and launch of our existing products and designing new products. We expense research and development costs as incurred.

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Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gain in the Cayman Islands. Additionally, no withholding tax will be required on payments of dividends by us to our shareholders.

Hong Kong

Mingde HK is incorporated in Hong Kong. The first HK$2 million of profits earned by a company is subject to be taxed at an income tax rate of 8.25%, while the remaining profits will continue to be taxed at the existing tax rate of 16.5%. No provision for Hong Kong profits tax has been made in the consolidated financial statements as it has no assessable profit for the year ended March 31, 2025 and 2024, respectively.

PRC

Our subsidiaries in the PRC are subject to enterprise income tax, or EIT, on their taxable income in accordance with the relevant EIT Law. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subjected to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws and its implementation rules, dividends generated after January 1, 2008 and payable by an FIE in the PRC to its foreign investors who are non-resident enterprises are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, promulgated by the SAT in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it should be a company as provided in the tax treaty; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective in November 2015 and was replaced by the Measures for Non-resident Taxpayers’ Enjoyment of Treaty Benefit in January 2020. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Mingde Technology Hong Kong International Limited (“Mingde HK”), our Hong Kong subsidiaries, may be able to enjoy the 5% withholding tax rate for the dividends they receive from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. We did not record any dividend withholding tax, as we have no retained earnings for any of the years presented. We do not plan to declare and pay dividends in the foreseeable future.

The EIT Law and its implementation rules also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a “resident enterprise” and consequently be subject to the PRC income tax at the rate of 25% for its global income. The EIT Law and its implementation rules defines the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties and others of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, we do not believe that it is likely that our operations outside of the PRC will be considered a resident enterprise for PRC tax purposes. However, due to limited guidance and implementation history of the EIT Law and its implementation rules, there is uncertainty as to the application of the EIT Law and its implementation rules. If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a resident enterprise under the EIT Law and its implementation rules, it would be subject to enterprise income tax on its worldwide income at a uniform enterprise income tax rate of 25%.

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Pursuant to the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. Fit-One obtained its HNTE status in 2021 and will enjoy the preferential tax rate for the period of 3 years.

Our PRC subsidiaries registered in PRC are subject to value added tax, or VAT, at a rate of 3% and 13% depending on the type of products sold. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable or other current assets. All of the VAT returns filed by the Group’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Uncertain tax positions

We evaluate each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, we did not have any significant unrecognized uncertain tax positions.

We did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of our consolidated statements of operations for the years ended March 31, 2025 and 2024, respectively.

If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a “resident enterprise” under the EIT Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%.

Critical Accounting Policies and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this annual report. When reviewing our consolidated financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies, and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue recognition

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

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ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way we record our revenue. We have assessed the impact of the guidance by reviewing our existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of our performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, we concluded that there was no change to the timing and pattern of revenue recognition for our current revenue streams.

In accordance to ASC 606, we recognized revenue when we transfer goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange.

Sports-related product sales

We account for the revenue generated from sales of our sports-related products on a gross basis as we are acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which hawse have control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of our contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there are no separately identifiable other promises in the contracts. We offer customer warranty of 30 days for defective products that is beyond contemplated defective rate mutually agreed in contract with customers normally. We analyzed historical refund claims for defective products and concluded that they have been immaterial. Our revenue streams are recognized at a point in time when title and risk of loss pass and the customer accepts the goods, which generally occurs at receipt. Revenue is reported net of all value added taxes (“VAT”).

DAKA merchant membership service revenue

For services provided, as a principal, we charge our business partners (and/or their authorized distributors) a combination of fixed fees and/or variable fees based on the number of orders fulfilled or other variable factors. In particular, variable fees based on GMV are calculated using a predetermined ratio that we have negotiated with our business partners, which may vary depending on factors such as the type and extent of the services we render. Revenue generated from some IT solutions such as one-time payment system setup service is recognized at a point in time when the services are rendered. Revenue generated from services relating to offline and online store operation, digital marketing, customer services, and fulfillment are recognized over the service term in the amount including fixed fees and/or variable fees to which we have the right to invoice. The following table sets forth a breakdown of our DAKA merchant membership service revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
DAKA merchant membership service revenue
Technical service related to smart devices revenue	–	–	52,880,190	7,287,085	51.5
Set-up fee revenue	–	–	49,188,679	6,778,381	47.9
Exclusive regional agency authorization revenue	–	–	584,224	80,508	0.6
Total DAKA merchant membership service revenue	–	–	102,653,093	14,145,974	100.0

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Our DAKA merchant membership service agreements are on a fixed rate basis, which include fixed brand license fee, system setup service, and equipment supply, etc. We recognize technical service related to smart devices revenue and set-up fee revenue upon the satisfaction of its performance obligation (upon transfer of control of promised smart devices and the completeness of set-up services to customers) in an amount that reflects the consideration to which we expect to be entitled to in exchange for those goods or services, excluding amounts collected on behalf of third parties (for example, value added taxes). The contract typically contains multiple distinct performance obligations (e.g., setup services, equipment supply, and ongoing support). The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer. For example, the setup services (including site design and floor plans) represent a distinct performance obligation because the customer can benefit from them on their own. This is demonstrated by the contractual right for the customer to independently use these design outputs to hire third-party contractors for construction. The services are separately identifiable as they are completed prior to and are not highly integrated with subsequent ongoing support or equipment provisioning, requiring specialized expertise and transferring discrete value to the customer upon delivery and acceptance of the design deliverables. The transaction price is allocated to each performance obligation based on its standalone selling price without any variable considerations. Exclusive regional agency authorization revenue is recognized once the customer gets the authorization by us, which generally occurs upon the effective date of the agreement.

Leases

We accounted for leases in accordance with ASC Topic 842, Leases. We determine if an arrangement is a lease at inception. All of our leases are operating leases. Operating lease right-of-use (“ROU”) assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of our leases do not provide an implicit rate, we use the incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually. There was no impairment for operating lease right-of-use lease assets for the years ended March 31, 2025 and 2024.

We elected not to record assets and liabilities on its consolidated balance sheet for lease arrangements with terms of 12 months or less. We recognize lease expenses for such lease on a straight-line basis over the lease term.

Impairment of Right-of-use Assets and Other Long-lived Assets

We evaluate our long-lived assets, including property, plant and equipment, intangible assets and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, we evaluate the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, we recognize an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. As of March 31, 2025 and 2024, there was no impairment of long-lived assets.

See our consolidated financial statements and related notes included elsewhere in this report for a description of other significant accounting policies.

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Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this report. The results of operations in any particular period are not necessarily indicative of our future trends.

Year ended March 31, 2025 compared to year ended March 31, 2024

	For the yearss ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Revenues
Sports-related product sales	41,592,608	99.9	7,100,332	978,452	6.5
DAKA merchant membership service revenue	–	–	102,653,093	14,145,974	93.3
Other revenue	13,746	0.1	234,689	32,341	0.2
Total revenues	41,606,354	100.0	109,988,114	15,156,767	100.0
Cost of sports-related product sales	(22,230,398)	(53.4)	(3,289,735)	(453,338)	(3.0)
DAKA merchant membership service cost	–	–	(34,877,403)	(4,806,235)	(31.7)
Other cost	(34,574)	(0.1	(146,871)	(20,239)	(0.1)
Total cost of revenues	(22,264,972)	(53.5)	(38,314,009)	(5,279,812)	(34.8)
Gross profit	19,341,382	46.5	71,674,105	9,876,955	65.2

Operating expenses
Selling and marketing expenses	(22,995,405)	(55.3)	(49,337,137)	(6,798,839)	(44.9)
General and administrative expenses	(9,436,963)	(22.7)	(10,818,146)	(1,490,780)	(9.8)
Research and development expenses	(2,809,699)	(6.8)	(4,371,300)	(602,381)	(4.0)
Total operating expenses	(35,242,067)	(84.8)	(64,526,583)	(8,892,000)	(58.7)

Operating (loss)/profit	(15,900,685)	(38.3)	7,147,522	984,955	6.5

Interest (expense)/income, net	(304,128)	(0.7)	220,724	30,417	0.2
Other income/(loss), net	4,639,045	11.1	(33,416)	(4,605)	–
(Loss)/profit before income tax	(11,565,768)	(27.9)	7,334,830	1,010,767	6.7
Income tax expenses	–	–	–	–	–
Net (loss)/profit	(11,565,768)	(27.9)	7,334,830	1,010,767	6.7
Less:net loss attribute to non-controlling shareholders	–	–	(219,174)	(30,203)	(0.2)
Net (loss)/profit attribute to controlling shareholders	(11,565,768)	(27.9)	7,554,004	1,040,970	6.9

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Revenues

Our total revenue increased by 164.4% from approximately RMB41.6 million for the year ended March 31, 2024 to RMB110.0 million (US$15.2 million) for the year ended March 31, 2025. The significant increase was primarily due to the growth of our DAKA merchant membership service revenue in 2024, which is mainly driven by the increased sales volume with the expansion of our customer base, diversified market channels and improved brand recognition among our customers. Our growth in sales volume was primarily a result of more effective marketing efforts.

Our sports-related product sales revenue decreased significantly by 82.9% from approximately RMB41.6 million for the year ended March 31, 2024 to approximately RMB7.1 million (US$1.0 million) for the year ended March 31, 2025. The significant decrease in sports-related product sales revenue was a direct result of strategic shift planned and executed by our management. We leveraged the installed base of sports-related product users accumulated in fiscal year 2024 to execute targeted marketing campaigns that actively migrated these users towards our DAKA merchant ecosystem and membership services. This successful migration of users from the initial hardware gateway into the DAKA platform, combined with a significant reallocation of sales and marketing resources away from new standalone sports-related product sales and towards promoting DAKA related services, was the primary material factor driving the sports-related product sales revenue decline. Consequently, DAKA merchant membership service revenue surged to 92.3% of total revenue of fiscal year 2025, reflecting our planned transition to a recurring, service-driven platform model.

Cost of revenues

Our total cost of revenues increased by71.7% from approximately RMB22.3 million for the year ended March 31, 2024 to RMB38.3 million (US$5.3 million) for the year ended March 31, 2025. The increased cost of revenues was in line with the higher sales volume and purchase cost of DAKA merchant membership service revenue during the period.

Gross Profit

As a result of the factors set out above, our gross profit increased by 271.5% from approximately RMB19.3 million for the year ended March 31, 2024 to RMB71.7 million (US$9.9 million) for the year ended March 31, 2025, which was primarily fueled by the substantial increase in our sales volume benefitted from effective marketing strategies and expansion of our customer base.

Selling and marketing expenses

Our selling and marketing expenses increased by 114.3% from approximately RMB23.0 million for the year ended March 31, 2024 to approximately RMB49.3 million (US$6.8 million) for the year ended March 31, 2025, primarily due to (i) the increased marketing and promotional expenses of RMB44.3 million1(US$6.1 million) related to the enhanced market promotion efforts, (ii) higher costs resulting from the hiring of additional sales and marketing personnel along with their related employee benefits, (iii) an increase in sales commission expenses paid to sales personnel, in line with the growth in sales volume.

General and administrative expenses

Our general and administrative expenses increased by 14.9% from approximately RMB9.4 million for the year ended March 31, 2024 to RMB10.8 million (US$1.5 million) for the year ended March 31, 2025, which was primarily due to increases in (i) professional service fees outsourced to third parties of RMB4.6 million (US$0.6 million) for the year ended March 31, 2025, (ii) Rental of RMB1.8 million (US$0.3 million) due to our business development, partially offset by a decrease of RMB0.5 million (US$0.1 million) in travel, meals and entertainment.

Research and development expenses

Our research and development expenses increased by 55.6% from approximately RMB2.8 million for the year ended March 31, 2023 to RMB4.4 million (US$0.6 million) for the year ended March 31, 2025, primarily due to the increased technology innovation activities related to research and development programs.

166

Interest (expenses)/income, net

We had net interest income of approximately RMB0.2 million (US$0.03 million) primarily from our time deposits redeemable at notice with financial institutions, which carry competitive interest rates for the year ended March 31, 2025. We had net interest expenses of approximately RMB0.3 million primarily due to higher average outstanding amount from the borrowings from commercial banks in China for the year ended March 31, 2024.

Other income/(loss), net

We recorded other loss of approximately RMB0.03 million (US$0.01 million) and other income of approximately RMB4.6 million related to the write-off of other payables as the counterparty entities has been legally dissolved for the year ended March 31, 2024, respectively.

Income tax expenses

No income tax expenses were recorded for the year ended March 31, 2025 and 2024, respectively.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis. Our subsidiaries are subject to statutory 25% income tax rate.

Net (loss)/profit

As a result of the foregoing, we recorded net profit of RMB7.3 million (US$1.0 million) and net loss of RMB11.6 million for the year ended March 31, 2025 and 2024, respectively.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 — “Summary of principal accounting — policies — Recently issued accounting pronouncements” of our consolidated financial statements included elsewhere in this prospectus.

B. Liquidity and Capital Resources

Cash Flows and Working Capital

As of March 31, 2025 and 2024, we had cash and cash equivalents and short-term investment of approximately RMB16.6 million (US$2.3 million) and RMB15.6 million, respectively We have net profit of RMB7.3 million (US$1.0 million) and net loss of RMB11.6 million for the years ended March 31, 2025 and 2024, respectively. Net cash provided by operating activities were approximately RMB6.6 million (US$0.9 million) and RMB16.6 million for the years ended March 31, 2025 and 2024, respectively. Accumulated deficit was RMB34.8 million (US$4.8 million) and RMB42.3 million as of March 31, 2025 and 2024, respectively. We believe that our current cash, cash to be generated from our operations and access to capital markets will be sufficient to meet our working capital needs for at least the next twelve months. In order to implement our growth strategies, we plan to expand our business. To do so, we may need more capital through equity financing to expand our production and meet market demands.

The Company has historically funded its working capital needs primarily from operations, bank loans, and advances from shareholders and intends to continue doing so in the near future to ensure sufficient working capital. The Group’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenues while controlling operating expenses, as well as generating operational cash flows and continuing to gain support from outside sources of financing. Based on the above considerations, the Group believes the cash and cash equivalents and the operating cash flows are sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the consolidated financial statements. The Group’s consolidated financial statements have been prepared based on the Company’s continuing as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

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Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth a summary of our cash flows for the periods presented:

	For the Years Ended March 31,
	2024	2025
	RMB	RMB	US$
Summary Consolidated Cash Flow:
Net cash provided by operating activities	16,559,104	6,587,712	907,811
Net cash used in investing activities	(488,536)	(14,508,262)	(1,999,292)
Net cash used in financing activities	(599,851)	(7,136,808)	(983,478)
Net increase/(decrease) in cash	15,470,717	(15,057,358)	(2,074,959)
Cash and cash equivalents, at beginning of year	171,843	15,642,560	2,155,602
Cash and cash equivalents, at end of year	15,642,560	585,202	80,643

Operating Activities

We recorded net cash provided by operating activities of approximately RMB6.6 million (US$0.9 million) and RMB16.6 million for the years ended March 31, 2025 and 2024, respectively. We expect to minimize our future net operating cash outflows by generating higher revenues through the diversification of our product mix, improving gross margin by enhancing economies of scale and narrowing our operating losses. On the cost side, we will continue to invest in our technology development and branding and marketing activities to attract customers. As the recognition of our brand improves, we expect the operating expenses as a percentage of revenues to decrease, which will enhance our margin profile and in turn improve our net operating cash outflows position.

Net cash provided by operating activities was approximately RMB6.6 million (US$0.9 million) for the year ended March 31, 2025. The difference between our net profit of approximately RMB7.3 million (US$1.0 million) and the net cash provided by operating activities was primarily due to (i) an adjustment in non-cash items that mainly included depreciation of approximately RMB0.03 million (US$35,348) and (ii) amortization of right-of-use assets of approximately RMB1.8 million (US$0.2 million), an increase in tax payables of approximately RMB6.0 million (US$0.8 million) due to the increased VAT tax payable generated from the increased revenues in our operating subsidiaries in China, an increase in amounts due to related parties of approximately RMB0.9 million (US$0.1 million), an increase in accrued expenses and other current liabilities of approximately RMB3.3 million (US$0.5 million) and a decrease in prepayment and other current assets of approximately RMB7.4 million (US$1.0 million), partially offset by a decrease of RMB17.4 million (US$2.4 million) in advance from customers.

Net cash provided by operating activities was approximately RMB16.6 million for the year ended March 31, 2024. The difference between our net loss of approximately RMB11.6 million and the net cash provided by operating activities was primarily due to (i) an adjustment in non-cash items that mainly included depreciation and amortization of approximately RMB1.0 million and loss on disposal of property and equipment approximately RMB0.02 million and (ii) changes in operating assets and liabilities that mainly include an increase in prepayments and other current assets of approximately RMB8.1 million and an increase in inventories of approximately RMB0.3 million due to the increased purchase demands to support our increased sales volume, an increase in advance from customers of approximately RMB27.9 million, an increase in accrued expenses and other current liabilities of approximately RMB1.7 million, and an increase of tax payables of approximately RMB4.4 million due to the increased VAT tax payable generated from the increased revenues in our operating subsidiaries in China.

Investing Activities

Net cash used in investing activities for the year ended March 31, 2025 was approximately RMB14.5 million (US$2.0 million), mainly due to an increase in short-term investment purchase of RMB16.0 million (US$2.2 million) and property and equipment purchase of RMB0.2 million (US$0.03 million), partially offset by funds collection of RMB1.7 million (US$0.2 million) from the acquisition of a subsidiary.

Net cash used in investing activities for the year ended March 31, 2024 was approximately RMB0.5 million, mainly due to an increase in property and equipment purchase of RMB0.5 million.

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Financing Activities

Net cash used in financing activities for the year ended March 31, 2025 was approximately RMB7.1 million (US$1.0 million), primarily attributable to (i) capital contributions of approximately RMB45,000 (US$ 6,201) from shareholders, partially offset by the loans repayment to PRC commercial banks of approximately RMB5.0 million (US$0.7 million) and the payment of deferred offering cost of approximately RMB2.2 million (US$0.3 million).

Net cash used in financing activities for the year ended March 31, 2024 was approximately RMB0.6 million, primarily attributable to (i) the loans received from PRC commercial banks of approximately RMB5.0 million, partially offset by the loans repayment to PRC commercial banks of approximately RMB4.0 million and the payment of deferred offering cost of approximately RMB1.6 million.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material adverse effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Holding Company Structure

Mingde Technology Limited, our holding company, has no material operations of its own. We conduct our operations primarily through our subsidiaries in the PRC. As a result, our holding company’s ability to pay dividends depends upon dividends paid by our subsidiaries in the PRC. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to the discretionary funds. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Inflation

To date, inflation in China and the global markets in which we have operations has not materially affected our results of operations. According to the National Bureau of Statistics of China, China’s inflation rates have been relatively stable in the last three years. Although we have not been materially affected by inflation in the past, we may be affected if China or the global markets in which we have operations experience higher rates of inflation in the future.

Capital Expenditures

We had no capital expenditure commitment as of March 31, 2025 and 2024. We intend to fund our future capital expenditures with our existing cash balance, proceeds of bank loans and proceeds from this offering.

Contractual Obligations

The following table summarizes the contractual obligations pursuant to which we are required to make cash payments. The information is presented as of March 3, 202415:

	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease liabilities	7,160,798	1,814,071	5,346,727	–	–
	7,160,798	1,814,071	5,346,727	–	–

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Short-term bank borrowings

Our short-term borrowings mainly included the following short-term bank loans that our subsidiaries borrowed from commercial banks in China. Some of these borrowings are guaranteed by related parties and credit agencies and secured by accounts receivable.

All bank facility agreements contain customary representations and warranties, and certain financial and nonfinancial covenants. Our short-term bank borrowings were primarily used for working capital. As of March 31, 2024, the annual interest rates of our short-term bank borrowings ranged from 6.29% to 7.16%. We have no short-term bank borrowings balance as of March 31, 2025.

Commitments

We had no capital expenditure commitment as of March 31, 2025 and 2024, respectively.

Other than operating leases as shown above, we did not have any material cash requirements, including commitments for capital expenditure as of March 31, 2025 and 2024.

Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

We are subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but we do not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows or results of operations taken as a whole. As of the date of this prospectus, we are not a party to any material legal or administrative proceedings.

Quantitative and Qualitative Disclosures about Market Risk

Concentration of credit risk

Financial instruments that potentially subject us to the concentration of credit risks consist of cash, accounts receivable and amounts due from related parties. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. We deposit our cash with financial institutions located in jurisdictions where the subsidiaries are located. We believe that no significant credit risk exists as these financial institutions have high credit quality.

Accounts receivables are typically unsecured and are derived from revenue earned through third-party consumers. We conduct credit evaluations of third-party customers and related parties, and generally do not require collateral or other security from its third-party customers and related parties. We establish an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific third-party customers and related parties.

Concentration of customers and suppliers

Major Customers

For the year ended March 31, 2025 and 2024, there was no customer accounted more than 10% of total revenue.

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Major Suppliers

For the year ended March 31, 2025, six suppliers accounted for approximately 14.7%, 10.5%, 13.7%, 10.1%, 13.4% and 14.5% of the total purchases, respectively.

For the year ended March 31, 2024, two suppliers accounted for approximately 34.2% and 32.6% of the total purchases, respectively.

As of March 31, 2025 and 2024, there is no supplier accounted more than 10% of total accounts payable

Interest Rate Risk

Our exposure to changes in interest rates relates primarily to our outstanding bank borrowings. While we are exposed to interest rate fluctuations, our interest income and expense are most sensitive to fluctuations of interest rates in China, which may not fully align with the prevailing interest rate environment in global markets. Changes in rates affect the interest earned on our cash as costs associated with interest paid on our bank loans. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Currency convertibility risk

All of the Group’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

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YHN’S BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “the Company,” or “YHN” refer to YHN Acquisition I Limited prior to the consummation of the Business Combination.

Overview

YHN Acquisition I Limited is a blank check company incorporated in the British Virgin Islands as a business company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. YHN’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

We are based in Hong Kong. Our principal office is located in Hong Kong and our sponsor and a majority of our executive officers and directors are based in or have significant ties to the mainland China and/or Hong Kong. In addition, we may pursue or consummate an initial business combination with a company located or doing business in the PRC (including Hong Kong and Macau). Given the risks relating to doing business in Hong Kong and/or the PRC, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to other SPACs that do not have ties to Hong Kong or the PRC, which may therefore limit the pool of acquisition candidates.

Offering Proceeds Held in Trust

On September 19, 2024, YHN consummated the IPO of 6,000,000 YHNA Units. Each YHNA Unit consists of one YHNA Ordinary Share and one YHNA Right to receive one-tenth (1/10) of one YHNA Ordinary Share upon the consummation of an initial business combination. The YHNA Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000. As of September 19, 2024, a total of $60,300,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of YHN’s public shareholders.

Simultaneously with the closing of the IPO, YHN consummated the private placement (“Private Placement”) with its sponsor of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,500,000. The Private Units are identical to the YHNA Units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, the Sponsor has also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the Private Units) until 180 days after the completion of YHN’s initial business combination (except with respect to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any insider shares, and the private units, as applicable. However, if after YHN’s initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares, or the private units (or any YHNA Ordinary Shares thereunder) shall be permitted to participate. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

As of June 30, 2025, YHN had approximately $47,849 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [*], 2025, there was $[*] held in the Trust Account.

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YHN’s initial shareholders have agreed (a) to vote their founder shares, the ordinary shares included in the Private Units and any YHNA Ordinary Shares purchased during or after the IPO in favor of a business combination, (b) not to propose, or vote in favor of, an amendment to YHN’s Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to YHN in connection with a business combination or affect the substance or timing of YHN’s obligation to redeem 100% of the public shares if YHN does not complete a business combination by December 18, 2025 unless YHN provides public shareholders with the opportunity to redeem their public shares for cash from the Trust Account in connection with any such vote; (c) not to redeem any founder shares and Private Shares as well as any public shares purchased during or after the IPO for cash from the Trust Account in connection with a shareholder vote to approve a business combination (or sell any shares in a tender offer in connection with a business combination) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholder’s rights of pre-business combination activity and (d) that the founder shares and Private Shares shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any public shares purchased during or after the IPO if YHN fails to complete its business combination.

If public units or shares are purchased by any of YHN’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by YHN upon the consummation of a business combination, except that there can be released to YHN, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and YHN’s liquidation. YHN must liquidate unless a business combination is consummated by December 18, 2025.

YHN’s units, shares and rights are each quoted on Nasdaq, under the symbols “YHNAU,” “YHNA,” and “YHNAR,” respectively. Each YHNA Unit consists of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. YHN’s units commenced trading on Nasdaq on September 18, 2024. YHN’s ordinary shares and public rights underlying the units sold in the IPO commenced trading separately on November 8, 2024 on a voluntary basis on Nasdaq.

Business Combination Activities

On April 3, 2025, YHN entered into the Business Combination Agreement, which provides for the Business Combination, by and among YHN and Mingde. NewCo and Merger Sub executed the Joinder Agreement with YHN and Mingde dated May 8, 2025, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Business Combination Agreement. On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares. Pursuant to the terms of the Business Combination Agreement, YHN will merge with and into PubCo resulting in all YHN shareholders becoming shareholders of PubCo. Concurrently therewith, Merger Sub will merge with and into Mingde, resulting in PubCo acquiring 100% of the issued and outstanding equity securities of Mingde.

In the event that the Business Combination is not consummated by December 18, 2025, YHN will distribute the proceeds held in the Trust Account to its public shareholders, liquidate and dissolve. See section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” for more information.

Since the IPO, YHN’s sole business activity has been identifying and evaluating suitable acquisition transaction candidates.

Redemption Rights

Pursuant to the Current Charter, YHN shareholders (except the Initial Shareholders, including the Sponsor) will be offered the option to redeem their YHNA Ordinary Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $[10.40] per ordinary share for YHN shareholders) net of taxes payable in connection with a business combination.

YHN will consummate its initial business combination only if its public shareholders holding less than [*] YHNA Ordinary Shares elect to redeem their shares for cash based on the financial numbers as of [*], 2025.

The Initial Shareholders, including the Sponsor, do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

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Automatic Liquidation of Trust Account if No Business Combination

According to its Current Charter, YHN has until 15 months from the closing of the IPO to consummate a business combination.

If YHN is unable to consummate an initial Business Combination within the required time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, YHN may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public shareholders. In the event of YHN’s liquidation and subsequent dissolution, the public rights will expire and will be worthless.

The amount in the Trust Account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, YHN is able to pay its debts as they fall due in the ordinary course of business. If YHN is forced to liquidate the Trust Account, it anticipates that it would distribute to its public shareholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, YHN would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over YHN’s public shareholders with respect to amounts that are owed to them. YHN cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, YHN’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event YHN enters an insolvent liquidation. Furthermore, while YHN will seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of the Initial Shareholders and YHN’s officers and directors have agreed to waive its rights to participate in any liquidation of YHN’s Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares in favor of any dissolution and plan of distribution which YHN submits to a vote of shareholders. There will be no distribution from the Trust Account with respect to YHN’s rights, which will expire worthless.

If YHN is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $[10.40].

The proceeds deposited in the Trust Account could, however, become subject to the claims of YHN’s creditors which would be prior to the claims of its public shareholders. Although YHN will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities it engages execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of YHN’s public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against YHN’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, YHN would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interest of YHN’s shareholders if such third party refused to waive such claims. Examples of possible instances where YHN may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, YHN’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to it than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with YHN and will not seek recourse against the Trust Account for any reason.

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The Sponsor, YHN Partners I Limited, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.05 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.05 per share.

Facilities

We maintain our principal executive office at 2/F, Hang Seng Building, 200 Hennessy Road, Wanchai, Hong Kong. YHN considers its current office space adequate for its current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF YHN

The following discussion and analysis of YHN’s financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. YHN’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “the Company,” or “YHN” refer to YHN Acquisition I Limited prior to the consummation of the Business Combination.

We are a blank check company incorporated on December 18, 2023 under the laws of the British Virgin Islands and formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We intend to effectuate our initial business combination using cash from the proceeds of the initial public offering and the sale of the private units, our capital stock, debt or a combination of cash, stock and debt.

On September 19, 2024, we consummated our initial public offering (“IPO”) of 6,000,000 units (the “Public Units”). Each Unit consists of one ordinary share (the “Ordinary Share”) and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $60,000,000.

Simultaneously with the closing of the IPO on September 19, 2024, the Company consummated the private placement (“Private Placement”) with the Sponsor of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,500,000. These securities (other than our IPO securities) were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) of the securities Act.

The Private Units are identical to the units sold in the IPO except with respect to certain registration rights and transfer restrictions. Holders of the Private Units will be entitled to registration rights pursuant to the Registration Rights Agreement, dated September 17, 2024, by and among us and the initial shareholders, so long as the Private Units continue to be held by the Sponsor or their permitted transferees. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. Additionally, our Sponsor has agreed not to transfer, assign, or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 180 days after the Company completes its initial business combination.

Our management has broad discretion with respect to the specific application of the net proceeds of the initial business combination and the Private Placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.

Results of Operations

Our entire activity from inception up to September 19, 2024 was in preparation for the initial public offering. Since the initial public offering, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after this period.

For the six months ended June 30, 2025, we had a net income of $522,549 which was comprised of formation and operating costs expense, dividend income and interest income.

For the year ended December 31, 2024, we had a net income of $502,638 which was comprised of formation and operating costs expenses, dividend income and interest income.

For the period from December 18, 2023 (inception) to December 31, 2023, we had a net loss of $3,680 which was comprised of formation and operating costs expenses.

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Liquidity and Capital Resources

As of June 30, 2025 and December 31, 2024, we had cash of $47,849 and 669,250, respectively. Until the consummation of the initial public offering, the only source of liquidity was an initial purchase of ordinary shares by our Sponsor, monies loaned by the Sponsor under a certain unsecured promissory note and advances from our Sponsor.

On September 19, 2024, we consummated the Initial Public Offering of 6,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 250,000 Private Units at a price of $10.00 per unit in the Private Placement, generating gross proceeds of $2,500,000.

Transaction costs amounted to $2,840,203, consisting of $960,000 of underwriting fees, $1,500,000 of deferred underwriting fees and $380,203 of other offering costs. In addition, at September 19, 2024, cash of $737,704 were held outside of the Trust Account and is available for working capital purposes and $60,300,000 were transferred to the Trust Account.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial business combination (less deferred underwriting commissions). We may withdraw interest earned on the funds held in our trust account to pay taxes. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us approximately $750,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

The Company’s IPO prospectus dated September 17, 2024 provides that the Company has until 15 months from the closing of the IPO to complete its initial business combination.

If the Company does not complete a business combination by December 18, 2025, the Company will (i) as promptly as practicable, to cease all operations except for the purpose of making redemption and the subsequent winding up of the Company’s affairs; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to the Company or necessary to pay the Company’s taxes, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern if a business combination is not consummated by December 18, 2025. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services to us. We began incurring these fees on September 19, 2024 and will continue to incur these fees monthly until the earlier of the completion of the business combination and our liquidation. Also, we are committed to the below:

Registration Rights

Pursuant to the Registration Rights Agreement entered into on September 19, 2024, the holders of the Founder Shares, Private Placement Units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company’s register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 900,000 Units (over and above 6,000,000 Units referred to above) solely to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. In November 2024, the underwriters did not exercise their 45-day option to purchase 900,000 Units.

The underwriters are entitled to a cash underwriting discount up to 2.5% of the gross proceeds of the Initial Public Offering, or $1,500,000, upon the closing of the Business Combination, subject to a minimum of $500,000.

Critical Accounting Policies

•	Ordinary shares subject to possible redemption

We account for its ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC 480, “Distinguishing Liabilities from Equity”. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s equity. Accordingly, as of June 30, 2025 and December 31, 2024, 6,000,000 and 6,000,000 ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets, respectively. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

•	Net loss per share

We calculate net income (loss) per share in accordance with ASC Topic 260, “Earnings per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to the redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. Accretion associated with the redeemable shares of ordinary share is excluded from earnings per share as the redemption value approximates fair value.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of YHN and Mingde adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2025, gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended March 31, 2025, give pro forma effect to the Business Combination as if it had occurred on April 1, 2024. This information should be read together with Mingde’s and YHN’s respective audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mingde,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YHN” and other financial information included elsewhere in this registration statement.

The unaudited pro forma combined balance sheet as of March 31, 2025, has been prepared using the following:

·	Mingde’s audited consolidated balance sheet as of March 31, 2025, as included elsewhere in this registration statement; and
·	YHN’s unaudited condensed consolidated balance sheet as of June 30, 2025, as included elsewhere in this registration statement

The unaudited pro forma combined statement of operations for the year ended March 31, 2025, has been prepared using the following:

·	Mingde’s audited consolidated statement of operations for the year ended March 31, 2025, as included elsewhere in this registration statement; and
·	YHN’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2025, as included elsewhere in this registration statement (adding period from July 1, 2024 to December 31, 2024 information to pro forma condensed financial statements in line with Mingde’s audited financial year end).

Description of the Business Combination

On April 3, 2025, YHN has entered into a Business Combination Agreement with Mingde. On May 8, 2025, each of NewCo, Merger Sub, YHN and Mingde executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of NewCo and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto. On June 3, 2025, the parties to the Business Combination Agreement entered into an amended and restated Business Combination Agreement, and again on November 7, 2025 entered into Amendment No. 1 to amended and restated Business Combination Agreement, to refine the Merger Consideration components and to incorporate mechanisms for the Earnout Consideration Shares. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (a) as soon as practicable after the date of the Business Combination Agreement, YHN will merge with and into YHNA MS I Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a direct wholly-owned subsidiary of YHN (such company before the Business Combination is referred to as “NewCo” and upon and following the Acquisition Merger is referred to as “PubCo”), with NewCo remaining as the surviving entity of the merger (the “Reincorporation Merger”); and subsequently becoming the publicly traded (b) as soon as practicable promptly after the effective time of the Reincorporation Merger, YHNA MS II Limited (“Merger Sub”), an exempted company incorporated under the laws of the Caymen Islands with limited liability and a direct wholly owned subsidiary of NewCo will be merged with and into Mingde, with Mingde surviving as a wholly owned subsidiary of PubCo, referred to herein as the “Surviving Company” (the “Acquisition Merger”). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

The shareholders of Mingde will exchange all of their ordinary shares of Mingde (the “Purchased Shares”) for an aggregate of 20,000,000 ordinary shares of PubCo (“PubCo Ordinary Shares”), valued at $10.00 each, for a total of $200,000,000 (the “Closing Consideration Shares”). In addition, up to an additional 8,000,000 Earnout Consideration Shares may be paid to the Mingde Shareholders as contingent post-closing earnout consideration (“Earnout Consideration Shares”).

179

Anticipated Accounting Treatment

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Post-Closing Company upon consummation of the business combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YHN is treated as the “acquired” company, while Mingde is treated as the accounting acquirer for financial reporting purposes. This determination was primarily based on the holders of Mingde expecting to have a majority of the voting power of the post-combination company, Mingde’s  senior management comprising all of the senior management of the Post-Combination Company, the relative size of Mingde compared to YHN, and Mingde’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Mingde issuing shares for the net assets of YHN, accompanied by a recapitalization. The net assets of YHN will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Mingde.

Mingde has been designated as the accounting acquirer and has a fiscal year end of March 31. Upon the closing of business combination, the surviving public entity will choose to change the fiscal year end of March 31, to align with the accounting acquirer.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the combined company upon consummation of the Business Combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. Mingde and YHN has not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption into cash of YHN’s ordinary shares:

•	Scenario 1 — Assuming no redemptions for cash: This presentation assumes that no other YHN shareholders exercise redemption rights all YHN ordinary shares previously subject to possible redemption amounting to $62.4 million would be transferred to permanent equity. The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of 500,000.

•	Scenario 2 — Assuming interim redemptions of 3,000,000 ordinary shares for cash: This presentation assumes that that interim number of shares are redeemed for cash by the YHN shareholders, $31.2 million would be paid out in cash. The $31.2 million, or 3,000,000 ordinary shares, represents the interim redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from YHN’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2025. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the interim redemptions.

180

•	Scenario 3 — Assuming maximum redemptions of 6,000,000 ordinary shares for cash: This presentation assumes that the maximum number of ordinary shares are redeemed for cash by the YHN shareholders, $62.4 million would be paid out in cash. The $62.4 million, or 6,000,000 ordinary shares, represents the maximum redemption amount and including the cash to be released from YHN’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on September 30, 2024. Scenario 3 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 28,000,000 PubCo Ordinary Shares to be issued to Mingde’s shareholders under Scenarios 1, 2, and 3.

As a result of the Business Combination, assuming (i) the YHN do not exercise their redemption rights or dissenter rights, (ii) Earnout Consideration Shares have been issued, (iii) the issuance of 400,000 shares to Apex as finder to the Business Combination, (iv) none of the Initial Stockholders or Mingde shareholders purchase YHN Ordinary Shares in the open market, and (v) there are no other issuances of equity by YHN prior to or in connection with the consummation of the Business Combination, YHN’s sponsor will own approximately 4.82% of the issued share capital of PubCo, YHN’s current public shareholders will own approximately 17.95% of the issued share capital of PubCo, Finder will own approximately 1.09% of the issued share capital of PubCo, and Mingde’s shareholders will own approximately 76,14% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares), which includes the Earnout Consideration Shares.

181

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET
(in US$ thousands, except share and per share amounts)

	30/6/2025	3/31/2025	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) YHN (historical)	(B) Mingde (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$48	$81	$62,372	(1)	$62,439	$62,372	(1)	$32,019	$62,372	(1)	$1,067
			(41)	(2)		(41)	(2)		(41)	(2)
			(226)	(2)		(226)	(2)		(226)	(2)
			(1,500)	(4a)		(720)	(4b)		(500)	(4c)
			(500)	(3)		(500)	(3)		(500)	(3)
			–	(4a)		(31,200)	(4b)		(62,372)	(4c)
			2,205	(7)		2,205	(7)		2,205	(7)
Short-term investment	–	2,205	(2,205)	(7)	–	(2,205)	(7)	–	(2,205)	(7)	–
Inventories	–	87	–		87	–		87	–		87
Amount due from related company	–	185	–		185	–		185	–		185
Prepaid expenses	53	338	–		391	–		391	–		391
Total Current Assets	101	2,896	60,105		63,102	29,685		32,682	(1,267)		1,730

Non-current assets:
Cash and investment held in Trust Account	62,372	–	(62,372)	(1)	–	(62,372)	(1)	–	(62,372)	(1)	–
Deferred offering cost	–	521	(521)	(3)	–	(521)	(3)	–	(521)	(3)	–
Operating lease – Right of use assets	–	915	–		915	–		915	–		915
Property, plant and equipment	–	73	–		73	–		73	–		73
Goodwill		98	–		98	–		98	–		98
Total non-current assets	62,372	1,607	(62,893)		1,086	(62,893)		1,086	(62,893)		1,086
Total Assets	$62,473	$4,503	$(2,788)		$64,188	(33,208)		$33,768	$(64,160)		$2,816

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accrued liabilities and other payable	41	1,309	(41)	(2)	2,311	(41)	(2)	2,311	(41)	(2)	2,311
			1,002	(3)		1,002	(3)		1,002	(3)
Accounts payable	–	1	–		1	–		1	–		1
Short-term borrowings	–	285	–		285	–		285	–		285

Due to related parties	226	2,771	(226)	(2)	2,771	(226)	(2)	2,771	(226)	(2)	2,771
Advance from customers	–	1,447	–		1,447	–		1,447	–		1,447
Income tax payable	–	1,435	–		1,435	–		1,435	–		1,435
Operating lease liabilities - current	–	250	–		250	–		250	–		250
Total current liabilities	267	7,213	735		8,215	735		8,215	735		8,215

Non-current liabilities:
Deferred underwriting compensation	1,500	–	(1,500)	(4a)	–	(1,500)	(4b)	–	(1,500)	(4c)	–
Operating lease liabilities – non-current	–	737	–		737	–		737	–		609
Total non-current liabilities	1,500	737	(1,500)		737	(1,500)		737	(1,500)		609
Total liabilities	$1,767	$7,950	$(765)		$8,952	$(765)		$8,952	$(765)		$8,952

_____________

(A)	Derived from unaudited condensed consolidated balance sheet of YHN as of June 30, 2025, as part of its unaudited financial statements for the six months ended June 30, 2025.
(B)	Derived from audited consolidated balance sheet of Mingde as of March 31, 2025, as part of its audited financial statements for the year ended March 31, 2025.

182

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET — (Continued)
(in US$ thousands, except share and per share amounts)

	6/30/2025	3/31/2025	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) YHN (historical)	(B) Mingde (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Commitments and contingencies
Ordinary shares, subject to possible redemption: 6,000,000 shares as of June 30, 2025 (at redemption value)	62,372	–	(62,372)	(4a)	–	(62,372)	(4b)	–	(62,372)	(4c)	–
Shareholders’ equity (deficit)
Shares in escrow	–	–	9	(5)	9	9	(5)	9	9	(5)	9
Ordinary share	–	5	(5)	(5)	27	(5)	(5)	24	(5)	(5)	21
			8	(4a)		5	(4b)		2	(4c)
			19	(5)		19	(5)		19	(5)
			–	(6)		–	(6)		–	(6)

Additional paid-in capital	–	1,378	62,364	(4a)	60,525	31,947	(4b)	30,108	998	(4c)	(841)
			(1,694)	(5)		(1,694)	(5)		(1,694)	(5)
			–	(6)		(1)	(6)		–	(6)
			(1,523)	(3)		(1,523)	(3)		(1,523)	(3)

Accumulated deficit	(1,666)	(4,795)	1,666	(5)	(5,295)	1,666	(5)	(5,295)	1,666	(5)	(5,295)
			(500)	(3)		(500)	(3)		(500)	(3)

Subscription receivable	–	(5)	5		–	5		–	5		–
Total shareholders’ equity (deficit)	(1,666)	(3,417)	60,349		55,266	29,929		24,846	(1,023)		(6,106)
Non-controlling interest	–	(30)	–		(30)	–		(30)	–		(30)
Total liabilities and shareholders’ equity (deficit)	$62,473	$4,503	$(2,788)		$64,188	$(33,208)		$33,768	$(64,160)		$2,816

_______________

(A)	Derived from unaudited condensed consolidated balance sheet of YHN as of June 30, 2025, as part of its unaudited financial statements for the six months ended June 30, 2025.
(B)	Derived from audited consolidated balance sheet of Mingde as of March 31, 2025, as part of its audited financial statements for the year ended March 31, 2025.

See accompanying notes to the unaudited pro forma condensed combined financial information.

183

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2025
(in US$ thousands, except share and per share amounts)

	Year ended June 30, 2025	Year ended March 31, 2025	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) YHN (historical)	(B) Mingde (historical)	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
Total revenue	–	15,157	–		15,157	–		15,157	–		15,157
Total cost of revenue	–	5,280	–		5,280	–		5,280	–		5,280
Gross profit	–	9,877	–		9,877	–		9,877	–		9,877

Operating expenses:
Research and development expense	–	602	–		602	–		602			602
Selling expense	–	6,799	–		6,799	–		6,799			6,799
General and administrative	1,006	1,491	(90)	(2)	2,907	(90)	(2)	2,907	(90)	(2)	2,907
			500	(3)		500	(3)		500	(3)

Income (loss) from operations	(1,006)	985	(410)		(431)	(410)		(431)	(410)		(431)
Other income (expense):
Dividend income	2,072	–	(2,072)	(1)	–	(2,072)	(1)	–	(2,072)	(1)	–
Interest income	–	30	–		30	–		30	–		30
Other expense	–	(5)	–		(5)	–		(5)	–		(5)
Total other income (expense), net	2,072	25	(2,072)		25	(2,072)		25	(2,072)		25
Income (loss) before income taxes	1,066	1,010	(2,482)		(406)	(2,482)		(406)	(2,482)		(406)
Income tax expense	–	–	–		–	–		–	–		–
Net income (loss)	$1,066	$1,010	$(2,482)		$(406)	$(2,482)		$(406)	$(2,482)		$(406)

Basic and diluted weighted average ordinary shares outstanding, common stock subject to possible redemption	66,000,000	50,000,000			36,775,000			33,775,000			30,775,000
Basic and diluted net income (loss) per ordinary shares, common stock subject to possible redemption	$0.12	$(0.02)			$(0.01)			(0.01)			(0.01)
Basic and diluted weighted average ordinary shares outstanding, common stock not subject to possible redemption	1,750,000	–			–			–			–
Basic and diluted net loss per ordinary shares, common stock not subject to possible redemption	(0.10)	–			–			–			–

_______________

(A)	Derived from unaudited condensed consolidated statement of operations of YHN for the six months ended June 30, 2025, as part of its unaudited financial statements for the six months ended June 30, 2025 (added period from July 1, 2024 to December 31, 2024 information to pro forma condensed financial statements in line with Mingde’s audited financial year end);
(B)	Derived from audited consolidated statement of operations of Mingde for the year ended March 31, 2025, as part of its audited consolidated financial statements for the year ended March 31, 2025;

184

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATIon

Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YHN is treated as the “acquired” company, while Mingde is treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Mingde issuing shares for the net assets of YHN, accompanied by a recapitalization. The net assets of YHN will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Mingde.

The unaudited pro forma combined balance sheet as of March 31, 2025, gives pro forma effect to the Business Combination and related transactions as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended March 31, 2025, give pro forma effect to the Business Combination and the related transactions as if it had occurred as of April 1, 2024. YHN and Mingde have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	Mingde’s audited consolidated balance sheet as of March 31, 2025 and 2024, as included elsewhere in this registration statement;
•	YHN’s unaudited condensed consolidated balance sheet as of June 30, 2025, as included elsewhere in this registration statement;
•	YHN’s audited balance sheet as of December 31, 2024, as included elsewhere in this registration statement;
•	YHN’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2025 and 2024, as included elsewhere in this registration statement;
•	YHN’s audited statement of operations for the year ended December 31, 2024, as included elsewhere in this registration statement;
•	other information relating to Mingde and YHN contained in this registration statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Amendment Proposal”; and
•	the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mingde,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YHN” and other financial information included elsewhere in this registration statement.

The management of each of YHN and Mingde have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this registration statement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

185

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Mingde has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

YHN and Mingde have not had any historical relationship prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025, are as follows:

1)	Reflects the release of cash from marketable securities held in YHN’s Trust Account.

2)	Reflects the cash settlement of accrued expense and related party current account balance. Upon the closing of the Business Combination, YHN is obligated to pay these balances off.

3)	Reflects the preliminary estimated transaction costs of $0.5 million, not yet reflected in the historical financial statements of YHN, which are expected to be incurred by YHN in connection with the Business Combination, such as advisory, legal, accounting, auditing, and other professional fees as a decrease in cash of $0.5 million upon settlement, and a corresponding increase in accumulated deficit in the unaudited pro forma condensed combined balance sheet. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transactions.

Reflects the preliminary estimated transaction costs of $1.5 million that are expected to be incurred by Mingde in connection with the Business Combination, such as advisory, legal, accounting, auditing, and other professional fees, as an increase in accrued expenses of $1 million and decrease in $0.5 million of deferred offering costs, and $$1.5 million reduction in additional paid-in capital in the unaudited pro forma condensed combined balance sheet. As the Business Combination will be accounted for as reverse recapitalization equivalent to the issuance of equity for the net assets of PubCo, these direct and incremental costs of the Business Combination are treated as a reduction of the net proceeds received within additional paid-in capital.

4a)	In Scenario 1, this presentation assumes no other YHN public shareholders exercise their redemption rights, all YHN ordinary shares previously subject to possible redemption amounting to $62.4 million would be transferred to additional paid-in capital.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $500,000, or $1.5 million of discount and charged to the additional paid-in capital.

4b)	In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes the interim number of 3,000,000 YHN ordinary shares are redeemed for cash by YHN shareholders, $31.2 million would be paid out in cash and the remaining YHN ordinary shares previously subject to possible redemption amounting $31.2 million would be transferred to additional paid-in capital.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $500,000, or $1.5 million of discount and charged to the additional paid-in capital.

186

4c)	In Scenario 3, which assumes the same facts as described in Scenario 1 above, but also assumes the maximum number of 6,000,000 YHN ordinary shares are redeemed for cash by YHN shareholders, $62.4 million would be paid out in cash.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $500,000, or $1.5 million of discount and charged to the additional paid-in capital.

The $62.4 million, which is the amount required to redeem 6,000,000 YHN ordinary shares, represents the maximum redemption, including the cash to be released from YHN’s Trust Account, after giving effect to the settlement for estimated transaction expenses and payments to redeeming shareholders based on the consummation of the Business Combination.

5)	Reflects recapitalization of Mingde’s equity through the issuance of 28,000,000 Post-Combination Company ordinary shares (assuming a redemption price of $10 per share) to Mingde’s shareholders as the consideration for reverse recapitalization and the elimination of YHN’s historical accumulated deficit.

6)	Reflects the issuance of 400,000 PubCo Ordinary Shares to Apex as a finder’s fee upon the completion of the Business Combination pursuant to the agreement dated September 25, 2024.

7)	Reflects the Mingde’s short-term investment redeemed into cash in July 2025.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025, are as follows:

(1)	Represents an adjustment to eliminate interest income and dividend income related to cash, cash equivalents and marketable securities held in YHN’s Trust Account.

(2)	Represents an adjustment to eliminate a monthly administrative service fee of $10,000 payable to YHN Partners I Limited commencing from, will be terminated upon completion of the Business Combination or the liquidation of the Trust Account to public shareholders.

(3)	Represents an adjustment to record the estimated transaction cost of $500,000. The details refer to Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet Adjustment (3).

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Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Pro forma net loss (US$ thousand)	$(406)	$(406)	$(406)
Weighted average shares outstanding – basic	36,775,000	33,775,000	30,775,000
Weighted average shares outstanding – diluted	36,775,000	33,775,000	30,775,000
Net loss per share – basic	$(0.01)	$(0.01)	$(0.01)
Net loss per share – diluted	$(0.01)	$(0.01)	$(0.01)
Weighted average shares calculation, basic and diluted
YHN public shares	6,000,000	3,000,000	–
YHN shares held by Sponsor	1,775,000	1,775,000	1,775,000
YHN public rights	600,000	600,000	600,000
PubCo ordinary shares issued in the Business Combination to Mingde shareholders#	28,000,000	28,000,000	28,000,000
PubCo ordinary shares issued in the Business Combination to Apex as Finder	400,000	400,000	400,000

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares outstanding, basic and diluted	36,775,000	33,775,000	30,775,000
Percent of shares owned by existing Mingde shareholders	76.14%	82.90%	90.98%
Percent of shares owned by existing YHN public shareholders	17.95%	10.66%	1.95%
Percent of shares owned by YHN’s Sponsor	4.82%	5.26%	5.77%
Percent of shares owned by Apex	1.09%	1.18%	1.30%
	100.00%	100.00%	100.00%

____________

#        including the additional 8,000,000 Earnout Consideration Shares

For the year ended March 31, 2025, the diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the combined entity’s net loss position.

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION

AND CORPORATE GOVERNANCE OF YHN

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “the Company,” or “YHN” refer to YHN Acquisition I Limited prior to the consummation of the Business Combination.

Current Directors and Executive Officers of YHN

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Poon Man Ka, Christy	46	Chief Executive Officer and Director
Yangyujia An	30	Chief Financial Officer and Director
Zhengming Feng	82	Independent Director and Chairperson of the Board of Directors
Donghui Xu	45	Independent Director
Min Zhang	29	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Poon Man Ka, Christy. Ms. Poon has been serving as our chief executive officer since July 2025. Possessing a wealth of experience in mergers & acquisitions, intellectual property, public relations, and media marketing, Ms. Poon currently serves as a Partner at Norwich Capital Limited, a position she has held since July 2024. In this role, she leverages her expertise to oversee diverse projects throughout Asia, focusing on corporate reorganization, fundraising, management of intellectual property assets and advisory on US public listings. Previously, Ms. Poon held the position of Vice President, Corporate Affairs & Operations at XIC Innovation Limited in May 2022. During her tenure, she headed up the Legal and Intellectual Property Department, concentrating on ensuring US listing compliance, managing a portfolio of hundreds of patents, and executing strategic investments through private equity. Simultaneously, she served as the General Manager of JM Production Limited. Prior to this, she was General Manager of JM Network Limited from February 2019, where she dedicated over 15 years to establishing a robust reputation and fostering business growth in overseeing Hong Kong's leading outdoor media network. Ms. Poon commenced her career in Hong Kong as an Associate at Ketchum, Inc. in June 2005, a global public relations firm headquartered in the US. Within this capacity, she contributed to corporate communications and investor relations initiatives for Hong Kong-listed companies. She received her Bachelor of Arts degree in Translation and Interpretation from Lingnan University, Hong Kong in 2001 and a Master of Science degree in Business & Community from University of Bath, UK in 2003. Ms. Poon's academic background encompasses linguistics, communications, business management and social policy science. Additionally, she has been accredited as an HKMAAL General Mediator since November 2023, specializing in mediation, conflict resolution, and negotiation. Furthermore, she holds accreditation as a Certified ESG Planner since July 2024.

Yangyujia An. Ms. An has been serving as our chief financial officer since March 2024. She has a wealth of experience in SPAC transactions, from IPOs to closings of initial business combination. Since 2020, she has been the vice-chairperson of Norwich Capital Limited, a boutique firm that focuses on SPACs and provides services including sponsoring and listing support of SPACs. Prior to that, she also worked as an investment manager at Norwich Investment Limited from 2018 to 2020. Ms. An received her bachelor’s degree in Information Systems and Finance from the Hong Kong University of Science and Technology in 2017. We believe that Ms. An is qualified to serve on our board of directors based on her strong operational and prior SPAC experience.

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Zhengming Feng. Mr. Feng has been serving as our chairman and independent director since March 2024. He has an extensive background in equity investment spanning over twenty years, as well as experience in various industries ranging from aviation to energy to technology. Mr. Feng currently serves as chairman at investment firms Yonghe Capital Group and Yongmei Lianhe (Shanghai) Investment Management Co., Ltd., each of which he joined in July 2021. Previously, from December 2009 to June 2021, Mr. Feng was Managing Director of SB China Venture Capital (SBCVC), a leading venture capital firm that manages both USD and RMB funds investing in high-tech, high growth companies in TMT, clean technology, healthcare, consumer/retail, and advanced manufacturing. SBCVC has successfully invested in various notable companies such as Alibaba, Taobao, Focus Media, Global Data Solutions (Nasdaq:GDS), BGI Genomics, Ankon Technologies, Dian Diagnostics, and Edan Instruments, among others. Mr. Feng was chief executive officer of China Environment Ltd., an environmental protection technology company listed in Singapore, from November 2008 to November 2009. He was also the executive director, executive deputy general manager and general manager at Tsinghua Tongfang Environment Co., Ltd., a Chinese state-owned software company, from September 2004 to October 2008, as well as the General Manager of Tongfang (Shanghai) Co., Ltd. From March 1999 to August 2004, Mr. Feng was the deputy general manager and chief economist of China Machinery Energy Group, where he helped orchestrate the cooperation between the Chinese and German governments in the production of key equipment for gas engines. Within the same period, from April 1999 to May 2004, Mr. Feng also served as an energy adviser to China’s State Bureau of Metallurgical Industry, and from June 1999 to July 2004, served as vice chairman and chief economist of AECC Aero-Engine Control Co., Ltd.. Prior to this, from January 1969 to February 1999, Mr. Feng served various roles including party committee member, manager, and deputy factory director at Hangzhou Boiler Group Co., Ltd, a company committed to the R&D, manufacturing, and sales of industrial boilers, pressure vessels and other products. Mr. Feng received his bachelor’s degree in Sports Psychology from Hangzhou University (now Zhejiang University) in May 1963. He went on to complete a certification course in Economic Management Studies from Shanghai University of Finance and Economics in 1990, and also became a visiting scholar for Economic Management, International Finance and International Trade at the University of Southern California from August 1992 to June 1993. We believe that Mr. Feng is qualified to serve on our board of directors based on his multiple decades of experience and networks in major companies over a wide range of industries.

Donghui Xu. Mr. Xu has been serving as our independent director since March 2024. Since December 2014, Mr. Xu has been the legal representative and managing director for investment firm Yongmei Lianhe (Shanghai) Investment Management Co., Ltd. He also serves as a director and deputy general manager of Zhejiang Yong Zheng Shen He Enterprise Management Co., Ltd, which he joined in December 2022, and as a director and shareholder of venture capital firm JingWei Capital Holding Group Co., Ltd. since June 2023. From September 2013 to November 2014, Mr. Xu was general manager at Beijing Mainstaysource Technology Development Co., Ltd. He served Beijing Billion Power Health Technology Co., Ltd. as deputy general manager from July 2010 to June 2013. Mr. Xu began his career as a project manager at Beijing Delta Consulting Co., Ltd. from October 2007 to May 2010. Mr. Xu received his Bachelor of Science in Business Administration and Economics from Stockholm University in August 2004. He also went on to earn a Master of Accounting and Finance from Umeå University and a Master of Business Administration from Lund University in February 2007. We believe that Mr. Xu is qualified to serve on our board of directors based on his leadership experience across several prominent companies, coupled with his strong foundation in both the operational and financial aspects of business management.

Min Zhang. Ms. Zhang has been serving as our independent director since March 2024. She has a comprehensive background in traditional IPOs, reverse M&A and SPAC listings in the U.S., having been a key player in the operational and administrative processes of several SPAC listings and reverse merger transactions. She currently serves as a consultant at Norwich Capital Limited, a boutique firm focused on SPAC sponsoring, SPAC listing support services, and M&A and IPO support services, which she joined in April 2020 as her first employment. Ms. Zhang received a bachelor’s degree in accounting and a bachelor’s degree in banking and finance from Monash University in April 2020. We believe that Ms. Zhang is qualified to serve on our board of directors based on her operational and prior experience with SPACs.

Involvement in Certain Legal Proceedings

During the past ten years, none of the Company’s executive officers, directors or nominees have (i) been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. During the past ten years except as discussed below (i) no petition has been filed under federal bankruptcy laws or any state insolvency laws by or against any of our executive officers, directors or nominees, (ii) no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our executive officers, directors or nominees, and (iii) none of our executive officers, directors or nominees was an executive officer of any business entity or a general partner of any partnership at or within two years before the filing of a petition under the federal bankruptcy laws or any state insolvency laws by or against such entity.

As of the date of this proxy statement/prospectus, we are not subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or any of our executive officers or directors in their corporate capacity.

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Number and Terms of Office of Officers and Directors

We have five directors. Each member of our board of directors will be elected at our annual meetings. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our Charter.

Director Independence

The rules of Nasdaq require that a majority of our board of directors be independent within one year of our IPO. Our board of directors has determined that Mr. Zhengming Feng, Mr. Donghui Xu, and Ms. Min Zhang are “independent directors” as defined in Nasdaq rules and applicable SEC rules. Our independent directors will have meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a corporate governance and nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. We have established an audit committee of the board of directors, which consists of Mr. Zhengming Feng, Mr. Donghui Xu, and Ms. Min Zhang, each of whom is an independent director under Nasdaq’s listing standards. Ms. Min Zhang is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

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•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Ms. Min Zhang is qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Corporate Governance and Nominating Committee

We have established a corporate governance and nominating committee of the board of directors, which consists of Mr. Zhengming Feng, Mr. Donghui Xu, and Ms. Min Zhang, each of whom is an independent director under Nasdaq’s listing standards. Mr. Zhengming Feng is the Chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our memorandum and articles of association. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

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Compensation Committee

We have established a compensation committee of the board of directors, which consists of Mr. Zhengming Feng, Mr. Donghui Xu, and Ms. Min Zhang, each of whom is an independent director under Nasdaq’s listing standards. Mr. Donghui Xu is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	reviewing and approving the compensation disclosure and analysis prepared by Company management to be included in our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our executive officers, directors and employees. The code of conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our initial shareholders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under British Virgin Islands law, directors owe the company the following fiduciary responsibilities:

•	duty to act in good faith in and with a view to what the director believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

•	duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:

(a)	the nature of the company;

(b)	the nature of the decision; and

(c)	the position of the director and the nature of the responsibilities undertaken by him;

•	directors should not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (1) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (2) the company received fair value for the transaction.

Pursuant to the Companies Act and the company’s current amended and restated memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board, he/she may:

(1)	vote on a matter relating to the transaction;

(2)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(3)	sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

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As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the current amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation
Poon Man Ka, Christy	Norwich Capital Limited	Partner
Yangyujia An	Norwich Capital Limited	Vice Chairperson
Zhengming Feng	Yongho Capital Group	Chairman
	Yongmei Lianhe (Shanghai) Investment Management Co., Ltd.	Chairman
Donghui Xu	Zhejiang Yong Zheng Shen He Enterprise Management Co., Ltd	Director and Deputy General Manager
	Yongmei Lianhe (Shanghai) Investment Management Co., Ltd.	Legal Representative and Managing Director
Min Zhang	Norwich Capital Limited	Independent Consultant

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and any shares purchased in the IPO or following the IPO in the open market (other than shares acquired outside the redemption process in connection with our initial business combination, in compliance with Rule 14e-5 of the Exchange Act) in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to the IPO. If they purchase ordinary shares in the IPO or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our current amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

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To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary responsibilities. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, shareholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and their respective immediate family members, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards while they are in possession of material nonpublic information (the “Insider Trading Policy”). The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Insider Trading Policy, a copy of which is attached hereto as Exhibit 19.1 and is incorporated herein by reference.

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PUBCO’S DIRECTORS AND EXECUTIVE OFFICERS

AFTER THE BUSINESS COMBINATION

Directors Nominees and Executive Officers

The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the effective time of the Reincorporation Merger.

Name	Age	Position(s)
Liu Lirong	51	Director, Chief Executive Officer and Chairman of the Director, Board of Directors
Liu Minghui	30	Chief Financial Officer and Director
Gan Jianhua	46	Independent Director
Pan Jing	53	Independent Director
[*]		Independent Director

The following is a brief biography of each of executive officers, directors and director of PubCo upon the closing of business combination:

Mr. Liu Lirong will continue his role as Chief Executive Officer, Chairman of the Board of Directors and director upon consummation of the Business Combination. Mr. Liu has served as Chief Executive Officer and director of Mingde since January 2019. Mr. Liu has over 12 years of management experience. Mr. Liu founded Zhejiang Fit-One Internet Technology Co., Ltd. in and has served as its chairman since its inception in December 2019. From 2018 to 2019, Mr. Liu served as dean of the academy of commerce at Hangzhou Zhibo Technology Co., Ltd., responsible for the building of corporate culture and training on the solicitation of merchants. Mr. Liu obtained a master’s degree in Business Administration from Cervantes University in July 2022.

Ms. Liu Minghui will continue her role as Chief Financial Officer and director upon consummation of the Business Combination. Ms. Liu has served as Chief Financial Officer of Mingde since December 2019. Ms. Liu has over 9 years of financial experience. Ms. Liu founded Zhejiang Fit-One Internet Technology Co., Ltd. in December 2019 and has served as its general manager since then. From June 2018 to December 2019, Ms. Liu served as an initial public offering (“IPO”) consultant for four companies and assisted them in completing the IPO and listing process. Ms. Liu worked as a trainee at the market department of Prometheus Capital in Beijing from March 2017 to June 2018, where she provided guidance and advice to the clients regarding their corporate business development. Ms. Liu engaged in live streaming business from September 2014 to March 2017. Ms. Liu obtained a bachelor’s degree in economics from Mudanjiang Normal University.

Mr. Gan Jianhua will serve as an independent director upon consummation of the Business Combination. Mr. Gan has over 12 years of experience in the field of marketing and sales. Since 2018, Mr. Gan has served as a senior research fellow at the Institute of Constitutional and Administrative Law, Koguan School of Law, Shanghai Jiaotong University. From March 2007 to January 2012, Mr. Gan was a market director and board secretary at Shanghai Super Electronics & Technology Co., Ltd. From June 2004 to March 2007, Mr. Gan was s sales manager and market manager at Shanghai Maike Information Technology Co., Ltd. Mr. Gan also served as sales manager at Shanghai Qianwang Technology Development Co., Ltd. from September 2001 to May 2004. Mr. Gan obtained a bachelor’s degree in Statistics from University of Science and Technology of China in June 2001, a master’s degree in Business Management from Ningbo University in March 2015, and master’s degree in Laws from Shanghai Jiaotong University in March 2018.

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Ms. Pan Jing will serve as an independent director upon consummation of the Business Combination. Ms. Pan has over 15 years of experience in accounting, tax and finance. Since August 2023, responsible for finance, human resources and administration. Ms. Pan has served as the deputy general manager at RENOPI (Shenzhen) New Energy Technology Co., Ltd., From November 2010 to July 2023, Ms. Pan served as manager of the finance department, deputy general manager of the finance center, deputy director of the financial management department and with her last position as the assistant director of the business management department at Shenzhen Tech and Ecology & Environment Co., Ltd. Ms. Pan obtained her bachelor’s degree in Economic Management from Party School of Guangdong Provincial Committee of CPC in 2002, and completed the executive development program in investment at Central University of Finance and Economics in 2017.

Board of Directors

Effective immediately after the effective time of the Reincorporation Merger, the board of directors of PubCo will consist of four members, three of whom shall be independent directors under Nasdaq rules. All such directors are to be designated by Mingde. A director is not required to hold any shares in PubCo to qualify as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors. A general notice given to the directors by any director to the effect that he or she is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Listing Rules of the Nasdaq and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he/she may be interested therein provided the director discloses to his/her fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction is considered. PubCo’s board of directors may exercise all of the powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of PubCo or its parent undertaking (if any) or any subsidiary undertaking of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

Committees of PubCo’s Board of Directors

Upon the closing of the Business Combination, PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under its board of directors. PubCo also intends to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee. PubCo’s audit committee will consist of Gan Jianhua, Pan Jing and [*], and will be chaired by [*]. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. PubCo has determined that [*] qualifies as an “audit committee financial expert.” The audit committee oversees PubCo’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

•	establishing clear hiring policies regarding the recruitment of employees or former employees of the independent auditors;

•	reviewing and recommending to PubCo’s board of directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent auditors at least annually;

•	obtaining a written report from PubCo’s independent auditor describing matters relating to its independence and quality control procedures;

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•	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•	discussing with PubCo’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•	reviewing and recommending the financial statements for inclusion within PubCo’s quarterly earnings releases and to its board of directors for inclusion in its annual reports;

•	discussing the annual audited financial statements with management and the independent registered public accounting firm;

•	reviewing policies with respect to risk assessment and risk management;

•	reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•	periodically reviewing and reassessing the adequacy of the committee charter;

•	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•	establishing and overseeing procedures for the handling of complaints and whistleblowing;

•	meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•	monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•	reporting periodically to PubCo’s board of directors; and

•	such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s board of directors from time to time.

Compensation Committee.  PubCo’s compensation committee will consist of Gan Jianhua, Pan Jing and [*], and will be chaired by [*]. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the PubCo’s board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to PubCo’s directors and executive officers. PubCo’s chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•	reviewing and evaluating PubCo’s executive compensation and benefits policies generally;

•	reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•	periodically reviewing and reassessing the adequacy of the committee charter;

•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

•	reporting periodically to PubCo’s board of directors; and

•	such other matters that are specifically delegated to the compensation committee by PubCo’s board of directors from time to time.

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Nominating and Corporate Governance Committee. PubCo’s nominating and corporate governance committee will consist of [*], Gan Jianhua and Pan Jing, and will be chaired by [*]. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the PubCo’s board of directors in selecting individuals qualified to become PubCo’s directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•	recommending nominees to PubCo’s board of directors for election or re-election to PubCo’s board of directors, or for appointment to fill any vacancy or newly created directorships on PubCo’s board of directors;

•	reviewing periodically with PubCo’s board of directors the current composition of PubCo’s board of directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•	recommending to PubCo’s board of directors such criteria with respect to nomination or appointment of members of its board of directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

•	recommending to PubCo’s board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•	periodically and reassessing the adequacy of the committee charter;

•	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•	overseeing and leading the self-evaluation of PubCo’s board of directors in its performance and effectiveness as a whole.

Duties and Functions of Directors

Under Cayman Islands law, PubCo’s directors owe fiduciary duties to PubCo, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in PubCo’s best interests. PubCo’s directors must also exercise their powers only for a proper purpose. PubCo’s directors also owe to PubCo a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s memorandum and articles of association, as amended and restated from time to time. PubCo has the right to seek damages if a duty owed by its directors is breached. The functions and powers of PubCo’s board of directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends and distributions, (iii) appointing directors or officers and determining their terms of offices, and (iv) exercising the borrowing powers and mortgaging the property of PubCo.

Terms of Directors and Officers

PubCo’s officers are elected by and serve at the discretion of the PubCo’s board of directors. An appointment of a director of PubCo may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the PubCo and the director, if any; but no such term shall be implied in the absence of express provision. Each director of PubCo whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors. A PubCo’s director will be removed from office automatically if, among other things, the PubCo’s director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of PubCo’s Amended and Restated Memorandum and Articles of Association.

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Code of Business Conduct and Ethics

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. PubCo seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. PubCo’s Code of Business Conduct and Ethics sets out the principles designed to guide PubCo’s business practices with integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers. PubCo expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf.

Diversity and Inclusion Policy

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Diversity and Inclusion Policy intended to achieve PubCo’s diversity goals through regular review and monitoring. As an international organization across Asia-Pacific and other regions, PubCo is mindful of the different market practices that apply in the countries in which will operate and recognizes the importance of ethnic and cultural diversity in its management and workforce. PubCo recognizes that each individual is unique, and diversity encompasses many dimensions. As such, PubCo recognizes all types of diversity under the policy. The policy applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers.

Under the terms of the policy, the PubCo board of directors will be responsible for the following:

•	annually setting measurable objectives for achieving gender diversity in the composition of the board of directors, senior management and workforce and, where appropriate, other aspects of diversity including in respect of women in leadership, age diversity and cultural diversity. The board will assess annually PubCo’s progress in achieving such objectives;

•	ensuring the Diversity and Inclusion Policy is on PubCo’s website; and

•	reviewing the objectives set for the relevant reporting period and PubCo’s progress in achieving the objectives in its annual report.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2025, Mingde did not make any payment to its directors and executive officers. Mingde currently does not have an incentive plan; prior or concurrently with the Closing, PubCo will adopt an incentive plan under which to grant awards to its directors and executive officers, see “— Incentive Plan.”

Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will, subject to shareholder approval, adopt the Share Incentive Plan upon the Closing of the Business Combination. A form of the Incentive Plan is included as Annex C to this proxy statement/prospectus.

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The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan initially will be equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of the company and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of [*], 2025 the number of YHNA Ordinary Shares beneficially owned by (i) each person who is known by YHN to be the beneficial owner of more than five percent of YHN’s issued and outstanding ordinary shares (ii) each of its officers and directors; and (iii) all of its officers and directors as a group. As of [*], 2025, YHN had 7,750,000 ordinary shares issued and outstanding.

Unless otherwise indicated, YHN believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon conversion of rights, as the rights are not convertible within 60 days of [*], 2025.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
YHN Partners I Limited(2)	1,625,000	20.97%
Poon Man Ka, Christy	15,000	* %
Yangyujia An	30,000	* %
Zhengming Feng	25,000	* %
Donghui Xu	20,000	* %
Min Zhang	20,000	* %
All directors and executive officers (five individuals) as a group	110,000	1.42%
Other 5% shareholders
Karpus Management, Inc.(3)	865,697	11.17%
Barclays PLC(4)	446,749	5.76%
Mizuho Financial Group, Inc.(5)	660,001	8.52%
W. R. Berkley Corporation (6)	673,553	8.69%
Westchester Capital Management, LLC (7)	398,000	5.14%
Rivernorth Capital Management, LLC (8)	445,000	5.74%
Feis Equities LLC / Lawrence M. Feis(9)	690,491	8.91%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o YHN Acquisition I Limited, 2/F, Hang Seng Building, 200 Hennessy Road, Wanchai, Hong Kong.
(2)	Represents shares held by YHN Partners I Limited, our sponsor. Includes 250,000 Ordinary Shares comprising the private units purchased by the sponsor. Pui Chun Wong is the controlling shareholder of our sponsor by virtue of having 100% voting power in the sponsor. The registered address for our sponsor is 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands.
(3)	Information is based solely on a report on Schedule 13G filed by Karpus Management, Inc., d/b/a Karpus Investment Management (“Karpus” or the “Reporting Person”) on January 7, 2025. Karpus is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. Karpus is controlled by City of London Investment Group plc (“CLIG”), which is listed on the London Stock Exchange; however, in accordance with SEC Release No. 34-39538 (January 12, 1998), effective informational barriers have been established between Karpus and CLIG such that voting and investment power over the subject securities is exercised by Karpus independently of CLIG, and, accordingly, attribution of beneficial ownership is not required between Karpus and CLIG. The shares are owned directly by the accounts managed by Karpus. Karpus’ business address is 183 Sully's Trail, Pittsford, New York 14534.
(4)	Information is based solely on a report on Schedule 13G/A filed by Barclays PLC on March 21, 2025. The principal business address is 1 Churchill Place, London - E14 5HP.
(5)	Information is based solely on a report on Schedule 13G/A filed by Mizuho Financial Group, Inc. on August 13, 2025. Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of said equity securities directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary. The principal business address is 1-5-5, Otemachi, Chiyoda-ku, Tokyo, 100-8176, Japan.
(6)	Information is based solely on a report on Schedule 13G/A filed by W. R. Berkley Corporation on August 8, 2025. The principal business address is 475 Steamboat Road, Greenwich, CT 06830.
(7)	Information is based solely on a report on Schedule 13G filed by Westchester Capital Management, LLC on May 14, 2025. Westchester Capital Management, LLC ("Westchester") is a Delaware limited liability company. Westchester, a registered investment adviser, serves as sub-advisor to each of The Merger Fund ("MF"), The Merger Fund VL ("MF VL"), Virtus Westchester Credit Event Fund ("CEF") and JNL Multi-Manager Alternative Fund ("JARB" together with MF, MF VL and CEF, the "Funds"). The Funds directly hold ordinary shares of the Company for the benefit of the investors in those Funds. Mr. Roy Behren and Mr. Michael T. Shannon each serve as Co-Presidents of Westchester. The principal business address is 100 Summit Lake Drive, Valhalla, NY 10595.
(8)	Information is based solely on a report on Schedule 13G filed by Rivernorth Capital Management, LLC on August 14, 2025. The principal business address is 360 S. Rosemary Avenue, Ste. 1420, West Palm Beach, Florida 33401.
(9)	Information is based solely on a report on Schedule 13G filed by Feis Equities LLC and Lawrence M. Feis on November 12, 2025. The principal business address is 1740 Waukegan Road, Suite 206, Glenview, Illinois 60025.

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SECURITY OWNERSHIP OF THE COMBINED COMPANY

AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

•	each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

•	each of its officers and directors; and

•	all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on [*] PubCo Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount includes (i) the issuance of the 28,000,000 PubCo Ordinary Shares in the Acquisition Merger (assuming Earnout Consideration Shares have been issued); (ii) the issuance of [8,375,000] PubCo Ordinary Shares to the YHN shareholders in connection with the Reincorporation Merger (assuming there are no YHN shareholders who exercise their redemption rights and an aggregate of [625,000] shares are issued upon conversion of the YHNA Rights, including private rights); and (iii) the issuance of 400,000 PubCo Ordinary Shares to Apex as finder’s fee.

	PubCo Ordinary Shares		Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	%
Executive Officers and Directors

All Executive Officers and Directors as a group

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	PubCo Ordinary Shares		Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	%
5% Or Greater Holders	–	–	–

* Less than 1%.

1. Unless otherwise indicated, the business address of each of the individuals or entities is [*].

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CERTAIN TRANSACTIONS

Certain Transactions of YHN

Insider Shares

In December 2023 and April 2024, YHN issued an aggregate of 1,725,000 insider shares to the initial shareholders in exchange for cash of $25,000. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares were forfeited in February 2025. Our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until 180 days after the completion of our initial business combination, Notwithstanding the foregoing, the insider shares will be released from the 180-day lock-up on the earlier of (1) 150 days after the date of the consummation of our initial business combination if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placement Units

Simultaneously with the closing of the IPO, YHN consummated the private placement (“Private Placement”) with its sponsor of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,500,000. The Private Units are identical to the Units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, our sponsor has also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the Private Units) until 180 days after the completion of our initial business combination (except with respect to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any insider shares, and the private units, as applicable. However, if after our initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares, or the private units (or any shares of Ordinary Shares thereunder) shall be permitted to participate. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our current amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor his or her obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination.

Services Arrangements

On April 12, 2024, we entered into an administrative services agreement with our Sponsor, pursuant to which the Sponsor agreed to make available to YHN certain general and administrative services, including office space and secretarial and administrative services, as YHN may require from time to time. YHN has agreed to pay to the affiliate of the Sponsor $10,000 per month continuing until the earlier of the consummation by YHN of a Business Combination or YHN’s liquidation. For the six months ended June 30, 2025, for the year ended December 31, 2024 and period from December 18, 2023 (inception) to December 31, 2023, YHN incurred $60,000, 30,000 and $nil in such fees, respectively.

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There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our Sponsor, officers or directors, or any affiliate of our Sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as payment of customary fees incurred during the election of directors and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or their affiliates. As of June 30, 2025, there were $36,059 out-of-pocket unpaid reimbursable expense for which the Initial Shareholders, including the Sponsor and its affiliates, are awaiting reimbursement.

After the completion of our Business Combination, directors or members of our Management Team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation.

Related Party Loans and Advances

On April 12, 2024, YHN issued an unsecured promissory note to the Sponsor, pursuant to which YHN may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of our securities or the date on we determine not to conduct an initial public offering of our securities.

As of December 31, 2024, YHN fully repaid $281,663 to the Sponsor which are included in the amounts that will be due under the promissory note in the principal amount of up to $500,000 issued to the Sponsor.

As of June 30, 2025, December 31, 2024 and 2023, we had a temporary advance of $226,059, 60,059 and $0 from our Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

Registration Rights

On September 17, 2024, we entered into a registration rights agreement pursuant to which YHN granted certain registration rights to the holders of the insider shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the working capital loans (and underlying securities). The holders of these securities are entitled to make up to three demands, excluding short form demands, that YHN register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require YHN to register for resale such securities pursuant to Rule 415 under the Securities Act. YHN will bear the expenses incurred in connection with the filing of any such registration statements.

Certain Transactions of Mingde

Mingde had the following balances with related parties which consisted of the following:

Names of the related parties	Relationship with the Group
Lirong Liu	Chairman of the Board
Conggang Chen	The vice Chairman of the Board
Minghui Liu	The General Manager
Hangzhou Ningtai Culture and Sports Development Co., Ltd. (“Hangzhou Ningtai”)	An entity partially owned by the Group’s minority shareholder
Hangzhou Xitai Trading Co., Ltd. (“Hangzhou Xitai”)	Controlled by Minghui Liu
Hangzhou Xiaoxiao Technology Co., Ltd.(“Hangzhou Xiaoxiao”)	Controlled by Conggang Chen
Jiangyin Yundong Management Consulting Partnership Enterprise (Limited Partnership) (“Jiangyin Yundong”)	An entity partially owned by the Group’s minority shareholder
Hong Tan	Chief Operation Officer

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(a) Amounts due from related parties

	As of March 31,
	2025	2024	2023	Up to the date of this proxy statement (Unaudited)
	RMB	RMB	RMB
Lirong Liu	1,339,000	126,400	–	–
Hangzhou Ningtai	–	–	59,900	–
Hangzhou Xitai	–	–	27,750	–
Hangzhou Xiaoxiao	–	–	27,894	–
	1,339,000	126,400	115,544	–

(b) Amounts due to related parties

	As of March 31,
	2025	2024	2023	Up to the date of this proxy statement (Unaudited)
	RMB	RMB	RMB
Minghui Liu (i)	19,418,353	18,980,310	15,213,361	19,954,955
Conggang Chen	691,369	193,626	103,745	–
Jiangyin Yundong	–	–	–	–
Lirong Liu	–	–	–	–
	20,109,722	19,173,936	17,367,206	19,954,955

(i)    Minghui Liu provided the interest-free loans to the Group, which are repayable on demand based on Minghui Liu’s funding needs, to support the Group’ business operation.

(c) Loans guaranteed by principal shareholders of the Group

As of March 31, 2024 and 2023, the Group’s short-term loan was guaranteed by certain shareholders of the Group.

As of March 31, 2025, there was no short-term loan of the Group guaranteed by any shareholder of the Group

Policies and Procedures for Related Party Transactions

The PubCo’s board of directors will establish an audit committee, to be effective upon the effectiveness of the registration statement of which this proxy statement/prospectus is a part, which will be tasked with review and approval of all related party transactions.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment. A form of such employment agreement is filed as Exhibit 10.11 to this proxy statement/prospectus.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders (defined below) of YHNA Ordinary Shares, (ii) of the Reincorporation Merger to U.S. Holders of YHNA Ordinary Shares (excluding any redeemed shares) and YHNA Rights (collectively, the “YHN securities”), and (iii) of the subsequent ownership and disposition of PubCo Ordinary Shares (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the Reincorporation Merger, the Acquisition Merger or as a result of the ownership and disposition of PubCo Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state, local, or non-U.S. tax laws, or except as discussed herein, any tax reporting obligations of a holder of YHN securities or PubCo Ordinary Shares. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Reincorporation Merger, the Acquisition Merger or any other matter discussed below; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to certain considerations relevant to U.S. Holders that hold YHN securities or, after the completion of the Business Combination, PubCo Ordinary Shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	expatriates or former citizens or long-term residents of the United States;

•	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•	any holder that is not a U.S. Holder;

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•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	persons who received YHNA Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•	except to the limited extent specifically discussed below, persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding YHNA Ordinary Shares or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares);

•	holders holding YHN securities or, after the Business Combination, PubCo Ordinary Shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•	controlled foreign corporations, PFICs, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation section 1.367(b)-3(b)(1)(ii); or

•	the Sponsor or any of its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means, as applicable, a beneficial owner of YHN securities or, after the Business Combination, PubCo Ordinary Shares received in the Business Combination, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds YHN securities or, after the completion of the Business Combination, PubCo Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Reincorporation Merger, the Acquisition Merger, and the subsequent ownership and disposition of PubCo Ordinary Shares received in the Business Combination.

Because the YHNA units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a YHNA unit should be treated as the owner of the underlying component YHN securities for U.S. federal income tax purposes. The discussion below with respect to YHN securities should also apply to holders of YHNA units (as the deemed owner of the underlying component YHN securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION MERGER OR THE ACQUISITION MERGER. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF YHN SECURITIES OR, AFTER THE BUSINESS COMBINATION, PUBCO ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF YHN SECURITIES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM, IF ANY, OF THE REINCORPORATION MERGER AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO ORDINARY SHARES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

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U.S. Federal Income Tax Consequences of Exercising Redemption Rights to U.S. Holders of YHNA Ordinary Shares

In the event that a U.S. Holder elects to redeem its YHNA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the YHNA Ordinary Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the YHNA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the YHNA Ordinary Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the YHNA Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holders is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of YHNA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from YHN’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the YHNA Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the YHNA Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the YHNA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of YHNA Ordinary Shares treated as held by the U.S. Holder (including any YHNA Ordinary Shares constructively owned by the U.S. Holder as a result of owning YHNA Rights) relative to all of the YHNA Ordinary Shares outstanding both before and after the redemption. The redemption of YHNA Ordinary Shares generally will be treated as a sale or exchange of the YHNA Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in YHN or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only YHNA Ordinary Shares actually owned by the U.S. Holder, but also YHNA Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include YHNA Ordinary Shares which could be acquired pursuant to the exercise of the YHNA Rights. In order to meet the substantially disproportionate test, (i) the percentage of YHN’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of YHNA Ordinary Shares must be less than 80% of the percentage of YHN’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of YHN’s outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of YHN stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the YHNA Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the YHNA Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other YHNA Ordinary Shares. The redemption of the YHNA Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in YHN. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in YHN will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

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If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed YHNA Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining YHNA Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in other YHNA Ordinary Shares constructively owned by it. Shareholders who hold different blocks of YHNA Ordinary Shares (generally, shares of YHN purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Reincorporation Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to YHNA Ordinary Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Reincorporation Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their YHNA Ordinary Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of YHN Securities

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Reincorporation Merger qualifies as a “reorganization,” and that none of YHN or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Reincorporation Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of YHN securities for PubCo Ordinary Shares is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from YHN pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of YHN securities for PubCo Ordinary Shares.

Because the Reincorporation Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to YHNA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

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If the Reincorporation Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, if the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its YHN securities pursuant to the Reincorporation Merger should not recognize gain or loss on the exchange of YHN securities for PubCo Ordinary Shares. The aggregate adjusted tax basis of a U.S. Holder in the PubCo Ordinary Shares received as a result of the Reincorporation Merger should equal the aggregate adjusted tax basis of the YHN securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo Ordinary Shares received in the exchange should include the holding period for the YHN securities surrendered in the exchange. If Section 367(a) of the Code applies to the Reincorporation Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Reincorporation Merger.

Because the Reincorporation Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to YHNA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Reincorporation Merger.

If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its YHN securities for PubCo Ordinary Shares in the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the YHN securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo Ordinary Shares received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo Ordinary Shares received pursuant to the Reincorporation Merger will begin on the day after the date the U.S. Holder receives such PubCo Ordinary Shares.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the YHN securities exceeds one year at the time of the Reincorporation Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the YHNA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Reincorporation Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and YHN has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of YHN securities has not made certain elections with respect to its YHN securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its YHN securities for the consideration under the Business Combination, as discussed below, “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of YHN securities for PubCo Ordinary Shares pursuant to the Business Combination, the qualification of the Reincorporation Merger as a reorganization, and the potential application of Section 367(a) to the Reincorporation Merger.

U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of PubCo Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of PubCo Ordinary Shares to U.S. Holders who receive such PubCo Ordinary Shares pursuant to the Business Combination.

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Taxation of Distributions

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on PubCo Ordinary Shares to the extent the distribution is paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by PubCo will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in PubCo Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such PubCo Ordinary Shares as discussed below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Ordinary Shares.”

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (as discussed below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Ordinary Shares”) provided that PubCo Ordinary Shares are readily tradable on an established securities market in the United States, and PubCo is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which PubCo intends to apply to list the PubCo Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the PubCo Ordinary Shares are listed on Nasdaq, there can be no assurance that the PubCo Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their own tax advisors regarding the availability of such lower rate for any dividends paid with respect to PubCo Ordinary Shares.

For foreign tax credit limitation purposes, dividends will generally be treated as passive category income (but could, in the case of certain U.S. Holders, constitute general category income). A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on PubCo Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of PubCo Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such PubCo Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations. Any such gain or loss recognized generally will be treated as U.S. source gain or loss. In the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. Holders should consult their own tax advisors regarding the ability to claim a foreign tax credit.

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PFIC Considerations

The treatment of U.S. Holders of the PubCo Ordinary Shares could be materially different from that described above if PubCo is treated as a PFIC for U.S. federal income tax purposes (for a general discussion of the PFIC rules, see the discussion below under the heading “— Passive Foreign Investment Company Status”).

No assurance can be given as to whether PubCo will be a PFIC in its current taxable year or for any future taxable year, and none of YHN’s or PubCo’s respective U.S. counsel expresses any opinion with respect to PubCo’s PFIC status for any taxable year.

Under the PFIC rules, if PubCo were considered a PFIC at any time that a U.S. Holder owns PubCo Ordinary Shares, PubCo will continue to be treated as a PFIC with respect to such U.S. Holder’s PubCo Ordinary Shares, unless (i) it ceases to be a PFIC and (ii) the U.S. Holder makes a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its PubCo Ordinary Shares at their fair market value on the last day of the last taxable year in which PubCo is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the PubCo Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless PubCo subsequently becomes a PFIC.

For each taxable year that PubCo is treated as a PFIC with respect to a U.S. Holder’s PubCo Ordinary Shares, the U.S. Holder will generally be subject to special and adverse tax rules, as described below under the heading “— Passive Foreign Investment Company Status.” U.S. Holders may also be subject to such special and adverse tax rules if PubCo at any time were to own any subsidiaries (including YHN) that are lower-tier PFICs.

As discussed in more detail below above under the heading “— Passive Foreign Investment Company Status,” if PubCo is a PFIC, a U.S. Holder of PubCo Ordinary Shares may be able to mitigate the adverse consequences under the PFIC rules by making a QEF election or a mark-to-market election, if available.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file certain forms and information with the IRS as described below under the heading “— Passive Foreign Investment Company Status.” Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS and may result in significant penalties.

If it is determined that either YHN or PubCo was a PFIC for any tax year of YHN or PubCo beginning on or before the date of the Acquisition Merger, and each subsequent tax year of PubCo, PubCo shall use commercially reasonable efforts to make available to those U.S. Holders that held YHNA Ordinary Shares prior to the Mergers such information that is reasonably available to PubCo and is reasonably necessary for such U.S. Holders to comply with PFIC reporting requirements; provided, that, PubCo provides no assurance of, and makes no representation as to, the accuracy of any such determination or that it will timely provide such required information. PubCo does not otherwise intend to provide information that may be required for U.S. Holders to comply with PFIC reporting requirements.

The rules dealing with PFICs, QEF elections and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to PubCo Ordinary Shares under their particular circumstances.

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Passive Foreign Investment Company Status

PFIC Rules, In General

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if YHN, PubCo, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds securities of YHN or after the Business Combination, PubCo Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the non-U.S. corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether YHN, PubCo or any of its subsidiaries is a PFIC is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. However, subject to certain exceptions described below, once a non-U.S. corporation is treated as a PFIC with respect to a U.S. Holder for a taxable year, even if such non-U.S. corporation ceases to be a PFIC in a subsequent taxable year, such U.S. Holder may continue to be subject to the adverse tax consequences of the PFIC rules. None of YHN, PubCo or any of its subsidiaries has provided assurance that it was not a PFIC for any prior taxable year, is not a PFIC for any current taxable year, or will be a PFIC for any subsequent taxable year.

If YHN or after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of YHN securities or PubCo Ordinary Shares, as applicable, and the U.S. Holder did not make a timely and valid QEF election or “mark-to-market” election, such U.S. Holder generally will be subject to the special and adverse PFIC tax rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of YHN securities or PubCo Ordinary Shares (including a redemption treated as a sale or exchange); and
•	any “excess distribution” made to the U.S. Holder, which generally means any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its YHN securities or after the Business Combination, PubCo Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities (potentially including a redemption treated as a corporate distribution).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for YHN securities or after the Business Combination, PubCo Ordinary Shares;
•	The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of YHN’s, or PubCo’s first taxable year in which YHN or PubCo, respectively, is a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

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QEF Elections

The impact of the PFIC rules on a U.S. Holder of shares in a non-U.S. corporation that is a PFIC will depend on whether the U.S. Holder has made a timely and effective election to treat the non-U.S. corporation as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period for its shares during which the non-U.S. corporation qualified as a PFIC (a “QEF election”) or, if in a later taxable year, the U.S. Holder made a QEF election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above under the heading “— PFIC Rules, In General.” As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its shares. U.S. Holders are urged to consult their own tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election (and a purging election, if applicable) by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. A U.S. Holder’s ability to make a timely and effective QEF election (or a QEF election along with a purging election) with respect to a non-U.S. corporation is contingent upon, among other things, the provision by the non-U.S. corporation of a “PFIC Annual Information Statement” to such U.S. Holder. See below under the heading “— PFIC Reporting Requirements.”

A U.S. Holder that makes a timely and effective QEF election (or a QEF election with a purging election) generally will not be subject to the adverse PFIC rules discussed above with respect to their shares. As a result, such U.S. Holder generally should not recognize taxable income, gain or loss under the PFIC rules discussed above under the heading “— PFIC Rules, In General,” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of the non-U.S. corporation, whether or not such amounts are actually distributed. It is likely that a QEF election may not be made with respect to YHNA Rights.

U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Mark-To-Market Elections

The impact of the PFIC rules on a U.S. Holder will also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which YHN, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above under the heading “— PFIC Rules, In General” in respect to its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that YHN, or after the Business Combination, PubCo is treated as a PFIC the excess, if any, of the fair market value of its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares over the fair market value of its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares in a taxable year in which PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which YHN or after the Business Combination, PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to YHNA Rights.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which YHNA Ordinary Shares are listed, and, after the Business Combination, on which PubCo intends to list the Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minims quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of YHNA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

Lower-Tier PFICs

If YHN or after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above under the heading “— PFIC Rules, In General” if YHN or after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of YHN’s or after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. In addition, as a result of the lower-tier PFIC rules, if YHN is treated as a PFIC for any taxable year included in the holding period of a U.S. Holder, YHN will generally continue to be treated as a PFIC with respect to such U.S. Holder following the Business Combination. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

If it is determined that either YHN or PubCo was a PFIC for any tax year of YHN or PubCo beginning on or before the date of the Business Combination, and each subsequent tax year of PubCo, PubCo shall use commercially reasonable efforts to make available to those U.S. Holders that held YHNA Ordinary Shares prior to the Business Combination such information that is reasonably available to PubCo and is reasonably necessary for such U.S. Holders to comply with PFIC reporting requirements.

The rules dealing with PFICs, QEF elections, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders of YHN securities or after the Business Combination, PubCo Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to YHN securities or after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in distributions on YHN securities or PubCo Ordinary Shares, and the proceeds received on sale or other taxable disposition of YHN securities or PubCo Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Mingde Ordinary Shares or PubCo Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Mingde Ordinary Shares or PubCo Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Mingde Ordinary Shares or PubCo Ordinary Shares, as the case may be, nor will gains derived from the disposal of Mingde Ordinary Shares or PubCo Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed, in or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by PubCo. There are no exchange control regulations or currency restrictions in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (As Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. PubCo is required to comply with the economic substance requirements and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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SHARES ELIGIBLE FOR FUTURE SALE

According to the PubCo Amended and Restated Memorandum and Articles of Association, the authorized share capital of PubCo is $50,000 divided into 500,000,000 PubCo Ordinary Shares of par value of $0.001 each. All of the PubCo Ordinary Shares issued in connection with the Reincorporation Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger will also be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Amended and Restated Memorandum and Articles of Association, the fully paid-up PubCo Ordinary Shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form prescribed by the Nasdaq or in any other form approved by the directors of PubCo. Where any shares of any class in question of PubCo are not listed on or subject to the Listing Rules of Nasdaq, the directors of PubCo may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. PubCo will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

No less than [*]% of the shares to be issued in the Acquisition Merger to the current Mingde shareholders and the Initial Shareholders will be subject to certain restrictions on sale and cannot be sold for 365 days from the date of the consummation of the Business Combination.

PubCo Options

In connection with the Business Combination, YHN and Mingde have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of an amount of PubCo Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). See “PubCo’s Directors and Executive Officers after the Business Combination —Incentive Plan.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

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PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [ ] equity shares (assuming redemption by holders of [ ] YHN shares); or

•	the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchases equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

At the closing of the Business Combination, PubCo will enter into the Registration Rights Agreement with certain existing YHN’s shareholders and with the Mingde Shareholders with respect to certain shares, units, private units (and the private shares and private rights included therein) to the extent they own at the closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.5 to YHN’s Current Report on Form 8-K, filed with the SEC on March 28, 2023, and is incorporated herein by reference.

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DESCRIPTION OF PUBCO’S SECURITIES

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands company. Its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;

•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to hold an annual general meeting;

•	does not have to make its register of members open to inspection by shareholders of that company;

•	may obtain an undertaking against the imposition of any future taxation;

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

PubCo Ordinary Shares

Upon the effective time of the Reincorporation Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “PubCo Amended and Restated Memorandum and Articles of Association”. The following includes a summary of the terms of PubCo Ordinary Shares, based on PubCo’s Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

General. Upon the effective time of the Reincorporation Merger, PubCo’s authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of par value of $0.001 each. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo shall not issue shares or warrants to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends. The holders of PubCo Ordinary Shares are entitled to such dividends as may be declared by the PubCo’s board of directors subject to the PubCo Amended and Restated Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. The PubCo Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of any funds of the PubCo lawfully available for distribution. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution of the PubCo’s shareholders, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose.

Voting Rights. A resolution put to a vote at a shareholder meeting of PubCo shall be decided on a poll. On a poll, a shareholder of PubCo shall have one vote for each PubCo Ordinary Share he holds. A fraction of a PubCo Ordinary Share shall entitle its holder to an equivalent fraction of one (1) vote. Votes may be given either in person or by proxy.

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General Meetings. As a Cayman Islands exempted company, the PubCo is not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, PubCo may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by the board of directors of the PubCo. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors of the PubCo (acting by a resolution of PubCo’s board of directors) may convene general meetings whenever they think fit. General meetings of the PubCo shall also be convened on the written requisition of one or more of the shareholders of the PubCo entitled to attend and vote at the general meetings of the PubCo who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the PubCo Amended and Restated Memorandum and Articles of Association, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders of the PubCo making the requisition. If the directors of the PubCo do not convene such meeting within 21 clear days’ from the date of receipt of a requisition, those shareholders of the PubCo who requested the meeting or any of them, may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors of the PubCo failing to convene a meeting shall be reimbursed by the PubCo.

At least 5 clear days’ notice of a general meeting shall be given to shareholders of the PubCo entitled to attend and vote at such meeting. The notice shall specify the place, the date and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors of the PubCo.

Subject to the Companies Act and with the consent of the shareholders of the PubCo who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder: one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors of the PubCo. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders of the PubCo present in person or by proxy shall constitute a quorum.

The chairman at such meeting of the PubCo may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven clear days or more, notice of the adjourned meeting shall be given in accordance with the PubCo Amended and Restated Memorandum and Articles of Association.

In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

Transfer of Ordinary Shares. Subject to the restrictions in the PubCo Amended and Restated Memorandum and Articles of Association as set out below, any of PubCo’s shareholders may transfer all or any of his or her PubCo Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in any other form approved by PubCo’s board of directors. The transferor shall be deemed to remain the holder of a PubCo Ordinary Share until the name of the transferee is entered into the register of members of the PubCo in respect of the relevant shares of the PubCo.

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Where any shares of any class in question of PubCo are not listed on or subject to the Listing Rules of Nasdaq, PubCo’s board of directors may, in its absolute discretion, decline to register any transfer of any shares of the PubCo which is not fully paid up or on which PubCo has a lien. PubCo’s board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with the PubCo, accompanied by the certificate (if any) for the shares of the PubCo to which it relates and such other evidence as PubCo’s board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares of the PubCo;

•	the instrument of transfer is properly stamped, if required;

•	the PubCo Ordinary Share transferred is fully paid and free of any lien in favor of the PubCo; and

•	any fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of PubCo may from time to time require related to the transfer has been paid to the PubCo; and

•	in the case of a transfer to joint holders, the number of joint holders to whom the share of PubCo is to be transferred does not exceed four.

If PubCo’s board of directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the PubCo’s register of members closed at such times and for such periods as PubCo’s board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, shall not be suspended, and the PubCo’s register of members may not be closed, for more than 30 clear days in any year.

Liquidation. If the PubCo is wound up, the PubCo’s shareholders may, subject to the PubCo Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•	to divide in specie among the shareholders of the PubCo the whole or any part of the PubCo’s assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the PubCo’s shareholders or different classes of PubCo’s shareholders; and/or

•	to vest the whole or any part of the assets in trustees for the benefit of the PubCo’s shareholders and those liable to contribute to the winding up.

The PubCo’s directors have the authority to present a petition for the PubCo’s winding up to the Grand Court of the Cayman Islands on behalf of the PubCo without the sanction of a resolution passed at a general meeting.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the Companies Act and any rights for the time being conferred on the PubCo’s shareholders holding a particular class of shares, the PubCo may by action of the PubCo’s directors:

•	issue shares that are to be redeemed or liable to be redeemed, at the PubCo’s option or the PubCo’s shareholder holding those redeemable shares, on the terms and in the manner the PubCo’s directors determine before the issue of those shares;

•	with the consent by special resolution of the PubCo’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the PubCo’s option on the terms and in the manner which the PubCo’s directors determine at the time of such variation; and

•	purchase all or any of the PubCo’s own shares of any class including any redeemable shares on the terms and in the manner which the PubCo’s directors determine at the time of such purchase.

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The PubCo may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, the PubCo’s profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the PubCo’s directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of Rights of Shares. Whenever the PubCo’s capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class voting in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder of the PubCo holding PubCo’s shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

For the purposes of a separate class meeting, the directors may treat two or more or all the classes of Shares as forming one class of Shares if the directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Inspection of Books and Records. Holders of PubCo Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or its corporate records. However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. PubCo’s Amended and Restated Memorandum and Articles of Association authorize its board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions. Some provisions of PubCo’s Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that authorize PubCo’s board of directors to issue further unissued PubCo Ordinary Shares without any further vote or action by its shareholders.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of YHNA Ordinary Shares will become shareholders of PubCo and their rights will be governed by the Cayman Islands law and the PubCo Amended and Restated Memorandum and Articles of Association. Currently, the rights of YHN shareholders are governed by the laws of the BVI and the Current Charter.

This section describes the material differences between the rights of YHN shareholders and the proposed rights of PubCo’s shareholders. This summary is not complete and does not cover all of the differences between YHN’s and PubCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the British Virgin Islands and Cayman Islands laws and YHN’s and PubCo’s organizational documents. For information on Current Charter see the section titled, “Where You Can Find Additional Information” in this proxy statement/prospectus. For a summary of PubCo Amended and Restated Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus and see the full text of PubCo’s Amended and Restated Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

		YHNA			PubCo

Shareholder Meetings

•		Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our directors may convene shareholder meeting at such time and in such manner and place as they consider necessary or desirable. Following consummation of the Business Combination, annual general meeting shall be held annually at such date and time as may be determined by our directors.	•		Held at a time and place as designated in the PubCo Amended and Restated Memorandum and Articles of Association and set out in the notice of general meeting. PubCo Amended and Restated Memorandum and Articles of Association provide that the directors may call a general meeting at any time.

•		May be held within or outside the British Virgin Islands	•		May be held within or outside the Cayman Islands

•	Notice:		•	Notice:

	-	may be given by personal service by mail, facsimile or other similar means of electronic communication, addressed to each shareholder at the address shown in the share register;		-	A copy of the notice of any meeting shall be given personally to the recipient or left at the shareholder’s or director’s registered address or sent by mail or electronic mail as designated in the PubCo Amended and Restated Memorandum and Articles of Association.

	-	not less than seven (7) clear calendar days’ written notice of the meeting		-	Notice of not less than 5 clear days before the meeting

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Shareholders’ Voting Rights

•	Until the consummation of IPO, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing, without the need for any prior notice. If any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. Following the Company’s IPO, any action required or permitted to be taken by the Members of the Company must be effected by a meeting of the Company, such meeting to be duly convened and held in accordance with these Articles.	•	The PubCo Amended and Restated Memorandum and Articles of Association provide shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders or the required majority of shareholders entitled to vote (as appropriate) on such resolution, in accordance with the procedure in the PubCo Amended and Restated Memorandum and Articles of Association.

•	A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder. Our Articles of Association permit such proxies.	•	Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the PubCo Amended and Restated Memorandum and Articles of Association. The PubCo Amended and Restated Memorandum and Articles of Association permit such proxies

•	Quorum, shall be comprised of one or more shareholder(s) holding not less than 50 percent of the votes of the shares entitled to vote present in person or by proxy.	•	Quorum is as designated in the PubCo Amended and Restated Memorandum and Articles of Association. Quorum in the PubCo Amended and Restated Memorandum and Articles of Association is (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder: one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

Variation of Rights

•	Our Articles of Association provide that the rights attached to any class of shares, whether or not the Company is being wound up, may be varied with the consent in writing of at least fifty percent of the issued shares of that class, or by a resolution passed at a meeting by, the holders of more than fifty percent of the shares present at a duly convened and constituted meeting of shareholders holding Shares which were present at the meeting and voted, or unless otherwise provided by the terms of issue of such class.	•	The PubCo Amended and Restated Memorandum and Articles of Association provide that the rights attached to any class of shares may be varied, modified or abrogated with the consent in writing of the holders of a not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

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Directors

•		Our Articles of Association provide that the minimum number of directors shall be one.	•		The PubCo Amended and Restated Memorandum and Articles of Association provide that there shall be a board of directors consisting of not less than one person provided however that the PubCo may by ordinary resolution increase or reduce the limits in the number of its directors.

•		Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association provides that there shall be no maximum number of directors.	•		The PubCo Amended and Restated Memorandum and Articles of Association provide that unless fixed by ordinary resolution, the maximum number of its directors shall be unlimited.

			•		The PubCo Amended and Restated Memorandum and Articles of Association provide that a director may be appointed by ordinary resolutions of the PubCo’s shareholders or the PubCo’s board of directors. Any appointment may be to fill a vacancy or as an additional director of PubCo.

Fiduciary Duties

•		In summary, directors and officers owe the following fiduciary duties:		•	In summary, directors and officers owe the following fiduciary duties:

	-	a duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;		•	a duty to act in what the director bona fide considers to be in the best interests of the company;

	-	a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;		•	a duty to exercise their powers for the purposes they were conferred;

	-	a directors should not improperly fetter the exercise of future discretion;

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	-	a duty to exercise powers fairly as between different groups of shareholders;	•	a duty to avoid fettering his or her discretion in the future; and

	-	a duty not to put himself in a position of conflict between their duty to the company and their personal interests; and	•	a duty to avoid conflicts of interest and of duty.

	-	a duty to exercise independent judgment.

•		The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time.	•	The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with the PubCo Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time.

Shareholders’ Derivative Actions

•		The BVI Business Companies Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Business Companies Act.		In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•		Under the BVI Business Companies Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court.	-	a company acts or proposes to act illegally or ultra vires

•		A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.	-	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

			-	those who control the company are perpetrating a “fraud on the minority.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

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We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the PubCo, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the PubCo for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the PubCo, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that the PubCo may remain out of scope of the legislation or else be subject to more limited substance requirements.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. PubCo is incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The PubCo Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the PubCo, the PubCo’s officers, the PubCo’s directors and the PubCo’s shareholders, be arbitrated.

Substantially all of the PubCo’s operations are conducted outside the United States, and all of the PubCo’s assets are located outside the United States. A majority of the PubCo’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for the PubCo’s shareholder to effect service of process within the United States upon the PubCo or these persons, or to enforce against the PubCo or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may be difficult for the PubCo’s shareholder to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against the PubCo and the PubCo’s officers and directors.

PubCo will appoint [Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168] as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Transactions.

Ogier, PubCo’s counsel as to Cayman Islands law, and Ogier, Mingde’s counsel as to Cayman Islands law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

•	recognize or enforce against the PubCo judgments of United States courts based on the civil liability provisions of the securities laws of the United States; and

•	entertain original actions brought in each respective jurisdiction against the PubCo or the PubCo’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed PubCo that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:(a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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LEGAL MATTERS

The validity of the PubCo Ordinary Shares will be passed upon by Ogier, Cayman Islands counsel to PubCo.

EXPERTS

The consolidated financial statements of Mingde Technology Limited as of and for the years ended March 31, 2025 and 2024 included in this registration statement have been audited by Assentsure PAC, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of YHN Acquisition I Limited for the year ended December 31, 2024 and for the Period From December 18, 2023 (Inception) to December 31,2023 included in this proxy statement/prospectus have been audited by Adeptus Partners, LLC, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of YHN Acquisition I Limited to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of YHN knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, YHN and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of YHN’s proxy statement/prospectus. Upon written or oral request, YHN will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that YHN deliver single copies of such documents in the future. Shareholders may notify YHN of their requests by calling or writing YHN at its principal executive offices at 2/F, Hang Seng Building, 200 Hennessy Road, Wanchai, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

YHN is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither YHN, PubCo nor Mingde has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to YHN shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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INDEX TO FINANCIAL STATEMENTS

YHN ACQUISITION I LIMITED

Page
YHN Acquisition I Limited (Audited Financial Statements)
Report of Independent Registered Public Accounting Firm (PCAOB ID 3686)	F-21
Balance Sheets as of December 31, 2024 and 2023	F-22
Statements of Operations for the Year Ended December 31, 2024 and for the Period From December 18, 2023 (Inception) to December 31, 2023	F-23
Statements of Changes in Shareholders’ Deficit for the Year Ended December 31, 2024 and for the Period From December 18, 2023 (Inception) to December 31, 2023	F-24
Statements of Cash Flows for the Year Ended December 31, 2024 and for the Period From December 18, 2023 (Inception) to December 31, 2023	F-25
Notes to the Financial Statements	F-26

YHNA MS I LIMITED

MINGDE TECHNOLOGY LIMITED

F-1

YHN ACQUISITION I LIMITED

UNAUDITED CONDENSED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash	$47,849	$669,250
Prepayments	53,160	50,485

Total current assets	101,009	719,735

Cash and marketable securities held in trust	62,372,343	61,089,076

TOTAL ASSETS	$62,473,352	$61,808,811

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$40,989	$64,997
Amount due to sponsor	226,059	60,059

Total Current Liabilities	267,048	125,056

Deferred underwriting compensation	1,500,000	1,500,000

TOTAL LIABILITIES	1,767,048	1,625,056

Commitments and contingencies (Note 7)

Ordinary shares subject to possible redemption, 6,000,000 shares (at redemption price of $10.40 and $10.18 per share, respectively)	62,372,343	61,089,076

Shareholders’ Deficit:
Ordinary shares, no par value; 500,000,000 shares authorized; 1,750,000 and 1,750,000 shares issued and outstanding (excluding 6,000,000 and 6,000,000 shares, subject to possible redemption), respectively	–	–
Accumulated deficit	(1,666,039)	(905,321)

Total Shareholders’ Deficit	(1,666,039)	(905,321)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$62,473,352	$61,808,811

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

YHN ACQUISITION I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024

Formation and operating costs	$(668,321)	$(16,165)	$(760,739)	$(41,512)

Other income:
Dividend income	643,564	–	1,283,267	–
Interest income	7	1	21	2
Total other income	643,571	1	1,283,288	2

NET (LOSS) INCOME	$(24,750)	$(16,164)	$522,549	$(41,510)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,000,000	–	6,000,000	–
Basic and diluted net income per share, common stock subject to possible redemption	$0.02	$–	$0.12	$–

Basic and diluted weighted average shares outstanding, common stock not subject to possible redemption(1)	1,750,000	1,500,000	1,750,000	1,500,000
Basic and diluted net loss per share, common stock not subject to possible redemption	$(0.09)	$(0.01)	$(0.10)	$(0.03)

(1)	Excludes up to an aggregate of 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares were forfeited.

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

YHN ACQUISITION I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Three and Six months ended June 30, 2025
	Ordinary shares
	No. of shares	Amount	Accumulated deficit	Total shareholders’ deficit

Balance as of December 31, 2024	1,750,000	$–	$(905,321)	$(905,321)

Subsequent remeasurement of ordinary shares subject to possible redemption	–	–	(639,703)	(639,703)

Net income for the period	–	–	547,299	547,299

Balance as of March 31, 2025	1,750,000	$–	$(997,725)	$(997,725)

Subsequent remeasurement of ordinary shares subject to possible redemption	–	–	(643,564)	(643,564)

Net loss for the period	–	–	(24,750)	(24,750)

Balance as of June 30, 2025	1,750,000	$–	$(1,666,039)	$(1,666,039)

	Three and Six months ended June 30, 2024
	Ordinary shares
	No. of shares	Amount	Stock subscription receivable	Accumulated deficit	Total shareholders’ deficit

Balance as of December 31, 2023(1)	1,725,000	$25,000	$(25,000)	$(3,680)	$(3,680)

Capital contribution paid	–	–	25,000	–	25,000

Net loss for the period	–	–	–	(25,346)	(25,346)

Balance as of March 31, 2024(1)	1,725,000	$25,000	$–	$(29,026)	$(4,026)

Net loss for the period	–	–	–	(16,164)	(16,164)

Balance as of June 30, 2024(1)	1,725,000	$25,000	$–	$(45,190)	$(45,190)

(1)	Includes up to an aggregate of 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares were forfeited.

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

YHN ACQUISITION I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30, 2025	Six months ended June 30, 2024
Cash flows from operating activities:
Net income (loss)	$522,549	$(41,510)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Dividend income earned in cash and investments held in trust account	(1,283,267)	–
Changes in operating assets and liabilities:
Prepayments	(2,675)	–
Accrued expenses	(24,008)	18,509
Net cash used in operating activities	(787,401)	(23,001)

Cash flows from financing activities:
Payment of offering costs	–	(53,438)
Capital contribution paid	–	25,000
Amount due to Sponsor	166,000	73,000
Net cash provided by financing activities	166,000	44,562

NET CHANGE IN CASH	(621,401)	21,561

CASH, BEGINNING OF PERIOD	669,250	–

CASH, END OF PERIOD	$47,849	$21,561

Non-cash investing and financing activities
Subsequent remeasurement of ordinary shares subject to possible redemption	$1,283,267	$–
Accrued deferred offering costs	$–	$80,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

YHN Acquisition I Limited (the “Company” or “we”, “us” and “our”) is a blank check company incorporated on December 18, 2023, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

The Company is an early-stage company and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage companies and emerging growth companies. The Company has selected December 31 as its fiscal year end.

YHNA MS I Limited (“PubCo” or “Purchaser”) is a company incorporated on April 29, 2025, under the laws of the Cayman Islands for the purpose of effecting the business combination. PubCo is wholly owned by the Company.

YHNA MS II Limited (“Merger Sub”) is a company incorporated on April 29, 2025, under the laws of the Cayman Islands for the purpose of effecting the business combination. Merger Sub is wholly owned by PubCo

As of June 30, 2025, the Company had not yet commenced any operations. All activities through June 30, 2025 relate to the Company’s formation and the initial public offering (the “Initial Public Offering”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 17, 2024. On September 19, 2024, the Company consummated the Initial Public Offering of 6,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $60,000,000 to the Company. Each Public Unit consists of one ordinary share and one right (“Public Rights”). Each whole Public Right will entitle the holder to receive one-tenth (1/10) ordinary share upon consummation of initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to YHN Partners I Limited (the “Sponsor”), generating gross proceeds of $2,500,000 to the Company. Each Private Placement Unit consists of one ordinary share (the “Private Placement Share”) and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-tenth (1/10) ordinary share upon consummation of the initial business combination.

Transaction costs amounted to $2,840,203, consisting of $960,000 of underwriting commissions, $1,500,000 of deferred underwriting commissions and $380,203 of other offering costs.

F-6

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company listed the Units on the Nasdaq Global Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of the signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering, management has agreed that at least $10.05 per Unit, including the proceeds of the sale of the Private Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholder, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their ordinary shares issued at its Initial Public Offering (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.05 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their founder shares, the ordinary shares included in the Private Placement Units (the “Private Placement Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides public shareholders with the opportunity to redeem their Public Shares for cash from the Trust Account in connection with any such vote; (c) not to redeem any founder shares and Private Placement Shares as well as any Public Shares purchased during or after the Initial Public Offering for cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholder’s rights of pre-Business Combination activity and (d) that the founder shares and Private Placement Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination. The Company will have until December 18, 2025 (the “Combination Period”) initially to consummate a Business Combination.

F-7

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.05.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.05 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On January 15, 2025, the Company entered into a legally binding letter of intent (the “Letter of Intent”) with Mingde Technology Limited (“Mingde” or “Holdco”), a Cayman Islands holding company, and Zhejiang Xiaojianren Internet Technology Co., Ltd (“XJR”), a company established in China and in the business of operating online sports platforms and providing technological solutions for health product stores. Pursuant to the Letter of Intent, the Company will effect a business combination (the “Business Combination”) with Holdco based on an equity valuation of $396,000,000.

On April 3, 2025, the Company entered into that certain Business Combination Agreement with Mingde pursuant to which, (a) immediately prior to the Closing, Mingde will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Reincorporation Merger”), (b) at the Closing, the parties will effect a merger of Merger Sub, a Cayman Islands company and wholly owned subsidiary of Purchaser (the “Merger Sub”), to be formed for the sole purpose of merging with and into the Mingde (the “Acquisition Merger”) in which Mingde will be the surviving entity and a wholly owned subsidiary of Purchaser (the Acquisition Merger, together with the Reincorporation Merger and the other transactions contemplated by the Business Combination Agreement and the Additional Agreements, the “Transactions”); and (c) following the Closing, Purchaser will be a publicly traded company listed on NASDAQ. The Merger Consideration is $396,000,000. The 39,600,000 Purchaser Ordinary Shares to be delivered by Purchaser to the Company Shareholders (the “Merger Consideration Shares”) is based on an aggregate pre-money equity value for 100% of the Mingde’s issued and outstanding ordinary shares, with each Purchaser Ordinary Share valued at $10.00.

On May 8, 2025, each of Purchaser, Merger Sub, Mingde and the Company executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of Purchaser and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto.

F-8

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 3, 2025, each of Purchaser, Merger Sub, Mingde and the Company executed that certain Amended and Restated Business Combination Agreement (the “Amended and Restated Business Combination Agreement” or as restated and amended, the “Business Combination Agreement”) to provide for an earnout mechanism whereby up to an additional $70,000,000 worth of Earnout Consideration Shares may be paid to the Mingde Shareholders as contingent post-closing earnout consideration. As a result, the aggregate consideration for the Acquisition Merger is $326,000,000 plus up to $70,000,000 worth of Earnout Consideration Shares. The Merger Consideration will be paid in the form of (1) 32,600,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which are comprised of (A) 30,970,000 PubCo Ordinary Shares as the Closing Payment Shares and (B) 1,630,000 PubCo Ordinary Shares to be issued to the Mingde Shareholders at the Closing and held back as security for the Mingde’s representations and warranties as further set forth in Article XI of the Business Combination Agreement as the Holdback Shares; and (2) an addition of up to 7,000,000 PubCo Ordinary Shares valued at $10.00 per share as contingent post-closing earnout consideration subject to the earnout mechanism.

Going Concern Consideration

As of June 30, 2025, the Company had cash of $47,849 and a working capital deficit of $166,039. Subsequent to the consummation of the Initial Public Offering (“IPO”), the Company’s liquidity has been satisfied through the net proceeds from the IPO and the Private Placement. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.

The Company will have until 15 months from the closing of the Initial Public Offering to consummate a Business Combination. If the Company does not complete a Business Combination, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. There is a possibility that business combination might not happen within the 12-month period from the date of the auditors’ report.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the IPO, the requirement that the Company cease all operations, redeem the public shares and thereafter liquidate and dissolve. Further, if the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide assurance that new financing will be available to it on commercially acceptable terms if at all. These conditions raise substantial doubt about the ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

·	Basis of presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The interim financial information provided is unaudited, but in the opinion of management includes all adjustments which management considers necessary for the fair statement of the financial position, results of operations and cash flows for this period. Certain information and note disclosures normally included in the unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2024, included in the Company’s Form 10-K as filed with the SEC on March 20, 2025. Operating results for the interim period ended June 30, 2025 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2025.

F-9

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

·	Principles of consolidation

The unaudited condensed consolidated financial statements include the unaudited condensed   financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

A subsidiary is the entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying unaudited condensed   consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
YHNA MS I Limited (“PubCo”)	A Cayman Islands company Incorporated on April 29, 2025	100% owned by the Company
YHNA MS II Limited (“Merger Sub”)	A Cayman Islands company Incorporated on April 29, 2025	100% owned by the PubCo

·	Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-10

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

·	Use of estimates

In preparing these unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.

·	Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The company had $47,849 and $669,250 in cash as of June 30, 2025 and December 31, 2024, respectively. The Company did not have any cash equivalents as of June 30, 2025 and December 31, 2024.

·	Cash and marketable securities held in trust account

At June 30, 2025 and December 31, 2024, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the unaudited condensed consolidated balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in dividend income in the accompanying unaudited condensed consolidated statements of operations and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

·	Ordinary share subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC 480, “Distinguishing Liabilities from Equity”. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Accordingly, as of June 30, 2025 and December 31, 2024, 6,000,000 and 6,000,000 ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s unaudited condensed consolidated balance sheets, respectively. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-11

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2025 and December 31, 2024, the ordinary shares subject to possible redemption reflected on the unaudited condensed consolidated balance sheets are disclosed in the following table:

Amount
Gross proceeds	$60,000,000
Less:
Proceeds allocated to Public Rights	(3,767,573)
Offering costs of Public Shares	(2,661,858)
Plus:
Accretion of carrying value to redemption value - 2024	6,729,431
Subsequent remeasurement of ordinary shares subject to possible redemption - 2024	789,076

Ordinary shares subject to possible redemption as of December 31, 2024	$61,089,076
Subsequent remeasurement of ordinary shares subject to possible redemption - 2025	1,283,267

Ordinary shares subject to possible redemption as of June 30, 2025	$62,372,343

·	Rights accounting

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law. As a result, the holders of the rights must hold rights in multiples of ten in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

F-12

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the unaudited condensed consolidated statement of operations.

As the rights issued upon the IPO and private placements meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.

·	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

·	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their unaudited condensed consolidated financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited condensed consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-13

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

·	Net income (loss) per share

The Company calculates net income (loss) per share in accordance with ASC Topic 260, “Earnings per Share”.  In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to the redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. Accretion associated with the redeemable shares of ordinary share is excluded from earnings per share as the redemption value approximates fair value.

Net income (loss) per share is presented in the unaudited condensed consolidated statements of operations as follows:

	For the Three Months ended June 30, 2025		For the Three Months ended June 30, 2024
	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares
Basic and diluted net income (loss) per share:
Numerators:
Interest income earned in investments held in Trust Account	$643,571	$–	$–	$–
Total expenses	(517,410)	(150,911)	–	(16,164)
Total allocation to redeemable and non-redeemable ordinary shares	$126,161	$(150,911)	$–	$(16,164)
Denominators:
Weighted-average shares outstanding	6,000,000	1,750,000	–	1,500,000
Basic and diluted net income (loss) per share	$0.02	$(0.09)	$–	$(0.01)

F-14

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	For the Six Months ended June 30, 2025		For the Six Months ended June 30, 2024
	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-Redeemable Ordinary Shares
Basic and diluted net income (loss) per share:
Numerators:
Interest income earned in investments held in Trust Account	$1,283,288	$–	$–	$–
Total expenses	(588,959)	(171,780)	–	(41,510)
Total allocation to redeemable and non-redeemable ordinary shares	$694,329	$(171,780)	$–	$(41,510)
Denominators:
Weighted-average shares outstanding	6,000,000	1,750,000	–	1,500,000
Basic and diluted net income (loss) per share	$0.12	$(0.10)	$–	$(0.03)

·	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

·	Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement” (“ASC 820”), approximates the carrying amounts represented in the accompanying unaudited condensed consolidated balance sheets, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1:	Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3:	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

F-15

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$62,372,343	$62,372,343	$–	$–

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$61,089,076	$61,089,076	$–	$–

·	Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

On September 19, 2024, the Company sold 6,000,000 Public Units, at a purchase price of $10.00 per Public Unit. Each Unit consists of one ordinary share and one Public Right. Each whole Public Right entitles the holder to receive one-tenth (1/10) ordinary share upon consummation of initial business combination.

All of the 6,000,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association, or in connection with the Company’s liquidation.

In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-16

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 250,000 Private Placement Units, at a price of $10.00 per Private Placement Unit. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right entitles the holder to receive one-tenth (1/10) ordinary share upon consummation of the initial business combination.

The Private Placement Units are identical to the Public Units sold in the Initial Public Offering except for certain registration rights and transfer restrictions.

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

On December 18, 2023, the Company issued 10,000 founder shares with no par value in consideration of $1,000. On December 31, 2023, the Company authorized to issue an aggregate of 1,715,000 founder shares with no par value to the initial shareholder, including an aggregate of 225,000 ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholder will collectively own 20% of the issued and outstanding shares after the Initial Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Initial Public Offering) (see Note 6) for an aggregate purchase price of $24,000. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares were forfeited.

Private Placement

The Company consummated the sale of 250,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $2,500,000 to the Company.

Administrative Services Agreement

An affiliate of the Sponsor agreed that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of this offering for 15 months. For the six months ended June 30, 2025 and 2024, the Company incurred $60,000 and $0 in fees for these services included in formation and operations costs in the unaudited condensed consolidated statements of operations, respectively. For the three months ended June 30, 2025 and 2024, the Company incurred $30,000 and $0 in fees for these services included in formation and operations costs in the unaudited condensed consolidated statements of operations, respectively. As of June 30, 2025 and December 31, 2024, the unpaid balance was $60,000 and $30,000 included in amount due to sponsor in the unaudited condensed consolidated balance sheets, respectively.

Amount due to sponsor

As of June 30, 2025 and December 31, 2024, we had a temporary advance of $226,059 and $60,059 from our Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

F-17

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares with no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of June 30, 2025 and December 31, 2024, there were 1,750,000 ordinary shares issued and outstanding excluding 6,000,000 ordinary shares subject to possible redemption.

Rights

Each holder of a right will receive one-tenth (1/10) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Risk and uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from whom shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies to repurchases that occur after December 31, 2022.

Therefore, any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming shareholders, the mechanics of any required payments of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

F-18

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 19, 2024, the holders of the Founder Shares, Private Placement Units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company’s register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 900,000 Units (over and above 6,000,000 Units referred to above) solely to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. In November 2024, the underwriters did not exercise their 45-day option to purchase 900,000 Units.

The underwriters are entitled to a cash underwriting discount of 2.5% of the gross proceeds of the Initial Public Offering, or $1,500,000, upon the closing of the Business Combination, subject to a minimum of $500,000.

NOTE 8 – SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their unaudited condensed consolidated financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which includes formation and operating costs and interest and dividend earned on investments held in Trust Account which are included in the accompanying unaudited condensed consolidated statements of operations.

The key measures of segment profit or loss reviewed by our CODM are earned on investments held in Trust Account and formation and operating costs. The CODM reviews earned on investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

F-19

YHN ACQUISITION I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date the Company issued the unaudited condensed consolidated financial statements.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
YHN Acquisition I Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of YHN Acquisition I Limited as of December 31, 2024 and 2023, and the related statements of operations, shareholders’ (deficit), and cash flows for the year ended December 31, 2024 and the period December 18, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period December 18, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit and needs to raise additional funds to meet its obligations and sustain operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Adeptus Partners, LLC

PCAOB: 3686

Ocean, NJ

March 20, 2025

F-21

YHN ACQUISITION I LIMITED

BALANCE SHEETS

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash	$669,250	$–
Prepayments	50,485	–

Total current assets	719,735	–
Cash and marketable securities held in trust	61,089,076	–

TOTAL ASSETS	$61,808,811	$–

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$64,997	$3,680
Amount due to sponsor	60,059	–

Total Current Liabilities	125,056	3,680
Deferred underwriting compensation	1,500,000	–

TOTAL LIABILITIES	1,625,056	3,680

Commitments and contingencies (Note 7)

Ordinary shares subject to possible redemption, 6,000,000 shares (at redemption price of $10.18 per share)	61,089,076	–

Shareholders’ Deficit:
Ordinary shares, no par value; 500,000,000 shares authorized; 1,750,000 and 1,725,000 (1) shares issued and outstanding (excluding 6,000,000 and 0 shares, subject to possible redemption), respectively	–	25,000
Stock subscription receivable	–	(25,000)
Accumulated deficit	(905,321)	(3,680)

Total Shareholders’ Deficit	(905,321)	(3,680)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$61,808,811	$–

(1)	Includes up to an aggregate of 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares are subject to forfeiture.

See accompanying notes to financial statements.

F-22

YHN ACQUISITION I LIMITED

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2024	For the period from December 18, 2023 (Inception) to December 31, 2023

Formation and operating costs	$(286,649)	$(3,680)

Other income:
Dividend income	789,076	–
Interest income	211	–
Total other income	789,287	–

NET INCOME (LOSS)	$502,638	$(3,680)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	1,688,525	–

Basic and diluted net income per share, ordinary shares subject to possible redemption	$0.38	$–

Basic and diluted weighted average shares outstanding, ordinary shares not subject to possible redemption(1)	1,570,355	10,000

Basic and diluted net loss per share, ordinary shares not subject to possible redemption	$(0.09)	$(0.37)

(1)	Excludes up to an aggregate of 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares are subject to forfeiture.

See accompanying notes to financial statements.

F-23

YHN ACQUISITION I LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Year ended December 31, 2024
	Ordinary shares		Stock		Total
	No. of		subscription	Accumulated	shareholders’
	shares	Amount	receivable	deficit	deficit
Balance as of December 31, 2023(2)	1,725,000	$25,000	$(25,000)	$(3,680)	$(3,680)
Capital contribution paid	–	–	25,000	–	25,000
Sale of units in initial public offering, net of offering costs	6,000,000	57,159,797	–	–	57,159,797
Sale of units to the founder in private placement	250,000	2,500,000	–	–	2,500,000
Initial classification of ordinary shares subject to possible redemption	(6,000,000)	(56,232,427)	–	–	(56,232,427)
Allocation of offering costs to ordinary shares subject to possible redemption	–	2,661,858	–	–	2,661,858
Share forfeiture	(225,000)	–	–	–	–
Accretion of carrying value to redemption value	–	(6,114,228)	–	(615,203)	(6,729,431)
Subsequent remeasurement of ordinary shares subject to possible redemption	–	–	–	(789,076)	(789,076)
Net income	–	–	–	502,638	502,638
Balance as of December 31, 2024	1,750,000	$–	$–	$(905,321)	$(905,321)

	For the period from December 18, 2023 (Inception) to December 31, 2023
	Ordinary shares		Stock		Total
	No. of		subscription	Accumulated	shareholders’
	shares	Amount	receivable	deficit	deficit
Issuance of ordinary shares at inception(1)	10,000	$1,000	$–	$–	$10,000
Issuance of ordinary shares to founder	1,715,000	24,000	–	–	24,000
Stock subscription receivable	–	–	(25,000)	–	(25,000)
Net loss	–	–	–	(3,680)	(3,680)
Balance as of December 31, 2023(2)	1,725,000	$25,000	$(25,000)	$(3,680)	$(3,680)

(1)	On December 18, 2023 (date of inception), the Company issued 10,000 ordinary shares with no par value to the Sponsor.

(2)	Includes up to an aggregate of 225,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units, therefore 225,000 founder shares are subject to forfeiture.

See accompanying notes to financial statements.

F-24

YHN ACQUISITION I LIMITED

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2024	For the period from December 18, 2023 (Inception) to December 31, 2023
Cash flows from operating activities:
Net income (loss)	$502,638	$(3,680)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Dividend income earned in cash and investments held in trust account	(789,076)	–
Change in operating assets and liabilities:
Prepayments	(50,485)
Accrued expenses	61,317	3,680
Net cash used in operating activities	(275,606)	–

Cash flows from investing activities:
Proceeds deposited in Trust Account	(60,300,000)	–

Net cash used in investing activities	(60,300,000)	–

Cash flows from financing activities:
Proceeds from public offering, net of offering costs	58,659,797	–
Proceeds from private placement	2,500,000	–
Capital contribution paid	25,000	–
Proceeds from promissory note - related party	173,000	–
Repayment to related party under promissory note	(173,000)	–
Advance from related party	60,059

Net cash provided by financing activities	61,244,856	–

NET CHANGE IN CASH	669,250	–

CASH, BEGINNING OF PERIOD	–	–

CASH, END OF PERIOD	669,250	$–

Non-cash investing and financing activities
Deferred offering costs paid by related party	$108,663	$–
Initial classification of ordinary shares subject to possible redemption	$56,232,427	$–
Allocation of offering costs to ordinary shares subject to possible redemption	$2,661,858	$–
Accretion of carrying value to redemption value	$6,729,431	$–
Subsequent remeasurement of ordinary shares subject to possible redemption	$789,076	$–
Accrued underwriting compensation	$1,500,000	$–

See accompanying notes to financial statements.

F-25

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

YHN Acquisition I Limited (the “Company” or “we”, “us” and “our”) is a newly organized blank check company incorporated on December 18, 2023, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

The Company is an early-stage company and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage companies and emerging growth companies. The Company has selected December 31 as its fiscal year end.

As of December 31, 2024, the Company had not yet commenced any operations. All activities through December 31, 2024 relate to the Company’s formation and the initial public offering (the “Initial Public Offering”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 17, 2024. On September 19, 2024, the Company consummated the Initial Public Offering of 6,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $60,000,000 to the Company. Each Public Unit consists of one ordinary share and one right (“Public Rights”). Each whole Public Right will entitle the holder to receive one-tenth (1/10) ordinary share upon consummation of initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to YHN Partners I Limited (the “Sponsor”), generating gross proceeds of $2,500,000 to the Company. Each Private Placement Unit consists of one ordinary share (the “Private Placement Share”) and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-tenth (1/10) ordinary share upon consummation of the initial business combination.

Transaction costs amounted to $2,840,203, consisting of $960,000 of underwriting commissions, $1,500,000 of deferred underwriting commissions and $380,203 of other offering costs.

The Company listed the Units on the Nasdaq Global Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of the signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering, management has agreed that at least $10.05 per Unit, including the proceeds of the sale of the Private Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholder, as described below.

F-26

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

The Company will provide its shareholders with the opportunity to redeem all or a portion of their ordinary shares issued at its Initial Public Offering (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.05 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their founder shares, the ordinary shares included in the Private Placement Units (the “Private Placement Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides public shareholders with the opportunity to redeem their Public Shares for cash from the Trust Account in connection with any such vote; (c) not to redeem any founder shares and Private Placement Shares as well as any Public Shares purchased during or after the Initial Public Offering for cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholder’s rights of pre-Business Combination activity and (d) that the founder shares and Private Placement Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination. The Company will have until December 18, 2025 (the “Combination Period”) initially to consummate a Business Combination.

F-27

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.05.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.05 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2024, the Company had cash of $669,250 and a working capital of $594,679. Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the IPO and the Private Placement. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.

The Company will have until 15 months from the closing of the Initial Public Offering to consummate a Business Combination. If the Company does not complete a Business Combination, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. There is a possibility that business combination might not happen within the 12-month period from the date of the auditors’ report.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the IPO, the requirement that the Company cease all operations, redeem the public shares and thereafter liquidate and dissolve. Further, if the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide assurance that new financing will be available to it on commercially acceptable terms if at all. These conditions raises substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-28

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

•	Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•	Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.

F-29

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

•	Cash and cash equivalent

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The company had $669,250 and $0 in cash as of December 31, 2024 and 2023, respectively. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

•	Cash and marketable securities held in trust account

At December 31, 2024 and 2023, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in dividend income in the accompanying statements of operations and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

•	Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC 480, “Distinguishing Liabilities from Equity”. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Accordingly, as of December 31, 2024 and 2023, 6,000,000 and 0 ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets, respectively. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2024, the ordinary shares subject to possible redemption reflected on the balance sheet are disclosed in the following table:

Amount
Gross proceeds	$60,000,000
Less:
Proceeds allocated to Public Rights	(3,767,573)
Offering costs of Public Shares	(2,661,858)
Plus:
Accretion of carrying value to redemption value - 2024	6,729,431
Subsequent remeasurement of ordinary shares subject to possible redemption - 2024	789,076

Ordinary shares subject to possible redemption as of December 31, 2024	$61,089,076

F-30

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

•	Rights accounting

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law. As a result, the holders of the rights must hold rights in multiples of ten in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statement of operations.

As the rights issued upon the IPO and private placements meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.

•	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

F-31

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

•	Deferred offering costs

Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and that was charged to shareholders’ deficit upon the completion of the Initial Public Offering.

•	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

•	Net income (loss) per share

The Company calculates net income (loss) per share in accordance with ASC Topic 260, “Earnings per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to the redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. Accretion associated with the redeemable shares of ordinary share is excluded from earnings per share as the redemption value approximates fair value.

F-32

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

The net income (loss) per share presented in the statements of operations is based on the following:

	For the Year ended December 31, 2024			For the Period from December 18, 2023 (Inception) to December 31, 2023
	Redeemable Ordinary Share		Non-Redeemable Ordinary Share	Redeemable Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Interest income earned in investments held in Trust Account	$789,287	$		$–	$–
Total expenses	(148,522)		(138,127)	–	(3,680)
Total allocation to redeemable and non-redeemable ordinary share	$640,765		$(138,127)	$–	$(3,680)
Denominators:
Weighted-average shares outstanding	1,688,525		1,570,355	–	10,000
Basic and diluted net income (loss) per share	$0.38		$(0.09)	$–	$(0.37)

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1:	Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3:	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

F-33

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2024, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$61,089,076	$61,089,076	$–	$–

•	Recent accounting pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company’s management does not believe the adoption of ASU 2020-06 will have a material impact on its financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

On September 19, 2024, the Company sold 6,000,000 Public Units, at a purchase price of $10.00 per Public Unit. Each Unit consists of one ordinary share and one Public Right. Each whole Public Right entitles the holder to receive one-tenth (1/10) ordinary share upon consummation of initial business combination.

All of the 6,000,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association, or in connection with the Company’s liquidation.

In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-34

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 250,000 Private Placement Units, at a price of $10.00 per Private Placement Unit. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right entitles the holder to receive one-tenth (1/10) ordinary share upon consummation of the initial business combination.

The Private Placement Units are identical to the Public Units sold in the Initial Public Offering except for certain registration rights and transfer restrictions.

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

On December 18, 2023, the Company issued 10,000 founder shares with no par value in consideration of $1,000. On December 31, 2023, the Company authorized to issue an aggregate of 1,715,000 founder shares with no par value to the initial shareholder, including an aggregate of 225,000 ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholder will collectively own 20% of the issued and outstanding shares after the Initial Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Initial Public Offering) (see Note 6) for an aggregate purchase price of $24,000. In November 2024, the underwriter did not exercise their 45-day option to purchase 900,000 Units.

Private Placement

The Company consummated the sale of 250,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $2,500,000 to the Company.

Promissory note - related party

On April 12, 2024, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of consummation of an initial public offering of our securities or the date on we determine not to conduct an initial public offering of our securities.

As of December 31, 2024, the Company fully repaid $281,663 to the Sponsor which are included in the amounts that will be due under the promissory note in the principal amount of up to $500,000 issued to the Sponsor.

Administrative Services Agreement

An affiliate of the Sponsor agreed that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of this offering for 15 months. For the year ended December 31, 2024, the Company incurred $30,000 in fees for these services included in formation and operations costs in the statements of operations. As of December 31, 2024, the unpaid balance was $30,000 included in amount due to sponsor in the balance sheets.

Amount due to Sponsor

As of December 31, 2024, we had a temporary advance of $60,059 from our Sponsor. The balance is unsecured, interest-free and has no fixed terms of repayment.

F-35

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares with no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of December 31, 2024, there were 1,750,000 ordinary shares issued and outstanding excluding 6,000,000 ordinary shares subject to possible redemption.

Rights

Each holder of a right will receive one-tenth (1/10) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on September 19, 2024, the holders of the Founder Shares, Private Placement Units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company’s register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 900,000 Units (over and above 6,000,000 Units referred to above) solely to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. In November 2024, the underwriters did not exercise their 45-day option to purchase 900,000 Units.

The underwriters are entitled to a cash underwriting discount of 2.5% of the gross proceeds of the Initial Public Offering, or $1,500,000, upon the closing of the Business Combination, subject to a minimum of $500,000.

F-36

YHN ACQUISITION I LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date the Company issued the financial statements.

On January 15, 2025, the Company entered into a legally binding letter of intent (the “Letter of Intent”) with Mingde Technology Limited (“Holdco”), a Cayman Islands holding company, and Zhejiang Xiaojianren Internet Technology Co., Ltd (“XJR”), a company established in China and in the business of operating online sports platforms and providing technological solutions for health product stores. Pursuant to the Letter of Intent, the Company will effect a business combination (the “Business Combination”) with Holdco based on an equity valuation of $396 million.

F-37

YHNA MS I LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

June 30,
2025

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$8,784
Amount due to parent company	2,438

TOTAL LIABILITIES	11,222

Commitments and contingencies	–

Shareholders’ deficit:
Ordinary shares, par value $0.001, 500,000,000 shares authorized, 1 share issued and outstanding as of June 30, 2025*	–
Additional paid-in-capital	–
Accumulated deficit	(11,222)

Total shareholder’s deficit	(11,222)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$–

*Less than $0.01

See accompanying notes to unaudited condensed consolidated financial statements.

F-38

YHNA MS I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from April 29, 2025 (inception) to June 30, 2025

Formation, general and administrative expenses	$(11,222)

Loss before income taxes	(11,222)

Income taxes	–

NET LOSS	$(11,222)

Basic and diluted weighted average shares outstanding, ordinary shares	1
Basic and diluted net loss per share	$(11,222)

See accompanying notes to unaudited condensed consolidated financial statements.

F-39

YHNA MS I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

	For the Period from April 29, 2025 (inception) to June 30, 2025
				Total
	Ordinary shares		Accumulated	Shareholder’s
	No. of shares	Amount	deficit	deficit
Balance as of April 29, 2025 (Inception)	–	$–	$–	$–

Issuance of ordinary shares to parent company*	1	–	–	–
Net loss	–	–	(11,222)	(11,222)

Balance as of June 30, 2025	1	$–	$(11,222)	$(11,222)

*Less than $0.01

See accompanying notes to unaudited condensed consolidated financial statements.

F-40

YHNA MS I LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from April 29, 2025 (inception) to
June 30, 2025

Cash flows from operating activities
Net loss	$(11,222)
Change in operating assets and liabilities:
Accrued expense	8,784
Net cash used in operating activities	(2,438)

Cash flows from financing activities
Advance from parent company	2,438
Net cash provided by financing activities	2,438

NET CHANGE IN CASH	–

Cash, beginning of period	–

Cash, end of period	$–

NON-CASH FINANCING ACTIVITIES:
Issuance of ordinary shares*	–

*Less than $0.01

See accompanying notes to unaudited condensed consolidated financial statements.

F-41

YHNA MS I LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

YHNA MS I Limited (the “Company” or “PubCo” or “Purchaser”) is formed as a Cayman Islands exempted company on April 29 2025, and is deemed as a surviving entity for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company’s parent company is YHN Acquisition I Limited (“YHNA”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company has selected December 31 as its fiscal year end.

At June 30, 2025, the Company had not yet commenced any operations. All activities through June 30, 2025 relate to the Company’s formation. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest.

On April 3, 2025, YHNA entered into that certain Business Combination Agreement with Mingde pursuant to which, (a) immediately prior to the Closing, Mingde will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Reincorporation Merger”), (b) at the Closing, the parties will effect a merger of Merger Sub, a Cayman Islands company and wholly owned subsidiary of Purchaser (the “Merger Sub”), to be formed for the sole purpose of merging with and into the Mingde (the “Acquisition Merger”) in which Mingde will be the surviving entity and a wholly owned subsidiary of Purchaser (the Acquisition Merger, together with the Reincorporation Merger and the other transactions contemplated by the Business Combination Agreement and the Additional Agreements, the “Transactions”); and (c) following the Closing, Purchaser will be a publicly traded company listed on Nasdaq Global Market (“NASDAQ”). The Merger Consideration is $396,000,000. The 39,600,000 Purchaser Ordinary Shares to be delivered by Purchaser to the Company Shareholders (the “Merger Consideration Shares”) is based on an aggregate pre-money equity value for 100% of the Mingde’s issued and outstanding ordinary shares, with each Purchaser Ordinary Share valued at $10.00.

On May 8, 2025, each of Purchaser, Merger Sub, YHNA and the Mingde executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of Purchaser and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto.

On June 3, 2025, each of Purchaser, Merger Sub, YHNA and the Mingde executed that certain Amended and Restated Business Combination Agreement (the “Amended and Restated Business Combination Agreement” or as restated and amended, the “Business Combination Agreement”) to provide for an earnout mechanism whereby up to an additional $70,000,000 worth of Earnout Consideration Shares may be paid to the Mingde Shareholders as contingent post-closing earnout consideration. As a result, the aggregate consideration for the Acquisition Merger is $326,000,000 plus up to $70,000,000 worth of Earnout Consideration Shares. The Merger Consideration will be paid in the form of (1) 32,600,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which are comprised of (A) 30,970,000 PubCo Ordinary Shares as the Closing Payment Shares and (B) 1,630,000 PubCo Ordinary Shares to be issued to the Mingde Shareholders at the Closing and held back as security for the Mingde’s representations and warranties as further set forth in Article XI of the Business Combination Agreement as the Holdback Shares; and (2) an addition of up to 7,000,000 PubCo Ordinary Shares valued at $10.00 per share as contingent post-closing earnout consideration subject to the earnout mechanism.

Going concern uncertainties

The accompanying unaudited condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has a net loss of $11,222 during the period from April 29, 2025 (inception) to June 30, 2025 and incurred an accumulated deficit of $11,222 as of June 30, 2025. Expenses are expected to increase in the forthcoming year and cash flows of the Company may not be able to sustain the expansion required. The continuation of the Company as a going concern through the next twelve months is dependent upon the continued financial support from its parent company.

F-42

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•               Basis of presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial information for the period from April 29, 2025 (inception) to June 30, 2025 provided is unaudited, but in the opinion of management includes all adjustments which management considers necessary for the fair statement of the financial position, results of operations and cash flows for this period. Certain information and note disclosures normally included in the unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

•               Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

A subsidiary is the entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company and each of the following entity:

Name	Background	Ownership
YHNA MS II Limited (“Merger Sub”)	A Cayman Islands company Incorporated on April 29, 2025	100% owned by the Company

•               Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-43

•               Use of estimates

In preparing these unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.

•               Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

•               Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” The loss per share is computed by dividing the net loss by the weighted-average number of ordinary shares outstanding during the period. Diluted loss per share is computed similar to loss per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional ordinary shares were dilutive.

F-44

The calculation of the basic and diluted net loss per share attributable to ordinary shareholder of the Company is based on the following data (in dollars, except share data):

For the Period ended April 29, 2025 (Inception) to June 30, 2025

Net loss attributable to ordinary shareholder	$(11,222)

Weighted average ordinary shares outstanding:
Basic	1
Diluted	1

Net loss per share:
Basic	$(11,222)
Diluted	$(11,222)

•               Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•               Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 – RELATED PARTY TRANSACTIONS

On May 6, 2025, the Company issued 1 ordinary share to the parent company for an aggregate consideration of $0.001.

Amount due to parent company

As of June 30, 2025, the Company had temporary advances of $2,438. The balance was unsecured, interest-free and had no fixed terms of repayment, respectively.

NOTE 4 – SHAREHOLDER’S DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par of $0.001. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of June 30, 2025, 1 ordinary share was issued and outstanding.

F-45

NOTE 5 – SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which includes formation and operating costs which are included in the accompanying unaudited condensed consolidated statements of operations.

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30 2025, up through the date the Company issued the unaudited condensed consolidated financial statements.

F-46

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors and shareholders of Mingde Technology Limited and its subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mingde Technology Limited and its subsidiaries (collectively, the “Group”) as of March 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit), and consolidated statements of cash flows for each of the two years in the period ended March 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2024.

Singapore

PCAOB ID: 6783

November 14, 2025

F-47

MINGDE TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS

		As of March 31,
	Notes	2024	2025	2025
		RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents		15,642,560	585,202	80,643
Short-term investment		–	16,000,000	2,204,859
Inventories	4	336,922	632,810	87,204
Amounts due from related parties	12	126,400	1,339,000	184,519
Prepayments and other current assets	5	9,331,891	2,454,136	338,190
Total current assets		25,437,773	21,011,148	2,895,415

Non-current assets:
Property and equipment, net	6	546,463	534,026	73,591
Operating lease right of use assets	10	5,469,166	6,637,141	914,622
Deferred offering cost		1,599,851	3,781,659	521,127
Goodwill	9	–	708,942	97,695
Total non-current assets		7,615,480	11,661,768	1,607,035
Total assets		33,053,253	32,672,916	4,502,450

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	7	5,000,000	–	–
Accounts payable		–	5,856	807
Advance from customers	8	27,893,632	10,502,722	1,447,314
Taxes payable	15	4,383,897	10,413,532	1,435,023
Amounts due to related parties	12	19,173,936	20,109,722	2,771,194
Operating lease liabilities, current	10	1,081,370	1,814,071	249,986
Accrued expenses and other current liabilities	11	3,059,912	9,499,642	1,309,086
Total current liabilities		60,592,747	52,345,545	7,213,410

Non-current liabilities:
Operating lease liabilities, non-current		4,859,692	5,346,727	736,799
Total non-current liabilities		4,859,692	5,346,727	736,799
Total liabilities		65,452,439	57,692,272	7,950,209

Shareholders’ deficit:
Ordinary share, $0.0001 par value; 100,000,000 shares authorized; 50,000,000 shares issued and outstanding as of March 31, 2025 and 2024	17	36,102	36,102	5,000
Subscription receivable	17	(36,102)	(36,102)	(5,000)
Additional paid-in capital		9,955,000	10,000,000	1,378,037
Accumulated deficit		(42,354,186)	(34,800,182)	(4,795,593)
Total Mingde Technology Limited’s shareholders’ deficit		(32,399,186)	(24,800,182)	(3,417,556)
Non-controlling interests		–	(219,174)	(30,203)
Total shareholders’ deficit		(32,399,186)	(25,019,356)	(3,447,759)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT		33,053,253	32,672,916	4,502,450

The accompanying notes are an integral part of these consolidated financial statements.

F-48

MINGDE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		For the year ended March 31,
	Notes	2024	2025	2025
		RMB	RMB	US$
Sports-related product sales		41,592,608	7,100,332	978,452
DAKA merchant membership service revenue		–	102,653,093	14,145,974
Other revenue		13,746	234,689	32,341
Total revenue		41,606,354	109,988,114	15,156,767
Cost of sports-related product sales		(22,230,398)	(3,289,735)	(453,338)
DAKA merchant membership service cost		–	(34,877,403)	(4,806,235)
Other cost		(34,574)	(146,871)	(20,239)
Total cost of revenue		(22,264,972)	(38,314,009)	(5,279,812)
Gross profit		19,341,382	71,674,105	9,876,955

Operating expenses:
Selling and marketing expenses	13	(22,995,405)	(49,337,137)	(6,798,839)
General and administrative expenses	14	(9,436,963)	(10,818,146)	(1,490,780)
Research and development expenses	15	(2,809,699)	(4,371,300)	(602,381)
Total operating expenses		(35,242,067)	(64,526,583)	(8,892,000)

Operating (loss)/profit		(15,900,685)	7,147,522	984,955

Interest (expense)/income, net		(304,128)	220,724	30,417
Other income/(loss), net		4,639,045	(33,416)	(4,605)
(Loss)/profit before income taxes		(11,565,768)	7,334,830	1,010,767
Income tax expense	16	–	–	–
Net (loss)/profit		(11,565,768)	7,334,830	1,010,767
Less: net loss attributable to non-controlling interests		–	(219,174)	(30,203)
Net (loss)/profit attributable to the Company’s shareholders		(11,565,768)	7,554,004	1,040,970

Net (loss)/profit per share attributable to ordinary shareholders of the Company’s shareholders
Basic and diluted		(0.23)	0.15	0.02

Weighted average shares used in calculating net loss per share
Basic and diluted		50,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-49

MINGDE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

	Number of ordinary shares*	Ordinary shares	Subscription Receivable	Additional paid-in capital	Accumulated deficits	Total Mingde Technology Limited shareholders’ deficit	Non- controlling interests	Total equity
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of April 1, 2023	50,000,000	36,102	(36,102)	9,955,000	(30,788,418)	(20,833,418)	–	(20,833,418)
Net loss	–	–	–	–	(11,565,768)	(11,565,768)	–	(11,565,768)
Balance as of March 31, 2024	50,000,000	36,102	(36,102)	9,955,000	(42,354,186)	(32,399,186)	–	(32,399,186)
Net profit	–	–	–	–	7,554,004	7,554,004	(219,174)	7,334,830
Capital injection	–	–	–	45,000	–	45,000	–	45,000
Balance as of March 31, 2025 in RMB	50,000,000	36,102	(36,102)	10,000,000	(34,800,182)	(24,800,182)	(219,174)	(25,019,356)
Balance as of March 31, 2025 in US$	50,000,000	5,000	(5,000)	1,378,037	(4,795,593)	(3,417,556)	(30,203)	(3,447,759)

The accompanying notes are an integral part of these consolidated financial statements.

F-50

MINGDE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2025	2025
	RMB	RMB	US$
Cash flows from operating activities:
Net (loss)/profit	(11,565,768)	7,334,830	1,010,767
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	146,013	256,508	35,348
Amortization of right-of-use assets	872,173	1,779,212	245,182
Loss on disposal of property and equipment	20,068	–	–
Changes in operating assets and liabilities:
Amount due from related parties	(10,855)	(1,212,601)	(167,101)
Inventories	(336,922)	(217,888)	(30,026)
Prepayments and other current assets	(8,116,412)	7,400,901	1,019,871
Lease liabilities	(268,232)	(1,727,451)	(238,049)
Other non-current assets	27,500	91,034	12,544
Accounts payable	–	5,856	807
Advance from customers	27,893,632	(17,390,910)	(2,396,531)
Taxes payable	4,370,710	6,029,317	830,862
Amounts due to related parties	1,806,729	935,787	128,955
Accrued expenses and other current liabilities	1,720,468	3,303,117	455,182
Net cash provided by operating activities	16,559,104	6,587,712	907,811

Cash flows from investing activities:
Purchase of property and equipment	(488,536)	(182,460)	(25,144)
Purchase of short-term investment	–	(16,000,000)	(2,204,859)
Cash collection from the acquired subsidiary	–	1,674,198	230,711
Net cash used in investing activities	(488,536)	(14,508,262)	(1,999,292)

Cash flows from financing activities:
Proceeds from bank borrowings	5,000,000	–	–
Repayment of bank borrowings	(4,000,000)	(5,000,000)	(689,018)
Proceeds from capital contribution by shareholders	–	45,000	6,201
Payment of deferred offering cost	(1,599,851)	(2,181,808)	(300,661)
Net cash used in financing activities	(599,851)	(7,136,808)	(983,478)

Net increase/(decrease) in cash and cash equivalents	15,470,717	(15,057,358)	(2,074,959)
Cash and cash equivalents, beginning of year	171,843	15,642,560	2,155,602
Cash and cash equivalents, end of year	15,642,560	585,202	80,643

Supplemental disclosure of cash flows information:
Interest paid	571,858	114,665	15,801
Income taxes paid	–	–	–

Supplemental disclosure of non-cash information:
Right-of-use assets acquired under operating leases in exchange for operating liabilities	6,147,256	2,523,810	347,790

The accompanying notes are an integral part of these consolidated financial statements.

F-51

MINGDE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Organizations and reorganizations

Mingde Technology Limited (the “Company” or “Mingde Technology”) was incorporated in the Cayman Islands under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) as an exempted company with limited liability on September 4, 2024. The Company is a holding company and conducts its business mainly through its subsidiaries, variable interest entity (“VIE”) and subsidiaries of VIE (collectively referred to as the “Group”). Mingde Technology Hong Kong International Limited (“Mingde HK”) is a wholly owned subsidiary of the Company. Jiujiang Rongganghui Technology Co., Ltd. is wholly foreign-owned enterprise (the “WFOE”). The Group conducted its business in the People’s Republic of China (the “PRC” or “China”) through a series of contractual agreements entered into by the WFOE with the VIE based in China. The Group is primarily engaged in sports-related product sales and providing information technology solutions services to connect consumers and merchants through its e-commercial platform in China.

The following sets forth the Company’s consolidated subsidiaries, VIE and subsidiaries of VIE are as follows:

	Percentage of legal ownership of the Company	Principal activities, place and date of incorporation
Subsidiaries
Mingde Technology Hong Kong International Limited (“Mingde HK”)	100%	Investment holding, Hong Kong, China, September 26, 2024
Jiujjiang Rongganghui Technology Co., Ltd. (“Rongganghui” or “wholly foreign-owned enterprise” or “WFOE” or “primary beneficiary of the VIE”)	100%	Technical support and consulting services February 21, 2025

VIE
Zhejiang Fit-One Internet Technology Co., Ltd. (“Fit-One” or “VIE”)	Variable interest	Membership health service platform, Hangzhou, Zhejiang province, China December 31, 2019
Subsidiaries of VIE
Hangzhou Joymove Brand Operation and Management Co., Ltd. (“Joymove”)	100%	Operating entity; Hangzhou, Zhejiang province, China May 19, 2021
Hangzhou Dazhika Technology Co., Ltd (“Dazhika”)	98%	Operating entity; Hangzhou, Zhejiang province, China March 27, 2024
Dazhika (Xiushui) Technology Co., Ltd (“Dazhika (Xiushui)”	100%	Operating entity; Hangzhou, Zhejiang province, China January 10, 2025

F-52

History of the Group

Reorganization

Prior to the incorporation of the Company and the completion of the reorganization as described below, the Group conducted its business through Fit-One, a limited liability company established in Hangzhou, Zhejiang province, the PRC in 2019. The Group focused on providing health products and sports-related services.

In connection with the proposed initial public offering of the Company’s shares, the Group undertook certain corporate restructuring activities in 2024 to establish an offshore structure and the Company as the Group’s ultimate holding company for the entire equity interest in Fit-One. (the “Reorganization”).

Upon completion of the Reorganization, the businesses were transferred to the Group. The Company and Mingde HK had no operations but only nominal amount of net assets prior to the consummation of the Reorganization and did not meet the definition of a business. All of the Group’s businesses continued to be conducted through Fit-One and its subsidiary after the Reorganization. There was no change in control over the Group before and after the Reorganization.

Accordingly, the Group resulting from these Reorganization transactions was regarded as a recapitalization of Fit-One with no change in the basis of presentation of the financial statements. The Group’s financial information had been prepared on a consolidated basis as if the Reorganization occurred since the earliest period presented in these consolidated financial statements, and represented a continuation of the consolidated financial statements of Fit-One, whereas the assets, liabilities and operating results were presented at their historical carrying values.

Contractual arrangements with VIE

PRC laws and regulations place certain restrictions on foreign investment in value-added telecommunication service businesses. To comply with PRC laws and regulations, the Group operates its businesses in the PRC through the VIE and the VIE’s subsidiaries. Most of the Group’s revenues, cost of revenues, expenses and net profit in China were generated directly or indirectly through the VIE and the VIE’s subsidiary. The Company relies on a series of contractual arrangements among its WFOE, the VIE and their shareholders to conduct the business operations of the VIE and the VIE’s subsidiaries.

Below is a summary of the currently effective contractual arrangements by and among WFOE, the VIE and its shareholders.

Equity Interest Pledge Agreement

Under the equity interest pledge agreement among WFOE, the VIE and its shareholders, the VIE’s shareholders pledged all of their equity interests of the VIE to WFOE as security for performance of the obligations of the VIE and its shareholders under the exclusive option agreement, the exclusive business cooperation agreement and the powers of attorney. During the term of the equity interest pledge agreement, WFOE has the right to receive all of the VIE’s dividends distributed on the pledged equity to the extent permitted under PRC laws. If any of the specified events of default occurs, WFOE, as pledgee, will be entitled to certain rights and remedies including priority in receiving the proceeds from the auction or disposal of the pledged equity interests in the VIE. WFOE may transfer all or any of its rights and obligations under the equity interest pledge agreement to its designee(s) at any time. The VIE and its shareholders undertake that, without the prior written consent of WFOE, they will not transfer, create or allow any encumbrance on the pledged equity interests. The agreement will remain in effect until the fulfillment of all the obligations under the exclusive option agreement, the exclusive business cooperation agreement and the powers of attorney.

F-53

Exclusive Option Agreement

Under the exclusive option agreement among the Company, WFOE, the VIE and its shareholders, each of the shareholders of the VIE has irrevocably granted the Company or its designee(s) an exclusive option to purchase, at any time and to the extent permitted under PRC laws, all or any part of their equity interests in the VIE at the lowest price permitted under applicable PRC laws if there is any statutory requirement about the consideration under PRC laws. The VIE and/or its shareholders covenant that, without the Company’s prior written consent, they will not, among other things, (i) sell, transfer, mortgage or otherwise dispose of their equity interests in the VIE, or create any encumbrance on their equity interests in the VIE, except for those encumbrances created by the VIE’s shareholders on the VIE under the equity interest pledge agreement, the powers of attorney of the VIE’s shareholders, and the exclusive option agreement; (ii) amend the VIE’s articles of association, or change the VIE’s registered capital or shareholding structure in any other manners; (iii) cause the VIE to enter into any material contract, except in the ordinary course of business; (iv) allow the VIE to incur, inherit, guarantee or permit any debts, except for those payables incurred in the ordinary course of business but not incurred by way of borrowing; (v) merge or consolidate the VIE with any other entity or acquire or invest in any other entity; (vi) distribute any dividend, however, upon request by the Company, the VIE shall immediately distribute all distributable profits to its shareholders; (vii) sell, transfer, mortgage or otherwise dispose of any of the VIE’s material assets or legal or beneficial interest in the material business or revenues of the VIE, or allow any encumbrance of any security interest thereon; or (viii) liquidate or dissolve the VIE unless otherwise required by PRC law. The exclusive option agreement will be terminated when the entire equity interests in the VIE have been transferred to the Company or its designee(s) pursuant to the agreement.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between WFOE and the VIE, WFOE has the exclusive right to provide, among other things, technological development, technological support, consultation and related services to the VIE. In exchange, the VIE pays service fees at any time agreed by the parties to WFOE in an amount consisting of management fee and fee for services provided, which shall be reasonably determined by WFOE based on the factors as provided in the exclusive business cooperation agreement. Without the prior written consent of WFOE, the VIE cannot assign its rights and obligations to any third party. WFOE has the exclusive and complete ownership of all intellectual property rights created as a result of the performance of this agreement. The exclusive business cooperation agreement will remain effective for thirty years upon its execution by the parties and be automatically extended for another thirty years upon expiration date, unless otherwise agreed by WFOE.

Power of Attorney

Pursuant to the powers of attorney executed by the VIE’s shareholders, each of them irrevocably authorized our WFOE or its designee(s) to act on their respective behalf as proxy attorney, to the extent permitted by law, to exercise all rights of shareholders concerning all the equity interest held by each of them in the VIE, including but not limited to (i) convening and attending shareholder meetings, (ii) exercising voting rights with respect to any matters discussed in shareholder meetings, (iii) signing and delivering any written resolutions and minutes, (iv) selling, transferring, pledging or disposing of equity interests in part or in whole, (v) nominating, electing, designating, appointing or removing the legal representative, directors and other senior management of the VIE, (vi) approving amendments of articles, and (vii) exercising all other rights conferred by the VIE’s memorandum and articles and relevant laws and regulations. The powers of attorney remain irrevocably effective as long as such VIE shareholders remain as the VIE’s shareholders, unless otherwise instructed by WFOE.

Pursuant to ASC 805, as the Company and the VIE are under common control, the corporate reorganization was accounted for in a manner similar to a pooling of interests. As a result, the Company’s historical amounts in the accompanying consolidated financial statements give retroactive effect to the Reorganization, whereby the assets and liabilities of the VIE and the VIE’s subsidiaries are reflected at the historical carrying values and their operations are presented as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Group’s business has been directly operated by the VIE and its subsidiaries. The carrying amounts of the assets, liabilities and the results of operations of the VIEs and the VIEs’ subsidiaries are included in the Company’s consolidated balance sheets and statements of operations. For the fiscal years ended March 31, 2025 and 2024, the VIE contributed 100% of the Group’s consolidated revenues. As of the years ended March 31, 2025 and 2024, the VIE accounted for an aggregate of 100% of both the consolidated total assets and liabilities.

F-54

Risks in relation to the VIE structure

The Group’s business is mainly conducted through the VIE and subsidiaries of VIE, of which the Company is the ultimate primary beneficiary. The Company has concluded that (i) the ownership structure of the VIE is not in violation of any applicable PRC laws or regulations currently in effect and (ii) each of the VIE contractual agreements is valid, binding, and enforceable in accordance with their terms and applicable PRC laws or regulations currently in effect. However, uncertainties in the PRC legal system could cause the relevant regulatory authorities to find the current VIE contractual agreements and the legal structure to be in violation of any existing or future PRC laws or regulations.

On March 15, 2019, the National People’s Congress adopted the Foreign Investment Law of the PRC, which became effective on January 1, 2020, together with their implementation rules and ancillary regulations. The Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, but it contains a catch-all provision under the definition of “foreign investment”, which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. It is unclear whether the Group’s corporate structure will be seen as violating the foreign investment rules as the Group is currently leveraging the contractual arrangements to operate certain business in which foreign investors are prohibited from or restricted to investing. If variable interest entities fall within the definition of foreign investment entities, the Group’s ability to use the contractual arrangements with the VIE and the Group’s ability to conduct business through the VIE could be severely limited.

In addition, if the Group’s corporate structure and the contractual arrangements with the VIE through which the Group conducts its business in the PRC were found to be in violation of any existing or future PRC laws and regulations, the Group’s relevant PRC regulatory authorities could:

•	revoke the business licenses and/or operating licenses of the Group’s PRC entities;

•	impose fines;

•	confiscate any income that they deem to be obtained through illegal operations, or impose other requirements with which the Group may not be able to comply;

•	discontinue or place restrictions or onerous conditions on the Group’s operations;

•	place restrictions on the right to collect revenues;

•	shut down the Group’s servers or block the Group’s websites or mobile apps;

•	the Group to restructure ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect the ability to consolidate, derive economic interests from the VIE and their subsidiaries;

•	restrict or prohibit the use of the proceeds from financing activities to finance the business and operations of the VIE and their subsidiaries; or

•	take other regulatory or enforcement actions that could be harmful to the Group’s business.

F-55

The imposition of any of these penalties may result in a material and adverse effect on the Group’s ability to conduct the Group’s business. In addition, if the imposition of any of these penalties causes the Group to lose the rights to direct the activities of the VIE or the right to receive its economic benefits, the Group would no longer be able to consolidate the VIE. The management believes that the likelihood for the Group to lose such ability is remote based on current facts and circumstances. However, the interpretation and implementation of the laws and regulations in the PRC and their application to an effect on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Group herein in respect of the legality, binding effect and enforceability of each of the contractual arrangements. Meanwhile, since the PRC legal system continues to rapidly evolve, it may lead to changes in PRC laws, regulations, and policies or in the interpretation and application of existing laws, regulations and policies, which may limit legal protections available to the Group to enforce the contractual arrangements should the VIE or the shareholder of the VIE fail to perform their obligations under those arrangements. In addition, shareholder of the VIE is a PRC holding entity beneficially owned by the Founder, chairman of the board of directors and chief executive officer of the Company. The enforceability, and therefore the benefits, of the contractual agreements between the Company and the VIE depend on the shareholder enforcing the contracts. There is a risk that shareholders of VIE, who in some cases are also shareholder of the Company may have conflict of interests with the Company in the future or fails to perform their contractual obligations. Given the significance and importance of the VIE, there would be a significant negative impact on the Company if these contracts were not enforced.

The Group’s operations depend on the VIE to honor their contractual agreements with the Group and the enforceability, and therefore the benefits, of the contractual agreements also depends on the authorization by the shareholder of the VIE to exercise voting rights on all matters requiring shareholder approval in the VIE. The Company believes that the agreements on authorization to exercise shareholder’s voting power are enforceable against each party thereto in accordance with their terms and applicable PRC laws or regulations currently in effect and the possibility that it will no longer be able to be the primary beneficiary and consolidate the VIE as a result of the aforementioned risks and uncertainties is remote.

In accordance with the contractual agreements, the Company could (1) exercise the shareholder’s rights of the VIE and has power to direct the activities that most significantly affects the economic performance of the VIE and subsidiaries of VIE, (2) absorb substantially all of the expected losses and receive substantially expected residual returns of the VIE and subsidiaries of VIE; and (3) has an exclusive call option to purchase all or part of the equity interests in and/or assets of each of VIE and subsidiaries of VIE when and to the extent permitted by PRC law. Accordingly, the Company is considered as the ultimate primary beneficiary of the VIE and has consolidated the VIE’s financial results of operations, assets, and liabilities in the Company’s consolidated financial statements. Therefore, the Company considers that there are no assets in the VIE that can be used only to settle obligations of the VIE, except for the paid-in capital of the VIE amounting to RMB10,000,000 (US$1,378,037) and RMB9,955,000 as of March 31, 2025 and 2024, as well as certain non-distributable statutory reserves amounting to approximately nil and nil as of March 31, 2025 and 2024. As the VIE is incorporated as a limited liability company under the PRC Company Law, creditors do not have recourse to the general credit of the Company for the liabilities of the VIE. As the Group is conducting certain business in the PRC through the VIE, the Company would provide unlimited financial support to the VIE if, in the normal operation of business, the VIE should become in need of any form of reasonable financial support, which could expose the Group to a loss.

The following consolidated financial information of the VIE after the elimination of inter-company transactions between the VIE and its subsidiaries as of and for the years ended March 31, 2025 and 2024 was included in the accompanying consolidated financial statements of the Group as follows:

	As of March 31,
	2024	2025
Condensed Balance Sheet of VIEs and VIEs’ subsidiaries	RMB	RMB	US$
Total assets	33,053,253	32,672,916	4,502,450
Total liabilities	65,452,439	57,692,272	7,950,209

	Year Ended March 31,
	2024	2025
Condensed Statement of Operations of VIEs and VIEs’ subsidiaries	RMB	RMB	US$
Net revenues	41,606,354	109,988,114	15,156,767
Net (loss)/profit	(11,565,768)	7,334,830	1,010,767

	Year Ended March 31,
	2024	2025
Condensed Cash Flow of VIEs and VIEs’ subsidiaries	RMB	RMB	US$
Net cash provided by operating activities	16,559,104	6,587,712	907,811
Net cash used in investing activities	(488,536)	(14,508,262)	(1,999,292)
Net cash used in financing activities	(599,851)	(7,136,808)	(983,478)

F-56

Liquidity

The Group has net profit of RMB7,334,830 (US$1,010,767) and net loss of RMB11,565,768 for the years ended March 31, 2025 and 2024, respectively. Net cash provided by operating activities were approximately RMB6,587,712 (US$907,811) and RMB16,559,104 for the years ended March 31, 2025 and 2024, respectively. Accumulated deficit was RMB34,800,182 (US$4,795,593) and RMB42,354,186 as of March 31, 2025 and 2024, respectively.

The Company has historically funded its working capital needs primarily from operations, bank loans, and advances from shareholders and intends to continue doing so in the near future to ensure sufficient working capital. The Group’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenues while controlling operating expenses, as well as generating operational cash flows and continuing to gain support from outside sources of financing. Based on the above considerations, the Group believes the cash and cash equivalents and the operating cash flows are sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the consolidated financial statements. The Group’s consolidated financial statements have been prepared based on the Company’s continuing as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

2. Summary of principal accounting policies

(a) Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b) Emerging growth company

The Group is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Group has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Group, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Group’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

(c) Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE and the VIE’s subsidiaries in which WFOE is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continues to be consolidated until the date that such control ceases. A controlling financial interest is typically determined when a company holds a majority of the voting equity interest in an entity. However, if the Company demonstrates its ability to control the VIE through power to govern the activities which most significantly impact the VIE’ economic performance and is obligated to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE, then the entity is consolidated. All intercompany balances and transactions between the Company, its subsidiaries, the VIE and the VIE’s subsidiaries have been eliminated in consolidation.

F-57

(d) Use of estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These accounting estimates used in the preparation of the consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. These estimates are based on management’s best available information including current events, historical experience, actions that the company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. Significant estimates required to be made by management include, but are not limited to, assessment of the expected credit losses for financial assets, valuation of inventories, useful lives of property and equipment, the recoverability of long-lived assets, impairment of goodwill, realization of deferred tax assets, and implicit interest rate of operating leases. As a result, actual results may be different from these estimates.

(e) Functional currency and foreign currency translation

The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and its overseas subsidiaries which incorporated in the Cayman Islands is US Dollar (“USD”). The functional currency of the Company’s subsidiary which incorporated in Hong Kong is Hong Kong Dollar (“HK$”). The functional currency of the Company’s VIE and the VIE’s subsidiaries which are incorporated in PRC is RMB.

In the consolidated financial statements, the financial information of the Company and other entities located outside of PRC has been translated into RMB. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the periods. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive losses in the consolidated statements of operations and comprehensive income(loss), if any.

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing at the balance sheet date.

(f) Convenience Translation

The Group’s business is primarily conducted in China and all of the revenues are denominated in RMB. However, periodic reports made to shareholders will include current period amounts translated into US dollars using the exchange rate as of balance sheet date, for the convenience of the readers. Translations of balances in the consolidated balance sheets and the related consolidated statements of operations, change in equity and cash flows from Renminbi (“RMB”) into US dollars as of and for the fiscal year ended March 31, 2025 are solely for the convenience of the readers and were calculated at the rate of USD1.00=RMB7.2567 representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on March 31, 2025. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into USD at that rate on March 31, 2025, or at any other rate.

(g) Non-controlling interests

Non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. There is RMB219,174 (US$30,203) and nil of non-controlling interests recognized by the Company as of March 31, 2025 and 2024, respectively.

F-58

(h) Fair value of financial instruments

The Company, its wholly-owned subsidiaries, VIE and the VIE’s subsidiaries adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2 — Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3 — Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets of cash and cash equivalents, prepayments and other current assets, accrued expenses and other current liabilities, approximate their fair value based on the short-term maturity of these instruments. The Group did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2025 and 2024.

(i) Cash and cash equivalents

Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

(j) Short-term investment

Short-term investment consists primarily of investments in fixed deposits with original maturities with three years that the Company has the intention to redeem within one year.

(k) Inventories

Inventories are stated at the lower of cost or market value. Costs include the cost of products purchased from third party suppliers. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

(l) Property and equipment, net

Property and equipment are recorded at cost net of accumulated depreciation and impairment losses. Gains and losses on disposal of property and equipment are included in other income, net. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Category	Estimated useful lives
Leasehold Improvement	2-5 years
Electronic equipment	3 years
Office furniture	3-5 years
Vehicle	4 years

F-59

(m) Goodwill

Goodwill represents the excess of purchase price over fair value of the identifiable net assets of businesses acquired in a business combination. Goodwill is not amortized and the Group assesses goodwill for impairment in accordance with ASC Subtopic 350-20, Intangibles-Goodwill and Other: Goodwill (“ASC 350-20”), which requires goodwill to be tested for impairment at the reporting unit level at least annually and more frequently upon the occurrence of certain events, as defined by ASC 350-20.

The impairment test is performed as of year-end or if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount by comparing the fair value of a reporting unit with its carrying value. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

The impairment review is highly judgmental and involves the use of significant estimates and assumptions. These estimates and assumptions have a significant impact on the amount of any impairment charge recorded. Estimates of fair value are primarily determined by using discounted cash flows. Discounted cash flows method is dependent upon assumptions of future sales trends, market conditions and cash flows of each reporting unit over several years. Actual cash flows in the future may differ significantly from those previously forecasted. Other significant assumptions include growth rates and the discount rate applicable to future cash flows.

(n) Impairment of long-lived assets

The Group evaluates its long-lived assets, including plant and equipment and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group recognizes an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. As of March 31, 2025 and 2024, there was no impairment of long-lived assets.

(o) Deferred offering costs

In accordance with ASC 340-10-S99-1 and SEC Accounting Bulletin Topic 5A, specific incremental costs incurred by the Group directly attributable to a proposed initial public offering have been deferred and will be charged against the gross proceeds of the offering. These offering costs include fees paid to underwriters, attorneys, financial consultants as well as printers and other third parties directly related to the offering. Costs such as management salaries or other general administrative expenses that are not incremental to the offering are not included in the deferred costs. If the proposed initial public offering is no longer probable of occurring, the deferred costs will be expensed at that time. The balance of deferred offering costs recognized as at the year ended March 31, 2025 and 2024 were RMB3,781,659 (US$521,127) and RMB1,599,851, respectively.

(p) Lease

The Group accounted for leases in accordance with ASC Topic 842, Leases. The Group determines if an arrangement is a lease at inception. All the Group’s leases are operating leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Group’s leases do not provide an implicit rate, the Group uses its incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Group’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Group will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually. There was no impairment for operating lease right-of-use lease assets for the years ended March 31, 2025 and 2024.

The Group elected not to record assets and liabilities on its consolidated balance sheet for lease arrangements with terms of 12 months or less. The Group recognizes lease expenses for such lease on a straight-line basis over the lease term.

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(q) Revenue recognition

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Group (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Group satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Group records its revenue. The Group has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Group concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

The following table sets forth a breakdown of our revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Revenue
Sports-related product sales	41,592,608	99.9	7,100,332	978,452	6.5
DAKA merchant membership services revenue	–	–	102,653,093	14,145,974	93.3
Other revenue	13,746	0.1	234,689	32,341	0.2
Total revenue	41,606,354	100.0	109,988,114	15,156,767	100.0

Sports-related product sales

The Group accounts for the revenue generated from sales of its products on a gross basis as the Group is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Group has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Group’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there are no separately identifiable other promises in the contracts. The Group offers customer warranty of 30 days for defective products that is beyond contemplated defective rate mutually agreed in contract with customers normally. The Group analyzed historical refund claims for defective products and concluded that they have been immaterial. The Group’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at receipt. Revenue is reported net of all value added taxes (“VAT”).

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DAKA merchant membership service revenue

For services provided, as a principal, the Group charges its business partners (and/or their authorized distributors) of DAKA Lifestyle Stores a combination of fixed fees based on the number of orders fulfilled or other factors. Revenue generated from some IT solutions such as one-time payment system setup service is recognized at a point in time when the services are rendered. Revenue generated from services relating to offline and online store operation, digital marketing, customer services, and fulfillment are recognized over the service term in the amount including fixed fees and/or variable fees to which the Group has the right to invoice. The following table sets forth a breakdown of the Company’s DAKA merchant membership service revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
DAKA merchant membership service revenue
Technical service related to smart devices revenue	–	–	52,880,190	7,287,085	51.5
Set-up fee revenue	–	–	49,188,679	6,778,381	47.9
Exclusive regional agency authorization revenue	–	–	584,224	80,508	0.6
Total DAKA merchant membership service revenue	–	–	102,653,093	14,145,974	100.0

The Company’s DAKA merchant membership service agreements are on a fixed rate basis, which include fixed brand license fee, system setup service, and equipment supply, etc. The Company recognizes technical service related to smart devices revenue and set-up fee revenue upon the satisfaction of its performance obligation (satisfaction of its performance obligation (upon transfer of control of promised smart devices with acceptance of customers and the completeness of set-up services to customers   (for example, the delivery of renovation drawings accepted and delivered to customers)) in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services, excluding amounts collected on behalf of third parties (for example, value added taxes). The contract typically contains multiple distinct performance obligations (e.g., setup services, equipment supply, and ongoing support). The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer. For example, the setup services (such as site design and floor plans, etc.) represent a distinct performance obligation because the customer can benefit from them on their own. This is demonstrated by the contractual right for the customer to independently use these design outputs to hire third-party contractors for construction. The services are separately identifiable as they are completed prior to and are not highly integrated with subsequent ongoing support or equipment provisioning, requiring specialized expertise and transferring discrete value to the customer upon delivery and acceptance of the design deliverables. The transaction price is allocated to each performance obligation based on its standalone selling price without any variable considerations.

The Company provides the customers with an exclusive right to operate in a designated region and maintains a stand-ready obligation to support platform operations, supply chain management, and related services. The performance obligation is satisfied over the contractual term when the customers simultaneously receive and consume the benefits of the exclusive rights and platform support. Exclusive regional agency authorization revenue is recognized over the authorization contract period. The authorization fee is paid in full upon contract execution. Revenues from such arrangements are recognized on a straight-line basis over the contractual term.

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Principal versus agent considerations

For all the services provided, the Company considers itself the principal and recognizes revenue on a gross basis as it controls the services through the following key considerations:

•

The Company reserves the right to accept or reject the contracts or orders with the customers without involvement of the third parties and directs the selected third parties to provide services to the customers on the Company’s behalf. There is no direct cooperation relationship between third parties and the customers. There is no difference in the Company’s arrangements with the customers whether the Company utilizes its employees, third parties, or a combination of both. The Company is the principal and primarily responsible for fulfilling the promise to provide services to its customers in the arrangement and its principal purpose is to satisfy its performance obligations to the customers by providing DAKA merchant membership service itself or by engaging the third-party suppliers on behalf of the Company. The Company assumes responsibility for receiving and resolving the complaints over the quality of the services. If the third-party service providers fail to deliver their work and thus affect the Company’s performance obligation to customers, the Company should bear the loss of the customers for breach of contract on its own, and then independently claim for compensation from third-party service providers for its loss.

•	The Company utilizes both its employees and third parties to provide services to customers. The Company has discretion in setting up the price with third party suppliers. The third parties involved are entitled to a fixed services fee agreed upon in advance irrespective of the consideration the Company collects from the customers.

•	The Company bears the credit risk as the Company pays the consideration due to third parties irrespective of whether the customers have paid the services consideration to the Company.

Contract Balances

When either party to a contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If the Group performs by transferring goods or services to a customer before the customer pays consideration or before a payment is due, a contract asset is recognized for the earned consideration that is conditional. Contract assets are subject to impairment assessment.

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract. As of March 31, 2025 and 2024, contract liabilities amounted to RMB10,502,722 (US$1,447,314) and RMB27,893,632, respectively, were primarily presented as “Advances to customers” on the consolidated balance sheets. Revenue recognized that was included in contract liabilities at the beginning of the period was RMB27,893,632 (US$3,843,845) and RMB1,082,404 for the years ended March 31, 2025 and 2024, respectively.

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(r) Cost of revenues

Cost of revenue consists primarily of the purchase costs incurred in sports-related products sales and referral service cost to the suppliers which is directly attributable to the Group’s principal operations.

The following table sets forth a breakdown of cost of revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
Cost of revenue
Cost of sports-related product sales	22,230,398	99.8	3,289,735	453,338	8.6
DAKA merchant membership service cost	–	–	34,877,403	4,806,235	91.0
Other cost	34,574	0.2	146,871	20,239	0.4
Total cost of revenue	22,264,972	100.0	38,314,009	5,279,812	100.0

The following table sets forth a breakdown of the Company’s DAKA merchant membership service costs for the periods presented:

	For the Years Ended March 31,
	2024		2025
	RMB	%	RMB	US$	%
DAKA merchant membership service costs
Cost of technical service related to smart devices	–	–	16,106,477	2,219,532	46.2
Set-up cost	–	–	18,770,926	2,586,703	53.8
Exclusive regional agency authorization cost	–	–	–	–	–
Total cost of DAKA merchant membership service	–	–	34,877,403	4,806,235	100.0

(s) Research and development expenses

Research and development expenses mainly consist of (i) payroll expenses, (ii) technologies services expenses related to platform development and data analysis to support the Group’s business operations, (iii) other expenses related to research and development functions. Research and development expenses are expensed as incurred.

(t) Selling and marketing expenses

Selling and marketing expenses consist primarily of staff costs, promotion expense, accrued credit points for online store consumption and other related incidental expenses that are incurred to conduct the Company’s sales and marketing activities.

(u) General and administrative expenses

General and administrative expenses consist primarily of salaries, services charges, depreciation of property and equipment, amortization of operating leasing assets, professional services fees, rental and other general corporate related expenses.

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(v) Employee benefits

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts of such employee benefit expenses, which were expensed as incurred, were approximately RMB1,029,354 (US$141,849) and RMB654,722 for the years ended March 31, 2025 and 2024, respectively.

(w) Taxation

Income taxes

Current income taxes are provided on the basis of income/loss for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the assets and liabilities method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of income and comprehensive income in the period of change. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion of, or all of the deferred tax assets will not be realized.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Group considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group considers possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

Value added tax

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price with VAT rates of 3% and 6%, depending on the type of products sold. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable or other current assets. All of the VAT returns filed by the Group’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Uncertain tax positions

The Group applies the provisions of ASC topic 740 (“ASC 740”), Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The benefit of a tax position is recognized if a tax return position or future tax position is “more likely than not” to be sustained under examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured, using a cumulative probability approach, at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The estimated liability for unrecognized tax benefits are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and or developments with respect to tax audits, and the expiration of the statute of limitations. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement of estimates with regards to changes in individual tax position. Changes in recognition and measurement of estimates are recognized in the period which the change occurs.

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The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 (US$13,780). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(x) Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

(y) Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”)). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Group has accumulated losses from prior periods, the Group is able to use the current period net profit after tax to offset against the accumulated loss.

For the years ended March 31, 2025 and 2024, profit appropriation to statutory surplus fund for the Group’s entities incorporated in the PRC was both nil. No appropriation to other reserve funds was made for any of the periods presented.

(z) Comprehensive income (loss)

The Group has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income”, which establishes standards for reporting and the presentation of comprehensive income (loss), its components and accumulated balances.

There was no other comprehensive loss for the years ended March 31, 2025 and 2024.

(aa) Segment Reporting

ASC 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the Group’s CODM has been identified as the Group’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing the performance of the Group. As a whole and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in the PRC, no geographical segments are presented.

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(ab) Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the consolidated financial statements. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

(ac) Recently issued accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Group adopted this standard since March 31, 2024. .

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Group considers that the guidance will not have a significant impact on the disclosures set out in these consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Improvements to expense disaggregation disclosures (Subtopic 220-40). During the FASB’s 2021 agenda consultation and other outreach, investors observed that expense information is critically important in understanding a company’s performance, assessing its prospects for future cash flows, and comparing its performance over time and with that of other companies. They indicated that more granular expense information would assist them in better understanding an entity’s cost structure and forecasting future cash flows. The ASU addresses this feedback by requiring public companies to disclose, in the notes to financial statements, specified information about certain costs and expenses at each interim and annual reporting period. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operation and comprehensive income, and statements of cash flows.

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3. Concentration of risks

(a) Concentration of credit risk

Financial instruments that potentially subject the Group to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2025 and 2024, RMB16,579,930 (US$2,284,775) and RMB15,642,560 were deposited with financial institutions located in the PRC, respectively, where there is a RMB500,000 deposit insurance limit for a legal entity’s aggregated balance at each bank. As of March 31, 2025 and 2024, nil and RMB12,885,487 of the Group’s cash and cash equivalents held by financial institutions were uninsured, respectively. While the Group believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

(b) Currency convertibility risk

All of the Group’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All of foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

(c) Concentration of customers and suppliers

Major Customers

For the year ended March 31, 2025 and 2024, no customer accounted more than 10% of total revenues, respectively.

Major Suppliers

For the year ended March 31, 2025, six suppliers accounted for approximately 14.7%, 10.5%, 13.7%, 10.1%, 13.4% and 14.5% of the total purchases, respectively.

For the year ended March 31, 2024, two suppliers accounted for approximately 34.2% and 32.6% of the total purchases, respectively.

As of March 31, 2025 and 2024, no supplier accounted more than 10% of total accounts payable.

4. Inventories

Inventories, consist of the following:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Sports-related products	336,922	632,810	87,204
Total	336,922	632,810	87,204

The Group commenced the sale and procurement of sports-related products in March 2023. The inventories holding as of March 31, 2025 and 2024 were transitory for the short period potential sales orders. There were no material slow-moving inventories that would be at risk of becoming obsolete. As a result, there was no write-down allowance of inventories from the carrying amount to its estimated net realizable value for the year ended March 31, 2025.

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5. Prepayments and other current assets

Prepayments and other current assets consist of the following:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Advances to vendors (a)	6,941,758	304,572	41,972
Loans to third-parties (b)	1,046,500	448,990	61,872
Rental deposits (c)	629,340	794,329	109,461
Advance to employees (d)	455,351	539,770	74,382
Others (e)	258,942	366,475	50,503
Prepayments and other current assets	9,331,891	2,454,136	338,190

(a)	Advances to vendors primarily included prepayment for service fee attributable to DAKA merchant membership service providers in 2024 and prepayment for office rental in 2025, which will be expensed in cost of revenues when the associated revenue is recognized.
(b)	Loans to third parties represents the balance lend to various third parties for their working capital needs with interest-free. There was no collection related to these loans to third parties by the Company subsequently as of the date of this report.
(c)	Rental deposit primarily comprises three months’ rent for the new office leased by the Group in October 2023, recognized as a security deposit in accordance with the terms of the lease agreement.
(d)	Advance to employees was provided to staff for travelling and business-related use and are expensed as incurred.
(e)	Others primarily included the prepayment of rent related to leases expiring within 12 months.

6. Property and equipment, net

Property and equipment, net, consist of the following:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Leasehold improvement	210,000	–	–
Electronic equipment	353,665	531,097	73,187
Office furniture	120,986	126,013	17,365
Vehicle	292,035	354,635	48,870
	976,686	1,011,745	139,422
Less: accumulated depreciation	(430,223)	(477,719)	(65,831)
Property and equipment, net	546,463	534,026	73,591

For the years ended March 31, 2025 and 2024, the Group recorded depreciation expenses of RMB256,508 (US$35,348) and RMB146,013, respectively. There is no impairment loss recognized for the years ended March 31, 2025 and 2024.

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7. Short-term borrowings

The following table presents the Group’s outstanding short-term loans as of March 31, 2024 and 2023:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Xiaoshan Rural Commercial Bank (i)	3,000,000	–	–
Zhejiang Mintai Commercial Bank (ii)	2,000,000	–	–
Total	5,000,000	–	–

(i)

On May 30, 2022, Fit-One entered into a one-year loan agreement with Xiaoshan Rural Commercial Bank of RMB3,000,000 bearing an interest rate of 6.30% per annum. The loan was guaranteed by a third-party entity, Hangzhou Financing Guarantee Group Co. The loan was fully repaid in May 2023.

On May 16, 2023, Fit-One entered into a one-year loan agreement with Xiaoshan Rural Commercial Bank of RMB3,000,000 bearing an interest rate of 6.30% per annum. The loan was guaranteed by a third-party entity, Hangzhou Financing Guarantee Group Co. The loan was fully repaid in May 2024.

(ii)	On November 14, 2022, Fit-One entered into a one-year loan agreement with Zhejiang Mintai Commercial Bank of RMB1,000,000 bearing an interest rate of 7.16% per annum. The loan was guaranteed by Mr. Conggang Chen, Ms. Minghui Liu and Ms. Lianying Zhu. The loan was fully repaid in October 2023.

On October 19, 2023, Fit-One entered into a one-year loan agreement with Zhejiang Mintai Commercial Bank of RMB2,000,000 bearing an interest rate of 6.29% per annum. The loan was guaranteed by Mr. Conggang Chen, Ms. Minghui Liu and Ms. Lianying Zhu. The loan was fully repaid in October 2024.

8. Advances from customers

	As of March 31,
	2024	2025
	RMB	RMB	US$
Advances from customers related to POS devices pre-sale (a)	27,893,632	–	–
Advances from customers related to DAKA regional agent fee(b)	–	10,502,722	1,447,314
Total	27,893,632	10,502,722	1,447,314

(a)	Advances from customers presents the cash received from customers related to POS devices pre-sale and will be recognized as revenues when the POS devices products are delivered to the customers. The advance is fully refundable without interest if customer cancels the sales order before the delivery.
(b)	Advances from customers presents the cash received from DAKA regional agency customers for DAKA merchant membership business. Typically, with regional agency contracts spanning three-years which is terminable at will, these advances from DAKA regional agency customers are recognized as revenue over the contract period on a deferred basis.

The following table sets forth the movement of advances from customers for the periods presented:

	As of March 31, 2024	Cash collection	Revenue recognized	As of March 31, 2025
	RMB	RMB	RMB	RMB	US$
Advances from customers related to POS devices pre-sale	27,893,632	26,088,548	(53,982,180)	–	–
Advances from customers related to DAKA regional agent fee	–	11,122,000	(619,278)	10,502,722	1,447,314
Total	27,893,632	37,210,548	(54,601,458)	10,502,722	1,447,314

F-70

9. Goodwill

The changes in the carrying amount of goodwill was as follows:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Goodwill from Dazhika	–	708,942	97,695
Less: impairment	–	–	–
Goodwill	–	708,942	97,695

On November 1, 2024, the Company acquired 100% interests of Hangzhou Dazhika Technology Co., Ltd. (“Dazhika”) from third parties. Dazhika was engaged in providing information technology solutions services to connect consumers and merchants through its e-commercial platform in China. The total consideration was RMB910,000 (US$125,401). The fair value of identifiable net assets acquired was RMB201,058 (US$27,706), resulting in the recognition of RMB708,942 (US$97,695) of goodwill. There was no goodwill impairment loss recognized for the year ended March 31, 2025.

10. Operating leases

The Group has several offices lease agreements with lease terms ranging from two to five years. The Group does not have any finance lease for the years ended March 31, 2025 and 2024. Operating leases result in the recognition of ROU assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term, and lease liabilities represent the obligation to make lease payments. The operating lease expenses were charged to selling expenses and general and administrative expenses. The Group used its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments and the discount rate was not changed on recalculating modified ROU assets and lease liabilities.

The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

	As of March 31,
	2024	2025
	RMB	RMB	US$
Operating lease right-of-use assets	5,469,166	6,637,141	914,622

Operating lease liabilities, current	1,081,370	1,814,071	249,986
Operating lease liabilities, non-current	4,859,692	5,346,727	736,799
Total operating lease liabilities	5,941,062	7,160,798	986,785

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

	For the years ended March 31,
	2024	2025
Weighted average remaining lease terms	3.54	4.73
Weighted average discount rate	6.70%	6.70%

During the years ended March 31, 2025 and 2024, the Group incurred total operating lease expenses of RMB1,779,212 (US$245,182) and RMB872,173, respectively.

F-71

The following table summarizes the maturity of operating lease liabilities as of March 31, 2025:

12 months ending March 31,	RMB
2026	2,218,648
2027	2,176,115
2028	2,379,569
2029	1,247,764
Total lease payment	8,022,096
less: imputed interest	(861,298)
Total lease liabilities	7,160,798

11. Accrued expenses and other current liabilities

The Group’s accrued expenses and other current liabilities consisted of the following:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Accrued credit points for online store consumption (i)	2,159,093	881,573	121,485
Accrued payroll and employee benefits	431,413	423,634	58,378
Service charge payable related to market promotion of DAKA merchant membership services	288,836	1,403,548	193,414
Loans to third-parties (ii)	20,584	6,226,933	858,094
Others	159,986	563,954	77,715
Total	3,059,912	9,499,642	1,309,086

(i)	This amount represents the Company's estimated obligation related to unused customer reward points earned through qualifying purchases of sports watches. Points are accumulated based on customers' step counts and can be redeemed for products in the Company's online store. The liability is measured based on the expected value of future redemptions, estimated using historical redemption rates and current point balances.

(ii)	In fiscal year 2025, Fit-One entered into one-year unsecured loan agreements with its business partners of total RMB4,944,503 (US$681,371) with interest-free for its business development purpose.

In fiscal year 2025, Dazhika entered into one-year unsecured loan agreements with its business partners of total RMB1,282,430 (US$176,724) with interest-free for its business development purpose.

F-72

12. Related party transactions

The Group had the following balances with related parties which consisted of the following:

Names of the related parties	Relationship with the Group
Lirong Liu	Chairman of the Board
Conggang Chen	The Vice Chairman of the Board
Minghui Liu	The General Manager

(a) Amounts due from related parties

	As of March 31,
	2024	2025
	RMB	RMB	US$
Lirong Liu	126,400	1,339,000	184,519
	126,400	1,339,000	184,519

(b) Amounts due to related parties

	As of March 31,
	2024	2025
	RMB	RMB	US$
Minghui Liu (i)	18,980,310	19,418,353	2,675,921
Conggang Chen	193,626	691,369	95,273
	19,173,936	20,109,722	2,771,194

(i)	Minghui Liu provided the interest-free loans to the Group, which are repayable on demand based on Minghui Liu’s funding needs, to support the Group’s business operation.

(c) Loans guaranteed by principal shareholders of the Group

As of March 31, 2024, the Group’s short-term loan was guaranteed by certain shareholders of the Group as discussed in Note 7 Short-term borrowings. There was no loan guaranteed by shareholders of the Group as of March 31, 2025.

F-73

13. Selling and marketing expenses

	For the years ended March 31,
	2024	2025
	RMB	RMB	US$
Salaries and employee benefit	1,241,662	1,615,800	222,663
Advertising expenses	1,087,180	1,288,830	177,606
Market promotion service fee related to the business development of DAKA merchant membership services	16,856,156	44,348,132	6,111,336
Travel, Meals and Entertainment	998,343	755,844	104,158
Rental	113,813	16,207	2,233
Depreciation	18,674	82,466	11,364
Accrued credit points for online store consumption	2,159,093	881,572	121,484
Others	520,484	348,286	47,995
	22,995,405	49,337,137	6,798,839

14. General and administrative expenses

	For the years ended March 31,
	2024	2025
	RMB	RMB	US$
Salaries and employee benefit	2,929,142	3,108,053	428,301
Service charge	3,402,078	4,635,935	638,849
Travel, Meals and Entertainment	850,851	373,576	51,480
Rental	1,185,443	1,832,580	252,536
Depreciation	127,339	159,642	21,999
Others	942,110	708,360	97,615
	9,436,963	10,818,146	1,490,780

15. Research and development expenses

	For the years ended March 31,
	2024	2025
	RMB	RMB	US$
Salaries and employee benefit	1,029,478	2,202,044	303,450
Service charge	1,725,980	2,154,856	296,947
Travel, Meals and Entertainment	5,869	–	–
Rental	29,811	–	–
Depreciation	–	14,400	1,984
Others	18,561	–	–
	2,809,699	4,371,300	602,381

F-74

16. Income Taxes

(a) Corporate Income Taxes (“CIT”)

Cayman Islands

The Group is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Mingde HK is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. However, Mingde HK did not generate any assessable profits arising in or derived from Hong Kong for the years ended March 31, 2025 and 2024, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

The Group is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subjected to income tax at a rate of 25% after appropriate tax adjustments.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on January 17, 2019 jointly issued Cai Shui 2019 No. 13. This clarified that from January 1, 2019 to December 31, 2021, eligible small enterprises whose RMB1,000 of annual taxable income is eligible for a 75% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB3,000,000 is eligible for 50% reduction on a rate of 20% (i.e., effective rate is 10%). On April 2, 2021, MOF and SAT further jointly issued Cai Shui 2021 No. 12, which clarified that from January 1, 2021 to December 31, 2022, eligible small enterprises whose RMB1,000,000 of annual taxable income is eligible for an extra 50% reduction base on Cai Shui 2019 No. 13 (i.e., effective rate is 2.5%). On March 14, 2022, MOF and SAT further jointly issued Cai Shui 2022 No. 13, which clarified that from January 1, 2022 to December 31, 2024, eligible small enterprises whose income between RMB1,000,000 and RMB3,000,000 is eligible for an extra 50% reduction base on Cai Shui 2019 No. 13 (i.e., effective rate is 5%). On August 2, 2023, MOF and SAT further jointly issued Cai Shui 2023 No. 12, which clarified that from January 1, 2023 to December 31, 2027, eligible small enterprises whose RMB1,000,000 of annual taxable income is eligible for an extra 75% reduction on a rate of 20% (i.e., effective rate is 5%). For the years ended March 31, 2025 and 2024, except Fit-One which qualified for “high and new technology enterprise” or HNTE on December 16, 2021 and entitled to an EIT rate of 15%, expiring after December 16, 2024, all the Group’s VIE’s subsidiaries registered in PRC were eligible to employ this policy

The following table presented the composition of income tax expenses for the years ended March 31, 2025 and 2024:

For the years ended March 31,
	2024	2025
	RMB	RMB	US$
Current income tax expense	–	–	–
Deferred income tax (benefit)/expense	–	–	–
	–	–	–

F-75

The reconciliation of the effective tax rate and the statutory income tax rate applicable to PRC operations was as follow:

	For the years ended March 31,
	2024	2025
	RMB	RMB	US$
(Loss)/profit before provision for income taxes	(11,565,768)	7,334,830	1,010,767
Income tax benefit computed at an applicable tax rate of 25%	(2,891,442)	1,833,708	252,692
Effect of preferential tax rate for small and micro enterprises	555,107	(1,378,838)	(190,010)
Super deduction for research and development expense	(421,455)	(655,695)	(90,357)
Effect of non-deductible items	182,921	33,574	4,627
Changes in valuation allowance	2,574,869	167,251	23,048
	–	–	–

Deferred Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Group’s deferred tax assets and deferred tax liabilities were as follows:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Deferred tax assets:
Operating lease liabilities	891,159	1,087,659	149,883
Net operating loss carry forward	7,122,994	7,282,801	1,003,597
Total deferred tax assets	8,014,153	8,370,460	1,153,480
Less: valuation allowance	(7,193,778)	(7,361,029)	(1,014,377)
Deferred tax assets, net	820,375	1,009,431	139,103

Deferred tax liabilities:
Operating lease right of use assets	(820,375)	(1,009,431)	(139,103)
Deferred tax liabilities, net	(820,375)	(1,009,431)	(139,103)
Total deferred tax	–	–	–

F-76

Net change in the valuation allowance of deferred tax assets is summarized as follows:

RMB
Net change of valuation allowance of deferred tax
Balance @03/31/2023	4,618,909
Additions during FY2024	2,574,869
Balance @03/31/2024	7,193,778
Additions during FY2025	167,251
Balance @03/31/2025	7,361,029

The Group periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Management considers new evidence, both positive and negative, that could affect the Group’s future realization of deferred tax assets including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes and other relevant factors. The Group determined that it is more likely than not its deferred tax assets could not be realized due to uncertainties in the evolving business landscape and market dynamics in future. In accordance with prudent accounting practices, the Group provided a 100% valuation allowance for its deferred tax assets as of March 31, 2025 and 2024, respectively.

(b) Taxes payable

Taxes payable consists of the following:

	As of March 31,
	2024	2025
	RMB	RMB	US$
Value-added tax payable	4,358,746	10,399,477	1,433,086
Other taxes payable (i)	25,151	14,055	1,937
Total taxes payable	4,383,897	10,413,532	1,435,023

(i)	Other taxes payable mainly includes the payable of urban construction tax, education surcharge and individual income taxes.

F-77

(c) Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, the Group did not have any significant unrecognized uncertain tax positions.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations for the years ended March 31, 2025 and 2024.

17. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the Cayman Islands on September 4, 2024. The authorized number of ordinary shares upon incorporation of the Group was 100,000,000 shares with a par value of $0.0001 per share

There were 50,000,000 and 50,000,000 ordinary shares issued and outstanding as of March 31, 2025 and 2024, respectively.

Statutory reserve and restricted net assets

The Group is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net profit determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net profit determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

Relevant PRC laws and regulations restrict the Group’s WFOE and the VIE from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Group in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Group without the consent of a third party.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP may differ from those in the statutory financial statements of the WFOE and VIE. Remittance of dividends by a wholly foreign-owned Group out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, WFOE and the VIE are restricted in their ability to transfer their net assets to the Group. Foreign exchange and other regulations in the PRC may further restrict WFOE and the VIE from transferring funds to the Group in the form of dividends, loans and advances. As of March 31, 2025 and 2024, restricted net assets of WFOE and the VIE amounted to RMB10,000,000 (US$1,378,037) and RMB9,955,000, respectively.

Subscription receivable

As of March 31, 2025 and 2024, subscription receivables on the Consolidated Balance Sheets represented the unpaid consideration of 50,000,000 Ordinary Shares issued by the Company.

F-78

18. Commitments and Contingencies

(a) Capital expenditure commitments

The Group had no capital expenditure commitment as of March 31, 2025 and 2024, respectively.

(b) Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated business, financial position, cash flows or results of operations taken as a whole. As of March 31, 2025 and 2024, the Group was not a party to any material legal or administrative proceedings.

19. Subsequent events

The Group has evaluated subsequent events from the balance sheet date March 31, 2025 through the date of this report, the date of issuance of the consolidated financial statements, other than as disclosed above events, there were no other subsequent events occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

F-79

Annex A1

[To Come]

A1-1

Annex A2

[To Come]

A2-1

Annex B

[To Come]

B-1

Annex C

[To Come]

C-1

Annex D

[To Come]

D-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect against the consequences of committing a crime.

The PubCo Amended and Restated Memorandum and Articles of Association, which will become effective upon the effective time of the Reincorporation Merger, provide that to the extent permitted by Cayman Islands law, the PubCo shall indemnify each existing or former secretary, director (including alternate director), and any of its other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own fraud, dishonesty, willful default or willful neglect.

To the extent permitted by the Cayman Companies Act, it may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of its officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by it to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

PubCo will enter into indemnification agreements with its directors and executive officers, agreeing to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was its director or officer. Except with respect to expenses to be reimbursed by it in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 21. Exhibits and Financial Statement Schedules

Exhibits No.	Description
2.1**	Amended and Restated Business Combination Agreement, dated as of June 3, 2025 by and between YHN Acquisition I Limited, Mingde Technology Limited, and YHNA MS I LIMITED and YHNA MS II LIMITED (incorporated by reference to Exhibit 2.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on June 5, 2025)
2.2**	Joinder Agreement dated May 8, 2025 by and between YHNA MS I LIMITED, YHNA MS II LIMITED, YHN Acquisition I Limited and Mingde Technology Limited (incorporated by reference to Exhibit 10.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on May 9, 2025)
2.3**	Amendment No. 1 to Amended and Restated Business Combination Agreement, dated November 7, 2025, by and among YHN Acquisition I Limited, YHNA MS I Limited, YHNA MS II Limited and Mingde Technology Limited (incorporated by reference to Exhibit 10.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on November 10, 2025)
3.1*	Memorandum and Articles of Association of PubCo as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association of [PubCo New Name] (to be effective upon completion of the Business Combination) (included as Annex B to the proxy statement/prospectus)
3.3**	Third Amended and Restated Memorandum and Articles of Association of YHN as currently in effect (incorporated herein by reference to Exhibit 3.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
4.1**	Specimen YHN Unit Certificate (incorporated by reference to Exhibit 4.1 to YHN Registration Statement on Form S-1 filed with the Securities & Exchange Commission on August 2, 2024)
4.2**	Specimen YHN Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to YHN Registration Statement on Form S-1 filed with the Securities & Exchange Commission on August 2, 2024)
4.3**	Specimen Rights Certificate of YHN (incorporated by reference to Exhibit 4.3 to YHN Registration Statement on Form S-1 filed with the Securities & Exchange Commission on August 2, 2024)
4.4**	Rights Agreement, dated September 17, 2024 by and between YHN and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
4.5*	Specimen Ordinary Share Certificate of PubCo
5.1*	Opinion of Ogier
10.1**	Letter Agreement, dated September 17, 2024, by and between the Company and each of the officers and directors of the Company (incorporated herein by reference to Exhibit 10.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.2**	Letter Agreement, dated September 17, 2024, by and between the Company and YHN Partners I Limited (incorporated herein by reference to Exhibit 10.2 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.3**	Letter Agreement, dated October 10, 2025, by and between the Company and Ms. Poon (incorporated herein by reference to Exhibit 10.3 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on October 15, 2025)
10.4**	Investment Management Trust Agreement, dated September 17, 2024, by and between the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.3 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.5**	Stock Escrow Agreement, dated September 17, 2024, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company (incorporated herein by reference to Exhibit 10.4 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.6**	Joinder Agreement to Stock Escrow Agreement, dated October 10, 2025, by and between the Company, Continental Stock Transfer & Trust Company, the Initial Shareholders and Ms. Poon (incorporated herein by reference to Exhibit 10.2 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on October 15, 2025)
10.7**	Registration Rights Agreement, dated September 17, 2024, by and among the Company and the initial shareholders of the Company (incorporated herein by reference to Exhibit 10.5 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.8**	Subscription Agreement, dated September 17, 2024, in relation to private units by and between the Company and the Sponsor (incorporated herein by reference to Exhibit 10.6 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.9**	Indemnification Agreements, dated September 17, 2024, by and among the Company and each of the officers and directors of the Company (incorporated herein by reference to Exhibit 10.7 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on September 19, 2024)
10.10**	Indemnification Agreement, dated October 10, 2025, by and between the Company and Ms. Poon (incorporated herein by reference to Exhibit 10.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on October 15, 2025)
10.11**	Shareholders Support Agreement, dated as of April 3, 2025, by and among YHN Acquisition I Limited, Mingde Technology Limited and certain shareholders of Mingde Technology Limited (incorporated herein by reference to Exhibit 10.1 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2025)
10.12**	Sponsor Support Agreement, dated as of April 3, 2025, by and among YHN Acquisition I Limited, Mingde Technology Limited and certain shareholders of YHN Acquisition I Limited (incorporated herein by reference to Exhibit 10.2 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2025)

II-2

10.13*	Form of Lock-Up Agreement (incorporated herein by reference to Exhibit 10.3 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2025)
10.14**	Form of Employment Agreement between PubCo and PubCo’s executive officers (incorporated herein by reference to Exhibit 10.4 to YHN Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2025)
10.15*	[PubCo New Name] 2025 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus which forms a part of this registration statement)
23.1	Consent of Adeptus Partners, LLC, as the independent registered accounting firm for YHN
23.2	Consent of Assentsure PAC, as the independent registered accounting firm for Mingde Technology Limited
23.3*	Consent of Ogier (included in Exhibit 5.1)
23.4*	Consent of King Kee Appraisal and Advisory Limited, as fairness opinion provider
99.1**	Consent of Liu Lirong (PubCo’s director nominee)
99.2**	Consent of Liu Minghui (PubCo’s director nominee)
99.3*	Consent of [*] (PubCo’s director nominee)
99.4**	Consent of Gan Jianhua (PubCo’s director nominee)
99.5**	Consent of Pan Jing (PubCo’s director nominee)
99.6*	Form of Proxy for Extraordinary General Meeting of Holders of YHNA Ordinary Shares
107	Filing Fee Table
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted in inline XBRL, and included in exhibit 101).

* to be filed by amendment.

** Previously filed and incorporated by reference.

II-3

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser:

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•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
•	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of November, 2025.

YHNA MS I LIMITED

By:	/s/ Yangyujia An
Name:	Yangyujia An
Title:	Sole Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yangyujia An	Sole Director	November 14, 2025
Yangyujia An

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of November, 2025.

Mingde Technology Limited

By:	/s/ Liu Lirong
Name:	Liu Lirong
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Title	Date

/s/ Liu Lirong	Director	November 14, 2025
Liu Lirong	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of YHNA MS I Limited has signed this registration statement or amendment thereto in the City of New York, State of New York, on November 14, 2025.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mingde Technology Limited has signed this registration statement or amendment thereto in the City of New York, State of New York, on November 14, 2025.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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